    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997


                                                      REGISTRATION NO. 333-29329
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             SL GREEN REALTY CORP.
      (Exact name of registrant as specified in its governing instrument)

                              70 WEST 36TH STREET
                               NEW YORK, NY 10018
                    (Address of principal executive offices)
                            ------------------------

                                STEPHEN L. GREEN
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SL GREEN REALTY CORP.
                              70 WEST 36TH STREET
                               NEW YORK, NY 10018
                    (Name and address of agent for service)
                            ------------------------

                                   Copies to:


           MICHAEL F. TAYLOR, ESQ.                         ALAN L. GOSULE, ESQ.
              BROWN & WOOD LLP                           ROBERT E. KING, JR., ESQ.
           ONE WORLD TRADE CENTER                             ROGERS & WELLS
             NEW YORK, NEW YORK                               200 PARK AVENUE
                 10048-0557                              NEW YORK, NEW YORK 10166
               (212) 839-5300                                 (212) 878-8000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
      TITLE OF EACH CLASS             AMOUNT BEING         OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
 OF SECURITIES BEING REGISTERED      REGISTERED(1)          PER SHARE(2)            PRICE(2)               FEE(3)
Common Stock, $.01 par value per
  share.........................   11,615,000 shares           $20.00             $232,300,000           $70,393.94

(1) Includes 1,515,000 shares that are issuable upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee.


(3) Previously paid.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

ITEM NUMBER AND CAPTION                                           LOCATION OR HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front   Forepart of Registration Statement and Outside Front
           Cover Page of Prospectus                               Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages of
           Prospectus                                             Prospectus
       3.  Summary Information, Risk Factors and Ratio of         Prospectus Summary; The Company; Risk Factors
           Earnings to Fixed Charges
       4.  Determination of Offering Price                        Outside Front Cover Page; Underwriting
       5.  Dilution                                               Dilution
       6.  Selling Security Holders                               Not applicable
       7.  Plan of Distribution                                   Outside Front Cover Page; Underwriting
       8.  Use of Proceeds                                        Use of Proceeds; Structure and Formation of the
                                                                  Company
       9.  Selected Financial Data                                Selected Financial Information
      10.  Management's Discussion and Analysis of Financial      Management's Discussion and Analysis of Financial
           Condition and Results of Operations                    Condition and Results of Operations
      11.  General Information as to Registrant                   Outside Front Cover Page; Prospectus Summary; The
                                                                  Company; Management; Structure and Formation of the
                                                                  Company; Capital Stock
      12.  Policy with Respect to Certain Activities              Prospectus Summary; The Company; Policies with
                                                                  Respect to Certain Activities; Partnership Agreement;
                                                                  Capital Stock; Additional Information
      13.  Investment Policies of Registrant                      Prospectus Summary; The Company; Business and Growth
                                                                  Strategies; Policies with Respect to Certain
                                                                  Activities
      14.  Description of Real Estate                             Prospectus Summary; The Properties
      15.  Operating Data                                         The Company; The Properties; Financial Statements
      16.  Tax Treatment of Registrant and its Security Holders   Prospectus Summary; Material Federal Income Tax
                                                                  Consequences
      17.  Market Price of and Dividends on the Registrant's      Risk Factors; Distributions; The Company; Structure
           Common Equity and Related Stockholder Matters          and Formation of the Company
      18.  Description of Registrant's Securities                 Capital Stock
      19.  Legal Proceedings                                      The Properties
      20.  Security Ownership of Certain Beneficial Owners and    Principal Stockholders
           Management
      21.  Directors and Executive Officers                       Management
      22.  Executive Compensation                                 Management
      23.  Certain Relationships and Related Transactions         The Company; Management; Structure and Formation of
                                                                  the Company; Certain Relationships and Transactions
      24.  Selection, Management and Custody of Registrant's      Outside Front Cover Page; Prospectus Summary; The
           Investments                                            Company; The Properties
      25.  Policies with Respect to Certain Transactions          Policies with Respect to Certain Activities
      26.  Limitations of Liability                               The Company; Capital Stock; Management
      27.  Financial Statements and Information                   Prospectus Summary; Selected Financial Information;
                                                                  Financial Statements
      28.  Interests of Named Experts and Counsel                 Experts; Legal Matters
      29.  Disclosure of Commission Position on Indemnification   Management
           for Securities Act Liabilities

                  SUBJECT TO COMPLETION, DATED AUGUST 11, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                [LOGO]
PROSPECTUS
                               10,100,000 SHARES

                             SL GREEN REALTY CORP.
                                  COMMON STOCK
                            ------------------------


    SL Green Realty Corp. (together with its subsidiaries, the "Company") has been formed for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., and its affiliates ("SL Green"). For more than 17 years, SL Green has acquired and managed Class B office properties in Manhattan. Upon completion of the Offering, the Company will own or have contracted to acquire interests in nine Class B office properties encompassing approximately
2.2 million rentable square feet located in midtown Manhattan (the "Properties"). In addition, the Company will manage 29 office properties (including the Properties) encompassing approximately 6.4 million rentable square feet. Interests of SL Green in certain properties deemed inconsistent with the Company's investment objectives will not be acquired by the Company. See "The Properties--Assets Not Being Transferred to the Company." The Company will operate as a fully integrated, self-administered and self-managed real estate investment trust (a "REIT"). Management expects that the Company will be the first publicly-traded real estate company to invest primarily in Manhattan office properties.


    The Company is selling all of the shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") offered by this Prospectus. Upon completion of the Offering, approximately 21% of the equity in the Company will be beneficially owned by officers and directors of the Company and certain other affiliated parties, on a fully diluted basis.

    There is currently no public market for the Common Stock. The Company anticipates that the initial public offering price per share will be between $19.00 and $21.00. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "SLG."
                            ------------------------
    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING, AMONG OTHERS:

    - Concentration of all of the Company's properties in midtown Manhattan, and the dependence of such properties on the conditions of the New York metropolitan economy and the midtown Manhattan office market.

    - Absence of arm's length negotiations with respect to the Company's interests in the Properties and other assets to be contributed by SL Green to the Company in connection with its formation and the fact that SL Green and certain related persons will receive substantial economic benefits (including the issuance to officers, directors and affiliates of the Company of equity interests in the Company valued at approximately $54.7 million, the use of $20 million of Offering proceeds to repay a portion of a loan made to a company owned by Stephen L. Green and of $6.4 million of Offering proceeds to purchase the interests of third party partners in the Properties), resulting in the risk that the consideration to be paid by the Company for such assets may exceed the fair market value of such assets and other potential conflicts of interest including those related to sales and refinancings of Properties.

    - The Company's estimated initial annual distributions represent 106% of its estimated initial cash available for distribution, resulting in the likelihood that the Company will be required to fund distributions from working capital or borrowings or reduce such distributions.

    - Recent and expected growth requiring the Company to integrate successfully new acquisitions.

    - Limitations on the Company's ability to sell or reduce the amount of mortgage indebtedness on two of the Properties.

    - Lehman Brothers Inc. ("Lehman"), the lead managing underwriter of the Offering, and certain of its affiliates will receive material benefits from the Offering and the formation transactions in addition to underwriting discounts and commissions, including payment to Lehman of a financial advisory fee equal to 0.75% of the gross proceeds of the Offering and the repayment to a Lehman affiliate of an approximately $40 million loan made prior to the Offering.

    - Limitations on the stockholders' ability to change control of the Company, including restrictions on ownership of more than 9.0% of the outstanding shares of Common Stock.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                         TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                        UNDERWRITING
                                                                      PRICE TO         DISCOUNTS AND        PROCEEDS TO
                                                                       PUBLIC         COMMISSIONS (1)       COMPANY (2)
Per Share......................................................          $                   $                   $
Total(3).......................................................          $                   $                   $

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at approximately $4,150,000.
(3) The Company has granted the Underwriters an option to purchase up to an aggregate of 1,515,000 shares of Common Stock to cover over-allotments. If all of such shares are purchased, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $         ,
    $         and $         , respectively. See "Underwriting."
                            ------------------------
    The shares of Common Stock offered by this Prospectus are offered by the Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice to, delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the shares of Common Stock offered hereby will be made at the offices of Lehman Brothers Inc.,
New York, New York, on or about           , 1997.

LEHMAN BROTHERS

           DONALDSON, LUFKIN & JENRETTE
                        SECURITIES CORPORATION

                               LEGG MASON WOOD WALKER
                                      INCORPORATED

                                              PRUDENTIAL SECURITIES INCORPORATED
           , 1997

              [MAP OF MIDTOWN MANHATTAN SHOWING PROPERTY LOCATIONS
               WITH FOOTNOTE IDENTIFYING ACQUISITION PROPERTIES]
      [PHOTOGRAPH OF BAR BUILDING LOBBY WITH CAPTION NOTING THE BUILDING]
   [PHOTOGRAPH OF 1140 AVENUE OF THE AMERICAS WITH CAPTION NOTING THE ADDRESS
       AND FOOTNOTE IDENTIFYING THE PROPERTY AS AN ACQUISITION PROPERTY] [PHOTOGRAPH OF 470 PARK AVENUE SOUTH WITH CAPTION NOTING THE ADDRESS]
        [PHOTOGRAPH OF 673 FIRST AVENUE WITH CAPTION NOTING THE ADDRESS]
          [PHOTOGRAPH OF 1372 BROADWAY WITH CAPTION NOTING THE ADDRESS
       AND FOOTNOTE IDENTIFYING THE PROPERTY AS AN ACQUISITION PROPERTY]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF COMMON STOCK TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY....................          1
The Company...........................          1
Risk Factors..........................          2
Conflicts of Interest.................          4
Business and Growth Strategies........          4
The Properties........................          6
Structure and Formation of the
  Company.............................          7
The Offering..........................         10
Distributions.........................         10
Tax Status of the Company.............         11
Summary Selected Financial
  Information.........................         11

RISK FACTORS..........................         13
The Company's Dependence on the
  Midtown Markets Due to Limited
  Geographic Diversification Could
  Adversely Affect the Company's
  Financial Performance...............         13
There is No Assurance that the Company
  is Paying Fair Market Value for the
  Properties..........................         13
Conflicts of Interest in the Formation
  Transactions and the Business of the
  Company Could Adversely Affect the
  Company.............................         14
  A sale of, or reduction in mortgage
    indebtedness on, any of the
    Properties will have different
    effects on holders of Units than
    on stockholders...................         14
  The Company may pursue less vigorous
    enforcement of terms of
    contribution and other agreements
    because of conflicts of interest
    with certain officers.............         14
  Conflicts of interest will exist in
    future dealings with affiliates of
    the Company.......................         14
  Outside interests of officers and
    directors could conflict with the
    Company's interests...............         15
Estimated Initial Cash Available for
  Distribution Will Not be Sufficient
  to Make Distributions at Expected
  Levels..............................         15
The Company May Not Achieve Expected
  Returns on Recently Acquired
  Properties and Property
  Acquisitions........................         15
Limitations on Ability to Sell or
  Reduce the Mortgage Indebtedness on
  Certain Properties Could Adversely
  Affect the Value of the Common
  Stock...............................         16

The Managing Underwriter Will Receive
  Material Benefits...................         17
The Ability of Stockholders to Effect
  a Change of Control of the Company
  is Limited..........................         17
  Stock ownership limit in the Charter
    could inhibit changes in
    control...........................         17
  Potential effects of staggered board
    could inhibit changes in
    control...........................         18
  Future issuances of Common Stock
    could dilute existing
    stockholders' interests...........         18
  Issuances of preferred stock could
    inhibit changes in control........         18
  Certain provisions of Maryland law
    could inhibit changes in
    control...........................         18
Dependence on Smaller and Growth-
  Oriented Businesses to Rent Class B
  Office Space Could Adversely Affect
  the Company's Cash Flow.............         18
The Company's Performance and Value
  are Subject to Risks Associated with
  the Real Estate Industry............         18
  The Company's ability to make
    distributions is dependent upon
    the ability of its office
    properties to generate income in
    excess of operating expenses......         18
  Tenant defaults and bankruptcies
    could adversely affect the
    Company's cash flow...............         19
  Lease expirations could adversely
    affect the Company's cash flow....         19
  Illiquidity of real estate
    investments could adversely affect
    the Company's financial
    condition.........................         19
  Operating costs could adversely
    affect the Company's cash flow....         19
  Investments in mortgage loans could
    cause expenses which could
    adversely affect the Company's
    financial condition...............         20
  Joint venture investments could be
    adversely affected by the
    Company's lack of sole
    decision-making authority and
    reliance upon a co-venturer's
    financial condition...............         20
  The expiration of net leases could
    adversely affect the Company's
    financial condition...............         20
  The Company's financial condition
    could be adversely affected due to
    its reliance on major tenants.....         20

The Company's Use of Debt Financing,
  Increases in Interest Rates,
  Financial Covenants and Absence of
  Limitation on Debt Could Adversely
  Affect the Company..................         21
  The required repayment of debt or
    interest thereon could adversely
    affect the Company's financial
    condition.........................         21
  Rising interest rates could
    adversely affect the Company's
    cash flow.........................         21
  Credit facility requirements could
    adversely affect the Company's
    ability to make expected
    distributions.....................         21
  The Company's policy of no
    limitation on debt could adversely
    affect the Company's cash flow....         22
Purchasers of Common Stock in the
  Offering Will Experience Immediate
  and Substantial Book Value
  Dilution............................         22
Failure to Qualify as a REIT Would
  Cause the Company to be Taxed as a
  Corporation.........................         22
  The Company will be taxed as a
    corporation if it fails to qualify
    as a REIT.........................         22
  To qualify as a REIT the Company
    must maintain minimum distribution
    requirements......................         23
  Other tax liabilities could
    adversely affect the Company's
    cash flow.........................         23
Lack of Operating History and
  Inexperience of Management in
  Operating a REIT Could Affect REIT
  Qualification.......................         23
Competition in its Marketplace Could
  Have an Adverse Impact on the
  Company's Results of Operations.....         24
The Financial Condition of Third-Party
  Property Management, Leasing and
  Construction Businesses Could
  Adversely Affect the Company's
  Financial Condition.................         24
Liability for Environmental Matters
  Could Adversely Affect the Company's
  Financial Condition.................         25
Other Risks of Ownership of Common
  Stock Could Adversely Affect the
  Trading Price of the Common Stock...         25
  Absence of prior public market for
    Common Stock could adversely
    affect the Common Stock price.....         25
  Availability of shares for future
    sale could adversely affect the
    Common Stock price................         25
  Changes in market conditions could
    adversely affect the Common Stock
    price.............................         26
  Growth potential and cash
    distributions could adversely
    affect the Common Stock price.....         26
  Changes in market interest rates
    could adversely affect the Common
    Stock price.......................         26
  Unrelated events could adversely
    affect the Common Stock price.....         26
  The Company's dependence on external
    sources of capital could adversely
    affect the Common Stock price.....         26
  The officers, directors and
    significant stockholders of the
    Company will have substantial
    influence.........................         27
The Company Relies on Key Personnel
  Whose Continued Service is Not
  Guaranteed..........................         27
The SL Green Predecessor Has Had
  Historical Accounting Losses and Has
  a Deficit in Owners' Equity; The
  Company May Experience Future
  Losses..............................         27
Stockholder Approval is Not Required
  to Change Policies of the Company...         27
Uninsured Losses Could Adversely
  Affect the Company's Cash Flow......         28
The Costs of Compliance with the
  Americans with Disabilities Act and
  Similar Laws Could Adversely Affect
  the Company's Cash Flow.............         28
  Americans with Disabilities Act.....         28
  Other Laws..........................         28
THE COMPANY...........................         29
BUSINESS AND GROWTH STRATEGIES........         31
The Market Opportunity................         31
Growth Strategies.....................         32
USE OF PROCEEDS.......................         37
DISTRIBUTIONS.........................         39
CAPITALIZATION........................         43
DILUTION..............................         44
SELECTED FINANCIAL INFORMATION........         46
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................         48
Overview..............................         48
Results of Operations.................         48
Pro Forma Operating Results...........         52

Liquidity and Capital Resources.......         53
Cash Flows............................         54
Funds from Operations.................         55
Inflation.............................         55
MARKET OVERVIEW.......................         56
New York Economy......................         56
Manhattan Office Market...............         58
THE PROPERTIES........................         64
The Portfolio.........................         64
673 First Avenue......................         70
470 Park Avenue South.................         73
36 West 44th Street (The Bar
  Building)...........................         75
70 West 36th Street...................         77
1414 Avenue of the Americas...........         79
29 West 35th Street...................         81
Acquisition Properties................         83
The Option Properties.................         88
General Terms of Leases in the Midtown
  Markets.............................         90
Mortgage Indebtedness.................         90
Credit Facility.......................         91
Environmental Matters.................         91
Property Management and Leasing
  Services............................         92
Construction Services.................         92
Employees.............................         93
Transfer of Properties................         93
Assets Not Being Transferred to the
  Company.............................         93
Competition...........................         94
Regulation............................         94
Insurance.............................         95
Legal Proceedings.....................         95
MANAGEMENT............................         96
Directors, Director Nominees and
  Executive Officers..................         96
Committees of the Board of
  Directors...........................         98
Compensation of Directors.............         99
Executive Compensation................         99
Employment and Noncompetition
  Agreements..........................        100
Stock Option and Incentive Plan.......        101
Incentive Compensation Plan...........        101
401(k) Plan...........................        102
Limitation of Liability and
  Indemnification.....................        102
STRUCTURE AND FORMATION OF THE
  COMPANY.............................        104
The Operating Entities of the
  Company.............................        104
Formation Transactions................        105
Consequences of the Offering and the
  Formation Transactions..............        106
Benefits to Related Parties...........        107
POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES..........................        107
Investment Policies...................        108
Disposition Policies..................        109
Financing Policies....................        109
Conflict of Interest Policies.........        110
Interested Director and Officer
  Transactions........................        110
Business Opportunities................        111
Policies with Respect to Other
  Activities..........................        111
CERTAIN RELATIONSHIPS AND
  TRANSACTIONS........................        112
Formation Transactions................        112
Cleaning Services.....................        112
Security Services.....................        112
Related Party Transactions............        112
PARTNERSHIP AGREEMENT.................        112
Operational Matters...................        112
Liability and Indemnification.........        116
Transfers of Interests................        116
Fiduciary Duty........................        117
PRINCIPAL STOCKHOLDERS................        118
CAPITAL STOCK.........................        119
General...............................        119
Common Stock..........................        119
Preferred Stock.......................        119
Excess Stock..........................        120
Power to Issue Additional Shares of
  Common Stock and Preferred Stock....        120
Restrictions on Transfer..............        120
Transfer Agent and Registrar..........        122
CERTAIN PROVISIONS OF MARYLAND LAW AND
  THE COMPANY'S CHARTER AND BYLAWS....        123
Classification and Removal of Board of
  Directors; Other Provisions.........        123
Business Combination Statute..........        124
Control Share Acquisition Statute.....        124
Amendments to the Charter.............        125
Advance Notice of Director Nominations
  and New Business....................        125
Anti-takeover Effect of Certain
  Provisions of Maryland Law and of
  the Charter and Bylaws..............        125
Rights to Purchase Securities and
  Other Property......................        125
SHARES AVAILABLE FOR FUTURE SALE......        126
General...............................        126
Registration Rights...................        126
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................        127

General...............................        127
Taxation of the Company...............        127
Taxation of Stockholders..............        133
Other Tax Considerations..............        136
State and Local Tax...................        137
UNDERWRITING..........................        138
EXPERTS...............................        140
LEGAL MATTERS.........................        141
ADDITIONAL INFORMATION................        141
GLOSSARY OF SELECTED TERMS............        142
INDEX TO FINANCIAL STATEMENTS.........        F-1


                              CAUTIONARY STATEMENT

    INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND PROJECTIONS OF REVENUE AND OTHER FINANCIAL ITEMS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THE PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD- LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT (I) THE INITIAL PUBLIC OFFERING PRICE IS $20.00 PER SHARE (THE MIDPOINT OF THE PRICE RANGE SET FORTH ON THE COVER PAGE OF THIS PROSPECTUS), (II) THE TRANSACTIONS DESCRIBED UNDER "STRUCTURE AND FORMATION OF THE COMPANY" ARE CONSUMMATED, AND (III) THE UNDERWRITERS' OVERALLOTMENT OPTION IS NOT EXERCISED. AS USED HEREIN, (I) THE "COMPANY" MEANS SL GREEN REALTY CORP., A MARYLAND CORPORATION, AND ONE OR MORE OF ITS SUBSIDIARIES (INCLUDING SL GREEN OPERATING PARTNERSHIP, L.P.), AND THE PREDECESSORS THEREOF OR, AS THE CONTEXT MAY REQUIRE, SL GREEN REALTY CORP. ONLY OR SL GREEN OPERATING PARTNERSHIP, L.P. ONLY AND (II) "SL GREEN" MEANS SL GREEN PROPERTIES, INC., A NEW YORK CORPORATION, AS WELL AS THE AFFILIATED PARTNERSHIPS AND OTHER ENTITIES THROUGH WHICH STEPHEN L. GREEN HAS HISTORICALLY CONDUCTED COMMERCIAL REAL ESTATE ACTIVITIES. SEE "GLOSSARY OF SELECTED TERMS" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.

                                  THE COMPANY


    The Company has been formed for the purpose of continuing the commercial real estate business of SL Green. For more than 17 years, SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning Class B office properties in Manhattan. Upon completion of the Offering, the Company will own or have contracted to acquire interests in nine Class B office properties encompassing approximately 2.2 million rentable square feet located in midtown Manhattan (the "Properties") and will manage 29 office properties (including the Properties) encompassing approximately 6.4 million rentable square feet. Of these Properties, interests in six office Properties encompassing approximately 1.2 million rentable square feet are currently owned and managed by SL Green (the "Core Portfolio") and interests in three office Properties encompassing approximately 1.0 million rentable square feet will be acquired upon completion of the Offering (the "Acquisition Properties"). As of June 30, 1997, the weighted average occupancy rate of the Core Portfolio was 97% and of the Acquisition Properties was 89%. Also, upon completion of the Offering, the Company will own options to acquire an interest in an additional Class B office property in midtown Manhattan containing approximately 250,000 rentable square feet and an additional Class B office property in downtown Manhattan containing approximately 800,000 rentable square feet of office space. See "The Properties--The Option Properties." Interests of SL Green in certain properties deemed inconsistent with the Company's investment objectives will not be acquired by the Company. See "The Properties--Assets Not Being Transferred to the Company." The Company will operate as a fully integrated, self-administered and self-managed real estate investment trust (a "REIT"). Management expects that the Company will be the first publicly-traded real estate company to invest primarily in Manhattan office properties.


    The term "Class B" is generally used in the Manhattan office market to describe office properties which are more than 25 years old but which are in good physical condition, enjoy widespread acceptance by high-quality tenants and are situated in desirable locations in Manhattan. Class B office properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates within their markets.

    A variety of tenants who do not require, desire or cannot afford Class A space are attracted to Class B office properties due to their prime locations, excellent amenities, distinguished architecture and relatively less expensive rental rates. Class B office space has historically attracted many smaller growth oriented firms (many of which have fueled the recent growth in the New York metropolitan economy) and has played a critical role in satisfying the space requirements of particular industry groups in Manhattan, such as the advertising, apparel, business services, engineering, not-for-profit, "new media" and publishing industries. In addition, several areas of Manhattan, including many in which particular trades or industries traditionally congregate, are dominated by Class B office space and contain no or very limited Class A office space. Examples of such areas include the Garment District (where three of the Properties are located), the Flatiron District (where one Property is located), the areas immediately south and north of Houston Street ("Soho" and "Noho", respectively), Chelsea (where one Property is located), and the area surrounding the United Nations (where one Property is located). Businesses significantly concentrated in certain of these areas include those in the following industries: new media, garment, apparel, toy, jewelry, interior decoration, antiques, giftware, contract furnishing and UN-related businesses. The concentration of businesses creates strong demand for the available Class B office space in those locations. Tenants that currently occupy space in SL Green owned or managed properties include Cowles Business Media, Kallir, Philips, Ross Inc., NationsBank, New York Hospital, Newbridge Communications, Ross Stores and UNICEF.


    As described herein, current developments in the New York metropolitan economy provide an attractive environment for owning, operating and acquiring Class B office properties in Manhattan. See "Business and Growth Strategies--The Market Opportunity" and "Risk Factors--The Company's Dependence on the Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect The Company's Financial Performance" below. The Company will seek to capitalize on growth opportunities in its marketplace by acquiring Class B office properties on a selective basis and, when necessary, enhancing their value after acquisition through repositioning of the properties in their respective submarkets. As described more fully below, the Company may have certain competitive advantages over other potential acquirors of Class B Manhattan office space due to its local market expertise, long-term relationships with brokers and property owners attributable to its property management and leasing businesses, enhanced access to capital as a public company and ability to offer tax-advantaged acquisition structures. Additionally, the Company will seek to optimize its properties' cash flow through ongoing intensive management and leasing. See "Business and Growth Strategies--Growth Strategies."

    SL Green was founded in 1980 by Stephen L. Green, its Chairman, President and Chief Executive Officer. Since that time, SL Green has become a full service, fully integrated real estate company which, upon completion of the Offering, will have a portfolio of approximately 6.4 million rentable square feet of Class B office properties under management. Throughout its history, SL Green has been involved in the acquisition of 31 Class B office properties in Manhattan containing approximately four million square feet and the management of 50 Class B office properties in Manhattan containing approximately 10.5 million square feet.

    SL Green has offices in midtown and downtown Manhattan and has established a staff of more than 50 persons, including 40 professionals with experience in all aspects of commercial real estate. The Company will be led by, in addition to Stephen L. Green, six senior executives that average more than seven years with SL Green and more than 19 years in the commercial real estate business. This management team has developed a comprehensive knowledge of the Manhattan Class B office market, an extensive network of tenant and other business relationships and experience in acquiring underperforming office properties and repositioning them into profitable Class B properties through intensive full service management and leasing efforts. Upon completion of the Offering, approximately 21% of the equity of the Company, on a fully diluted basis, will be beneficially owned by officers and directors of the Company and certain other affiliated parties.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include, among others:

    - concentration of all of the Properties in midtown Manhattan, and the dependence of the Properties on the conditions of the New York metropolitan economy and the Midtown Markets (as defined herein), which increases the risk of the Company's being adversely affected by a downturn in the New York metropolitan economy or the Midtown Markets;

    - absence of arm's length negotiations with respect to the Company's interests in the Properties and the other assets to be contributed by SL Green to the Company in connection with its formation, resulting in the risks that the consideration to be paid by the Company for such assets may exceed the fair market value of such assets and that the market value of the Common Stock may exceed the stockholders' proportionate share of the aggregate fair market value of such assets;

    - conflicts of interest in connection with the Formation Transactions (as defined below), including the fact that officers, directors and affiliates of the Company will receive equity interests in the Company and the Operating Partnership (as defined below) with a value of approximately $54.7 million, based on the assumed initial public offering price;

    - conflicts of interest involving officers and directors of the Company in business decisions regarding the Company, including conflicts associated with sales and refinancings of Properties and the prepayment of debt secured by the Properties and conflicts associated with the provision of cleaning and security services with respect to the Properties by entities controlled by related parties;

    - the Company's estimated initial annual distributions represent 106% of its estimated initial cash available for distribution, resulting in the likelihood that the Company will be required to fund distributions from working capital or borrowings or reduce such distributions.

    - integration of recent or expected acquisitions, including the risk that certain of these properties may have characteristics or deficiencies unknown to the Company that affect their valuation or revenue potential;


    - limitations on the ability of the Company to sell, or reduce the amount of mortgage indebtedness on, two of the Properties (673 First Avenue and 470 Park Avenue South) for up to 12 years following the completion of the Offering (the "Lock-out Period"), except in certain circumstances (the "Lock-out Provisions"), even if any such sale or reduction in mortgage indebtedness would be in the best interests of the Company's stockholders, which could benefit certain participants in the Formation Transactions (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities), and the possibility that future property acquisitions in which the Company uses partnership interests as consideration will include comparable limitations;


    - Lehman and certain affiliates will receive material benefits from the Offering and the Formation Transactions in addition to underwriting discounts and commissions, including payment to Lehman of a financial advisory fee equal to 0.75% of the gross proceeds of the Offering and the repayment to a Lehman affiliate of an approximately $40 million loan made to the Company prior to the Offering;

    - the anti-takeover effect of limiting actual or constructive ownership of Common Stock to 9.0% of the number of outstanding shares, subject to certain exceptions, and of certain other provisions contained in the organizational documents of the Company and the Operating Partnership, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise would be in the best interests of the Company's stockholders;

    - dependence on smaller and growth-oriented businesses to rent Class B office space;

    - office real estate investment risks, such as the effect of the large number of competitive office properties in the Midtown Markets, the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on office property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), potential environmental liabilities, the illiquidity of real estate investments and the possibility that acquired properties fail to perform as expected;

    - the inability to refinance outstanding indebtedness upon maturity or to refinance such indebtedness on favorable terms, the risk of rising interest rates in connection with variable rate debt and the absence of limitations in the Company's organizational documents on the incurrence of debt;


    - immediate and substantial dilution of $7.02 in the net tangible book value per share of the shares of Common Stock purchased in the Offering; and

    - taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes, the Company's liability for certain Federal, state and local income taxes in such event and the resulting decrease in cash available for distribution.

                             CONFLICTS OF INTEREST

    Following the formation of the Operating Partnership and the completion of the Offering, there will be conflicts of interest, with respect to certain transactions, between the holders of Units (including Mr. Green) and the stockholders of the Company. In particular, the consummation of certain business combinations, the sale of any properties or a reduction of indebtedness could have adverse tax consequences to holders of Units which would make such transactions less desirable to such holders. The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. Subject to the Lock-out Provisions, the limited partners of the Operating Partnership have agreed that in the event of a conflict in the fiduciary duties owed by the Company to its stockholders and by the General Partner to such limited partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Company's stockholders. See "Policies with Respect to Certain Activities--Conflict of Interest Policies" and "Partnership Agreement."

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objective is to maximize total return to stockholders through growth in distributable cash flow and appreciation in the value of its assets. The Company plans to achieve this objective by capitalizing on the external and internal growth opportunities described below and continuing the operating strategies historically practiced by SL Green.

    Unless indicated otherwise, information contained herein concerning the New York metropolitan economy and the Manhattan office market is derived from a report commissioned by the Company and prepared by the Rosen Consulting Group, a nationally known real estate consulting company, and is included herein (the "Rosen Market Study"), with the consent of the Rosen Consulting Group.

THE MARKET OPPORTUNITY

    - The Company believes that the continuing recovery of the New York commercial real estate market from the downturn of the late 1980s and early 1990s creates an attractive environment for owning, operating and acquiring Class B office properties in Manhattan.

    - Recent net private sector job growth (especially in smaller companies), an improving business environment and "quality of life" enhancements in New York City have led to growing demand for office space in Manhattan.

    - The Midtown Markets in particular have benefited from the growth in smaller companies that have traditionally been attracted to Class B space in the Midtown Markets due to its prime locations and relatively less expensive rental rates (as compared to Class A space) and from the relocation of larger firms from Class A space to Class B space.

    - The Company expects the supply of office space in the Midtown Markets to remain relatively stable for the foreseeable future because new construction generally is not economically feasible at current market rental rates and property values, there are relatively few sites available for construction and the lead time required for construction typically exceeds three years.

    - As a result of these positive supply and demand fundamentals, the Class B office vacancy rate in the Midtown Markets declined to 11.3% as of June 30, 1997 from its 1990s high of 17.3% in 1992 and asking rental rates for Class B office space in the Midtown Markets increased to $24.44 per square foot as of June 30, 1997 from their 1990s low of $21.89 per square foot as of year-end 1993. These developments coupled with projected continuing decreases in vacancy rates and increases in rental rates create attractive opportunities for owning and acquiring Class B office properties in Manhattan. However, concentration of the Properties in these markets increases the risk of the Company being adversely affected by any downturn in the New York metropolitan economy. See "Risk Factors--The Company's Dependence on the Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect the Company's Financial Performance."

GROWTH STRATEGIES

    - The Company will seek to capitalize on current opportunities in the Class B Manhattan office market through (i) property acquisitions--continuing to acquire Class B office properties at significant discounts to replacement costs that provide attractive initial yields and the potential for cash flow growth, (ii) property repositioning--repositioning acquired properties that are underperforming through renovations, active management and proactive leasing and (iii) integrated leasing and property management.

    - PROPERTY ACQUISITIONS. In acquiring properties, the Company believes that it will have the following advantages over its competitors: (i) over 17 years experience as a full service, fully integrated real estate company focused on the Class B office market in Manhattan, (ii) enhanced access to capital as a public company, (as compared to the generally fragmented and far less institutional ownership of competing Manhattan Class B office properties) and (iii) the ability to offer tax-advantaged structures to sellers. In addition, the Company may benefit from the recent abolition of the New York State Real Property Transfer Gains Tax and from recent tax law developments reducing the transfer tax rates applicable to certain REIT acquisition transactions.

    - PROPERTY REPOSITIONING. The Company believes that there are a significant number of potential acquisitions that could greatly benefit from management's experience in enhancing property cash flow and value by renovating and repositioning properties to be among the best in their submarkets.

    - INTEGRATED LEASING AND PROPERTY MANAGEMENT. The Company will seek to capitalize on management's extensive knowledge of the Class B Manhattan marketplace and the needs of the tenants therein by continuing SL Green's proactive approach to leasing and management, which includes (i) the use of in-depth market research, (ii) the utilization of an extensive network of third-party brokers, (iii) comprehensive building management analysis and planning and (iv) a commitment to tenant satisfaction and providing "Class A" tenant services. The Company believes that SL Green's proactive leasing efforts have contributed to average occupancy rates at the Properties that are above the market average. See "Business and Growth Strategies--Growth Strategies--Integrated Leasing and Property Management." In addition, SL Green's commitment to tenant service and satisfaction is evidenced by the renewal of approximately 80% of the expiring rentable square footage (78% of the expiring leases determined by number of leases) at the Properties in the Core Portfolio owned and managed by SL Green during the period from January 1, 1994 through June 30, 1997.

                                 THE PROPERTIES

THE PORTFOLIO


    GENERAL. Upon the completion of the Offering, the Company will own or have contracted to acquire interests in nine Class B office Properties located in midtown Manhattan which contain approximately 2.2 million rentable square feet. Of these Properties, six office properties encompassing approximately 1.2 million rentable square feet are currently owned and managed by SL Green and three office properties encompassing approximately 1.0 million rentable square feet will be acquired on or after completion of the Offering. See "Structure and Formation of the Company--Formation Transactions." Upon completion of the Offering, the Company will effectively own 100% of the economic interest in all of the Properties. Certain of the Properties include at least a small amount of retail space on the lower floors, as well as basement/storage space. One Property (673 First Avenue) includes an underground parking garage. In addition to the foregoing, upon completion of the Offering, the Company will own options to acquire an interest in an office building containing approximately 250,000 rentable square feet in midtown Manhattan and a property containing approximately 800,000 rentable square feet of office space in downtown Manhattan. See "The Properties--The Option Properties."


    The following table sets forth certain information with respect to each of the Properties as of June 30, 1997:

                                                                             PERCENTAGE
                                                                                 OF                                   PERCENTAGE
                                                              APPROXIMATE     PORTFOLIO                                   OF
                                   YEAR                         RENTABLE      RENTABLE                                 PORTFOLIO
                                  BUILT/                         SQUARE        SQUARE        PERCENT    ANNUALIZED    ANNUALIZED
                                RENOVATED      SUBMARKET          FEET          FEET         LEASED       RENT(1)        RENT
                                ----------  ----------------  ------------  -------------  -----------  -----------  -------------

CORE PORTFOLIO
------------------------------
673 First Avenue..............   1928/1990  Grand Central         422,000           19.0%         100%  $10,837,480         22.1%
                                              South
470 Park Avenue South(4)......   1912/1994  Park Avenue           260,000(4)         11.7          99     5,853,720         12.0
                                              South/Flatiron
Bar Building (5)..............   1922/1985  Rockefeller           165,000(5)          7.4          89(5)   4,139,704         8.5
                                              Center
70 W. 36th Street.............   1923/1994  Garment               151,000            6.8           98     2,795,986          5.7
1414 Avenue of the Americas...   1923/1990  Rockefeller           111,000            5.0           98     3,370,001          6.9
                                              Center
29 W. 35th Street.............   1911/1985  Garment                78,000            3.5           92     1,393,135          2.8
                                                              ------------       -----            ---   -----------        -----
                                                                1,187,000           53.5           97    28,390,028         58.0
ACQUISITION PROPERTIES
------------------------------
1372 Broadway.................   1914/1985  Garment               508,000           22.9           84     9,631,140         19.7
1140 Avenue of the Americas...   1926/1951  Rockfeller            191,000            8.6           98     4,917,520         10.0
                                              Center
50 W. 23rd Street.............   1892/1992  Chelsea               333,000           15.0           91     5,995,608         12.3
                                                              ------------       -----            ---   -----------        -----
Total/Weighted                                                  2,219,000(6)        100.0%         94%  $48,934,296        100.0%
  Average.....................                                ------------       -----            ---   -----------        -----
                                                              ------------       -----            ---   -----------        -----

                                                            ANNUAL
                                                              NET
                                             ANNUALIZED    EFFECTIVE
                                                RENT         RENT
                                                 PER          PER
                                  NUMBER       LEASED       LEASED
                                    OF         SQUARE       SQUARE
                                  LEASES       FOOT(2)      FOOT(3)
                                -----------  -----------  -----------
CORE PORTFOLIO
------------------------------
673 First Avenue..............          15    $   25.68    $   21.79

470 Park Avenue South(4)......          27        22.66        19.43

Bar Building (5)..............          58        28.33        24.74

70 W. 36th Street.............          38        18.90        16.13
1414 Avenue of the Americas...          31        30.85        30.87

29 W. 35th Street.............           8        19.53        16.23
                                       ---   -----------  -----------
                                       177        24.65        21.43
ACQUISITION PROPERTIES
------------------------------
1372 Broadway.................          32        22.47        21.57
1140 Avenue of the Americas...          39        26.30        24.70

50 W. 23rd Street.............          16        19.58        17.09
                                       ---   -----------  -----------
Total/Weighted                         264    $   23.58    $   21.11
  Average.....................         ---   -----------  -----------
                                       ---   -----------  -----------


------------------------

(1) As used throughout this Prospectus, Annualized Rent represents the monthly contractual rent under existing leases as of June 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimated as of such date. Total rent abatements for leases in effect as of June 30, 1997 for the 12 months ending June 30, 1998 are approximately $815,000.

(2) Annualized Rent Per Leased Square Foot, as used throughout this Prospectus, represents Annualized Rent, as described in footnote (1) above, presented on a per leased square foot basis.


(3) As used throughout this Prospectus, Annual Net Effective Rent Per Leased Square Foot represents (a) for leases in effect at the time an interest in the relevant property was first acquired by SL Green, the remaining lease payments under the lease (excluding "free rent" and operating expense pass-throughs, if any) divided by the number of months remaining under the lease multiplied by 12 and (b) for leases entered into after an interest in the relevant property was first acquired by SL Green and for leases at the Acquisition Properties, all lease payments under the lease (excluding "free rent" and operating expense pass-throughs, if any) divided by the number of months in the lease multiplied by 12, and, in the case of both (a) and (b), adjusted for tenant improvement costs and leasing commissions, if any, paid or payable by SL Green and presented on a per leased square foot basis. Annual Net Effective Rent Per Leased Square Foot includes future contractual increases in rental payments and therefore, in certain cases, may exceed Annualized Rent Per Leased Square Foot.


(4) 470 Park Avenue South is comprised of two buildings, 468 Park Avenue South (a 17-story office building) and 470 Park Avenue South (a 12-story office building).

(5) SL Green first acquired an interest in the Bar Building in October 1996. SL Green has commenced an aggressive leasing program at the Property and as of July 15, 1997, approximately 93% of the rentable square feet in the Property was leased. The Bar Building is comprised of two buildings, 36 West 44th Street (a 14-story building) and 35 West 43rd Street (a four-story building).

(6) Includes approximately 2,043,000 square feet of rentable office space, 146,000 square feet of rentable retail space and 30,000 square feet of garage space.

                     STRUCTURE AND FORMATION OF THE COMPANY
STRUCTURE OF THE COMPANY

    The Company will issue the Common Stock offered hereby and will be the sole general partner of SL Green Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") and issuer of the Units. The Company will conduct substantially all of its business, and will hold all of its interests in the Properties, through the Operating Partnership. As the sole general partner of the Operating Partnership, the Company will have exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions (including the Lock-out Provisions). See "Partnership Agreement." The Units may be exchanged for cash or, at the option of the Company, shares of Common Stock on a one-for-one basis generally commencing two years after completion of the Offering. See "Partnership Agreement--Transfers of Interests--Redemption of Units." The Operating Partnership will receive a contribution of its interests in the Core Portfolio as well as 95% of the economic interest in S.L. Green Management Corp. (the "Management Corporation"), S.L. Green Leasing, Inc. (formerly S.L. Green Realty, Inc.) (the "Leasing Corporation") and Emerald City Construction Corp. (the "Construction Corporation" and, together with the Management Corporation and the Leasing Corporation, the "Service Corporations") from the Property-owning entities, the partners or members of such entities and the holders of interests in the Service Corporations. See "--Formation Transactions."

    The following diagram depicts the ownership structure of the Company upon completion of the Offering and the Formation Transactions (as defined below):

               [DIAGRAM REGARDING OWNERSHIP STRUCTURE OF COMPANY]
------------------------

(1) 100% of the economic interest in all of the Properties will be owned through the Operating Partnership.

FORMATION TRANSACTIONS

    Certain transactions have been consummated or will be consummated concurrently with the completion of the Offering. These transactions (the "Formation Transactions") include the following:


    - The Company was organized as a Maryland corporation and the Operating Partnership was organized as a Delaware limited partnership in June 1997. In connection with the formation of the Company, certain members of SL Green management (Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) were issued an aggregate of 553,616 shares of Common Stock for total consideration of $3,831 in cash (the aggregate par value amount of such stock at the time of issuance).


    - Lehman Brothers Holdings Inc. ("LBHI"), an affiliate of Lehman Brothers Inc., entered into a credit agreement with SL Green pursuant to which LBHI agreed to loan to a company owned by Stephen L. Green up to $46 million (the "LBHI Loan") to acquire interests in the Core Portfolio and the Acquisition Properties, to fund property related operating expenses, to fund organizational expenses of the Company and to purchase short-term United States Treasury instruments ("Treasury Securities"). The LBHI Loan is secured by partnership interests in certain Property-owning entities and the Treasury Securities.


    - The Company will sell 10,100,000 shares of Common Stock in the Offering and will contribute the net proceeds therefrom to the Operating Partnership in exchange for 10,100,000 Units (which, including the issuance of Common Stock to Victor Capital Group, L.P. ("Victor Capital") and to the members of SL Green management referred to herein, will represent approximately an 81.9% economic interest in the Operating Partnership after the Offering).



    - The Operating Partnership will receive a contribution of its interests in the Core Portfolio as well as 100% of the non-voting common stock of (representing 95% of the economic interest in) the Service Corporations from the Property-owning entities, the partners or members of such entities and the holders of interests in the Service Corporations. As consideration therefor, the Operating Partnership will issue to such entities, partners or members and holders 2,383,284 Units (having an aggregate value of approximately $47.7 million, based on the assumed initial offering price) and approximately $6.4 million.


    - The management and leasing business of SL Green with respect to the Properties in which the Company will have a 100% ownership interest and the tenant representation business with respect to certain properties not owned by the Company will be transferred to SL Green Management LLC (the "Management LLC" and, together with the Management Corporation, the "Management Entities"), a limited liability company which will be a wholly owned subsidiary of the Company.


    - The Operating Partnership will be granted (i) an option from Green 17 Battery LLC, a newly-formed limited liability company owned by Stephen L. Green ("17 Battery LLC"), to acquire its interest in 17 Battery Place, a property containing approximately 800,000 rentable square feet of office space in downtown Manhattan for a purchase price of approximately $59 million in cash and (ii) an option from Green 110E42 Realty LLC, a newly-formed limited liability company owned by Mr. Green ("110 Realty LLC"), to acquire its interest in 110 East 42nd Street, an office building containing approximately 250,000 rentable square feet in midtown Manhattan (together with 17 Battery Place, the "Option Properties") for a purchase price of approximately $30 million in cash. See "The Properties--The Option Properties."


    - The Operating Partnership will acquire interests in the Acquisition Properties for an aggregate purchase price of approximately $113.0 million (including a $1.6 million escrow account established in connection with the acquisition of 50 West 23rd Street), to be funded with net proceeds from the Offering and mortgage financing.

    - The Operating Partnership will use approximately $82.3 million of net proceeds from the Offering to repay mortgage debt encumbering the Core Portfolio and the LBHI Loan (including approximately $9.4 million in proceeds drawn under the LBHI Loan to fund purchase of the Acquisition Properties).

    - The Company will issue to Victor Capital 85,600 shares of restricted Common Stock and the Operating Partnership will pay $900,000 (funded with borrowings under the LBHI Loan and proceeds from the Offering) to Victor Capital as consideration for financial advisory services rendered to the Company in connection with the Formation Transactions.


    No independent third-party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the Units and other consideration received in the Formation Transactions by persons or entities contributing interests in the Core Portfolio and the Service Corporations to the Operating Partnership is equivalent to the fair market value of such interests.

    Additional information regarding the Formation Transactions is set forth under "Structure and Formation of the Company--Formation Transactions."

BENEFITS TO RELATED PARTIES

    Certain affiliates of the Company will realize certain material benefits in connection with the Formation Transactions and the Offering, including the following:


    - Certain continuing investors (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) will receive 2,383,284 Units in consideration for their interests in the Properties, Property-owning entities and the management, leasing and construction businesses of SL Green with a total value of approximately $47.7 million, based on the assumed initial public offering price (representing approximately 18.1% of the equity of the Company on a fully-diluted basis).


    - The Operating Partnership will use $20 million to repay a portion of the LBHI Loan that was made to Green Realty LLC, a newly-formed limited liability company indirectly owned by Stephen L. Green and unaffiliated with the Company ("Green Realty LLC") and invested in Treasury Securities pledged as collateral therefor (which, upon repayment of the LBHI Loan, will be released for the benefit of Stephen L. Green).


    - Certain members of SL Green management (Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) own an aggregate of 553,616 shares of restricted Common Stock that initially will have a value of $11.1 million, based on the assumed initial public offering price.



    - Certain members of SL Green management (Stephen L. Green, David J. Nettina, Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) will become officers and/or directors of the Company. In addition, each of such persons will enter into employment and noncompetition agreements with the Company. See "Management--Employment and Noncompetition Agreements." Also, the Company will grant to directors, officers and employees of the Company options to purchase an aggregate of 660,000 shares of Common Stock at the initial public offering price under the Company's stock option and incentive plan, subject to certain vesting requirements. In addition, pursuant to the terms of their employment agreements, Messrs. Nettina and Klein will receive loans to purchase Common Stock to be issued under such plan in the principal amount of $300,000 and $500,000, respectively. See "Management."



    - The structure of the Formation Transactions will provide the Unit recipients (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) the opportunity for deferral of the tax consequences of their contribution to the Operating Partnership of their interests in the Properties, Property-owning entities and Service Corporations.


    - A to-be-formed limited liability company owned by Stephen L. Green and his three sons (the "Service Corporation LLC") will own all of the voting stock of each of the Service Corporations (representing a 5% equity interest therein).


    - Pursuant to the Lock-out Provisions, the Company will be restricted in its ability to sell, or reduce the amount of mortgage indebtedness on, two of the Properties (673 First Avenue and 470 Park Avenue South) for up to 12 years following the completion of the Offering, which could enable certain participants in the Formation Transactions (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) to defer certain tax consequences associated with the Formation Transactions.


    - Persons or entities receiving Units in the Formation Transactions (including entities owned by Stephen L. Green) will have registration rights with respect to shares of Common Stock issued in exchange for Units.

    Additional information concerning benefits to related parties is set forth under "Structure and Formation of the Company--Benefits to Related Parties."

                                  THE OFFERING

Common Stock Offered by the Company..........  10,100,000 shares
Common Stock Outstanding After the             10,779,216 shares(1)
  Offering...................................
Common Stock and Units Outstanding After the
  Offering...................................  13,162,500 shares and Units (2)
Use of Proceeds..............................  To repay mortgage indebtedness, to acquire interests in the Properties, to pay Formation
                                               Transaction expenses and to repay $39.6
                                               million outstanding under the LBHI Loan.
NYSE Symbol..................................  "SLG"

------------------------

(1) Includes 679,216 shares of restricted Common Stock to be issued in the Formation Transactions.

(2) Includes 2,383,284 Units expected to be issued in connection with the Formation Transactions that may be exchanged for cash or, at the option of the Company, shares of Common Stock on a one-for-one basis generally commencing two years after completion of the Offering. Excludes 1,515,000 shares that are issuable upon exercise of the Underwriters' over-allotment option and 660,000 shares reserved for issuance upon the exercise of stock options to be granted pursuant to the Company's stock option and incentive plan concurrently with the Offering.

                                 DISTRIBUTIONS

    The Company intends to make regular quarterly distributions to holders of its Common Stock. The initial distribution, covering a partial quarter commencing on the date of the closing of the Offering and ending on September
30, 1997, is expected to be $         per share, which represents a pro rata
distribution based upon a full quarterly distribution of $.35 per share and an annual distribution of $1.40 per share (or an annual distribution rate of approximately 7.00%, based on an assumed initial public offering price of $20.00). See "Distributions."

    The Company intends initially to distribute annually approximately 106% of estimated cash available for distribution. The Company's estimate of cash available for distribution for the twelve months ending June 30, 1998 is based upon pro forma Funds from Operations (as defined below) for the 12 months ended June 30, 1997, with certain adjustments as described in "Distributions." The Company anticipates that approximately 30% (or $.42 per share) of the distributions intended to be paid by the Company for the 12-month period following the completion of Offering will represent a return of capital for Federal income tax purposes and in such event will not be subject to Federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in his Common Stock. The Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. Distributions by the Company will be determined by the Board of Directors and will be dependent upon a number of factors, including revenue received from the Company's properties, the operating expenses of the Company, interest expense, the ability of tenants at the Company's properties to meet their financial obligations and unanticipated capital expenditures. The Company believes that its estimate of cash available for distribution is reasonable; however, no assurance can be given that the estimate will prove accurate, and actual distributions may therefore be significantly different from expected distributions. See "Distributions." The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised.

                           TAX STATUS OF THE COMPANY

    The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. Based on various assumptions and factual representations made by the Company regarding the various requirements for qualification as a REIT, in the opinion of Brown & Wood LLP, counsel for the Company, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to meet the requirements for qualification and taxation as a REIT. The opinion of Brown & Wood LLP is not, however, binding on the Internal Revenue Service (the "IRS") or any court.

    To maintain REIT status, an entity must meet a number of organizational and operational requirements. In addition, in order to maintain its qualification as a REIT under the Code, the Company generally will be required each year to distribute at least 95% of its net taxable income (excluding any net capital gain). See "Material Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements." As a REIT, the Company generally will not be subject to Federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to Federal income tax at regular corporate rates. See "Material Federal Income Tax Consequences--Taxation of the Company--Failure to Qualify" and "Risk Factors--Failure to Qualify as a REIT Would Cause the Company to be Taxed as a Corporation." Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property.
                     SUMMARY SELECTED FINANCIAL INFORMATION

    The following table sets forth summary selected financial and operating information on a pro forma basis for the Company, and on a historical combined basis for the SL Green Predecessor (as defined below), and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. The combined historical balance sheet information as of December 31, 1996 and 1995 and statements of income for the years ended December 31, 1996, 1995, and 1994 of the SL Green Predecessor have been derived from the historical combined financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The operating data for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 have been derived from the unaudited combined financial statements of the SL Green Predecessor. In the opinion of management of the SL Green Predecessor, the operating data for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the interim periods ended June 30, 1997 and 1996 are not necessarily indicative of the result to be obtained for the full fiscal year.

    The "SL Green Predecessor" consists of 100% of the net assets and results of operations of two Properties, 1414 Avenue of the Americas and 70 West 36th Street, equity interests in four other Properties, 673 First Avenue, 470 Park Avenue South, 29 West 35th Street and the Bar Building (which interests are accounted for under the equity method) and 100% of the net assets and results of operations of the Service Corporations.

    The unaudited pro forma financial and operating information for the Company as of and for the six months ended June 30, 1997 and the year ended December 31, 1996 assumes completion of the Offering and the Formation Transactions as of the beginning of the periods presented for the operating data and as of the stated date for the balance sheet data. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the period indicated, nor does it purport to represent the Company's future financial position and results of operations.

       THE COMPANY (PRO FORMA) AND THE SL GREEN PREDECESSOR (HISTORICAL)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                        YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------------------
                                         SIX MONTHS ENDED JUNE 30,                             HISTORICAL
                                -------------------------------------------  ----------------------------------------------
                                  PRO FORMA                                    PRO FORMA
                                    1997           1997           1996           1996         1996       1995       1994
                                -------------  -------------  -------------  -------------  ---------  ---------  ---------
                                 (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
Total revenue.................    $  28,936      $   7,334      $   4,098      $  53,189    $  10,182  $   6,564  $   6,600
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Property operating expense....        7,649          1,625          1,230         16,224        3,197      2,505      2,009
Real estate taxes.............        4,078            482            232          8,248          703        496        543
Interest......................        2,986            713            442          5,858        1,357      1,212      1,555
Depreciation and
  amortization................        3,630            599            406          6,979          975        775        931
Marketing, general and
  administration..............        1,428          1,835          2,029          2,643        3,250      3,052      2,351
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Total expenses................       19,771          5,254          4,339         39,952        9,482      8,040      7,389
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Operating income (loss).......        9,165          2,080           (241)        13,237          700     (1,476)      (789)
Equity in net income (loss) of
  uncombined joint ventures...       --               (564)          (817)          (504)      (1,408)    (1,914)    (1,423)
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Income (loss) before
  extraordinary item and
  minority interest...........        9,165          1,516         (1,058)        12,733         (708)    (3,390)    (2,212)
Minority interest.............       (1,659)        --             --             (2,305)      --         --         --
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Income (loss) before
  extraordinary item..........    $   7,506      $   1,516      $  (1,058)     $  10,428    $    (708) $  (3,390) $  (2,212)
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
                                -------------       ------    -------------  -------------  ---------  ---------  ---------
Income before extraordinary
  item per share..............    $    0.70                                    $    0.97
                                -------------                                -------------
                                -------------                                -------------

                                    1993           1992
                                -------------  -------------
                                 (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
Total revenue.................    $   5,926      $   5,516
                                     ------    -------------
Property operating expense....        1,741          1,431
Real estate taxes.............          592            676
Interest......................        1,445          1,440
Depreciation and
  amortization................          850            773
Marketing, general and
  administration..............        1,790          1,531
                                     ------    -------------
Total expenses................        6,418          5,851
                                     ------    -------------
Operating income (loss).......         (492)          (335)
Equity in net income (loss) of
  uncombined joint ventures...           88         (2,227)
                                     ------    -------------
Income (loss) before
  extraordinary item and
  minority interest...........         (404)        (2,562)
Minority interest.............       --             --
                                     ------    -------------
Income (loss) before
  extraordinary item..........    $    (404)     $ $(2,562)
                                     ------    -------------
                                     ------    -------------
Income before extraordinary
  item per share..............


                                                         AS OF JUNE 30, 1997
                                                      --------------------------
                                                       PRO FORMA    HISTORICAL
                                                      -----------  -------------
                                                                                                 AS OF DECEMBER 31,
                                                                                  ------------------------------------------------
                                                                                                     HISTORICAL
                                                                                  ------------------------------------------------
                                                                                     1996        1995       1994         1993
                                                                                  -----------  ---------  ---------  -------------
                                                      (UNAUDITED)   (UNAUDITED)                                       (UNAUDITED)
BALANCE SHEET DATA:
Commercial real estate, before accumulated
  depreciation......................................   $ 246,861     $  43,733     $  26,284   $  15,559  $  15,761    $  15,352
Total assets........................................     259,255        49,592        30,072      16,084     15,098       16,218

Mortgages and notes payable.........................      46,733        33,646        16,610      12,700     12,699       12,699
Accrued interest payable............................          97           109            90       2,894     12,699        1,576
Minority interest...................................      31,656             0             0           0          0            0
Owners' equity (deficit)............................     143,348        (6,322)       (8,405)    (18,848)   (15,520)     (13,486)
OTHER DATA:
Funds from operations...............................      12,702        --            --          --         --           --
Net cash provided by (used in) operating
  activities........................................      --             1,140           272        (234)       939       --
Net cash provided by (used in) financing
  activities........................................      --              (425)       11,960          63        178       --
Net cash (used in) investing activities.............      --              (145)      (12,375)       (432)      (567)      --

                                                          1992
                                                      -------------
                                                       (UNAUDITED)
BALANCE SHEET DATA:
Commercial real estate, before accumulated
  depreciation......................................    $  16,080
Total assets........................................       15,645
Mortgages and notes payable.........................        9,500
Accrued interest payable............................        4,757
Minority interest...................................            0
Owners' equity (deficit)............................       (8,449)
OTHER DATA:
Funds from operations...............................       --
Net cash provided by (used in) operating
  activities........................................       --
Net cash provided by (used in) financing
  activities........................................       --
Net cash (used in) investing activities.............       --


------------------------

(1) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ('NAREIT') in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                                  RISK FACTORS

    An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information before making a decision to purchase Common Stock in the Offering.

THE COMPANY'S DEPENDENCE ON THE MIDTOWN MARKETS DUE TO LIMITED GEOGRAPHIC
  DIVERSIFICATION COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL PERFORMANCE

    All of the Properties are located in midtown Manhattan. Like other office markets, the Midtown Markets have experienced downturns in the past, including most recently in the late 1980s and early 1990s, and future declines in the New York metropolitan economy or the Midtown Markets could adversely affect the Company's financial performance. The Company's financial performance and its ability to make distributions to stockholders are therefore dependent on conditions in the New York metropolitan economy and the Midtown Markets. The Company's revenue and the value of its properties may be affected by a number of factors, including the economic climate in metropolitan New York (which may be adversely affected by business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics, increased telecommuting, infra-structure quality, New York State and New York City budgetary constraints and priorities and other factors) and conditions in the Midtown Markets (such as oversupply of or reduced demand for office space). There can be no assurance as to the continued growth of the New York metropolitan economy, the continued strength of the Midtown Markets or the future growth rate of the Company.

THERE IS NO ASSURANCE THAT THE COMPANY IS PAYING FAIR MARKET VALUE FOR THE
  PROPERTIES

    The amount of consideration in the Company to be received by SL Green and certain related parties in the Formation Transactions was not determined as a result of arm's length negotiations with such persons or with purchasers in the Offering. The amount of consideration to be paid by the Company to acquire interests in the Properties was determined by SL Green, and SL Green and certain related persons will receive substantial economic benefits as a result of the consummation of the Formation Transactions and the Offering. See "Structure and Formation of the Company--Benefits to Related Parties." No independent valuations or appraisals of the Properties were obtained by the Company in connection with the acquisition of property interests in the Formation Transactions. Accordingly, there can be no assurance that the consideration to be paid by the Company for these interests represents the fair market value thereof or that such consideration does not exceed the estimates of value.

    The valuation of the Company has not been determined by a valuation of its assets, but instead has been determined by SL Green and the Underwriters based upon a capitalization of the Company's pro forma Funds from Operations, estimated cash available for distribution and potential for growth, and the other factors discussed under "Underwriting." Prudential Securities Incorporated will act as "qualified independent underwriter" in connection with the Offering. See "Underwriting." In determining the estimated initial public offering price, certain assumptions were made concerning the estimate of revenue to be derived from the Properties. See "Distributions." This methodology has been used because management believes that it is appropriate to value the Company as an ongoing business, rather than with a view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Company. There can be no assurance that the price paid by the Company for its interests in the Properties and for its other assets will not exceed the fair market value of such assets, and it is possible that the market value of the Common Stock may exceed stockholders' proportionate share of the aggregate fair market value of such assets.

CONFLICTS OF INTEREST IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE
  COMPANY COULD ADVERSELY AFFECT THE COMPANY


    A SALE OF, OR REDUCTION IN MORTGAGE INDEBTEDNESS ON, ANY OF THE PROPERTIES WILL HAVE DIFFERENT EFFECTS ON HOLDERS OF UNITS THAN ON STOCKHOLDERS. Certain holders of Units, consisting of Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities, may experience different and more adverse tax consequences compared to those experienced by holders of shares of Common Stock or other holders of Units upon the sale of, or reduction of mortgage indebtedness on, any of the Properties. Therefore, such holders and the Company, may have different objectives regarding the appropriate pricing and timing of any sale of, or reduction of mortgage indebtedness on the Properties, and regarding the appropriate characteristics of additional properties to be considered for acquisition. Mr. Green and members of his immediate family, will be holders of Units, and their status as holders of Units may influence the Company not to sell particular properties, or not to pay down mortgage indebtedness on particular properties, even though such sales or debt paydowns might otherwise be financially advantageous to the Company and its stockholders. See "--Limitations on Ability to Sell or Reduce the Mortgage Indebtedness on Certain Properties Could Adversely Affect the Value of the Common Stock" below.


    THE COMPANY MAY PURSUE LESS VIGOROUS ENFORCEMENT OF TERMS OF CONTRIBUTION AND OTHER AGREEMENTS BECAUSE OF CONFLICTS OF INTEREST WITH CERTAIN
OFFICERS. Certain SL Green entities (Hippomenes Associates, LLC, 64-36 Realty Associates, 673 First Associates, L.P., Green 6th Avenue Asociates, L.P., S.L. Green Realty, Inc., S.L. Green Properties, Inc. and EBG Midtown South Corp.) have ownership interests in the Properties and in the other assets to be acquired by the Company. Following the completion of the Offering and the Formation Transactions, the Company, under the agreements relating to the contribution of such interests, will be entitled to indemnification and damages in the event of breaches of representations or warranties made by such SL Green entities. In addition, Stephen L. Green, David J. Nettina, Nancy A. Peck, Steven
H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen will enter into employment and noncompetition agreements with the Company pursuant to which they will agree, among other things, not to engage in certain business activities in competition with the Company. See "Management--Employment and Noncompetition Agreements." To the extent that the Company chooses to enforce its rights under any of these contribution, employment and noncompetition agreements, it may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might because of its desire to maintain its ongoing relationship with the individual involved.


    CONFLICTS OF INTEREST WILL EXIST IN FUTURE DEALINGS WITH AFFILIATES OF THE COMPANY. After the completion of the Offering and the Formation Transactions, two SL Green entities owned by a son of Stephen L. Green (First Quality Maintenance, L.P. and Classic Security LLC) may provide cleaning and security services to office properties, including the Company's Properties. These entities currently provide such services at the Properties. See "Certain Relationships and Transactions--Cleaning Services" and "--Security Services." Although management believes, based on its knowledge of the Class B Manhattan office market obtained over the 17 year operating history of SL Green, that the terms and conditions of the contracts pursuant to which these services would be provided would not be less favorable to the Company than those which could have been obtained from a third party-providing comparable services, such contracts will not be the result of arm's length negotiations and, therefore, there can be no assurance to this effect. The Company has adopted certain policies relating to conflicts of interest. These policies include a resolution adopted by the Company's Board of Directors which requires all transactions in which executive officers or directors have a material conflicting interest to that of the Company to be approved by a majority of the disinterested directors or by the holders of a majority of the shares of Common Stock held by disinterested stockholders. There can be no assurance, however, that the Company's policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders. See "Policies with Respect to Certain Activities-- Conflict of Interest Policies."

    OUTSIDE INTERESTS OF OFFICERS AND DIRECTORS COULD CONFLICT WITH THE COMPANY'S INTERESTS. Certain officers and directors of the Company will continue to own direct and indirect interests in office properties and other real estate assets, which interests may give rise to certain conflicts of interest concerning the fulfillment of their responsibilities as officers and directors of the Company. See "The Properties--Assets Not Being Transferred to the Company." For a discussion of the role of the Company's disinterested directors and the Company's policies and agreements designed to minimize any adverse effects from these conflicts of interest, see "Policies with Respect to Certain Activities--Conflict of Interest Policies."

ESTIMATED INITIAL CASH AVAILABLE FOR DISTRIBUTION WILL NOT BE SUFFICIENT TO MAKE
  DISTRIBUTIONS AT EXPECTED LEVELS

    The Company's estimated initial annual distributions represent 106% of the Company's estimated initial cash available for distribution for the twelve months ending June 30, 1998. Accordingly, it is expected that the Company initially will be unable to pay its estimated initial annual distribution of $1.40 per share to stockholders out of cash available for distribution as calculated under "Distributions" below. Under such circumstances, the Company could be required to fund distributions from working capital (expected to aggregate approximately $6.2 million upon completion of the Offering), draw down under the Line of Credit, if available, to provide funds for such distribution, or to reduce the amount of such distribution. In the event the Underwriters' over-allotment is exercised, pending investment of the proceeds therefrom, the Company's ability to pay such distribution out of cash available for distribution may be further adversely affected.

THE COMPANY MAY NOT ACHIEVE EXPECTED RETURNS ON RECENTLY ACQUIRED PROPERTIES AND
  PROPERTY ACQUISITIONS

    The Company is experiencing a period of rapid growth. The Company's ability to manage its growth effectively will require it to integrate successfully its new acquisitions. Including the Acquisition Properties, three of the Properties have relatively short or no operating history under management by SL Green. SL Green has had limited control over the operation of these Properties, and such Properties may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential. No assurance can be given as to the future operating performance of these Properties under the Company's management.


    The Company is currently under contract to acquire three Class B office properties encompassing approximately 1.0 million rentable square feet. See "The Properties--Acquisition Properties." In addition, the Company will own options to purchase interests in two additional Class B office properties containing approximately 800,000 rentable square feet of office space and approximately 250,000 rentable square feet of office space, respectively. See "The Properties--The Option Properties." In the future, the Company expects to acquire additional office properties. As noted above, acquisitions entail the risk that investments will fail to perform in accordance with expectations, including operating and leasing expectations. The Company anticipates that certain of its acquisitions will be financed using the proceeds of periodic equity or debt offerings, lines of credit or other forms of secured or unsecured financing that will result in a risk that permanent financing for newly acquired projects might not be available or would be available only on disadvantageous terms. If permanent debt or equity financing is not available on acceptable terms to refinance acquisitions undertaken without permanent financing, further acquisitions may be curtailed or cash available for distribution may be adversely affected. In addition, it is anticipated that acquisition risks may be heightened for acquisitions of Manhattan office properties due to the large size of many Manhattan office properties and the complexity of acquisition transactions in the Manhattan office market. See "--Other Risks of Ownership of Common Stock Could Adversely Affect the Trading Price of the Common Stock--The Company's dependence on external sources of capital could adversely affect the Common Stock price" below.

    To the extent any future growth of the Company is accompanied by the issuance of additional shares of Common Stock, any such issuance could have the effect of diluting existing stockholders' interests in the Company.

LIMITATIONS ON ABILITY TO SELL OR REDUCE THE MORTGAGE INDEBTEDNESS ON CERTAIN
  PROPERTIES COULD ADVERSELY AFFECT THE VALUE OF THE COMMON STOCK


    In connection with the solicitation of approval of partners or members in the various Property-owning entities to transfer their interests to the Company, the Company agreed to certain restrictions relating to future capital transactions involving two of the Properties. Pursuant to the Lock-out Provisions, the Company may not sell its interest in (except in certain events, including certain transactions that would not result in the recognition of any gain for tax purposes) or, earlier than one year prior to its maturity, reduce the mortgage indebtedness (other than pursuant to scheduled amortization) on 673 First Avenue or 470 Park Avenue South during the Lock-out Period without, in the case of each such Property, the consent of holders of 75% of the Units originally issued to limited partners in the Operating Partnership (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) who immediately prior to completion of the Formation Transactions owned direct or indirect interests in such Property that remain outstanding at the time of such vote (other than Units held by the Company and Units the adjusted tax basis of which have been increased to reflect fair market value through a taxable disposition or otherwise). (This vote requirement does not apply to a sale of all or substantially all of the assets of the Operating Partnership, but such a transaction during the Lock-out Period generally would require the approval of the holders, as a group, of 75% of the aggregate Units originally issued with respect to 673 First Avenue and 470 Park Avenue South that remain outstanding (excluding Units held by the Company and Units the adjusted tax basis of which have been increased to reflect fair market value through a taxable disposition or otherwise) unless the transaction would not result in the recognition of any gain for tax purposes with respect to such Units and certain other conditions are satisfied.) In addition, during the Lock-out Period, the Company is obligated to use commercially reasonable efforts, commencing one year prior to the stated maturity, to refinance at maturity (on a basis that is nonrecourse to the Operating Partnership and the Company, with the least amount of principal amortization as is available on commercially reasonable terms) the mortgage indebtedness secured by each of these two Properties at not less than the principal amount outstanding on the maturity date. Finally, during the Lock-out Period, the Company may not incur debt secured by either of these two Properties if the amount of the new debt would exceed the greater of 75% of the value of the Property securing the debt or the amount of existing debt being refinanced (plus costs associated therewith). Thus, the Lock-out Provisions materially restrict the Company from selling or otherwise disposing of its interest in, or refinancing indebtedness encumbering, 673 First Avenue and 470 Park Avenue South without obtaining such consents. The Lock-out Provisions apply even if it would otherwise be in the best interest of the stockholders for the Company to sell its interest in these two Properties, reduce the outstanding indebtedness with respect to either of these Properties or not refinance such indebtedness on a nonrecourse basis at maturity, or increase the amount of indebtedness with respect to these two Properties.


    The Lock-out Provisions may impair the ability of the Company to take actions during the Lock-out Period that would otherwise be in the best interests of the Company's stockholders and, therefore, may have an adverse impact on the value of the Common Stock (relative to the value that would result if the Lock-out Provisions did not exist). In particular, the Lock-out Provisions could preclude the Operating Partnership (and thus the Company) from participating in certain major transactions that could result in a disposition of the Operating Partnership's assets or a change in control of the Company that would result in the recognition of gain with respect to the holders of Units issued with respect to 673 First Avenue or 470 Park Avenue South even though such disposition or change in control might be in the best interests of the stockholders. See "Partnership Agreement--Operational Matters--Sales of Assets."

    The Company anticipates that, in connection with future acquisitions of interests in properties in which the Company uses Units as consideration, the Company may agree to limitations on its ability to sell, or reduce the amount of mortgage indebtedness on, such acquired properties, which may increase the Company's leverage. Such limitations may impair the Company's ability to take actions that would otherwise be in the best interests of its stockholders and, therefore, may have an adverse impact on the value of the Common Stock (relative to the value that would result if such limitations did not exist). Such possible future limitations, together with the Lock-out Provisions, may restrict the ability of the Company to sell substantially all of its assets, even if such a sale would be in the best interests of its stockholders.

THE MANAGING UNDERWRITER WILL RECEIVE MATERIAL BENEFITS


    Lehman Brothers Inc. ("Lehman"), the lead managing underwriter of the Offering, and certain of its affiliates will receive material benefits from the Offering and the Formation Transactions in addition to underwriting discounts and commissions. The Company will pay Lehman an advisory fee equal to 0.75% of the gross proceeds of the Offering (including any exercise of the Underwriters' overallotment option) for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT. Affiliates of Lehman will be repaid the LBHI Loan in the aggregate principal amount of approximately $40 million made to certain affiliates of the Company prior to the Offering and will receive an administrative fee of up to .02% in connection with a credit facility being arranged for the Company in anticipation of the establishment of a revolving line of credit being negotiated by the Company and Lehman. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "The Properties--Credit Facility" and "Underwriting." Prudential Securities Incorporated will act as "qualified independent underwriter" in connection with the Offering. See "Underwriting."


THE ABILITY OF STOCKHOLDERS TO EFFECT A CHANGE OF CONTROL OF THE COMPANY IS
  LIMITED

    STOCK OWNERSHIP LIMIT IN THE CHARTER COULD INHIBIT CHANGES IN CONTROL. In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"). In order to protect the Company against the risk of losing REIT status due to a concentration of ownership among its stockholders, the Company's Articles of Incorporation (the "Charter") limits ownership of the issued and outstanding Common Stock by any single stockholder to 9.0% of the lesser of the number or value of the outstanding shares of Common Stock from time to time (the "Ownership Limit"). See "Capital Stock-- Restrictions on Transfer." Although the Board of Directors presently has no intention of doing so, the Board of Directors could waive these restrictions if evidence satisfactory to the Board of Directors and the Company's tax counsel was presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT and the Board of Directors otherwise decided such action would be in the best interests of the Company. Shares acquired or transferred in breach of the limitation will be automatically transferred to a trust for the exclusive benefit of one or more charitable organizations and the purchaser-transferee shall not be entitled to vote or to participate in dividends or other distributions. In addition, shares of Common Stock acquired or transferred in breach of the limitation may be purchased from such trust by the Company for the lesser of the price paid and the average closing price for the ten trading days immediately preceding redemption. A transfer of shares to a person who, as a result of the transfer, violates the Ownership Limit will be void. See "Capital Stock--Restrictions on Transfer" for additional information regarding the Ownership Limit.

The Ownership Limit may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders. See "Capital Stock--Restrictions on Transfer."

    POTENTIAL EFFECTS OF STAGGERED BOARD COULD INHIBIT CHANGES IN CONTROL. The Company's Board of Directors will be divided into three classes. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The staggered terms for directors may reduce the possibility of a tender offer or an attempt to effect a change in control of the Company, even if a tender offer or a change in control would be in the best interests of the stockholders.

    FUTURE ISSUANCES OF COMMON STOCK COULD DILUTE EXISTING STOCKHOLDERS' INTERESTS. The Charter authorizes the Board of Directors to issue additional shares of Common Stock without stockholder approval. Any such issuance could have the effect of diluting existing stockholders' interests in the Company.

    ISSUANCES OF PREFERRED STOCK COULD INHIBIT CHANGES IN CONTROL. The Charter authorizes the Board of Directors to issue up to 25 million shares of preferred stock, $.01 par value per share (the "Preferred Stock" and, together with the Common Stock, the "Stock"), to reclassify unissued shares of Stock, and to establish the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each such class or series of any Preferred Stock issued. No shares of Preferred Stock will be issued or outstanding as of the closing of the Offering.

    CERTAIN PROVISIONS OF MARYLAND LAW COULD INHIBIT CHANGES IN CONTROL.
Certain provisions of the Maryland General Corporation Law (the "MGCL") may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of impeding a change in control of the Company under circumstances that otherwise could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. The Company has opted out of these provisions of the MGCL, but the Board of Directors may elect to adopt these provisions in the future. See "Certain Provisions of Maryland Law and the Company's Charter and ByLaws."


DEPENDENCE ON SMALLER AND GROWTH-ORIENTED BUSINESSES TO RENT CLASS B OFFICE
  SPACE COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW



    Many of the tenants in the Properties are smaller and growth-oriented businesses that may not have the financial strength of larger corporate tenants. Smaller companies generally experience a higher rate of failure than large businesses. Growth-oriented firms may seek other office space, including Class A space, as they develop. Dependence on these companies could create a higher risk of tenant defaults and bankruptcies, which could adversely affect the Company's distributable cash flow and ability to make expected distributions to stockholders.


THE COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE
  REAL ESTATE INDUSTRY

    THE COMPANY'S ABILITY TO MAKE DISTRIBUTIONS IS DEPENDENT UPON THE ABILITY OF ITS OFFICE PROPERTIES TO GENERATE INCOME IN EXCESS OF OPERATING EXPENSES. Real estate investments are subject to varying degrees of risk. The yields available from equity investments in real estate and the Company's ability to service debt depend in large part on the amount of income generated, expenses incurred and capital expenditures required. The Company's income and ability to make distributions to its stockholders is dependent upon the ability of its office properties to generate income in excess of its requirements to meet operating expenses, including debt service and capital expenditures. The Company's income from office properties and the value of its properties may be significantly adversely affected by a number of factors, including national, state and local economic climates and real estate conditions (such as an oversupply of or a reduction in demand for office space in the area; the perceptions of tenants and prospective tenants of the safety, convenience and attractiveness of the Company's properties; the Company's ability to provide adequate management, maintenance and insurance; the quality, philosophy and performance of the Company's management; competition from comparable properties; the occupancy rate of the Company's properties; the ability to collect on a timely basis all rent from tenants; the effects of any bankruptcies or insolvencies of major tenants; the expense of periodically renovating, repairing and re-leasing space (including, without limitation, substantial tenant improvement costs and leasing costs of re-leasing office space); and increasing operating costs (including increased real estate taxes) which may not be passed through fully to tenants). In addition, income from properties and real estate values also are affected by such factors as the cost of compliance with laws, including zoning and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing. Certain significant expenditures associated with equity investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) also may not be reduced if circumstances cause a reduction in income from a property. If any of the above occurred, the Company's ability to make expected distributions to its stockholders could be adversely affected.

    TENANT DEFAULTS AND BANKRUPTCIES COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Substantially all of the Company's income will be derived from rental income from its properties and, consequently, the Company's distributable cash flow and ability to make expected distributions to stockholders would be adversely affected if a significant number of tenants at its properties failed to meet their lease obligations. At any time, a tenant at a property in which the Company has an interest may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease, thereby causing a reduction in the Company's cash flow and, possibly, the amounts available for distribution to stockholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and ability to make expected distributions to its stockholders could be adversely affected. While SL Green has not experienced any significant interruption of its cash flow due to tenant defaults in the past five years, no assurance can be given that the Company will not experience significant tenant defaults in the future.

    LEASE EXPIRATIONS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Company will be subject to the risk that upon expiration of leases for space located in the Properties, the leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of 2.3% and 3.4% of the total leased square feet at the Properties expire during 1997 and 1998, respectively.

    ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to sell and purchase properties promptly in response to changes in economic or other conditions. In addition, the Code places limits on the Company's ability to sell properties held for fewer than four years, and the Lock-out Provisions impose certain special restrictions with respect to the sale of certain of the Properties during the Lock-out Period. These considerations could make it difficult for the Company to sell properties, even if a sale were in the best interests of the Company's stockholders.

    OPERATING COSTS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air conditioning ("HVAC"); elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, repairs and maintenance. While the Company's tenants generally are currently obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost saving incentive measures at each of its Properties, if any of the above occurs, the Company's ability to make distributions to stockholders could be adversely affected.

    INVESTMENTS IN MORTGAGE LOANS COULD CAUSE EXPENSES WHICH COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Upon completion of the Formation Transactions, the Company will acquire a mortgage interest in the Bar Building and 1372 Broadway, which mortgage interests will provide the Company with substantially all control over and economic interest derived from such Properties. See "The Properties--36 West 44th Street (The Bar Building)" and "--Acquisition Properties--1372 Broadway." To the extent the Company invests in mortgage loans, such mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, the Company may have to foreclose its mortgage or protect its investment by acquiring title to a property and thereafter making substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Relatively high "loan-to-value" ratios and declines in the value of the property may prevent the Company from realizing an amount equal to its mortgage loan upon foreclosure.

    JOINT VENTURE INVESTMENTS COULD BE ADVERSELY AFFECTED BY THE COMPANY'S LACK OF SOLE DECISION-MAKING AUTHORITY AND RELIANCE UPON A CO-VENTURER'S FINANCIAL CONDITION. The Company may co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that the Company's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company and contrary to the Company's policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither the Company nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, the Company may in certain circumstances be liable for the actions of its third-party partners or co-venturers. The Company will seek to maintain sufficient control of such entities to permit it to achieve its business objectives.

    THE EXPIRATION OF NET LEASES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. As described herein, upon completion of the Offering, with respect to three of the Properties (35 West 43rd Street (a part of the Bar Building), 673 First Avenue and 1140 Avenue of the Americas), the Company will hold a long-term leasehold interest in the land and the improvements. Accordingly, unless the Company can purchase the subject real estate or extend the terms of these leases before their expiration, the Company will lose its interest in the improvements and land upon expiration of the leases, the remaining terms of which exceeds 83 years in the case of 35 West 43rd Street, 40 years in the case of 673 First Avenue and 19 years (with an option to extend for a further 50 year term) in the case of 1140 Avenue of the Americas. The lease for 35 West 43rd Street contains a right of first refusal (which will run for the benefit of the Company), to purchase fee title to the land and building if the owner desires to sell its interest. The lease for 673 First Avenue contains a right of first offer (which will run for the benefit of the Company), whereby if the current fee owner of the Property wishes to create a new underlying lease of the land and building (the term of which would extend beyond the term of the existing lease), then the Company will have a right of first offer to enter into the new underlying lease. See "The Properties."

    THE COMPANY'S FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED DUE TO ITS RELIANCE ON MAJOR TENANTS. On a pro forma basis (giving effect to signed leases in effect as of June 30, 1997) during the twelve months ended June 30, 1997, four tenants (Kallir, Philips, Ross Inc., a subsidiary of The Omnicom Group Ltd., New York

Hospital, Gibbs & Cox and Newbridge Communications) each accounted for more than 3% of the Company's pro forma total annualized rental revenues and 12 tenants collectively accounted for approximately 34.1% of the Company's pro forma total annualized rental revenues. In addition, New York Hospital occupied 65,000 rentable square feet of additional space pursuant to subleases. See "The Properties--The Portfolio--Tenant Diversification." The Company would be adversely affected in the event of a bankruptcy or insolvency of, or a downturn in the business of, any major tenant which resulted in a failure or delay in such tenant's rent payments.

THE COMPANY'S USE OF DEBT FINANCING, INCREASES IN INTEREST RATES, FINANCIAL
  COVENANTS AND ABSENCE OF LIMITATION ON DEBT COULD ADVERSELY AFFECT THE COMPANY

    THE REQUIRED REPAYMENT OF DEBT OR INTEREST THEREON COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk of violating loan covenants, the risk of rising interest rates on the Company's variable rate debt and the risk that the Company will not be able to repay or refinance existing indebtedness on its properties at maturity (which generally will not have been fully amortized at maturity) or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. There can be no assurance that the Company will be able to refinance any indebtedness it may incur or otherwise obtain funds by selling assets or raising equity to make required payments on indebtedness. In addition, the Company's ability to sell certain Properties or refinance indebtedness encumbering such Properties will be restricted by the Lock-Out Provisions.

    If one or more properties are mortgaged to secure payment of indebtedness and the Company is unable to generate funds to cover debt service, the mortgage securing such properties could be foreclosed upon by, or such properties could otherwise be transferred to, the mortgagee with a consequent loss of income and asset value to the Company. Although no Property owned or controlled by SL Green has been subject to bankruptcy proceedings, during the downturn in the real estate market in the late 1980s and early 1990s, certain real estate assets (including one office property in Manhattan and one office property in Hempstead, New York) owned by partnerships affiliated with SL Green did not generate sufficient cash flow to service the debt secured by such properties. As a result, the partnerships which owned these properties have transferred or agreed to transfer the properties to the lenders in satisfaction of the loans.

    RISING INTEREST RATES COULD ADVERSELY AFFECT THE COMPANY'S CASH
FLOW. Advances under the Credit Facility (defined below) will bear interest at a variable rate. In addition, the Company may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Accordingly, increases in interest rates could increase the Company's interest expense, which could adversely affect the Company's ability to pay expected distributions to stockholders.


    CREDIT FACILITY REQUIREMENTS COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO MAKE EXPECTED DISTRIBUTIONS. Subject to negotiation of mutually satisfactory covenants and other terms, LBHI has agreed to provide the Company with a $75 million revolving credit facility (the "Credit Facility") that will be used to facilitate acquisitions and for working capital purposes. Although the Company expects that the Credit Facility will be established shortly after the completion of the Offering, there can be no assurance at this time as to whether the Company will be successful in obtaining the Credit Facility or, if the Credit Facility is established, the final terms thereof. While none of the Company's Properties are currently subject to cross-default or cross-collateralization provisions, there can be no assurance that the Credit Facility or other future forms of financing will not contain such provisions.


    It is anticipated that borrowings under the Credit Facility will be secured by a first mortgage lien on certain Properties in which the Operating Partnership will acquire interests therein in connection with the Formation Transactions. If payments required under the Credit Facility cannot be made or if there should occur other events of default, the lender may seek to foreclose on those assets securing borrowings under the Credit Facility which could have a material adverse effect on the ability of the Company to make expected distributions to stockholders and distributions required by the REIT provisions of the Code. In addition, upon expiration of the term of the Credit Facility, it is anticipated that the Operating Partnership will be required to obtain an extension or renewal of the Credit Facility or refinance borrowings thereunder through the issuance of debt or equity securities or alternative lending sources. See "The Properties--Credit Facility."

    THE COMPANY'S POLICY OF NO LIMITATION ON DEBT COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Upon completion of the Offering and the Formation Transactions, the debt to market capitalization ratio ("Debt Ratio") of the Company will be approximately 15.0%. The Company currently has a policy of incurring debt only if upon such incurrence the Company's Debt Ratio would be 50% or less. However, the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary in order for the Company to continue to qualify as a REIT. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash available for distribution to stockholders and could increase the risk of default on the Company's indebtedness. See "Policies with Respect to Certain Activities--Financing Policies."

    The Company has established its debt policy relative to the total market capitalization of the Company rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated original cost of real property, the Company's primary tangible assets) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company also will consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service.

PURCHASERS OF COMMON STOCK IN THE OFFERING WILL EXPERIENCE IMMEDIATE AND
  SUBSTANTIAL
  BOOK VALUE DILUTION


    As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the estimated initial public offering price per share in the Offering. Accordingly, purchasers of the Common Stock offered hereby will experience immediate and substantial dilution of $7.02 in the net tangible book value of the Common Stock from the assumed initial public offering price. See "Dilution."


FAILURE TO QUALIFY AS A REIT WOULD CAUSE THE COMPANY TO BE TAXED AS A
  CORPORATION

    THE COMPANY WILL BE TAXED AS A CORPORATION IF IT FAILS TO QUALIFY AS A
REIT. The Company intends to operate so as to qualify as a REIT for Federal income tax purposes. The Company expects to qualify as a REIT, but no assurance can be given that it will so qualify or be able to remain so qualified. The Company has received an opinion of its counsel, Brown & Wood LLP, that, based on certain assumptions and representations, the Company is organized in conformity with the requirements for qualification as a REIT under the Code and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its stockholders. Because the Company has no history of operating so as to qualify as a REIT, there can be no assurance that the Company will do so successfully. See "Material Federal Income Tax Consequences--Taxation of the Company--Failure to Qualify."

    If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its stockholders in computing its taxable income and would be subject to Federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. In addition, although the Company intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of stockholders holding at least a majority of all of the outstanding shares of Common Stock, to revoke the REIT election. Furthermore, no assurance can be given that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the Company's qualification as a REIT or the Federal income tax consequences of such qualification. See "Material Federal Income Tax Consequences."

    TO QUALIFY AS A REIT THE COMPANY MUST MAINTAIN MINIMUM DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, the Company generally will be required each year to distribute to its stockholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company may be subject to income and excise tax if the Company does not meet certain distribution requirements. See "Material Federal Income Tax
Consequences--Taxation of the Company--Annual Distribution Requirements."

    The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid income and excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its stockholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses, and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, could require the Company, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid income and excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which could require the Company to borrow funds or to sell assets to fund the costs of such items.

    OTHER TAX LIABILITIES COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Even if the Company qualifies as a REIT, it will be subject to certain Federal, state and local taxes on its income and property. In particular, the Company will derive a portion of its operating cash flow from the activities of the Service Corporations, which will be subject to Federal, state and local income tax. See "Material Federal Income Tax Consequences--Other Tax Considerations--Service Corporations."

LACK OF OPERATING HISTORY AND INEXPERIENCE OF MANAGEMENT IN OPERATING A REIT
  COULD
  AFFECT REIT QUALIFICATION

    The Company has been recently organized and has no operating history. The Company's Board of Directors and executive officers will have overall responsibility for management of the Company. Although certain of the Company's executive officers and directors have extensive experience in the acquisition, management and financing of office and other real properties, none of the executive officers or directors has prior experience in operating a business in accordance with the Code requirements for maintaining qualification as a REIT. Failure to maintain REIT status would have an adverse effect on the Company's ability to make anticipated distributions to stockholders. There can be no assurance that the past experience of management will be appropriate to the business of the Company.

COMPETITION IN ITS MARKETPLACE COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S
  RESULTS OF OPERATIONS

    All of the Properties are located in highly developed areas of midtown Manhattan that include a large number of other office properties. Manhattan is by far the largest office market in the United States and contains more rentable square feet than the next six largest central business district office markets in the United States combined. Of the total inventory of 378 million rentable square feet in Manhattan, approximately 173 million rentable square feet is comprised of Class B office space and 205 million rentable square feet is comprised of Class A office space. Class A office properties are generally newer than Class B office properties, have higher finishes and command higher rental rates. Many tenants have been attracted to Class B properties in part because of their relatively less expensive rental rates (as compared to Class A properties) and the tightening of the Class A office market in midtown Manhattan. See "Market Overview." Consequently, an increase in vacancy rates and/or a decrease in rental rates for Class A office space would likely have an adverse effect on rental rates for Class B office space. Also, the number of competitive Class B office properties in Manhattan (some of which are newer and better located) could have a material adverse effect on the Company's ability to lease office space at its properties, and on the effective rents the Company is able to charge.

    In addition, the Company may compete with other property owners that have greater resources than the Company. In particular, although currently no other publicly traded REITs have been formed primarily to own, operate and acquire Manhattan Class B office properties, the Company may in the future compete with such other REITs. In addition, the Company may face competition from other real estate companies (including other REITs that currently invest in markets other than Manhattan) that have greater financial resources than the Company or that are willing to acquire properties in transactions which are more highly leveraged than the Company is willing to undertake. The Company also will face competition from other real estate companies that provide management, leasing, construction and other services similar to those to be provided by the Service Corporations. In addition, certain requirements for REIT qualification may in the future limit the Company's ability to increase operations conducted by the Service Corporations without jeopardizing the Company's qualification as a REIT. See "Material Federal Income Tax Consequences--Other Tax Considerations--Service Corporations."

THE FINANCIAL CONDITION OF THIRD-PARTY PROPERTY MANAGEMENT, LEASING AND
  CONSTRUCTION BUSINESSES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL
  CONDITION

    The Company will be subject to the risks associated with the management, leasing and construction businesses that will be conducted by the Service Corporations, in which the Operating Partnership will hold a 95% economic interest. These risks include the risk that management and leasing contracts with third party property owners will not be renewed upon expiration (or will be canceled pursuant to cancellation options) or will not be renewed on terms at least as favorable to the Company as current terms, that the rental revenues upon which management, leasing and construction fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties serviced by the Company, and that leasing and construction activity generally will decline. Each of these developments could adversely affect the revenues of the Management Corporation, the Leasing Corporation and the Construction Corporation and could adversely affect the ability of the Company to make expected distributions to its stockholders.

    In order to maintain its qualification as a REIT, the Company will not have voting control over the Service Corporations. The Service Corporation LLC will own 100% of the voting common stock (representing 5% of the economic interest) of each of the Service Corporations. As a result, the Company will not have the ability to elect or remove any members of the board of directors of the Management Corporation, the Leasing Corporation or the Construction Corporation, and, therefore, its ability to influence the day-to-day decisions of the Service Corporations will be limited. As a result, the boards of directors or management of the Service Corporations may implement business policies or decisions that might not have been implemented by persons elected by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely affect the ability of the Company to make expected distributions to the Company's stockholders.

LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT THE COMPANY'S
  FINANCIAL CONDITION

    Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with any contamination. In addition, some environmental laws create a lien on a contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of hazardous substances. The cost of any required remediation and the owner's liability therefore as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. No assurances can be given that (i) a prior owner, operator or occupant, such as a tenant, did not create a material environmental condition not known to the Company or SL Green, (ii) a material environmental condition with respect to any Property does not exist, or (iii) future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in the imposition of environmental liability.

    The Company engaged independent environmental consulting firms to perform Phase I environmental site assessments on the Properties in order to assess existing environmental conditions. All of the Phase I assessments have been conducted since March 1997, except for the Bar Building, where a Phase I assessment was conducted in September 1996. All of the Phase I assessments met the requirements of the American Society for Testing and Materials ("ASTM") Standard Practice for Phase I Environmental Site Assessments (the "ASTM Standard"). Under the ASTM Standard, a Phase I environmental site assessment consists of a site visit, a historical record review, a review of regulatory agency data bases and records, interviews, and a report, with the purpose of identifying potential environmental concerns associated with real estate. The Phase I assessments conducted at the Properties also addressed certain issues that are not covered by the ASTM Standard, including asbestos, radon, lead-based paint and lead in drinking water. These environmental site assessments did not reveal any known environmental liability that the Company believes will have a material adverse effect on the Company's financial condition or results of operations or would represent a material environmental cost, nor is the Company aware of any such material environmental liability. See "The Properties--Environmental Matters."

OTHER RISKS OF OWNERSHIP OF COMMON STOCK COULD ADVERSELY AFFECT THE TRADING
  PRICE
  OF THE COMMON STOCK

    ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON STOCK COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. Prior to the completion of the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained or that shares of Common Stock will be resold at or above the assumed initial public offering price. The initial public offering price of the Common Stock will be determined by agreement among the Company and the underwriters and may not be indicative of the market price for the Common Stock after the completion of the Offering. See "Underwriting."

    AVAILABILITY OF SHARES FOR FUTURE SALE COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. Beginning up to two years after the completion of the Offering (or less in certain circumstances), holders of Units may be able to sell shares of Common Stock received upon exercise of their redemption right in the public market pursuant to registration or available exemptions from registration. Furthermore, a substantial number of shares of Common Stock will, pursuant to employee benefit plans, be issued or reserved for issuance from time to time, including shares of Common Stock reserved for issuance pursuant to options issued concurrently with the completion of the Offering, and these shares of Common Stock will be available for sale in the public market from time to time pursuant to exemptions from registration or upon registration. No prediction can be made about the effect that future sales of shares of Common Stock will have on the market price of the Common Stock.

    CHANGES IN MARKET CONDITIONS COULD ADVERSELY AFFECT THE COMMON STOCK
PRICE. As with other publicly traded equity securities, the value of the Common Stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Stock are the following: the extent to which a secondary market develops for the Common Stock following the completion of the Offering; the extent of institutional investor interest in the Company; the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); the Company's financial performance; and general stock and bond market conditions. Although the offering price of the Common Stock will be determined by the Company in consultation with the underwriters, there can be no assurance that the Common Stock will not trade below the offering price following the completion of the offering.

    GROWTH POTENTIAL AND CASH DISTRIBUTIONS COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. It is generally believed that the market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the value of the underlying assets. For that reason, shares of Common Stock may trade at prices that are higher or lower than the net asset value per share of Common Stock or per Unit. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Stock. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the Common Stock. If the market price of the Common Stock declined significantly, the Company might breach certain covenants with respect to future debt obligations, which breach might adversely affect the Company's liquidity and the Company's ability to make future acquisitions.

    CHANGES IN MARKET INTEREST RATES COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. One of the factors that will influence the price of the Common Stock will be the dividend yield on the Common Stock (as a percentage of the price of the Common Stock) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of Common Stock to expect a higher dividend yield, which would adversely affect the market price of the Common Stock.

    UNRELATED EVENTS COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. As with other publicly traded equity securities, the value of the Common Stock will depend upon various market conditions, including conditions unrelated to the New York metropolitan economy, the Manhattan office market or real estate investments generally. Thus, events which depress equity market prices may not have any effect on real estate market values, and shares of Common Stock may trade at prices below the Company's net asset value.

    THE COMPANY'S DEPENDENCE ON EXTERNAL SOURCES OF CAPITAL COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. In order to qualify as a REIT under the Code, the Company generally is required each year to distribute at least 95% of its net taxable income (excluding any net capital gain). See "Material Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements." Because of these distribution requirements, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the Common Stock. Moreover, additional equity offerings may result in substantial dilution of stockholders' interests in the Company, and additional debt financing may substantially increase the Company's leverage. See "Policies with Respect to Certain Activities--Financing Policies."

    THE OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS OF THE COMPANY WILL HAVE SUBSTANTIAL INFLUENCE. Upon the completion of the Offering, management of the Company collectively will beneficially own approximately 21% of the issued and outstanding shares of Common Stock and Units (which will be exchangeable by the holders for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis generally after two years). See "Principal Stockholders." In addition, Stephen L. Green and Benjamin P. Feldman will serve on the initial board of directors of the Company. Accordingly, such persons will have substantial influence on the Company, which influence may not be consistent with the interests of other stockholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's stockholders for approval if all or a significant number of their Units are exchanged for shares of Common Stock. In addition, although there is no current agreement, understanding or arrangement for these stockholders to act together on any matter, these stockholders would be in a position to exercise significant influence over the affairs of the Company if they were to act together in the future.

THE COMPANY RELIES ON KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED


    The Company is dependent on the efforts of its executive officers, Stephen
L. Green, Nancy A. Peck, David J. Nettina, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen. The loss of their services could have a material adverse effect on the operations of the Company. As described herein, the Company will not acquire certain real estate assets in which Mr. Green will retain an interest, including interests in various properties in Manhattan including a substantially vacant showroom building, a loft building, an office building the equity of which is controlled by the leasehold mortgagee, retail and other non-office commercial space located in predominantly residential buildings and a warehouse/distribution center located in Pennsylvania. See "The Properties--Assets Not Being Transferred to the Company." It is expected that Mr. Green will not devote a substantial amount of time to the management or operation of these excluded properties. Prior to the completion of the Offering, each of the executive officers, including Mr. Green, will enter into an employment and noncompetition agreement with the Company which will provide, among other items, that each such person will devote substantially all of his or her business time to the Company and will except the excluded assets referred to above from the noncompetition provisions thereof. See "Management--Employment and Noncompetition Agreements."


THE SL GREEN PREDECESSOR HAS HAD HISTORICAL ACCOUNTING LOSSES AND HAS A DEFICIT
  IN OWNERS' EQUITY; THE COMPANY MAY EXPERIENCE FUTURE LOSSES


    The SL Green Predecessor had losses before extraordinary items of approximately $708,000 and $3.4 million in the years ended December 31, 1996 and 1995, respectively, and had a cumulative deficit in owners' equity of approximately $6.3 million as of June 30, 1997. These net losses reflect certain non-cash charges such as depreciation and amortization. These historical results are not indicative of future results. Nonetheless, there can be no assurance that the Company will not incur net losses in the future.


STOCKHOLDER APPROVAL IS NOT REQUIRED TO CHANGE POLICIES OF THE COMPANY

    The investment, financing, borrowing and distribution policies of the Company and its policies with respect to all other activities, including qualification as a REIT, growth, debt, capitalization and operations, will be determined by the Board of Directors. Although it has no present intention to do so, the Board of Directors may amend or revise these policies at any time and from time to time at its discretion without a vote of the stockholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Stock.

UNINSURED LOSSES COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW

    The Company initially will carry comprehensive liability, fire, flood, extended coverage and rental loss (for rental losses extending up to 12 months) with respect to its properties with policy specifications and insured limits customarily carried for similar properties. Certain types of losses (such as from wars, environmental hazards and employee discrimination claims), however, may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose both its capital invested in, and anticipated profits from, one or more of its properties, and may continue to be obligated on the mortgage indebtedness or other obligations related to the property. Any such loss may adversely affect the business of the Company and its financial condition and results of operations.

    It is anticipated that new owner's title insurance policies will not be obtained for two of the Properties in the Core Portfolio (the Bar Building and 1414 Avenue of the Americas) in connection with the Formation Transactions. Each of these Properties is covered by existing title insurance policies insuring the interests of the Property-owning entities. Further, each title insurance policy covering each such Property is for an amount which is less than the current value of the Property. In the event of a loss with respect to a Property relating to a title defect that is in excess of the amount of such title insurance policy, the Company could lose both its capital invested in and anticipated profits from such property.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR
  LAWS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW

    AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodation and commercial facilities are required to meet certain Federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although management of the Company believes that the Properties are substantially in compliance with present requirements of the ADA, the Company may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to the Properties, or restrict certain further renovations thereof, with respect to access by disabled persons. Final regulations under the ADA have not yet been promulgated and the ultimate amount of the cost compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on the Company, they could be substantial. If required changes involve greater expense than the Company currently anticipates, the Company's ability to make expected distributions could be adversely affected.

    OTHER LAWS. The Properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's Funds from Operations and expected distributions.

                                  THE COMPANY


    The Company has been formed for the purpose of continuing the commercial real estate business of SL Green. For more than 17 years, SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning Class B office properties in Manhattan. Upon completion of the Offering, the Company will own or have contracted to acquire interests in nine Class B office properties encompassing approximately 2.2 million rentable square feet located in midtown Manhattan (the "Properties") and will manage 29 office properties (including the Properties) encompassing approximately 6.4 million rentable square feet. Of these Properties, interests in six office Properties encompassing approximately 1.2 million rentable square feet are currently owned and managed by SL Green (the "Core Portfolio") and interests in three office Properties encompassing approximately 1.0 million rentable square feet will be acquired upon completion of the Offering (the "Acquisition Properties"). As of June 30, 1997, the weighted average occupancy rate of the Core Portfolio was 97% and of the Acquisition Properties was 89%. Also, upon completion of the Offering, the Company will own options to acquire an additional Class B office property in midtown Manhattan containing approximately 250,000 rentable square feet and an additional Class B office property in downtown Manhattan containing approximately 800,000 rentable square feet of office space. See "The Properties--The Option Properties". Interests of SL Green in certain properties deemed inconsistent with the Company's investment objectives will not be acquired by the Company. See "The Properties--Assets Not Being Transferred to the Company." The Company will operate as a fully integrated, self-administered and self-managed REIT. Management expects that the Company will be the first publicly-traded real estate company to invest primarily in Manhattan office properties.


    The term "Class B" is generally used in the Manhattan office market to describe office properties which are more than 25 years old but which are in good physical condition, enjoy widespread acceptance by high-quality tenants and are situated in desirable locations in Manhattan. Class B office properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates within their markets.


    A variety of tenants who do not require, desire or cannot afford Class A space are attracted to Class B office properties due to their prime locations, excellent amenities, distinguished architecture and relatively less expensive rental rates. Class B office space has historically attracted many smaller growth oriented firms (many of which have fueled the recent growth in the New York metropolitan economy) and has played a critical role in satisfying the space requirements of particular industry groups in Manhattan, such as the advertising, apparel, business services, engineering, not-for-profit, new media and publishing industries. In addition, several areas of Manhattan, including many in which particular trades or industries traditionally congregate, are dominated by Class B office space and contain no or very limited Class A office space. Examples of such areas include the Garment District (where three of the Properties are located), the Flatiron District (where one Property is located), Soho, Noho, Chelsea (where one Property is located), and the area surrounding the United Nations (where one Property is located). Businesses significantly concentrated in certain of these areas include those in the following industries: new media, garment, apparel, toy, jewelry, interior decoration, antiques, giftware, contract furnishing and UN-related businesses. The concentration of businesses creates strong demand for the available Class B office space in those locations. Tenants that currently occupy space in SL Green owned or managed Properties include Cowles Business Media, Kallir, Philips, Ross Inc., NationsBank, New York Hospital, Newbridge Communications, Ross Stores and UNICEF.


    As described herein, current developments in the New York economy provide an attractive environment for owning, operating and acquiring Class B office properties in Manhattan. See "Business and Growth Strategies--The Market Opportunity" and "Risk Factors--The Company's Dependence on the Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect the Company's Financial Performance." These developments have resulted in growing demand for midtown Manhattan office space (particularly Class B space), declining vacancy rates (the Class B vacancy rate in the Midtown

Markets declined from 17.3% at year-end 1992 to 11.3% at June 30, 1997) and appreciation in rental rates and property values. The Company believes there will be a continued strengthening of the Class B office market driven by expected job growth in Manhattan, particularly among smaller companies which are, in many instances, Class B tenants. Additionally, the Company believes that a number of high quality tenants will likely seek to relocate from Class A space to Class B space in the Midtown Markets as a result of the rising cost of Class A space. The Company will seek to capitalize on growth opportunities in its marketplace by acquiring Class B office properties on a selective basis and, when necessary, enhancing their value after acquisition through repositioning of the properties in their respective submarkets. As described more fully below, the Company may have certain competitive advantages over other potential acquirors of Class B Manhattan office space due to its local market expertise, long-term relationships with brokers and property owners as a result of its property management and leasing businesses, enhanced access to capital as a public company and ability to offer tax-advantaged acquisition structures. Additionally, the Company will seek to optimize its properties' cash flow through ongoing intensive management and leasing. See "Business and Growth Strategies--Growth Strategies."

    SL Green was founded in 1980 by Stephen L. Green, its Chairman, President and Chief Executive Officer. Since that time, SL Green has become a full service, fully integrated real estate company which, upon completion of the Offering, will have a portfolio of approximately 6.4 million rentable square feet of Class B office properties under management. Throughout its history, SL Green has been involved in the acquisition of 31 Class B office properties in Manhattan containing approximately four million square feet and the management of 50 Class B office properties in Manhattan containing approximately 10.5 million square feet.

    SL Green has offices in midtown and downtown Manhattan and has established a staff of more than 50 persons, including 40 professionals with experience in all aspects of commercial real estate. The Company will be led by, in addition to Stephen L. Green, six senior executives that average more than seven years with SL Green and more than 19 years in the commercial real estate business. This management team has developed a comprehensive knowledge of the Manhattan Class B office market, an extensive network of tenant and other business relationships and experience in acquiring underperforming office properties and repositioning them into profitable Class B properties through intensive full service management and leasing efforts. Upon completion of the Offering, approximately 21% of the equity of the Company, on a fully diluted basis, will be beneficially owned by officers and directors of the Company and certain other affiliated parties.

    SL Green consists of six operating divisions, each of which is headed by an executive team comprised of industry experts with substantial experience in either the leasing, marketing, asset and property management, construction management, legal or accounting aspects of the real estate business. The integration of this expertise allows SL Green to provide high quality, cost effective leasing and management services essential to enhancing the value of its office properties.

    The Company was incorporated in the State of Maryland on June 10, 1997. Its executive offices are located at 70 West 36th Street, New York, New York 10018-8007 and its telephone number is (212) 594-2700.

                         BUSINESS AND GROWTH STRATEGIES

    The Company's primary business objective is to maximize total return to stockholders through growth in distributable cash flow and appreciation in the value of its assets. The Company plans to achieve this objective by capitalizing on the external and internal growth opportunities described below and continuing the operating strategies historically practiced by SL Green.

    Unless indicated otherwise, information contained herein concerning the New York metropolitan economy and the Manhattan office market is derived from the Rosen Market Study.

THE MARKET OPPORTUNITY

    Management believes that current developments in the New York City economy provide an attractive environment for owning, operating and acquiring Class B office properties in Manhattan. The New York commercial real estate market is currently recovering from the sustained downturn of the late 1980s and early 1990s. Specifically, the New York City metropolitan economy has recently benefited from consistent net private sector job growth, an improving business environment and enhancements in the "quality of life" afforded to city residents. In that regard, private sector employment gained an average of more than 44,000 jobs per year between 1994 and 1996 for an average annual growth rate of 1.4%; between May of 1996 and 1997, private sector employment growth was 1.7%, which is the highest growth rate in more than ten years. Much of this private sector job growth has been concentrated among smaller companies involved in growth oriented industries. Smaller companies have traditionally been attracted to Class B office properties in the Midtown Markets due to their prime locations and relatively less expensive rental rates (as compared to Class A office properties). These smaller companies conduct business in industries including: business services, software, advertising, audio recording, trade sectors (e.g., apparel and other textile products), major media (e.g., television, magazines and publishing), new media (e.g., entertainment software, online/Internet services, CD-ROM title development and web site design) and engineering, as well as nonprofit endeavors.

    The combination of a growing office space demand fueled by a strengthening New York City economy and limited recent and projected new supply of office space has resulted in a recovery in the Midtown Markets. The combined vacancy rate for Class A and Class B office space in the Midtown Markets declined to 10.7% at June 30, 1997 from a 1990s high of 16.8% at year-end 1991. The Class B segment of the market which tightened to a vacancy rate of 11.3% at June 30, 1997 from its 1990s high of 17.3% at year-end 1992, a 34.7% decline. According to Rosen Consulting Group, a nationally recognized real estate consulting company, the outlook in the New York metropolitan area is for healthy private sector employment growth of approximately 1.4% per annum in 1997 and 1998, followed by approximately 0.9% growth per annum through 2001, which is expected to generate significant demand for office space. Specifically, Rosen Consulting Group projects vacancy rates in the Class B Midtown Markets to further drop to 5.7% by 2001, resulting in projected average asking market rents of $31.30 per square foot, a 28% increase over average asking rents as of June 30, 1997 of $24.44 per square foot. See "Market Overview." However, conditions in the New York City metropolitan economy and the Midtown Markets are subject to change and there can be no assurance that any such projections will approximate actual results. See "Risk Factors--The Company's Dependence on the Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect the Company's Financial Performance."

    The Company believes the pronounced recovery of Class B space is being driven by the growth of smaller companies, the relocation of large firms from Class A space to Class B as a result of the dearth of available Class A space, particularly in large blocks, and the heightened cost consciousness of large tenants. In that regard, as of September 1995, there were 30 blocks of 150,000 or more rentable square feet of Class A space available for lease in the Midtown Markets. As of March 31, 1997 the number of such available blocks had declined to 12. Recent examples of large, traditional Class A tenants relocating into SL Green owned or managed Class B midtown office space are Newbridge Communications, a subsidiary of K-III Communications moving to 49,000 square feet of space at 673 First Avenue, Kallir, Philips, Ross Inc., a subsidiary of The Omnicom Group Ltd. moving to 80,000 square feet at 673 First Avenue, Revere National Corp. moving to 2,743 square feet at 70 West 36th Street, The Really Useful Company (a subsidiary of Andrew Lloyd Weber's enterprises) moving to 3,033 square feet at the Bar Building and Guidepost Associates, the publishing division of The Norman Vincent Peale Foundation moving to 17,400 square feet at 16 East 34th Street. As the supply of Class A space continues to contract, management believes that it is likely that more high quality tenants will locate in well-located Class B office properties, many of which offer comparable amenities to Class A buildings at a significant discount to Class A costs.

    Improving supply and demand fundamentals in the Midtown Markets have generated increasingly favorable rental terms from a property owner's perspective. According to Rosen Consulting Group, asking rental rates for Class B space in the Midtown Markets have increased to $24.44 per square foot as of June 30, 1997 from their 1990s low of $21.89 per square foot as of year-end 1993. See "The Properties-- The Portfolio" for a discussion of Annualized Rent associated with the Properties.

    Management believes that opportunities to acquire Class B office properties in Manhattan on economically attractive terms will be available to the Company. The Rosen Consulting Group estimates that the replacement cost of Class A office space in Manhattan (no Class B space is built in Manhattan) is approximately $358 per square foot, which is substantially above the estimated current acquisition price of Class A space of $225 to $300 per square foot and the estimated current acquisition price for Class B space of $90 to $200 per square foot. Furthermore, even if rental rates were to approach a level that would justify new construction, there are few development sites available in Manhattan and the regulatory approval process is both costly and lengthy. The Company believes that as the Class A market continues to recover, rental rates and corresponding property values should increase to a level that may justify new construction. The Company also believes that property values and rental rates in the Class B market have historically tracked those of the Class A market and, consequently, there is potential for rental rate and property value increases in the Class B marketplace.

    Further, the Company believes that the recent abolition of the New York State Real Property Transfer Gains Tax, which effectively reduced the cost of sales involving commercial properties that have appreciated in value, may create an increase in the number of properties available for acquisition. Prior to such abolition, a seller of commercial property in New York was subject to a substantial New York State gains tax (in addition to income tax). As described more fully below, the Company may have certain competitive advantages over other potential acquirors of Class B office space due to its local market expertise, historical institutional relationships, enhanced access to capital as a public company and ability to offer tax-advantaged acquisition structures.

    Investors should note that the concentration of the Company's investments in Class B office properties located in Manhattan entails certain risks. See "Risk Factors--The Company's Dependence on Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect the Company's Financial Performance" and "Risk Factors--Competition in its Marketplace Could Have an Adverse Impact on the Company's Results of Operations."

GROWTH STRATEGIES

    Management will seek to capitalize on current opportunities in the Class B Manhattan office market through (i) property acquisitions -- continuing to acquire Class B office properties at significant discounts to replacement costs that provide attractive initial yields and the potential for cash flow growth,
(ii) property repositioning -- repositioning acquired properties that are underperforming through renovations, active management and proactive leasing and
(iii) integrated leasing and property management.

PROPERTY ACQUISITIONS

    The Company will seek to continue SL Green's ability to capitalize on favorable market conditions for acquiring Manhattan Class B office properties and management's experience in enhancing the value of its properties. In assessing acquisition candidates, the Company will evaluate the following factors: (i) the property's strategic location in its marketplace and its strategic fit within the Company's portfolio, (ii) current and projected occupancy and market rental rates and the ability to operate the property profitably at competitive rental rates, (iii) the purchase price as compared to the replacement cost of the property, (iv) the potential to modify and/or upgrade and reposition the property in its market to increase returns and (v) the quality of the construction and presence of existing and/or potential deferred maintenance issues.

    The Company believes that it will have the following competitive advantages over its competitors, primarily private companies and individuals, in acquiring Class B properties in Manhattan:

    LOCAL MARKET EXPERTISE. Since its inception in 1980, SL Green has developed into a full service, fully integrated real estate company which, upon completion of the Offering, will manage approximately six million square feet of Class B office space in Manhattan. Consequently, management has accumulated an extensive working knowledge of the Class B Manhattan office market with a substantial base of information concerning current and prospective tenants, effective rental rates, property management and renovation costs, the complicated regulatory processes characteristic of the Manhattan office market, as well as other factors relevant to the sourcing and evaluation of potential acquisition properties. The depth and expertise of SL Green management is unusual in the Class B marketplace, which has historically attracted far less institutional interest than the Class A property sector.

    ENHANCED ACCESS TO CAPITAL. Management believes that upon completion of the Offering, the Company should obtain better access to capital than is generally available to private real estate firms, especially those that compete for Manhattan Class B properties. In that regard, management believes that ownership of Class B office space in Manhattan is more fragmented and far less institutional in nature than ownership of Class A Manhattan office space. As a public company, the Company will have the potential to raise capital through subsequent issuances of securities in the public and private marketplace. The Company also intends to finance property acquisitions through single asset debt financings and to obtain, upon completion of the Offering, a revolving credit facility for up to $75 million to finance acquisitions. However, no assurances can be made as to the availability of any such financing sources.

    UNIT ACQUISITIONS. Upon completion of the Offering, management believes that the Company will be the first publicly-traded real estate company to focus primarily on the Manhattan Class B office market. As an "UPREIT", the Company will have the ability to acquire properties for Units and thereby provide sellers with deferral of income taxes that would otherwise be payable upon a cash sale. In addition, Units afford property sellers diversification and liquidity of investment as well as certain estate planning benefits. Management believes that the Company operates in an established and mature real estate market in which many property owners have owned their properties for many years and therefore have a low tax basis in such properties. Consequently, the ability to offer Units may afford the Company certain competitive advantages over other potential acquirors who are unable to offer tax-efficient consideration.

    HISTORICAL INSTITUTIONAL RELATIONSHIPS. Through its 17 year operating history, SL Green has established relationships with numerous financial institutions for which it acts as landlord or as a property manager. In particular, SL Green's substantial third-party management business affords the Company access to numerous institutional owners of property that may in the future seek to divest property holdings. SL Green's retention as a property manager by such owners has in the past led to opportunities to acquire the managed property or other properties held by such owner. As an example of the opportunities such relationships can create, within six weeks of taking over the management and leasing responsibilities at 36 West 44th Street (The Bar Building), a 165,000 square foot Class B office property in midtown Manhattan which represented 8.5% of the Annualized Rent at the Properties as of June 30, 1997, SL Green contracted to purchase a mortgage interest encumbering the property from an insurance company with whom SL Green had prior business dealings. This mortgage interest is convertible by the Company, at its option, into fee ownership. The ability of SL Green to assess quickly the current and potential value and physical condition of this property enabled SL Green to make a pre-emptive offer to purchase the property. Consequently, the property was taken off the market, precluding prospective purchasers from engaging in acquisition discussions with the insurance company.

    RECENT TAX LAW DEVELOPMENTS. Recently, the New York State legislature voted to abolish the New York State Real Property Transfer Gains Tax, which effectively reduced the cost of sales involving commercial properties that have appreciated in value. Prior to such abolition, sellers of commercial properties located in New York State were subject to a special 10% tax (2.5% in the case of certain transfers to REITs) on their gains. Further, the Company will have a competitive tax advantage due to recent tax law amendments affecting REITs. Under recent amendments to the New York State and New York City transfer tax laws, transfer tax rates applicable to certain REIT acquisition transactions were reduced 50% through August 1999 (from 3.025% to 1.5125% in the aggregate). Consequently, the Company may be able to structure acquisitions that qualify for these reduced rates and thereby enhance its attractiveness to sellers.

    Investors should note that acquisitions of office properties entail certain risks. See "Risk Factors-- The Company May Not Achieve Expected Returns on Recently Acquired Properties and Property Acquisitions."

PROPERTY REPOSITIONING

    The Company believes that, consistent with its core operating philosophy of maximizing asset value, it can reposition future acquisition properties, where warranted, in order to enhance property cash flow and value. To achieve these goals, the Company works to increase occupancy and rental rates by repositioning buildings to be among the best in their submarkets. The Company considers the amount of capital required to be invested in a property to achieve the repositioning. The Company then judges the benefit of a repositioning on a total return basis, such that for the Company to undertake the project the present value of the projected future increase in net cash flow and property value must exceed the cost of the capital expenditure required to achieve the repositioning.

    The repositionings pursued by SL Green in the past have consisted of both intensive large scale renovations as well as smaller scale repositionings. In the case of an intensive large scale renovation, either a property's use is changed (e.g., from light industrial/warehouse to office) or a property is completely rehabilitated. In the case of a smaller scale repositioning, generally cosmetic renovations are made to targeted areas of a building, deferred maintenance is corrected and an intensive leasing program is commenced. The Company believes there are a significant number of potential acquisitions for which this strategy can be successfully implemented due to the large number of Manhattan office properties that have significant deferred maintenance or have been undermanaged. The Company believes this situation has resulted from fragmented ownership that is generally non-institutional and has limited access to capital.

    An important component of the Company's repositioning strategy is its construction management capability. SL Green's construction management division has renovated approximately two million square feet of office space, including entire building renovations, at an aggregate cost exceeding $100 million. In the past, SL Green has implemented successful repositioning programs which have involved significant capital investments to improve the physical condition with respect to building facade, entrance and lobby, mechanical systems (including HVAC, fire/safety and elevators) and tenant space layout, while maintaining cost control with respect to these activities. Additionally, SL Green has benefited in its repositioning efforts from its fully-integrated real estate operations. The Company believes that its in-house leasing, property management and construction management capabilities provide it with valuable information regarding the cost of accommodating tenant preferences and the potential rental revenues achievable from various repositioning options.

    Substantially all of the Properties in the Core Portfolio have benefitted from SL Green's repositioning strategy. Examples of successful implementation of this strategy within the Core Portfolio include 673 First Avenue (which property accounted for 22.1% of the aggregate Annualized Rent at the Properties as of June 30, 1997) and the Bar Building (which property accounted for 8.5% of the aggregate Annualized Rent at the Properties as of June 30, 1997). At 673 First Avenue, SL Green converted a distribution and warehouse facility into an office property to take advantage of desirable 40,000 square foot floor plates and a strategic location near the United Nations complex. To accomplish the repositioning, SL Green invested approximately $25 million in the Property for
(i) a new building entrance, lobby and storefronts, (ii) complete replacement of the elevator systems, (iii) the creation of common areas, (iv) entirely reconfigured HVAC and electrical systems and (v) the build-out of tenant spaces. The repositioning resulted in the conversion of a 43% occupied warehouse/distribution facility into a 97% occupied Class B office building within 24 months. The Property's net operating income (NOI) increased dramatically from approximately $466,000 per annum upon acquisition to approximately $7.6 million per annum following repositioning and lease-up (exclusive of net lease payments and debt service payments). SL Green is currently pursuing a similar strategy at the Bar Building. This Property also suffers from deferred maintenance and is underperforming relative to its market potential. West Forty-Fourth Street, between Fifth Avenue and Avenue of the Americas, where the Bar Building is located, has many attractive buildings and prominent clubs which, by association, enhance the value of this Property. Therefore, in order to capitalize on the location of the building, a distinctive facade will be created to attract the attention of high quality tenants. Also, a "pre-built" tenant space program has been undertaken as well as public corridor renovations, all which have resulted in the execution of 12 leases encompassing 24,500 square feet since acquisition.

INTEGRATED LEASING AND PROPERTY MANAGEMENT

    The Company intends to continue SL Green's strategy of seeking to optimize long-term cash flow from its properties through the implementation and integration of targeted leasing and management programs.

    PROACTIVE LEASING PROGRAM. The Company will seek to capitalize on its market position and relationships with an extensive network of brokers and tenants to implement a proactive leasing program. Management believes that its extensive knowledge of the Class B Manhattan office market enhances its ability to monitor, understand and anticipate the current and future space needs of tenants in its submarkets. The leasing process for an acquisition property begins with extensive market research in order to determine the strengths and weaknesses of the property. This review includes an analysis of the building's physical characteristics, aesthetic attributes, floor plate sizes, services, elevators and mechanical systems, followed by an in-depth market analysis to determine the property's competitive position in the marketplace and perception in the brokerage community. The results of these analyses are used to develop the appropriate marketing strategy and the appropriate program to communicate the positive attributes and key features of the property or space to the marketplace and the brokerage community. These strategies may include the development of marketing tools such as brochures, listing sheets, fliers, signage and advertising copy.

    The utilization of third-party brokerage firms in implementing a successful leasing program is an integral component of the Company's leasing strategy. By closing transactions quickly and at market terms and paying commissions promptly, SL Green has created a network of relationships with leasing professionals who regularly bring tenants to SL Green owned and managed properties.

    An example of SL Green's successful implementation of its proactive leasing strategy under uniquely adverse conditions is 16 East 34th Street, a property managed by SL Green. When SL Green was hired by new ownership in September, 1991 as the leasing and managing agent for 16 East 34th Street, a 330,000 square foot Class B midtown Manhattan office property, the property was only 50% occupied and suffered from a poor image in its marketplace. The SL Green team developed a cost effective building redevelopment program and a related marketing program designed to reposition quickly the property in its marketplace. The implementation of these programs resulted in over 150,000 square feet of executed leases to high quality tenants within 18 months, bringing occupancy to 90% during a period of rising and historically high vacancy rates in Manhattan office properties.

    The Company believes that SL Green's proactive leasing efforts have contributed to average occupancy rates at the Properties that are above the market average. During the period between 1994 and 1996, properties owned by SL Green for more than one year averaged occupancy rates of 94.3%, which exceeded the average of 87.2% for Class B Manhattan office space in the Midtown Markets by 8.1% over the comparable period.

    Another key component of the SL Green leasing strategy that will be continued by the Company is a commitment to tenant retention. Each leasing executive regularly conducts in-person interviews with existing tenants in order to gain insight into each tenant's business objectives, financial position and strength and future space requirements. This knowledge, in addition to a full understanding of each tenant's current lease obligation, is utilized to develop a plan to retain existing tenants in order to maximize long term cash flow. SL Green's commitment to tenant service and satisfaction is evidenced by the renewal of approximately 80% of the expiring rentable square footage (78% of the expiring leases determined by number of leases) at the Properties in the Core Portfolio owned and managed by SL Green during the period from January 1, 1993 through June 30, 1997.

    IMPLEMENTATION OF STRATEGIC MANAGEMENT SYSTEMS. SL Green's proactive management begins with a comprehensive operational and physical analysis of a property followed by a preventive maintenance assessment. SL Green professionals evaluate all service contracts, survey electrical capacity and costs and, after interviewing all building personnel, appraise personnel resources and payroll costs on an ongoing basis. Based on the results of the analysis of the contractual lease obligations, building position in the market and the capital/aesthetic improvements needed to bring the property to its desired level relative to its competition, SL Green develops and implements a management program designed to provide tenants with the highest level of service while maintaining the lowest cost to ownership.

    An example of SL Green successfully implementing its strategic management systems is the Bar Building. Upon purchasing a mortgage interest in the Property, SL Green implemented a strategic property management program which reduced operating expenses by more than $400,000 per annum. Specifically, the management professionals at SL Green rebid the cleaning and security contracts, evaluated the staffing at the property, and determined the associated costs that could be reduced while improving service. The aggregate contractual operating expense reduction was in excess of $300,000. Meanwhile, SL Green's in-house counsel vigorously managed the real estate tax certiorari process which resulted in an approximately $100,000 real estate tax reduction.

    MAXIMIZING TENANT SATISFACTION. SL Green seeks to provide tenants with a level of service more typically found in Class A properties. Characteristics of SL Green office property redevelopments include upgraded or new entrances, lobbies, elevator cabs/mechanicals, hallways, bathrooms, windows, telecom systems and tenant spaces. Additionally, SL Green seeks to provide certain tenant amenities typically associated only with Class A properties. For example, SL Green maintains flowers in its buildings' lobbies and also provides uniformed concierges focused on tenant service as opposed to the security guards found at many Class B Manhattan office buildings. Within particular submarkets, SL Green arranges for the provision of cleaning and 24 hour, seven days per week security services to its tenants. The Company believes that this level of service is unusual in the Class B market, in large part due to the highly fragmented nature of Class B ownership and management. RELocate, a real estate market research firm, estimates that the 630 Class B buildings in the Midtown Markets are owned by over 500 different entities, many of whom own a single property or a few properties. The Company believes that the relatively large size of its operations and focus on the Class B market enables it to provide a level of service superior to that typically provided by the smaller owner/operators that permeate the Class B Manhattan marketplace.

                                USE OF PROCEEDS

    The net cash proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions are estimated to be approximately $189.4 million (approximately $217.8 million if the Underwriters' over-allotment option is exercised in full), based upon the assumed initial public offering price of $20.00 per share.


    The net cash proceeds of the Offering will be used by the Company as follows: (i) approximately $42.7 million to repay mortgage indebtedness encumbering the Core Portfolio, including approximately $1.9 million in prepayment penalties and other financing fees and expenses, (ii) approximately $6.4 million to purchase the direct or indirect interests of certain participants in the Formation Transactions in the Properties, (iii) approximately $99.0 million to acquire the Acquisition Properties (including a $1.6 million escrow account established in connection with the acquisition of 50 West 23rd Street), (iv) approximately $6.1 million to pay certain expenses incurred in the Formation Transactions for legal, accounting, and real estate transfer tax expenses, and Offering Expenses, (v) $27.5 million to repay the LBHI Loan (excluding the following amounts borrowed under the LBHI Loan that will be repaid with Offering proceeds and are included above: $200,000 to fund prepayment penalties, $9.4 million to purchase the Acquisition Properties and $2.5 million to fund Offering expenses), (vi) $1.5 million to fund payment of a financial advisory fee to Lehman Brothers Inc. and (vii) $6.2 million to fund capital expenditures and general working capital needs.


    If the Underwriters' over-allotment option to purchase 1,515,000 additional shares of Common Stock is exercised in full, the Company expects to use the additional net proceeds (which will be approximately $28.2 million) to acquire additional properties and/or for working capital.

    Pending application of the net proceeds of the Offering, the Company will invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities which are consistent with the Company's intention to qualify for taxation as a REIT.

    The LBHI Loan was incurred within the 12 month period preceding the date of this Prospectus. Borrowings under the LBHI Loan bear interest at a weighted average interest rate of 6.8% and have an average remaining term to maturity of approximately 1.2 years as of June 30, 1997. The proceeds of the LBHI Loan were used to acquire interests in the Core Portfolio and Acquisition Properties, to fund property related operating expenses, to fund organizational expenses and to purchase Treasury Securities. See "Structure and Formation of the Company--Benefits to Related Parties."

    The mortgages and other indebtedness to be repaid upon the completion of the Offering (excluding the LBHI Loan) had a weighted average interest rate of approximately 9.2% and an average remaining term to maturity of 11 years as of June 30, 1997. The following table sets forth the amount of existing mortgage debt (excluding the LBHI Loan) to be repaid upon completion of the Offering.

                                                                                     PROCEEDS USED FOR REPAYMENT
                                                                                        UPON COMPLETION OF THE
                                                                                               OFFERING
PROPERTY                                                                                (IN THOUSANDS) (1)(2)
----------------------------------------------------------------------------------  ------------------------------
673 First Avenue..................................................................            $    1,000
470 Park Avenue South.............................................................                13,042
Bar Building......................................................................                10,200
70 West 36th Street...............................................................                 6,568
1414 Avenue of the Americas.......................................................                 9,878
                                                                                                 -------
    Total.........................................................................            $   40,688
                                                                                                 -------
                                                                                                 -------

------------------------

(1) Exact repayment amounts may differ due to amortization. The figures are as of June 30, 1997 and exclude prepayment penalties estimated to aggregate approximately $1.9 million and approximately $100,000 of accrued interest.


(2) Upon completion of the Offering, the Company will have $32.5 million of mortgage indebtedness encumbering the Core Portfolio and will incur an additional $14 million mortgage loan to finance the purchase of 50 West 23rd Street. See "The Properties--Mortgage Indebtedness."As noted herein, LBHI has committed to provide the Company with a $75 million Credit

    Facility, subject to negotiation of mutually satisfactory covenants and other terms. Although the Company expects that the Credit Facility will be established shortly after the completion of the Offering, there can be no assurance at this time as to whether the Company will be successful in obtaining the Credit Facility or, if the Credit Facility is established, the terms thereof. See "The Properties--Credit Facility." In anticipation of the establishment of the Credit Facility and in order to satisfy all New York State tax requirements and mitigate costs to the Company, it is currently expected that LBHI will acquire and modify certain of the mortgage indebtedness described above and the proceeds from the Offering intended to repay such indebtedness will be deposited into an escrow account which will generate a return that will service the principal and interest payments on such modified indebtedness. Upon the closing of the Credit Facility, these mortgage liens may be utilized to secure future borrowings under the Credit Facility. In connection with this credit arrangement, LBHI may receive an administrative fee of up to .02% of the amount borrowed. See "Underwriting." It is anticipated that a similar arrangement may be employed in connection with the Acquisition Properties and other future property acquisitions.

                                 DISTRIBUTIONS

    Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to the holders of its Common Stock. The initial distribution, covering a partial quarter commencing on the date of completion of
the Offering and ending on September 30, 1997, is expected to be $    per share,
which represents a pro rata distribution based on a full quarterly distribution of $.35 per share and an annual distribution of $1.40 per share (or an annual distribution rate of approximately 7.00%, based on an assumed initial public offering price of $20.00). The Company does not intend to reduce the expected distribution per share if the Underwriters' over-allotment option is exercised. The following discussion and the information set forth in the table and footnotes below should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" included elsewhere in this Prospectus.

    The Company intends initially to distribute annually approximately 106% of estimated Cash Available for Distribution. The estimate of Cash Available for Distribution for the 12 months ending June 30, 1998 is based upon pro forma Funds from Operations for the 12 months ended June 30, 1997, adjusted for (i) certain known events and/or contractual commitments that either have occurred or will occur subsequent to June 30, 1997 or during the 12 months ended June 30, 1997, but were not effective for the full 12 months, and (ii) for certain non-GAAP adjustments consisting of (A) revisions to historical rent estimates from a GAAP basis to amounts currently being paid or due from tenants, (B) pro forma amortization of financing costs, and (C) an estimate of amounts anticipated for recurring capitalized tenant improvements, leasing commissions and capital expenditures. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for acquisition, development, tenant improvement and leasing costs and (ii) financing activities (other than scheduled mortgage loan principal payments on existing mortgage indebtedness). The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. Future distributions by the Company will be at the discretion of the Board of Directors. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

    The Company anticipates that its distributions will exceed earnings and profits for Federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, it is expected that approximately 30% (or $.42 per share) of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for Federal income tax purposes and in such event will not be subject to Federal income tax under current law to the extent such distributions do not exceed a stockholder's basis in his Common Stock. The nontaxable distributions will reduce the stockholder's tax basis in the Common Stock and, therefore, the gain (or loss) recognized on the sale of such Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of stockholder distributions that represents a nontaxable return of capital may vary substantially from year to year.

    The Code generally requires that a REIT distribute annually at least 95% of its net taxable income (excluding any net capital gain). See "Material Federal Income Tax Consequences--Taxation of the Company--Annual Distribution Requirements." The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Material Federal Income Tax Consequences--Taxation of Stockholders."

    The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. The Company's actual results of operations will be affected by a number of factors, including the revenue received from its properties, the operating expenses of the Company, interest expense, the ability of tenants of the Company's properties to meet their financial obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' over-allotment option may affect Cash Available for Distribution, the payout ratio based on Cash Available for Distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.

    The following table describes the calculation of pro forma Funds from Operations for the 12 months ended June 30, 1997 and the adjustments to pro forma Funds from Operations for the 12 months ended June 30, 1997 in estimating initial Cash Available for Distribution for the 12 months ending June 30, 1998:


                                                                                                       (DOLLARS IN
                                                                                                       THOUSANDS,
                                                                                                       EXCEPT PER
                                                                                                       SHARE DATA)
                                                                                                       -----------
Pro forma net income before minority interest and extraordinary item for the year ended December 31,
  1996...............................................................................................   $  12,733
  Plus: Pro forma net income before minority interest and extraordinary item for the six months ended
    June 30, 1997....................................................................................       9,165
  Less: Pro forma net income before minority interest and extraordinary item for the six months ended
    June 30, 1996....................................................................................      (5,549)
                                                                                                       -----------
Pro forma net income before minority interest and extraordinary item for the 12 months ended June 30,
  1997(1)............................................................................................      16,349
  Plus: Pro forma real estate depreciation for the 12 months ended June 30, 1997 (2).................       6,717
  Plus: Pro forma amortization (excluding financing costs) for the 12 months ended
    June 30, 1997 (3)................................................................................         424
                                                                                                       -----------
Pro forma Funds from Operations for the 12 months ended June 30, 1997 (4)............................      23,490
Adjustments:
  Net increases in rental and management income (5)..................................................       1,795
  Provision for lease expirations, assuming no renewals (6)..........................................        (492)
  Non-recurring lease surrender income and real estate tax refund (7)................................      (2,121)
  Interest adjustment (8)............................................................................         165
                                                                                                       -----------
Estimated adjusted pro forma Funds from Operations for the 12 months ending June 30, 1998............      22,837
  Net effect of straight-line rents and non-cash transaction (9).....................................      (1,866)
  Pro forma amortization of financing costs for the 12 months ending June 30, 1997 (10)..............         158
  Non-real estate depreciation and amortization (11).................................................          93
                                                                                                       -----------
Estimated pro forma Cash Flow from Operating Activities for the 12 months ending
  June 30, 1998......................................................................................      21,222
Investment Activities:
    Estimated recurring capitalized tenant improvements and leasing
      commissions (12).................................................   $  (1,062)
    Estimated recurring capital expenditures (13)......................        (910)
    Estimated cash to be used in investing activities..................                   (1,972)

                                                                         (DOLLARS IN
                                                                         THOUSANDS,
                                                                         EXCEPT PER
                                                                         SHARE DATA)
                                                                         -----------
Financing Activities:
    Scheduled mortgage loan principal payments (14)..................................................   $  (1,872)
    Estimated cash to be used in financing activities................................................              $  (1,872)
                                                                                                                  -----------
Estimated Cash Available for Distribution for the 12 months ending June 30,
  1998...........................................................................      17,378
                                                                                   -----------
  The Company's share of estimated Cash Available for Distribution (15)..........      14,233
  Minority interest's share of estimated Cash Available for Distribution.........       3,145
Total estimated initial annual cash distributions................................      15,091
  Estimated initial annual distribution per share (16)...........................        1.40
  Payout ratio based on estimated Cash Available for Distribution (17)...........         106%


------------------------

(1) Pro forma net income is based on total revenue of $60,314, of which $5,394 is derived from management, leasing, construction and other activities relating to properties not owned by the Company.

(2) Pro forma real estate depreciation for the year ended December 31, 1996 of $6,407 minus pro forma real estate depreciation for the six months ended June 30, 1996 of $3,016 plus pro forma real estate depreciation for the six months ended June 30, 1997 of $3,326.

(3) Pro forma amortization (excluding financing costs) for the year ended December 31, 1996 of $425 minus pro forma amortization (excluding financing costs) for the six months ended June 30, 1996 of $212 plus pro forma amortization (excluding financing costs) for the six months ended June 30, 1997 of $211.

(4) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operations."


(5) Represents the (i) net increases in rental income from (a) new leases and renewals that were not in effect for the entire 12-month period ended June 30, 1997 of $1,537 and (b) new leases and renewals that went into effect between July 1, 1997 and July 15, 1997 of $146 and (ii) management income from a new property management contract for a property not owned by SL Green that was not in effect for the entire 12-month period ended June 30, 1997 of $112.


(6) Assumes no lease renewals or new leases (other than month-to-month leases) for leases expiring after June 30, 1997 unless a new or renewal lease has been entered into by July 15, 1997. The $604 decrease represents the loss in net rental income assuming all leases of space expiring between July 1, 1997 and June 30, 1998 for which no renewals or new leases have been entered into by July 15, 1997 expire in accordance with their terms and space covered by such expiring leases is not re-leased; the decrease is partially offset by a net increase of $112 of rental income from tenants on month-to-month leases which are assumed to continue throughout the period.

(7) The non-recurring transactions consist of lease surrender income at 1372 Broadway and a real estate tax refund at 1140 Avenue of the Americas.

(8) The amount represents a reduction in interest expense due to amortization of the related mortgages over the 12-month period ending June 30, 1998.

(9) Represents (i) the effect of adjusting straight-line rental revenue included in pro forma net income from the straight-line accrual basis to amounts currently being paid or due from tenants ($3,518), (ii) the effect of adjusting straight line rental payments included in pro forma net income from the straight-line accrual basis to amounts currently being paid or due from the tenant attributable to the capitalized and operating lease at 673 First Avenue ($1,386) and (iii) the effect of compensation expense relating to stock loans ($266). See "Management--Employment and Noncompetition Agreements." Total rent abatements for leases in effect as of June 30, 1997 for the 12 months ending June 30, 1998 are approximately $815.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(10) Pro forma amortization of financing costs for the year ended December 31, 1996 of $149 minus pro forma amortization of financing costs for the six months ended June 30, 1996 of $83 plus pro forma amortization of financing costs for the six months ended June 30, 1997 of $93. Financing costs for periods are based on principal mortgage indebtedness outstanding of $46,700. See "The Properties--Mortgage Indebtedness."

(11) Pro forma non-real estate depreciation and amortization for the year ended December 31, 1996 of $92 minus pro forma non-real estate depreciation for the six months ended June 30, 1996 of $46 plus pro forma non-real estate depreciation and amortization for the six months ended June 30, 1997 of $47.

(12) Reflects recurring tenant improvements and leasing commissions anticipated for the 12 months ending June 30, 1998 which have been calculated by multiplying (i) the weighted average tenant improvements and leasing commissions expenditures for renewed and retenanted space at the Properties incurred during 1994, 1995, 1996 and the six months ended June 30, 1997 of $9.63 per square foot (assuming a renewal rate of 75% of expiring square footage as compared to the actual weighted average renewal rate of 80% during the period from January 1, 1994 through June 30, 1997-- See "The Properties--The Portfolio--Historical Tenant Improvements and Leasing Commissions"), by (ii) 110,280 (the average annual square feet of leased space for which leases expire during the years ending December 31, 1997 through December 31, 2002). The weighted average annual per square foot cost of tenant improvements and leasing commission expenditures is presented below:


                                                          YEAR ENDED DECEMBER 31,        SIX MONTHS         WEIGHTED
                                                                                            ENDED            AVERAGE
                                                      -------------------------------     JUNE 30,      JANUARY 1, 1994-
                                                        1994       1995       1996          1997          JUNE 30, 1997
                                                      ---------  ---------  ---------  ---------------  -----------------
RENEWALS:
Tenant improvement costs ("TI") per square foot.....      $1.96  $    0.00  $    2.39     $    1.84         $    1.89
Leasing commission costs ("LC") per square foot.....      $1.77  $    1.99  $    3.36     $    2.40         $    2.84
                                                      ---------  ---------  ---------        ------            ------
Total Renewal TI and LC per square foot.............      $3.73  $    1.99  $    5.75     $    4.24         $    4.73

RE-TENANTED OR NEWLY TENANTED SPACE:
TI per square foot..................................     $16.41  $   22.73  $   13.76     $   17.99         $   17.42
LC per square foot..................................      $7.27  $    4.55  $    9.41     $    6.24         $    6.91
                                                      ---------  ---------  ---------        ------            ------
Total Re-tenanted TI and LC per square foot.........     $23.68  $   27.28  $   23.17     $   24.23         $   24.33
                                                      ---------  ---------  ---------        ------            ------
                                                      ---------  ---------  ---------        ------            ------


                                    3 1/2 YEAR                    AVERAGE
                                     WEIGHTED                      ANNUAL
                                  AVERAGE TI AND               SQUARE FOOTAGE                RATE OF
                                   LC PER SQUARE                EXPIRING IN                 RENEWALS/                  TOTAL
                                       FOOT                      1997-2002                 RE-TENANTED                  COST
                                 -----------------             --------------             -------------             ------------
Renewal........................      $    4.73          x           110,280        x              75%(i)     =      $    391,218
Re-tenanted....................      $   24.33          x           110,280        x              25%        =      $    670,778
                                                                                                                    ------------
                                                                                                                    $  1,061,996
                                                                                                                    ------------
                                                                                                                    ------------

    --------------------------------------

    (i) The historical weighted average renewal rate, based on square footage, for the Company from January 1, 1994 through June 30, 1997 is 80%.


(13) Estimated recurring capital expenditures have been calculated by multiplying (i) $0.41 (the weighted average of capital expenditures per square foot for the Core Portfolio during the period January 1, 1994 through December 31, 1996) by (ii) 2,219 (the aggregate square footage of the Core Portfolio and the Acquisition Properties). See "The Properties--The Portfolio-- Historical Capital Expenditures." For the 12 months ending June 30, 1998, the estimated cost of recurring building improvements and equipment upgrades and replacements (excluding costs of tenant improvements) at the Properties is approximately $910. For the 12 months ending June 30, 1998, the estimated cost of non-recurring capital expenditures of the Properties is approximately $5.2 million. The Company expects to fund non-recurring capital expenditures, tenant improvements and leasing commissions from working capital or borrowings. Following completion of the Formation Transactions and the Offering, the Company expects to have remaining net proceeds of $6.2 million available for capital expenditures and working capital purposes.


(14) Scheduled mortgage loan principal payments for the 12 months ending June 30, 1998.

(15) The Company's share of estimated Cash Available for Distribution and estimated initial annual cash distributions to stockholders of the Company is based on its approximate 81.9% aggregate partnership interest in the Operating Partnership.

(16) Based on a total of 10,779,216 shares of Common Stock to be outstanding after the Offering (10,100,000 shares to be sold in the Offering, assuming no exercise of the Underwriters' over-allotment option, and 679,216 additional shares to be issued in the Formation Transactions.)

(17) Calculated as estimated initial annual cash distributions to stockholders of the Company divided by the Company's share of estimated Cash Available for Distribution for the 12 months ending June 30, 1998. The payout ratio based on estimated adjusted pro forma Funds from Operations is 80.7%.

                                 CAPITALIZATION

    The following table sets forth the combined historical capitalization of the SL Green Predecessors as of June 30, 1997 and on a pro forma basis giving effect to the Formation Transactions, the Offering, and use of the net proceeds from the Offering as set forth under "Use of Proceeds." The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                                                 JUNE 30, 1997
                                                                                            ------------------------
                                                                                             COMBINED
                                                                                            HISTORICAL    PRO FORMA
                                                                                            -----------  -----------

                                                                                                 (IN THOUSANDS)
Mortgage debt.............................................................................   $  33,646    $  46,733
Minority interests in Operating Partnership...............................................      --           31,656
Stockholders' equity:
  Preferred Stock, $.01 par value; 25,000 shares authorized; none issued and
    outstanding...........................................................................      --           --
  Common Stock, $.01 par value; 100,000 shares authorized; 555 issued and outstanding;
    10,779 issued and outstanding on a pro forma basis (1)................................      --              109
  Additional paid-in capital..............................................................      --          143,239
  Owners' deficit.........................................................................      (6,322)      --
                                                                                            -----------  -----------
    Total owners' (deficit)/stockholders' equity..........................................      (6,322)     143,348
                                                                                            -----------  -----------
      Total capitalization................................................................   $  27,324    $ 221,737
                                                                                            -----------  -----------
                                                                                            -----------  -----------


------------------------

(1) Includes 10,779,216 shares of Common Stock to be issued in the Formation Transactions and the Offering. Does not include (i) 2,383,284 shares of Common Stock that may be issued upon the exchange of Units issued in connection with the Formation Transactions beginning two years following the completion of the Offering (or earlier in certain circumstances), (ii) 660,000 shares of Common Stock subject to options being granted concurrently with the Offering under the Company's stock option plan or (iii) 1,515,000 shares of Common Stock that are issuable upon exercise of the Underwriters' over-allotment option.

                                    DILUTION


    At June 30, 1997, the Company had a deficiency in net tangible book value attributable to continuing investors of approximately $7.9 million. After giving effect to (i) the sale of the shares of Common Stock offered hereby (at an assumed initial public offering price of $20.00 per share) and the receipt by the Company of approximately $183.7 million in net proceeds from the Offering, after deducting the Underwriters' discounts and commissions, the financial advisory fee payable to Lehman and other estimated expenses of the Offering,
(ii) the repayment of approximately $82.3 million of mortgage indebtedness secured by certain of the Properties and the LBHI Loan, and (iii) the other Formation Transactions, the pro forma net tangible book value at June 30, 1997 would have been approximately $140 million, or $12.98 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $17.17 per share to the continuing investors and an immediate and substantial dilution in pro forma net tangible book value of $7.02 per share of Common Stock to new investors. The following table illustrates this dilution:



Assumed initial public offering price per share............             $   20.00
Deficiency in net tangible book value per share prior to
  the Offering attributable to continuing investors (1)....  $   (4.19)
Increase in net tangible book value per share attributable
  to the
  Offering (2).............................................      17.17
                                                             ---------
Pro forma net tangible book value after the Offering (3)...                 12.98
                                                                        ---------
Dilution in net tangible book value per share of Common
  Stock to new investors (4)...............................             $    7.02
                                                                        ---------
                                                                        ---------


------------------------

(1) Deficiency in net tangible book value per share prior to the Offering attributable to continuing investors is determined by dividing net tangible book value of the Company attributable to continuing investors (based on the June 30, 1997 net book value of the tangible assets (consisting of total assets less intangible assets consisting of deferred lease fees and loan costs and after the Formation Transactions, net of liabilities to be assumed) by the sum of the number of shares of Common Stock (i) issued and outstanding and (ii) issuable (upon the exchange of all Units to be issued) to continuing investors in the Formation Transactions.

(2) Based on an assumed initial public offering price of $20.00 per share and after deducting Underwriters' discounts and commissions and estimated expenses of the Offering and the Formation Transactions.


(3) Based on total pro forma net tangible book value of $140 million divided by the total number of shares of Common Stock outstanding after the completion of the Offering (10,779,216 shares), and excluding shares that may be issuable upon exercise of stock options. There is no impact on dilution attributable to the issuance of Common Stock in exchange for Units to be issued to the continuing investors in the Formation Transactions because such Units would be exchanged for Common Stock on a one-for-one basis.


(4) Dilution is determined by subtracting net tangible book value per share of Common Stock after the Offering from an assumed initial public offering price of $20.00.

    The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of shares of Common Stock to be sold by the Company in the Offering and the number of shares of Common Stock and Units to be issued to the continuing investors in the Formation Transactions, the deficiency in the net tangible book value as of June 30, 1997 of the assets contributed by the continuing investors in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.


                                                                                                            PURCHASE
                                                              COMMON STOCK/               CASH/             PRICE(1)
                                                               UNITS ISSUED           BOOK VALUE OF      BOOK VALUE OF
                                                          ----------------------      CONTRIBUTIONS         AVERAGE
                                                           SHARES/                ---------------------   CONTRIBUTION
                                                            UNITS      PERCENT        $        PERCENT   PER SHARE/UNIT
                                                          ---------  -----------  ----------  ---------  --------------
                                                                        (IN THOUSANDS EXCEPT PERCENTAGES)
New investors in the Offering...........................     10,100          77%  $  183,711        108%   $    20.00(1)
Common Stock issued to continuing investors.............        679           5%      (2,846)       (2)%   $    (4.19)
Units issued to continuing investors....................      2,383          18%      (9,988)       (6)%   $    (4.19)
                                                          ---------         ---   ----------  ---------
    Total...............................................     13,162         100%  $  170,877        100%
                                                          ---------         ---   ----------  ---------
                                                          ---------         ---   ----------  ---------


------------------------

(1) Before deducting Underwriters' discounts and commissions, the financial advisory fee payable to Lehman and other estimated expenses of the Offering and the Formation Transactions.

(2) Based on the June 30, 1997 net book value of the assets, less net book value of deferred financing and leasing cost to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth summary selected financial and operating information on a pro forma basis for the Company, and on a historical combined basis for the SL Green Predecessor (as defined below), and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. The combined historical balance sheet information as of December 31, 1996 and 1995 and statements of income for the years ended December 31, 1996, 1995, and 1994 of the SL Green Predecessor have been derived from the historical combined financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The operating data for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 have been derived from the unaudited combined financial statements of the SL Green Predecessor. In the opinion of management of the SL Green Predecessor, the operating data for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1993 and 1992 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the interim periods ended June 30, 1997 and 1996 are not necessarily indicative of the results to be obtained for the full fiscal year.

    Historical operating results may not be comparable to future operating results. In addition, the Company believes that the book value of the Properties, which reflects historical costs of such real estate assets less accumulated depreciation, is not indicative of the fair value of the Properties.

    The "SL Green Predecessors" consists of 100% of the net assets and results of operations of two Properties, 1414 Avenue of the Americas and 70 West 36th Street, equity interests in four other Properties, 673 First Avenue, 470 Park Avenue South, 29 West 35th Street and the Bar Building (which interests are accounted for under the equity method) and 100% of the net assets and results of operations of the Service Corporations.

    The unaudited pro forma financial and operating information for the Company as of and for the six months ended June 30, 1997 and the year ended December 31, 1996 assumes completion of the Offering and the Formation Transactions as of the beginning of the periods presented for the operating data and as of the stated date for the balance sheet data. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the period indicated, nor does it purport to represent the Company's future financial position and results of operations.

       THE COMPANY (PRO FORMA) AND THE SL GREEN PREDECESSOR (HISTORICAL)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                        SIX MONTHS ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                               -------------------------------------------  ----------------------------------------------

                                                                                              HISTORICAL
                                                                            ----------------------------------------------
                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
                                 PRO FORMA        1997)          1996         PRO FORMA
                                   1997       -------------  -------------      1996
                               -------------                                -------------
                                               (UNAUDITED)    (UNAUDITED)
                                (UNAUDITED)                                  (UNAUDITED)
OPERATING DATA:
  Total revenue..............    $  28,936      $   7,334      $   4,098      $  53,189    $  10,182  $   6,564  $   6,600
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
  Property operating
    expense..................        7,649          1,625          1,230         16,224        3,197      2,505      2,009
  Real estate taxes..........        4,078            482            232          8,248          703        496        543
  Interest...................        2,986            713            442          5,858        1,357      1,212      1,555
  Depreciation and
    amortization.............        3,630            599            406          6,979          975        775        931
  Marketing, general and
    administration...........        1,428          1,835          2,029          2,643        3,250      3,052      2,351
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
  Total expenses.............       19,771          5,254          4,339         39,952        9,482      8,040      7,389
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
  Operating income (loss)....        9,165          2,080           (241)        13,237          700     (1,476)      (789)
  Equity in net income (loss)
    of uncombined joint
    ventures.................           --           (564)          (817)          (504)      (1,408)    (1,914)    (1,423)
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
  Income (loss) before
    extraordinary item and
    minority interest........        9,165          1,516         (1,058)        12,733         (708)    (3,390)    (2,212)
  Minority interest..........       (1,659)        --             --             (2,305)      --         --         --
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
  Income (loss) before
    extraordinary item.......    $   7,506      $   1,516      $  (1,058)     $  10,428    $    (708) $  (3,390) $  (2,212)
                               -------------       ------    -------------  -------------  ---------  ---------  ---------
                               -------------       ------    -------------  -------------  ---------  ---------  ---------

  Income before extraordinary
    item per share...........    $    0.70                                    $    0.97
                               -------------                                -------------
                               -------------                                -------------

                                   1993           1992
                               -------------  -------------
                                (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
  Total revenue..............    $   5,926      $   5,516
                                    ------    -------------
  Property operating
    expense..................        1,741          1,431
  Real estate taxes..........          592            676
  Interest...................        1,445          1,440
  Depreciation and
    amortization.............          850            773
  Marketing, general and
    administration...........        1,790          1,531
                                    ------    -------------
  Total expenses.............        6,418          5,851
                                    ------    -------------
  Operating income (loss)....         (492)          (335)
  Equity in net income (loss)
    of uncombined joint
    ventures.................           88         (2,227)
                                    ------    -------------
  Income (loss) before
    extraordinary item and
    minority interest........         (404)        (2,562)
  Minority interest..........       --             --
                                    ------    -------------
  Income (loss) before
    extraordinary item.......    $    (404)     $  (2,562)
                                    ------    -------------
                                    ------    -------------
  Income before extraordinary
    item per share...........


                                                        AS OF JUNE 30, 1997                   AS OF DECEMBER 31,
                                                     --------------------------  --------------------------------------------

                                                      PRO FORMA    HISTORICAL                     HISTORICAL
                                                     -----------  -------------  --------------------------------------------
                                                                                                                     1993
                                                     (UNAUDITED)   (UNAUDITED)     1996       1995       1994     (UNAUDITED)
                                                     -----------  -------------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA:
  Commercial real estate, before accumulated
    depreciation...................................   $ 246,861     $  43,733    $  26,284  $  15,559  $  15,761   $  15,352
  Total assets.....................................     259,255        49,592       30,072     16,084     15,098      16,218

  Mortgages and notes payable......................      46,733        33,646       16,610     12,700     12,699      12,699
  Accrued interest payable.........................          97           109           90      2,894     12,699       1,576
  Minority interest................................      31,656             0            0          0          0           0
  Owners' equity (deficit).........................     143,348        (6,322)      (8,405)   (18,848)   (15,520)    (13,486)
OTHER DATA:
  Funds from operations............................      12,702        --           --         --         --          --
  Net cash provided by (used in) operating
    activities.....................................      --             1,140          272       (234)       939      --
  Net cash provided by (used in) financing
    activities.....................................      --              (425)      11,960         63        178      --
  Net cash (used in) investing activities..........      --              (145)     (12,375)      (432)      (567)

                                                         1992
                                                      (UNAUDITED)
                                                     -------------
BALANCE SHEET DATA:
  Commercial real estate, before accumulated
    depreciation...................................    $  16,080
  Total assets.....................................       15,645
  Mortgages and notes payable......................        9,500
  Accrued interest payable.........................        4,757
  Minority interest................................            0
  Owners' equity (deficit).........................       (8,449)
OTHER DATA:
  Funds from operations............................       --
  Net cash provided by (used in) operating
    activities.....................................       --
  Net cash provided by (used in) financing
    activities.....................................       --
  Net cash (used in) investing activities..........       --


------------------------

(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operations."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following discussion should be read in conjunction with the Selected Financial Information, the Historical Combined Financial Statements and the Pro Forma Combined Balance Sheet and Pro Forma Combined Statements of Income of the Company contained in this Prospectus.

    The Combined Financial Statements of the SL Green Predecessor include 100% of the net assets and results of operations of two Properties, 1414 Avenue of the Americas and 70 West 36th Street, equity interests in four other properties, 673 First Avenue, 470 Park Avenue South, 29 West 35th Street and the Bar Building (which interests are accounted for under the equity method) and 100% of the net assets and results of operations of the Service Corporations.

    Due to the size of the Company's Core Portfolio (six properties), the inclusion of additional properties during any period can result in significant increases in total revenue and other financial data over prior periods. For the foregoing reason, the Company does not believe its year to year and quarter to quarter financial data are comparable, and that percentage growth may not be maintained at the current rate.

RESULTS OF OPERATIONS

    COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30,
1996

    Rental revenue increased $1,485,000 or 112.9%, to $2,800,000 from $1,315,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was due primarily to the acquisition of 1414 Avenue of the Americas during July 1996 which had rental revenue of $1,555,000, partially offset by a decrease in rental revenue of $70,000 at 70 West 36th Street, due to a temporary decrease in occupancy and the free rent associated with re-leasing those spaces.

    Escalations and reimbursement revenues increased $171,000, or 60.0%, to $456,000 from $285,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The acquisition of 1414 Avenue of the Americas, accounted for an increase of $265,000 offset by a decrease of $94,000 at 70 West 36th Street due to reduced porter wage escalations revenue. New leases with more current base years utilized to calculate the escalations account for the decreased escalation revenue.


    Management revenues decreased $97,000, or 9.1% to $966,000 from $1,063,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. A building managed for a third party was sold at the end of 1996 and the management agreement was terminated resulting in this decrease.


    Leasing commission revenues increased $1,806,000, or 140.9%, to $3,088,000 from $1,282,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996 due to the addition of several buildings under service contracts and intensified efforts to perform leasing services for unaffiliated third parties.


    Construction revenue decreased by $31,000, or 79.5% to $8,000 from $39,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. Overall construction revenue remained constant but a larger amount related to property-owning partnerships in the six months ended June 30, 1997 and was eliminated pursuant to the equity method of accounting.


    Other income decreased by $98,000 or 86% to $16,000 from $114,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996 primarily due to a one-time consulting engagement in the six months ended June 30, 1996. The remaining other income consisted of interest income.

    Share of net loss of uncombined joint ventures decreased $253,000, or 31.0%, to $564,000 from $817,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996 as follows:

                                                                                    INCREASE
PROPERTY                                                                           (DECREASE)
---------------------------------------------------------------------------------  -----------
673 First Avenue.................................................................  $  (222,000)
470 Park Avenue South............................................................      (32,000)
29 West 35th Street..............................................................       10,000
Bar Building.....................................................................       (9,000)
                                                                                   -----------
                                                                                   $  (253,000)
                                                                                   -----------
                                                                                   -----------

    The decrease in net loss for 673 First Avenue was due primarily to increased rental revenues and escalation and reimbursement revenues resulting from increased occupancy and contractual rent increases. The loss was also reduced by lower operating expenses and a reduction in real estate taxes.


    The decrease in net loss for 470 Park Avenue South was due primarily to higher contractual rents and lower operating expenses, offset by reduced porter wage escalation revenue as a result of new leases with more current base years, utilized in the calculation of the escalation.



    The decrease in net income of uncombined joint ventures for 29 West 35th Street was due primarily to reduced porter wage escalation revenue as a result of new leases with more current base years utilized in the calculation of the escalation, and by higher operating expenses.



    The increase in net income for the Bar Building was due to the acquisition of the Property during September 1996.



    Operating expenses increased $395,000, or 32.1%, to $1,625,000 from $1,230,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was comprised primarily of the inclusion of 1414 Avenue of the Americas which was acquired during July 1996 ($506,000), offset by lower expenses at 70 West 36th Street.


    Interest expense increased $271,000 or 61.3%, to $713,000 from $442,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The inclusion of 1414 Avenue of the Americas accounted for an increase of $460,000 offset by a decrease of $189,000 for 70 West 36th Street due to refinancing at a lower interest rate.

    Depreciation and amortization increased $193,000, or 47.5%, to $599,000 from $406,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was due primarily to the inclusion of 1414 Avenue of the Americas.

    Real estate taxes increased $250,000, or 107.8% to $482,000 from $232,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was due to the inclusion of $290,000 for 1414 Avenue of the Americas, offset by a decrease of $40,000 for 70 West 36th St.


    Marketing, general and administrative expenses decreased $194,000, or 9.6%, to $1,835,000 from $2,029,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The decrease was primarily due to reduced expenses at the corporations which provide management and leasing services, offset by increased expenses associated with the increase in leasing commission revenues.



    As a result of the foregoing, net income increased $2,574,000, or 243.3%, to $1,516,000 from a loss of $1,058,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996.


    COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

    Rental revenue increased $1,783,000, or 73.8%, to $4,199,000 from $2,416,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase was due primarily to the acquisition of 1414 Avenue of the Americas during July 1996 which had rental revenue of $1,612,000 and increased occupancy plus contractual rent increases amounting to $152,000 at 70 West 36th Street.

    Escalations and reimbursement revenues increased $293,000, or 38.6%, to $1,051,000 from $758,000 for the year ended December 31, 1995. The acquisition of 1414 Avenue of the Americas accounted for an increase of $428,000 which was offset by a decrease of $166,000 at 70 West 36th Street due to reduced real estate tax escalations and porter wage escalation revenue. New leases with more current base years utilized to calculate the escalations and a reduction in real estate tax expense accounted for the decreased escalation revenue.


    Management revenues remained substantially unchanged with a slight increase for the year ended December 31, 1996 compared to the year ended December 31, 1995.

    Leasing commission revenues increased $1,475,000, or 164.4%, to $2,372,000 from $897,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995 due to the addition of several buildings under service contracts and intensified efforts to perform leasing services for unaffiliated third parties.

    Construction revenue decreased by $132,000, or 56.7%, to $101,000 from $233,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. Overall construction revenue remained constant but a larger amount related to property-owning partnerships and was eliminated pursuant to the equity method of accounting.

    Other income for the year ended December 31, 1996 was $123,000 which consisted of miscellaneous consulting fees and interest.

    Share of net loss of uncombined joint ventures decreased $506,000 or 26.4% to $1,408,000 from $1,914,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995 as follows:

                                                                                    INCREASE
PROPERTY                                                                           (DECREASE)
---------------------------------------------------------------------------------  -----------
673 First Avenue.................................................................  $  (392,000)
470 Park Avenue South............................................................     (130,000)
29 West 35th Street..............................................................       22,000
Bar Building.....................................................................       (6,000)
                                                                                   -----------
                                                                                   $  (506,000)
                                                                                   -----------
                                                                                   -----------

    The decrease in net loss for 673 First Avenue was due primarily to lower interest expense as a result of mortgage loan principal amortization and lower amortization expense as a result of deferred leasing commissions written off during 1995 for a tenant that vacated.

    The decrease in net loss for 470 Park Avenue South was due primarily to a reduction in real estate tax expense as a result of a decrease in assessed valuation.

    The decrease in net income for 29 West 35th Street was due primarily to reduced rental revenue as a result of a vacancy.


    The increase in net income for the Bar Building was due to the acquisition of the Property during October 1996.



    Operating expenses increased $692,000, or 27.6%, to $3,197,000 from $2,505,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995 due substantially to the inclusion of 1414 Avenue of the Americas which was acquired during July 1996.



    Interest expense increased $145,000 or 12.0%, to $1,357,000 from $1,212,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The inclusion of 1414 Avenue of the Americas accounted for an increase of $445,000 which was offset by a decrease of $300,000 for 70 West 36th Street due to refinancing at a lower interest rate.


    Depreciation and amortization increased $200,000, or 25.9%, to $975,000 from $775,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase was due primarily to the inclusion of 1414 Avenue of the Americas.

    Real estate taxes increased $207,000 or 41.7%, to $703,000 from $496,000 for the year ended December 31, 1996 compared to year ended December 31, 1995. The increase was due to the inclusion of $290,000 for 1414 Avenue of the Americas offset by a decrease of $83,000 for 70 West 36th Street which resulted from a reduction in property assessment.



    Marketing, general and administrative expenses increased $198,000, or 6.5%, to $3,250,000 from $3,052,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995, due primarily to staff increases for the corporation which provided leasing services.



    As a result of the foregoing, the loss before extraordinary item decreased $2,682,000, or 79.1%, to $708,000 from $3,390,000 for the year ended December
31, 1996 compared to the year ended December 31, 1995.


    COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

    Rental revenue decreased by $189,000, or 7.2%, to $2,416,000 from $2,605,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994 due to several vacancies at 70 West 36th Street.


    Escalation and reimbursed revenues decreased $44,000, or 5.5%, to $758,000 from $802,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994 due primarily to a decrease in electric and sundry charges at 70 West 36th Street.



    Management revenues increased $301,000, or 15.4%, to $2,260,000 from $1,959,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 due to an increase in unaffiliated third party management assignments.


    Leasing commission revenue remained consistent with a slight increase for the year ended December 31, 1995 as compared to the year ended December 31, 1994.


    Construction revenue decreased $111,000, or 32.3%, to $233,000 from $344,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 due to a decrease in tenant installation work at non-affiliated third party buildings.


    Share of in net loss of uncombined joint ventures increased by $491,000, or 34.5%, to $1,914,000 from $1,423,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 as follows:

                                                                                    INCREASE
PROPERTY                                                                           (DECREASE)
---------------------------------------------------------------------------------  -----------
673 First Avenue.................................................................  $   399,000
470 Park Avenue South............................................................      106,000
29 West 35th Street..............................................................      (14,000)
                                                                                   -----------
                                                                                   $   491,000
                                                                                   -----------
                                                                                   -----------

    The increase in net loss for 673 First Avenue was due primarily to reduced revenue as a result of a vacancy during 1995 and the write off of related deferred leasing commissions.

    The increase in net loss for 470 Park Avenue South was due primarily to increased miscellaneous income in 1994 as result of a tenant buying out of its lease.

    The increase in net income for 29 West 35th Street was due primarily to reduced operating expenses.


    Operating expenses increased $496,000, or 24.7%, to $2,505,000 from $2,009,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994 due primarily to staff increases in the corporations which provide management, construction and leasing services.



    Interest expense decreased $343,000 or 22.1%, to $1,212,000 from $1,555,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. The decrease was due to a loan restructuring at 70 West 36th Street.

    Depreciation and amortization decreased $156,000, or 16.8%, to $775,000 from $931,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994 due to the write off of deferred leasing commissions and tenant installation work related to vacated tenants during 1994 at 70 West 36th Street.



    Real estate taxes decreased $47,000, or 8.7%, to $496,000 from $543,000 for the year ended December 31, 1995 as compared to the year ended December 31, 1994 due to a decrease in assessed valuation for 70 West 36th Street.



    Marketing, general and administrative expenses increased $701,000, or 29.8%, to $3,052,000 from $2,351,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. The increase was due to additional staff and other expense increases, necessitated by increased business, for the corporations which provide management construction and leasing services.



    As a result of the foregoing, net loss increased $1,178,000, or 53.3%, to $3,390,000 from $2,212,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994.


PRO FORMA OPERATING RESULTS

    SIX MONTHS ENDED JUNE 30, 1997


    On a pro forma basis, after giving effect to the Offering, income before minority interest would have been $9,165,000 for the six months ended June 30, 1997, representing an increase of $7,649,000 over the historical combined income before minority interest for the same period. The increase is accounted for as follows:



INCREASES TO INCOME:
Decrease in interest expense due to mortgage loans repaid or forgiven......................................................  $2,618,000
Additional income due to the acquisition of 1372 Broadway.......   3,720,000
Additional income due to the acquisition of 50 West 23rd
  Street........................................................   1,682,000
Additional income due to the inclusion of 1140 Avenue of the
  Americas......................................................     910,000
Straight line rent adjustments related to the acquisition of
  other partners' interests.....................................     376,000
Net decrease in depreciation and amortization due to acquisition of other partners' interests acquisition of new debt and
  repayment or forgiveness of mortgage loans....................      50,000

DECREASES TO INCOME:
Interest expense related to new mortgage loan...................    (539,000)
Additional general and administrative expenses associated with a
  public company................................................    (828,000)
Elimination of the Service Corporations' income under the equity
  method of accounting..........................................    (188,000)
Other partners share of net losses for properties historically
  accounted for under the equity method.........................    (127,000)
Straight line adjustment to 673 First Avenue net lease due to
  acquisition of non-continuing partners' interest..............     (25,000)
                                                                  ----------
                                                                  $7,649,000
                                                                  ----------
                                                                  ----------



    Further information regarding the effects of the Acquisition Properties on the financial position and results of operations of the Company is set forth in the historical financial statements of the Acquisition Properties and the pro forma financial statements of the Company contained in this Prospectus.


    YEAR ENDED DECEMBER 31, 1996

    On a pro forma basis, after giving effect to the Offering, income before minority interest would have been $12,733,000 for the year ended December 31, 1996, representing an increase of $13,441,000 over the historical combined income before minority interest and extraordinary income on debt forgiveness for the same period. The increase is accounted for as follows:


INCREASES TO INCOME:
Decrease in interest expense due to mortgage loans repaid or forgiven.....................................................  $4,699,000
Additional income due to the acquisition of 1372 Broadway......   5,544,000
Additional income due to the inclusion of 1140 Avenue of the
  Americas.....................................................   1,693,000
Additional income due to inclusion of 50 W. 23rd St............   3,054,000
Additional net income due to the inclusion of the Bar Building
  for the full year............................................   1,133,000
Straight line rent adjustments related to the acquisition of
  other partners' interests....................................     787,000
Net decrease in depreciation and amortization due to
  acquisition of other partners' interests, acquisition of new
  debt and repayment or forgiveness of mortgage loans..........      63,000

DECREASES TO INCOME:
Interest expense related to new mortgage loans.................  (1,078,000)
Additional general and administrative expenses associated with a public company.............................................  (1,657,000)
Other partners' share of net losses for properties historically
  accounted for under the equity method........................    (427,000)
Elimination of the Service Corporations' income under the
  equity method of accounting..................................    (270,000)
Straight line adjustment to 673 First Avenue net lease due to
  acquisition of non-continuing partners' interest.............    (100,000)
                                                                 ----------
                                                                 $13,441,000
                                                                 ----------
                                                                 ----------



    As indicated above, inclusion of the Acquisition Properties increased income, on a pro forma basis, by approximately $10,291,000, with increased interest expense on a pro forma basis associated with one Property of approximately $1,078,000. Long term debt increased by $14 million on a pro forma basis as a result of a mortgage loan on one of the Acquisition Properties. Further information regarding the effects of the Acquisition Properties on the financial position and results of operations of the Company is set forth in the historical financial statements of the Acquisition Properties and the pro forma financial statements of the Company contained in this Prospectus.


LIQUIDITY AND CAPITAL RESOURCES


    The SL Green Predecessor historically relied on fixed and floating rate mortgage financing plus the use of its capital for the acquisition, redevelopment and renovation of the Properties. The proceeds from the Offering as well as a new mortgage loan in the amount of $14 million, which will be secured by 50 West 23rd Street, will be utilized to repay existing mortgage loans, acquire properties, pay Offering and Formation Transaction expenses and provide working capital. See "Use of Proceeds" and "The Properties--Mortgage Indebtedness." The mortgage loans currently secured by the Properties, which will be consolidated in the financial statements of the Company, will be reduced from $91.4 million to $32.5 million as a result of the repayment and cancellation of certain mortgage loans. Total mortgage loans including the new mortgage loan will amount to $46.5 million as a result of the Formation Transactions. All mortgage loans encumbering the Core Portfolio have fixed interest rates ranging from 8.25% to 9.0% and it is anticipated that the new mortgage loan will also bear interest at a fixed rate. Subsequent to the Formation Transactions the mortgage loans would represent approximately 15.0% of the Company's market capitalization based on an estimated total market capitalization of $309.8 million.

    The Company is currently negotiating with Lehman the terms of the Credit Facility, which the Company expects to be in place shortly after the completion of the Offering although there is no assurance that this will be the case. The Credit Facility will be utilized to facilitate acquisitions and fund associated renovations, tenant improvements and leasing commissions. After paying down mortgage debt as well as expenses of the Offering and Formation Transactions, the Company expects to have working capital of approximately $6.2 million, which will be used to fund anticipated capital improvements on the Bar Building and general corporate purposes. The Company estimates that for the 12 months ending June 30, 1998, it will incur approximately $4.46 million of expenses attributable to non-incremental revenue generating capital expenditures which includes $2.18 million for the Acquisition Properties, $1.04 million for the Bar Building and $1.24 million for the balance of the Core Portfolio.



    The Company expects to make distributions to its stockholders primarily based on its distributions received from the Operating Partnership or, if necessary, from working capital or borrowings. The Operating Partnership income will be derived primarily from lease revenue from the Properties and, to a limited extent, from fees generated by the Service Corporations.


    Future property acquisitions may require substantial capital leasing of a property. The Company expects that a portion of such costs will be funded from draws under the Credit Facility, to the extent the Credit Facility is obtained, from additional borrowings secured by the target property and from future issuances of equity and debt. The Company believes that it will have sufficient capital resources to satisfy its obligations during the 12 month period following completion of the Offering. Thereafter, the Company expects that capital needs will be met through a combination of net cash provided by operations, borrowings and additional equity issuances.

CASH FLOWS

    COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30,
     1996


    Net cash provided by operating activities increased $1,085,000 to $1,140,000 from $55,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was due primarily to the acquisition of 1414 Avenue of the Americas and an increase in leasing commission income. Net cash used in investing activities decreased $503,000 to $(145,000) from $(648,000) for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The decrease was due primarily to a decrease in net cash contributions to the partnerships that own 29 West 35th Street and 470 Park Avenue South. Net cash used in financing activities increased $708,000 to $(425,000) from $283,000 for the six months ended June 30, 1997 compared to the six months ended June 30, 1996. The increase was due primarily to the refinancing of the mortgage on 70 West 36th Street, and an increase in distributions of approximately $111,000 to entities owned by Stephen L. Green and a reduction of contributions from owners.


    COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995.


    Net cash provided by operating activities increased $506,000 to $272,000 from a deficit of $234,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase was due primarily to the acquisition of 1414 Avenue of the Americas, an increase in leasing commission income. Net cash used in investing activities increased $11,943,000 to $12,375,000 from $432,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase was due primarily to the acquisition of 1414 Avenue of the Americas plus contributions to the partnerships that own 470 Park Avenue South and the Bar Building. Net cash provided by financing activities increased $11,897,000 to $11,960,000 from $63,000 for the year ended December 31, 1996 compared to the year ended December 31, 1995. The increase was due primarily to the financing of the acquisition of 1414 Avenue of the Americas, the refinancing of the mortgage on 70 West 36th Street and net cash contribution from owners.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994.


    Net cash used in operating activities increased by $1,173,000 to a deficit of $234,000 from a positive cash flow of $939,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. The increase was due primarily to operating expense increases related to the corporations which provide management leasing and construction services and additional marketing, general and administrative expenses for the corporations which provide management leasing and construction services. Net cash used in investing activities decreased $135,000 to $432,000 from $567,000 for the year ended December 31, 1995 compared to the year ended December 31, 1994. The decrease was due primarily to reduced investments in building improvements and reduced contributions to investee partnerships. Cash provided by financing activities decreased $115,000 to $63,000 from $178,000 due to reduced contributions from owners.


FUNDS FROM OPERATIONS

    The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

    On a pro forma basis after giving effect to the Offering, Funds from Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996, respectively, are as follows:

                                                                           PRO FORMA
                                                                  ---------------------------
                                                                   SIX MONTHS
                                                                      ENDED       YEAR ENDED
                                                                    JUNE 30,     DECEMBER 31,
                                                                      1997           1996
                                                                  -------------  ------------
Net income before minority interest and extraordinary item......    $   9,165     $   12,733
Add:
  Depreciation and amortization.................................        3,630          6,979
  Amortization of deferred financing costs and depreciation of
    non-rental real estate assets...............................          (93)          (149)
                                                                  -------------  ------------
Funds from Operations...........................................    $  12,702     $   19,563
                                                                  -------------  ------------
                                                                  -------------  ------------

INFLATION

    Substantially all of the office leases provide for separate real estate tax and operating expense escalations over a base amount. In addition, many of the leases provide for fixed base rent increases or indexed escalations. The Company believes that inflationary increases may be at least partially offset by the contractual rent increases described above.

                                MARKET OVERVIEW

    UNLESS INDICATED OTHERWISE, INFORMATION CONTAINED HEREIN CONCERNING THE NEW YORK METROPOLITAN ECONOMY AND THE MANHATTAN OFFICE MARKET IS DERIVED FROM THE ROSEN MARKET STUDY.

    The Company believes that the strength of the New York metropolitan economy and the current supply/demand fundamentals in the Manhattan office market provide an attractive environment for acquiring, owning and operating Class B office properties.

NEW YORK ECONOMY

    New York City is a leading international city with a large, dynamic and diverse economy. According to the U.S. Bureau of Economic Analysis, as of July 1994, the economy of the New York consolidated metropolitan statistical area ("CMSA") was larger than the economies of the next two largest U.S. CMSAs combined (Los Angeles and Chicago), and larger than the economy of any individual state except California, based on aggregate personal income (which the Company believes is a good proxy for overall economic output). Strong growth of the national economy has benefited New York City, causing the New York metropolitan area (including Bronx, Kings, New York, Putnam, Queens, Richmond, Rockland and Westchester counties) economy to improve significantly in recent years. Private sector employment gained an average of approximately 44,000 jobs per year between 1994 and 1996 for an average annual growth rate of 1.4%; between May of 1996 and 1997, private sector employment growth was an even stronger 1.7%, which is the strongest growth rate in more than ten years. In July of 1996, Inc. magazine named New York City as the "Best Place to Do Business," stating that urban, compact areas promote interaction among companies, suppliers and customers.

    With its unique appeal, New York City is headquarters to many of the leading corporations and service firms in the U.S., including:

    - more Fortune 500 companies (47) than any other U.S. city;

    - three of the four largest U.S. commercial banks (400 international banks have offices in New York City--more than any other city in the world);

    - 23 of the 25 largest U.S. securities firms;

    - four of the 10 largest U.S. money managers;

    - 27 of the 100 largest U.S. law firms (64 of the 100 largest U.S. law firms have offices in New York City);

    - four of the "Big Six" accounting firms; and

    - four of the largest U.S. entertainment/media conglomerates.

    New York is also a world leader in the advertising industry and contains a large base of nonprofit organizations. It also has the largest consulate community in the world, contributing to its position as an international center of business and politics.

    In addition to its diverse base of large businesses, Manhattan also has a large base of small companies. The New York City Office of the Comptroller reports that small businesses (which are defined as businesses with fewer than 500 employees) comprise approximately 99.7% of all businesses in New York City and employ approximately 70.7% of the private-sector work force. In the three years between 1994 and 1996, during which period some 132,000 private sector jobs were added in the New York metropolitan area (an average of approximately 44,000 each year), the percentage of jobs added from small business has grown increasingly more significant, especially in New York City, where small businesses added approximately 69,000 jobs during 1994 and 1995 and approximately 22,000 jobs between the third quarters of 1995 and 1996.

    The single fastest-growing employment sector in the New York metropolitan economy is the services sector, which grew at a rate of 3.0% during the year ended in May of 1997. With more than 1.4 million jobs, the services sector currently represents 37% of the New York metropolitan area's total employment base and 44% of its private sector employment base. Important components of the services sector are business services, legal services, engineering and management services and membership organizations (including approximately 20,000 nonprofit organizations which are based in New York City). One of the largest components of the services industry is business services, which supplied approximately 290,000 jobs as of May 1997, representing 20% of total services employment. Between 1992 and 1996, growth in business services employment averaged 4% per year, and between May 1996 and May 1997, business services employment grew 6.6%. Fueling the growth in the business services sector are the advertising industry, audio recording, software industries and agencies providing temporary workers. One very active sector of business services is the new media industry that is centered south of 41st Street in what is known as midtown south's "Silicon Alley." The companies that work in this industry include entertainment software, online/Internet services, CD-ROM title developers, and web site designers. Roughly 1,250 firms in Manhattan belong to the new media industry, and employment growth in this sector is estimated to be 30% per year through 1998.

    The trade sector is the second largest and fastest growing part of the metropolitan economy, with an employment gain of 6,300 jobs during the 12 months ended May 31, 1997, representing a 0.9% annual growth rate. Approximately 68% of the metropolitan area's trade jobs are in the retail sector, where growth was an even stronger 1.5% during the same period. The retail industry has benefited from improved city services, reduced crime and an increase in the number of visitors and their spending volume.

    Part of New York City's appeal to employers is a highly educated work-force. Over 40% of New York County's residents over the age of 25 have received a college degree and nearly half of those residents have received a graduate or professional degree, rates that are well above the national average. In addition, with a population of approximately 7.4 million, including approximately 169,000 households that have an annual income in excess of $150,000, New York City also provides a large base of potential consumers with significant disposable income, which is of particular appeal to businesses providing goods and services. Increased spending by local residents combined with a higher level of visitor spending caused retail sales growth in New York City to average 3.2% annually during the period January 1, 1994 to December 31, 1996.

    New York City is an international financial and cultural capital that, in addition to housing the United Nations and numerous foreign missions, attracts tourism, is a center for international investment and a favored North American base for many multinational corporations headquartered overseas. The lower cost of office rents when compared internationally with other major cities is a competitive advantage in attracting such overseas companies to New York City. Midtown Manhattan ranks 13th among major business centers around the world in terms of office rental rates, after such cities as Tokyo, London, Paris, Hong Kong and Singapore, while downtown Manhattan ranked 37th.

    New York City is the consummate "24-hour city," featuring a wide variety of restaurants, entertainment and cultural offerings, such as Broadway theater and productions at Carnegie Hall and Lincoln Center. In addition, many of the world's finest museums, including The Metropolitan Museum of Art, The Museum of Modern Art, The Guggenheim Museum, The Whitney Museum and The Museum of Natural History, are located in New York City. New York City is also home to major educational institutions, including Columbia University, Fordham University, New York University and Rockefeller University.

    The quality of life in New York City also has improved with the implementation of various public/ private ventures and government initiatives. For example, Business Improvement Districts ("BIDs"), which are public/private ventures that provide security, sanitation and other services within their boundaries, operate in the Grand Central Station, Penn Station and Times Square areas and in thirty-three additional areas within New York City. In addition, crime in New York City has declined. Preliminary estimates for

1996 show that New York City ranked 159th out of the 198 largest U.S. cities in terms of total crimes, lower than such cities as Atlanta (1), Miami (8), Phoenix
(42), Milwaukee (83) and Philadelphia (114). According to the New York City Police Department, New York City's crime rate decreased 16% during 1996, and the seven felony categories have declined a cumulative 39% since 1993 (a greater decrease than any other large U.S. city during the last three years).

    The New York City government is "reinventing" itself in an effort to streamline its operations and attract and retain businesses. For example, the New York Economic Development Council has been actively involved in encouraging businesses to remain in New York City. New York City also has recently reduced or eliminated numerous taxes, including the real property transfer tax, the unincorporated businesses tax, the commercial rent tax, the hotel occupancy tax and the sidewalk vault tax. New York City also was influential in eliminating the New York State real property gains tax. Even with the reduction or elimination of numerous taxes, New York City has announced a budget surplus for its fiscal year ended June 30, 1997 of approximately $856 million, as a result of savings in operating expenses and improvements in the New York City economy.

    With its dynamic and diverse base of businesses, New York City is poised to continue its course of steady growth and economic improvement. Private sector job creation in the New York metropolitan area is anticipated to continue at an average rate of 1.4% per annum, or approximately 33,000 private sector jobs per annum through 1998, and continue to increase at approximately 0.9% annually through 2001.

MANHATTAN OFFICE MARKET

    OVERVIEW. The Company believes that current supply/demand fundamentals in the Manhattan office market provide an attractive environment for acquiring, owning and operating Class B Manhattan office properties. Specifically, the Midtown Markets have the following favorable characteristics: (i) the Class A and Class B sectors of the Midtown Markets, collectively, have experienced four consecutive years of positive net absorption and declining vacancy rates; (ii) there have been virtually no new additions to supply in the Midtown Markets since 1992; and (iii) significant new office development is unlikely at the current time because there are relatively few sites available for construction, the lead time required for construction typically exceeds three years and new construction generally is not economically feasible given current market rental rates.

    The Manhattan office market consists primarily of midtown, midtown south and downtown submarkets. According to Rosen Consulting Group, midtown extends from the north side of 32nd Street to 62nd Street; midtown south is defined as Canal Street to the south side of 32nd Street; and downtown is defined as Battery to Canal Street. In each case the submarkets are defined from the East River on the east to the Hudson River on the west. As referred to herein, the Midtown Markets collectively consist of midtown and midtown south.

    SIZE OF MARKET. The Manhattan office market, with an overall stock of approximately 378 million square feet, is the largest office market in the U.S and is larger than the next six largest U.S. central business district office markets combined (Chicago, Washington, D.C., Boston, San Francisco, Philadelphia and Los Angeles). The following chart sets forth the size of the Manhattan office market and the size of certain other U.S. office markets, as of December 31, 1996:

                         1996 COMPARATIVE OFFICE STOCK

                                                                 STOCK
                                                                SQUARE
                                                                 FEET
      RANK            METROPOLITAN STATISTICAL AREA             (000S)
-----------  ------------------------------------------------  ---------
1.........   New York, NY (includes all of Manhattan)            378,313
2.........   Chicago, IL                                         118,820
3.........   Washington, DC                                       78,801
4.........   Boston, MA                                           47,390
5.........   San Francisco, CA                                    39,940
6.........   Philadelphia, PA-NJ                                  38,525
7.........   Los Angeles-Long Beach, CA                           36,563
8.........   Houston, TX                                          36,410
9.........   Dallas, TX                                           30,580
10........   Pittsburgh, PA                                       29,390

    Within Manhattan, 46% of the office space is classified as Class B space; almost half of the Class B space is located in midtown, and approximately one-fourth of the Class B space is located in each of midtown south and downtown. The following table sets forth the relative sizes of the Class A and Class B office markets and the rents and vacancy rates as of May 31, 1997 existing in such markets:

                        MANHATTAN OFFICE MARKET OVERVIEW

                                                % OF CLASS A            2ND QUARTER 1997        2ND QUARTER 1997
                                             AND CLASS B STOCK            VACANCY RATE          RENT/SQUARE FEET
                                          ------------------------  ------------------------  --------------------
                                            CLASS A      CLASS B      CLASS A      CLASS B     CLASS A    CLASS B
                                          -----------  -----------  -----------  -----------  ---------  ---------
Midtown Markets (1).....................        70.2%        73.9%        10.1%        11.3%  $   37.42  $   24.44
Midtown.................................        67.9%        48.3%        10.0%        11.4%  $   37.88  $   26.57
Midtown South...........................         2.4%        25.7%        13.3%        11.2%  $   27.40  $   20.35
Downtown................................        29.8%        26.1%        13.5%        18.8%  $   28.19  $   22.42
Total...................................        54.3%(2)       45.7%(2)       11.1%       13.3% $   34.08 $   23.70

------------------------

(1) Consists of midtown and midtown south submarkets.

(2) Represents proportion of total Class A stock and Class B stock in the Manhattan office market.

    HISTORICAL PERSPECTIVE. The Midtown Markets experienced rapid growth both in demand for, and supply of, office space during the 1980s. A wave of new construction peaked in the late 1980s and, between 1985 and 1992, 39 buildings containing approximately 20.3 million square feet of space were built. However, since 1992, there has been very little new construction in the Midtown Markets.

                        NEW CONTRUCTION OF OFFICE SPACE

                                MIDTOWN MARKETS

                 [Bar chart showing new construction from 1980
                        through the projection for 1998]

   Source: Real Estate Board of New York (historical); Rosen Consulting Group
                                 (projections).

    In the late 1980s and early 1990s, as much of the new supply of office space was being delivered, the demand for space in the Midtown Markets fell off abruptly as a result of the general downturn in the economy and subsequent corporate downsizings. As a result of the increase in inventory and the significant decrease in employment in Manhattan, Class A vacancy rates in the Midtown Markets increased into the double digits, reaching 17.8% in 1991 and Class B vacancy rates in the Midtown Markets increased to 17.3% in 1992.

    In the early 1990s, however, conditions began to improve in the Midtown Markets, as a result of the following factors: new jobs were created as the national and New York metropolitan economies recovered from their downturns; existing midtown Manhattan businesses expanded, resulting in an increased need for office space.

    LIMITED SUPPLY OF NEW OFFICE SPACE. The Company expects the supply of office space in the Midtown Markets to remain relatively stable for the foreseeable future because there are relatively few sites available for construction, the lead time required for construction typically exceeds three years and new construction generally is not economically feasible at current market rental rates. Virtually no new construction of office space in the Midtown Markets is anticipated in the near term, except one major Class A development, containing approximately 1.5 million square feet, scheduled to be completed in 1999, which has substantial grandfathered tax benefits. (The Company does not believe that this property will have a material impact on the market because it represents less than 1% of the total Class A midtown office space and is already substantially preleased to two tenants.) In the absence of tax incentives, the Company believes that rents generally would have to increase significantly to justify the cost of new construction. Assuming development costs of approximately $358 per square foot (as estimated by Rosen

Consulting Group), a market base rent in excess of $55 per square foot would be needed to make construction economically viable. This suggests that, in order to justify new construction, market base rents (not taking into account any tax benefits that may apply) generally would have to increase to at least 47% more than current asking rents for Class A office space in midtown Manhattan (as estimated by Rosen Consulting Group).

    INCREASING DEMAND FOR OFFICE SPACE IN THE MIDTOWN MARKETS. In addition, net absorption as calculated by Rosen Consulting Group ("Net Absorption") of Class B office space in the Midtown Markets has been positive since 1992 and surged in 1994, 1995 and 1996, reaching 3.0 million, 1.5 million and 1.7 million square feet, respectively. Net Absorption in the Midtown Markets is forecasted to reach almost 2.3 million square feet for 1997. An average of 30,200 office space-consuming jobs are projected to be created annually from 1997 until 2001, leading to an estimated average annual Net Absorption of Class B office space in the Midtown Markets of 1.5 million square feet in 1998 and 1999.

                     NET ABSORPTION OF CLASS B OFFICE SPACE

                                MIDTOWN MARKETS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 SQUARE FEET
                 (MILLIONS)
1993                          1.1
1994                            3
1995                          1.5
1996                          1.7
1997 proj.                    2.3
1998 proj.                    1.7
1999 proj.                    1.3
2000 proj.                      1

    As a result of sustained positive Net Absorption coupled with virtually no new construction since 1992, the Class A office vacancy rate in the Midtown Markets had fallen to 10.1% as of June 30, 1997 from its 1990s high of 17.8% in 1991 and the Class B office vacancy rate in the Midtown Markets had fallen to 11.3% from its 1990s high of 17.3% in 1992. As a result of the projected economic strength and private sector job growth, combined with a lack of projected new construction through 1998, Rosen Consulting Group projects that the Class A vacancy rate in the Midtown Markets will fall to 7.6% in 1998 and further to 5.9% in 2001; similarly, Rosen Consulting Group projects that the Class B vacancy rate in the Midtown Markets will fall to 8.4% in 1998 and further to 5.7% in 2001. The Company believes the demand for Class B space will increase as a result of the expectation of the following factors: (i) growth in the office space demands of small businesses, which generally choose to locate in office space with lower occupancy costs, (ii) the continued desire of larger corporations to reduce office occupancy costs and (iii) growth in key office-consuming sectors such as finance, securities, legal services and accounting which would reduce the availability of Class A office space.

    The following chart shows the history and projections of vacancy rates and asking rents for Class B office space in the Midtown Markets. According to Rosen Consulting Group, rent growth is inversely related to vacancy rates. When market conditions tighten and the market vacancy rate falls below the optimal vacancy rate, rent growth accelerates. The optimal vacancy rate is the vacancy rate at which neither excess supply nor excess demand exists, and it is determined by examining the historical relationship between vacancy rates and rent growth. As shown in the chart below, the Class B vacancy rate in the Midtown Markets rose to its highest level in 1992, at which time average asking rents continued to decline to their lowest levels in 1993. Since 1992, the Class B vacancy rate has decreased, and as the actual vacancy rate has approached the optimal vacancy rate, average asking rents stabilized and began to rise in 1995.

    The chart further shows that as vacancy rates decline below the optimal rate of 10% (as is projected to occur over the next four years), projected asking rents begin to increase at an accelerated rate over current levels. In light of the supply and demand fundamentals outlined above and the estimate of Class A base rental rates required to justify new office construction (in excess of $55 per square foot), the Company believes the estimate in the chart below of Class B asking rents in the $30 per square foot range at a projected vacancy level of 6% to be reasonable. However, conditions in the Midtown Markets are subject to change and there can be no assurance that any projections will approximate actual results. See "Risk Factors--The Company's Dependence on the Midtown Markets Due to Limited Geographic Diversification Could Adversely Affect the Company's Financial Performance."

                     OFFICE VACANCY RATES AND ASKING RENTS

                            MIDTOWN MARKETS CLASS B

           [Bar chart showing vacancy rates and asking rents for 1991 through the projection for 2001]

    POSITIVE OUTLOOK FOR EFFECTIVE RENTAL RATES. As discussed above, the Company anticipates continued growth in the demand for Class A and Class B office space in the Midtown Markets and relatively little new supply of such space being delivered over the next several years. Accordingly, the Company believes that vacancy rates among Class A and Class B properties in the Midtown Markets should continue to decrease, which the Company believes should result in increased rental rates and decreased re-leasing costs in well-managed, well-located Class A and Class B office properties. However, there can be no assurance that any of these expectations will be met.

    DOWNTOWN SUBMARKET. The downtown submarket of the Manhattan office market, where the Option Property is located, has been the subject of significant revitalization efforts in recent years. The Downtown Commercial Revitalization Program offers a mix of commercial rent tax, real estate tax and energy expense relief to tenants who sign new or renew leases in buildings constructed before 1975. These efforts appear to be yielding results, as the vacancy rate for downtown Class B office space had declined to 18.8% as of June 30, 1997 from its 1990s high of 21.3% at the end of 1995 (although such rate represents an increase from the vacancy rate of 17.8% at the end of 1996). In addition, average asking rents per square foot for Class B office space in the downtown submarket rose to $22.42 as of June 30, 1997 from its 1990s low of $21.53 at the end of 1995. Rosen Consulting Group projects the vacancy rate for downtown Class B office space to decrease to 14.7% by the end of 1998 and to continue to decline to below 12% by the end of 2001. In addition, Rosen Consulting Group estimates that average asking rents per square foot for Class B office space in the downtown submarket will increase to $23.15 by the end of 1998 and continue rising to $26.56 by the end of 2001.

                                 THE PROPERTIES

THE PORTFOLIO


    GENERAL. Upon the completion of the Offering, the Company will own or have contracted to acquire interests in nine Class B office Properties located in midtown Manhattan which contain approximately 2.2 million rentable square feet. Of these Properties, six office properties encompassing 1.2 million rentable square feet are currently owned and managed by SL Green and three office properties encompassing approximately 1.0 million rentable square feet will be acquired on or after completion of the Offering. See "Structure and Formation of the Company--Formation Transactions." Upon completion of the Offering, the Company will effectively own 100% of the economic interest in each of the Properties. Certain of the Properties include at least a small amount of retail space on the lower floors, as well as basement/storage space. One Property (673 First Avenue) includes an underground parking garage. The Company believes that each of the Properties is adequately covered by property and liability insurance. In addition, upon completion of the Offering, the Company will own options to acquire interests in 110 East 42nd Street, an office building containing approximately 250,000 rentable square feet in midtown Manhattan and 17 Battery Place, a property containing approximately 800,000 rentable square feet of office space in downtown Manhattan. See "--The Option Properties" below.


    As noted above under "Market Overview," the Manhattan office market is predominantly segregated into two distinct categories: Class A and Class B. The Class B category generally includes office properties that are more than 25 years old, in good physical condition, attract high-quality tenants and are situated in desirable locations in Manhattan. Class B properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates in their markets.

    The following table sets forth certain information with respect to each of the Properties as of June 30, 1997:

                                                                PERCENTAGE
                                                                    OF                                   PERCENTAGE
                                                 APPROXIMATE     PORTFOLIO                                   OF
                      YEAR                         RENTABLE      RENTABLE                                 PORTFOLIO      NUMBER
                     BUILT/                         SQUARE        SQUARE        PERCENT    ANNUALIZED    ANNUALIZED        OF
                   RENOVATED      SUBMARKET          FEET          FEET         LEASED       RENT(1)        RENT         LEASES
                   ----------  ----------------  ------------  -------------  -----------  -----------  -------------  -----------

CORE PORTFOLIO
-----------------
673 First           1928/1990  Grand Central         422,000           19.0%         100%  $10,837,482         22.1%           15
  Avenue.........                South
470 Park Avenue     1912/1994  Park Avenue           260,000(4)         11.7          99     5,853,720         12.0            27
  South(4).......                South/Flatiron
Bar Building        1922/1985  Rockefeller           165,000(5)          7.4          89(5)   4,139,704         8.5            58
  (5)............                Center
70 W. 36th          1923/1994                        151,000            6.8           98     2,795,986          5.7            38
  Street.........              Garment
1414 Avenue of      1923/1990  Rockefeller           111,000            5.0           98     3,370,001          6.9            31
  the Americas...                Center
29 W. 35th          1911/1985                         78,000            3.5           92     1,393,135          2.8             8
  Street.........              Garment
                                                 ------------       -----            ---   -----------        -----           ---
                                                   1,187,000           53.5           97    28,390,028         58.0           177
ACQUISITION
PROPERTIES
-----------------
1372 Broadway....   1914/1985  Garment               508,000           22.9           84     9,631,140         19.7            32
1140 Avenue of      1926/1951  Rockfeller            191,000            8.6           98     4,917,520         10.0            39
  the Americas...                Center
50 W. 23rd          1892/1992                        333,000           15.0           91     5,995,608         12.3            16
  Street.........              Chelsea
                                                 ------------       -----            ---   -----------        -----           ---
Total/Weighted                                     2,219,000(6)        100.0%         94%  $48,934,296        100.0%          264
  Average........                                ------------       -----            ---   -----------        -----           ---
                                                 ------------       -----            ---   -----------        -----           ---

                                  ANNUAL
                                    NET
                   ANNUALIZED    EFFECTIVE
                      RENT         RENT
                       PER          PER
                     LEASED       LEASED
                     SQUARE       SQUARE
                     FOOT(2)      FOOT(3)
                   -----------  -----------
CORE PORTFOLIO
-----------------
673 First           $   25.68    $   21.79
  Avenue.........
470 Park Avenue         22.66        19.43
  South(4).......
Bar Building            28.33        24.74
  (5)............
70 W. 36th              18.90        16.13
  Street.........
1414 Avenue of          30.85        30.87
  the Americas...
29 W. 35th              19.53        16.23
  Street.........
                   -----------  -----------
                        24.65        21.43
ACQUISITION
PROPERTIES
-----------------
1372 Broadway....       22.47        21.57
1140 Avenue of          26.30        24.70
  the Americas...
50 W. 23rd              19.58        17.09
  Street.........
                   -----------  -----------
Total/Weighted      $   23.58    $   21.11
  Average........  -----------  -----------
                   -----------  -----------


                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)
----------------------------------

(1) As used throughout this Prospectus, Annualized Rent represents the monthly contractual rent under existing leases as of June 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimated as of such date. Total rent abatements for leases in effect as of June 30, 1997 for the 12 months ending June 30, 1998 are approximately $815,000.

(2) Annualized Rent Per Leased Square Foot, as used throughout this Prospectus, represents Annualized Rent, as described in footnote (1) above, presented on a per leased square foot basis.


(3) As used throughout this Prospectus, Annual Net Effective Rent Per Leased Square Foot represents (a) for leases in effect at the time an interest in the relevant property was first acquired by SL Green, the remaining lease payments under the lease excluding "free rent" and operating expense pass-throughs, if any, divided by the number of months remaining under the lease multiplied by 12 and (b) for leases entered into after an interest in the relevant property was first acquired by SL Green and for leases at the Acquisition Properties, all lease payments under the lease excluding "free rent" and operating expense pass-throughs, if any, divided by the number of months in the lease multiplied by 12, and, in the case of both (a) and (b), adjusted for tenant improvement costs and leasing commissions, if any, paid or payable by SL Green and presented on a per leased square foot basis. Annual Net Effective Rent Per Leased Square Foot includes future contractual increases in rental payments and therefore, in certain cases, may exceed Annualized Rent Per Leased Square Foot as a result of the provision for future contractual increases in rental payments in the Annual Net Effective Rent Per Leased Square Foot data.


(4) 470 Park Avenue South is comprised of two buildings, 468 Park Avenue South (a 17-story office building) and 470 Park Avenue South (a 12-story office building).

(5) SL Green first acquired an interest in the Bar Building in October 1996. SL Green has commenced an aggressive leasing program at the Property and as of July 15, 1997, approximately 93% of the rentable square feet in the Property was leased. The Bar Building is comprised of two buildings, 36 West 44th Street (a 14-story building) and 35 West 43rd Street (a four-story building).

(6) Includes approximately 2,043,000 square feet of rentable office space, 146,000 square feet of rentable retail space and 30,000 square feet of garage space.

    HISTORICAL OCCUPANCY. The Properties in the Core Portfolio historically have achieved consistently higher occupancy rates in comparison to the overall Class B Midtown Markets, as shown in the following table:

                                                                           OCCUPANCY RATE OF CLASS B
                                                           PERCENT             OFFICE PROPERTIES
                                                        LEASED AT THE           IN THE MIDTOWN
                                                       PROPERTIES (1)             MARKETS (2)
                                                      -----------------  -----------------------------
June 30, 1997.......................................             97%                      89%
December 31, 1996...................................             95                       89
December 31, 1995...................................             95                       87
December 31, 1994...................................             98                       86
December 31, 1993...................................             96                       84
December 31, 1992...................................             93                       83

------------------------

(1) Includes space for leases that were executed as of the relevant date in Properties owned by SL Green as of that date.

(2) Includes vacant space available for direct lease, but does not include vacant space available for sublease; including vacant space available for sublease would reduce the occupancy rate as of each date shown. Sources:
    RELocate, Rosen Consulting Group.

    LEASE EXPIRATIONS. Leases at the Properties, as at many other Manhattan office properties, typically extend for a term of ten or more years, compared to typical lease terms of 5-10 years in other large U.S. office markets. From January 1, 1994 through June 30, 1997, SL Green renewed approximately 78% of the leases scheduled to expire at the Properties in the Core Portfolio owned and managed by SL Green during such period, constituting renewal of approximately 80% of the expiring rentable square footage during such period. As a result of these re-leasing efforts, through December 31, 2002, the average annual rollover at the Properties is approximately 110,280 square feet, representing an average annual expiration of 5.3% of the total leased square feet at the Properties per year (assuming no tenants exercise renewal or cancellation options and no tenant bankruptcies or other tenant defaults).

    The following table sets out a schedule of the annual lease expirations at the Properties (including the Acquisition Properties) with respect to leases in place as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                ANNUALIZED     ANNUALIZED
                                                                                                   RENT         RENT PER
                                                                  PERCENTAGE                        PER          LEASED
                                                        SQUARE        OF        ANNUALIZED        LEASED       SQUARE FOOT
                                           NUMBER      FOOTAGE       TOTAL         RENT           SQUARE       OF EXPIRING
                                             OF           OF        LEASED          OF            FOOT OF      LEASES WITH
                                          EXPIRING     EXPIRING     SQUARE       EXPIRING        EXPIRING        FUTURE
YEAR OF LEASE EXPIRATION                   LEASES       LEASES       FEET        LEASES(1)      LEASES (2)     STEP-UPS(3)
---------------------------------------  -----------  ----------  -----------  -------------  ---------------  -----------
June 30 through December 31, 1997......          22       47,979         2.3%  $   1,378,363     $   28.73      $   28.81
1998...................................          26       71,514         3.4       2,058,149         28.78          29.31
1999...................................          30      114,207         5.5       3,063,842         26.83          27.24
2000...................................          26      148,161         7.1       3,851,078         25.99          27.32
2001...................................          28       85,417         4.1       2,269,226         26.57          28.56
2002...................................          31      139,260         6.7       2,970,971         21.33          22.68
2003...................................          25      250,439        12.1       5,808,334         23.19          28.83
2004...................................          22      346,424        16.7       8,176,306         23.60          27.67
2005...................................          13      327,111        15.8       7,510,196         22.96          25.09
2006...................................          16      179,893         8.7       4,571,056         25.41          29.75
2007...................................          25      364,855        17.6       7,276,775         19.94          24.92
                                                ---   ----------       -----   -------------        ------     -----------
    TOTAL/Weighted Average.............         264    2,075,260       100.0%  $  48,934,296     $   23.58(4)   $   26.85(4)
                                                ---   ----------       -----   -------------        ------     -----------
                                                ---   ----------       -----   -------------        ------     -----------


------------------------

(1) Annualized Rent of Expiring Leases, as used throughout this Prospectus, represents the monthly contractual rent under existing leases as of June 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimated as of such date. Total rent abatements for leases in effect as of June 30, 1997 for the 12 months ending June 30, 1998 are approximately $815,000.

(2) Annualized Rent Per Leased Square Foot of Expiring Leases, as used throughout this Prospectus, represents Annualized Rent of Expiring Leases, as described in footnote (1) above, presented on a per leased square foot basis.

(3) Annualized Rent Per Leased Square Foot of Expiring Leases With Future Step-Ups represents Annualized Rent Per Leased Square Foot of Expiring Leases, as described in footnote (2) above, adjusted to reflect contractual increases in monthly base rent that occur after June 30, 1997.

(4) For comparison purposes, the Direct Weighted Average Rental Rate for the Class B Midtown Markets, according to RELocate (as adjusted by the Company to weight the representation of the Properties in the Chelsea, Grand Central South, Garment, Park Avenue South/Flatiron and Rockefeller Center submarkets), was $24.64 per square foot as of June 30, 1997. The Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B office space as it relates to the Properties. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). In addition, the Direct Weighted Average Rental Rate represents a large number of Class B properties in various locations within the Midtown Markets, and, therefore, may not be representative of asking or actual rental rates at the Properties. Additionally, the Annualized Rent Per Leased Square Foot of Expiring Leases includes the effect of retail rental rates at the Properties, which are generally higher than office rental rates. Excluding rental payments attributable to retail space at the Properties, the Weighted Average Annualized Rent Per Leased Square Foot of Expiring Leases would be $22.72.

    TENANT DIVERSIFICATION. The Properties (including the Acquisition Properties) currently are leased to over 250 tenants which are engaged in a variety of businesses, including publishing, health services, retailing and banking. The following table sets forth information regarding the leases with respect to the 20 largest tenants at the Properties, based on the amount of square footage leased by such tenants as of June 30, 1997:


                                                                                       PERCENTAGE
                                                                                           OF                        PERCENTAGE
                                                                                        AGGREGATE                        OF
                                                                                        PORTFOLIO                     AGGREGATE
                                                           REMAINING                     LEASED                       PORTFOLIO
                                                          LEASE TERM    TOTAL LEASED     SQUARE       ANNUALIZED     ANNUALIZED
TENANT(1)                               PROPERTY           IN MONTHS    SQUARE FEET       FEET           RENT           RENT
-------------------------------  ----------------------  -------------  ------------  -------------  -------------  -------------
Kallir, Philips, Ross Inc......  673 First Avenue               84           80,000           3.9%   $   1,913,449          3.9%
New York Hospital(2)...........  673 First Avenue              110           76,000           3.7        1,906,829          3.9
Gibbs & Cox....................  50 West 23rd Street            96           66,700           3.2        1,604,402          3.3
Capital-Mercury................  1372 Broadway                  97           64,122           3.1        1,292,732          2.6
Board of Education of the City
  of New York..................  50 West 23rd Street           156           64,000           3.1          722,475          1.5
Ann Taylor.....................  1372 Broadway                 157           58,975           2.8        1,169,118          2.4
NationsBank....................  1372 Broadway                  33           55,238           2.7        1,364,343          2.8
Vollmer Associates.............  50 West 23rd Street            96           53,577           2.6        1,252,154          2.6
Newbridge Communications(3)....  673 First Avenue              100           49,000           2.4        1,456,155          3.0
Ross Stores....................  1372 Broadway                 116           48,604           2.3          939,346          1.9
Cygne..........................  1372 Broadway                 157           46,392           2.2          775,808          1.6
UNICEF.........................  673 First Avenue               78           40,300           1.9        1,070,667          2.2
Franklin Strategic.............  673 First Avenue               82           40,000           1.9        1,404,425          2.9
U.S. Committee for UNICEF......  673 First Avenue               78           40,000           1.9        1,071,161          2.2
Republic of South Africa.......  673 First Avenue               82           40,000           1.9        1,108,913          2.3
Henry Siegel...................  1372 Broadway                  98           34,045           1.6          578,765          1.2
Meredith Garage Corp. .........  673 First Avenue               85           30,000           1.4          372,058          0.8
AJ Contracting.................  470 Park Ave. So.             150           27,870           1.3          635,803          1.3
Cowles Business Media..........  470 Park Ave. So.              69           24,767           1.2          589,117          1.2
Work Bench.....................  470 Park Ave. So.              66           22,000           1.1          375,000          0.8
                                                             -----      ------------          ---    -------------          ---
TOTAL/Weighted Average(4)......                                100          961,590          46.3%   $  21,602,720         44.1%
                                                             -----      ------------          ---    -------------          ---
                                                             -----      ------------          ---    -------------          ---


------------------------


(1) This list is not intended to be representative of the Company's tenants as a whole.



(2) This tenant occupies an additional 65,000 square feet of space at 673 First Avenue pursuant to two subleases expiring December 31, 2003 and April 29, 2004.



(3) This tenant occupies an additional 13,000 square feet of space at 673 First Avenue pursuant to a sublease expiring April 29, 2004.



(4) Weighted average calculation based on total rentable square footage leased by each tenant.

    LEASE DISTRIBUTION. The following table sets forth information relating to the distribution of leases at the Properties (including the Acquisition Properties), based on rentable square feet under lease, as of June 30, 1997:


                                                                                     PERCENTAGE                     PERCENTAGE
                                                                                    OF AGGREGATE                        OF
                                                                                      PORTFOLIO                      AGGREGATE
                                                                                       LEASED                        PORTFOLIO
              SQUARE FEET                   NUMBER OF    PERCENT OF   TOTAL LEASED     SQUARE       ANNUALIZED      ANNUALIZED
              UNDER LEASE                    LEASES      ALL LEASES   SQUARE FEET       FEET           RENT            RENT
             -------------                -------------  -----------  ------------  -------------  -------------  ---------------
2,500 or less...........................          114          43.0%      162,180           7.8%   $   4,829,621           9.9%
2,501-5,000.............................           59          22.3       205,151           9.9        5,830,629          11.9
5,001-7,500.............................           22           8.3       141,907           6.8        3,255,363           6.7
7,501-10,000............................           22           8.3       201,681           9.7        4,822,277           9.8
10,001-20,000...........................           21           7.9       290,421          14.0        6,558,268          13.4
20,001-39,999...........................           11           4.1       251,012          12.1        4,845,592           9.9
40,000 +................................           15           5.7       822,908          39.7       18,792,546          38.4
                                                  ---         -----   ------------        -----    -------------         -----
TOTAL...................................          264         100.0%    2,075,260         100.0%   $  48,934,296         100.0%
                                                  ---         -----   ------------        -----    -------------         -----
                                                  ---         -----   ------------        -----    -------------         -----


    TENANT RETENTION AND HISTORICAL LEASE RENEWALS. The Company works closely with its tenants to provide a high level of tenant services. The Company continually seeks to improve its tenant roster by attracting high-quality tenants to the Properties and seeks to stabilize its rent roll through the early extension of near-term expiring leases. From January 1, 1994 through June 30, 1997, SL Green renewed approximately 78% of the leases scheduled to expire at the Properties in the Core Portfolio owned and managed by SL Green during such period, constituting renewal of approximately 80% of the expiring rentable square footage in the Core Portfolio during such period. The following table sets forth certain historical information regarding tenants at the Properties in the Core Portfolio who renewed an existing lease at or prior to the expiration of such lease:


                                                                                                      TOTAL/
                                                                                                     WEIGHTED
                                                                                           SIX        AVERAGE
                                                                                         MONTHS     JANUARY 1,
                                                                                          ENDED        1994-
                                                                                        JUNE 30,     JUNE 30,
                                                        1994       1995       1996        1997         1997
                                                      ---------  ---------  ---------  -----------  -----------
Number of leases expired during calendar year or
  period............................................          5         12         31          17           65
Number of leases renewed............................          5          7         26          13           51
Percentage of leases renewed........................      100.0%      58.3%      83.9%       76.5%        78.4%
Aggregate rentable square footage of expiring
  leases............................................     14,223     38,008    137,932      49,514      239,677
Aggregate rentable square footage of lease
  renewals..........................................     14,223     28,055    108,758      39,943      190,979
Percentage of expiring rentable square foot
  renewed...........................................      100.0%      73.8%      78.9%       80.7%        79.7%

    HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS. The following table sets forth certain historical information regarding tenant improvement and leasing commission costs for tenants at the Properties in the Core Portfolio for the years 1994 through 1996 and for the first six months of 1997:


                                                                                                               TOTAL/
                                                                                                              WEIGHTED
                                                                                                   SIX        AVERAGE
                                                                                                  MONTHS     JANUARY 1,
                                                                                                  ENDED      1994-JUNE
                                                                                                 JUNE 30,       30,
                                                                1994       1995        1996        1997         1997
                                                              ---------  ---------  ----------  ----------  ------------
RENEWALS
  Number of leases..........................................          5          7          26          13           51
  Square feet...............................................     14,223     28,055     108,758      39,943      190,979
  Tenant improvement costs per square foot..................  $    1.96  $    0.00  $     2.39  $     1.84   $     1.89
  Leasing commission costs per square foot..................  $    1.77  $    1.99  $     3.36  $     2.40   $     2.84
                                                              ---------  ---------  ----------  ----------  ------------
    Total tenant improvement and leasing commission costs
      per square foot.......................................  $    3.73  $    1.99  $     5.75  $     4.24   $     4.73
                                                              ---------  ---------  ----------  ----------  ------------
                                                              ---------  ---------  ----------  ----------  ------------
RE-TENANTED OR NEWLY TENANTED SPACE
  Number of leases..........................................          8          7          11          24           50
  Square feet...............................................     42,632     25,787      36,911      70,721      176,051
  Tenant improvement costs per square foot..................  $   16.41  $   22.73  $    13.76  $    17.99   $    17.42
  Leasing commission costs per square foot..................  $    7.27  $    4.55  $     9.41  $     6.24   $     6.91
                                                              ---------  ---------  ----------  ----------  ------------
    Total tenant improvement and leasing commission costs
      per square foot.......................................  $   23.68  $   27.28  $    23.17  $    24.23   $    24.33
                                                              ---------  ---------  ----------  ----------  ------------
                                                              ---------  ---------  ----------  ----------  ------------
TOTAL
  Number of leases..........................................         13         14          37          37          101
  Square feet...............................................     56,855     53,842     145,669     110,664      367,030
  Tenant improvement costs per square foot..................  $   12.80  $   10.88  $     5.27  $    12.16   $     9.34
  Leasing commission costs per square foot..................  $    5.90  $    3.21  $     4.90  $     4.85   $     4.79
                                                              ---------  ---------  ----------  ----------  ------------
    Total tenant improvement and leasing commission costs
      per square foot.......................................  $   18.70  $   14.09  $    10.17  $    17.01   $    14.13(1)
                                                              ---------  ---------  ----------  ----------  ------------
                                                              ---------  ---------  ----------  ----------  ------------


------------------------

(1) The cost of leasing vacant space (i.e., newly-tenating) generally exceeds the cost of renewing or retenating occupied space. During the period January 1, 1994 through June 30, 1997, certain of the Properties were in a lease-up phase. In the event the weighted average of total tenant improvement costs and leasing commission per square foot were calculated assuming a 75% renewal rate on expiring square footage and an occupancy rate throughout such period equal to 94% (the occupancy rate at the Properties as of June 30, 1997), such weighted average per square foot amount would be $9.63.

    HISTORICAL CAPITAL EXPENDITURES. Each property within the Core Portfolio, except for the Bar Building, has been substantially renovated. Within the next 18 months the Company anticipates spending $5.3 million in capital improvements at the Properties, of which approximately $1.1 million is designated for the Bar Building, an interest in which was first purchased by SL Green in October 1996, and approximately $3.0 million is designated for the Acquisition Properties. See "--36 West 44th Street (The Bar Building)" and "--Acquisition Properties" below. These costs are expected to be paid from remaining net proceeds from the Offering after completion of the Formation Transactions (estimated to be $6.2 million) and/or from operating cash flows. See "Use of Proceeds."

    Prior to acquisition each property under consideration is evaluated to determine an initial capital budget. The extent of these improvements is predicated on the physical condition and vacancy at the property, and the anticipated target market rent. Ongoing capital budgets are determined annually and are geared toward addressing tenant rollover and changing target market rent.

    The following table sets forth information regarding historical capital expenditures at the Properties in the Core Portfolio (except for the Bar Building, an interest in which was first acquired by SL Green in October 1996) for the years 1994 through 1996:

                                                         1994        1995        1996        TOTAL
                                                      ----------  ----------  ----------  ------------
673 First Ave.......................................  $   10,929  $   52,369  $   15,636  $     78,934
470 Park Ave. So. ..................................  $  241,923(1) $   --    $  130,700(2) $    372,623
70 W. 36th St. .....................................  $  129,721(3) $   24,717 $  178,521(4) $    332,959
1414 Ave. of Americas (5)...........................  $   --      $   --      $  132,459(6) $    132,459
29 W. 35th St. .....................................  $   68,585  $  176,123(7) $   98,786(8) $    343,494
                                                      ----------  ----------  ----------  ------------
  Total.............................................  $  451,158  $  253,209  $  556,102  $  1,260,469
                                                      ----------  ----------  ----------  ------------
                                                      ----------  ----------  ----------  ------------
Total Square Feet...................................   1,021,000   1,021,000   1,021,000     1,021,000
Capital Expenditures Per Square Foot................       $0.44       $0.25       $0.54         $0.41(9)
                                                      ----------  ----------  ----------  ------------
                                                      ----------  ----------  ----------  ------------

------------------------

(1) Expenditures included asbestos abatement, new boiler and new roof-top structures.

(2) Expenditures included partial elevator modernization.

(3) Expenditures included elevator modernization.

(4) Expenditures included new boiler, exit signs and fire doors.

(5) SL Green's interest in 1414 Avenue of the Americas was acquired in May, 1996; however, SL Green managed the Property for prior ownership since December 1989.

(6) Expenditures included floor renovations, ADA bathrooms, new windows and parapet.

(7) Expenditures included elevator modernization.

(8) Expenditures included new roof.

(9) Weighted average.

673 FIRST AVENUE


    673 First Avenue is a 12-story office building that occupies the entire block front on the west side of First Avenue between East 38th Street and East 39th Street in the Grand Central South submarket of the Manhattan office market. 673 First Avenue contains approximately 422,000 rentable square feet (including approximately 366,000 square feet of office space, 26,000 square feet of retail space and a 30,000 square foot garage), with floor plates of approximately 40,000 square feet on all but the top two floors. The building, located three blocks from the United Nations, was completed in 1928 and converted from a warehouse/distribution facility to an office building by SL Green in 1989 and 1990. SL Green acquired a net leasehold interest (which expires in 2037) in the Property and a ground leasehold interest (which expires in 2037) in the land underlying the Property in 1988. Upon completion of the Formation Transactions, such leasehold interests will be transferred to the Company. See "Risk Factors--The Company's Performance and Value are Subject to Risks Associated with the Real Estate Industry--The expiration of net leases could adversely affect the Company's financial condition."


    At 673 First Avenue, SL Green converted a distribution and warehouse facility into an office property to take advantage of desirable 40,000 square foot floor plates and a strategic location near the United Nations complex. To accomplish the repositioning, SL Green invested approximately $25 million in the Property for (i) new building entrance, lobby and storefronts, (ii) complete replacement of the elevator systems, (iii) the creation of common areas, (iv) entirely reconfigured HVAC and electrical systems and (v) the build-out of tenant spaces. The repositioning resulted in the conversion of a 43% occupied warehouse/distribution facility into a 100% occupied Class B office building within 24 months. The Property's net operating income (NOI) increased dramatically from approximately $466,000 per annum upon acquisition to approximately $7.6 million per annum following repositioning and lease-up (exclusive of net lease payments and debt service payments).

    As of June 30, 1997, 100% of the rentable square footage in 673 First Avenue was leased. The following table sets forth certain information with respect to the Property:

                                                                                                          ANNUAL NET
                                                                                                           EFFECTIVE
                                                                                         ANNUALIZED          RENT
                                                                                       RENT PER LEASED    PER LEASED
YEAR-END                                                            PERCENT LEASED       SQUARE FOOT      SQUARE FOOT
-----------------------------------------------------------------  -----------------  -----------------  -------------
1997(1)..........................................................            100%         $   25.68        $   21.79
1996.............................................................            100              25.12            21.79
1995.............................................................             97              24.83            21.66
1994.............................................................            100              23.83            21.47
1993.............................................................            100              23.48            21.50
1992.............................................................            100              22.18            21.50

------------------------
(1) Information is as of June 30, 1997.


    As of June 30, 1997, 673 First Avenue was leased to 15 tenants operating in various industries, including healthcare, advertising and publishing, three of whom occupied 10% or more of the rentable square footage at the Property. A major New York City hospital occupied approximately 76,000 square feet (approximately 18% of the Property) under two leases expiring on August 31, 2006, that provide for an aggregate annualized base rent as of June 30, 1997 of approximately $1.9 million (approximately $25.00 per square foot) and renewal options for five years on the two direct leases. In addition, such tenant occupies an additional 65,000 square feet under two subleases, one expiring on December 31, 2003 and the other expiring on December 31, 2004. In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.



    In addition, an advertising firm occupied approximately 80,000 square feet (approximately 19% of the Property) under a lease expiring on June 30, 2004 that provides for annualized base rent as of June 30, 1997 of approximately $1.9 million (approximately $24.00 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.



    Also, a publishing company occupied approximately 49,000 square feet (approximately 11.6% of the Property) under two leases expiring on October 31, 2005 that provide for an aggregate annualized base rent as of June 30, 1997 of approximately $1.5 million (approximately $30.00 per square foot). In addition, such tenant occupies an additional 13,000 square feet under a sublease expiring on April 30, 2004. In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year payment.

    The following table sets out a schedule of the annual lease expirations at 673 First Avenue for leases executed as of June 30, 1997 with respect to each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                                 ANNUALIZED
                                                                                                                  RENT PER
                                                                        PERCENTAGE                  ANNUALIZED     LEASED
                                                              SQUARE        OF        ANNUALIZED     RENT PER    SQUARE FOOT
                                                  NUMBER      FOOTAGE      TOTAL         RENT         LEASED     OF EXPIRING
                                                    OF          OF        LEASED          OF        SQUARE FOOT  LEASES WITH
                                                 EXPIRING    EXPIRING     SQUARE       EXPIRING     OF EXPIRING    FUTURE
YEAR OF LEASE EXPIRATION                          LEASES      LEASES       FEET         LEASES      LEASES (1)    STEP-UPS
----------------------------------------------  -----------  ---------  -----------  -------------  -----------  -----------
June 30 through December 31, 1997.............      --          --          --            --            --           --
1998..........................................      --          --          --            --            --           --
1999..........................................           1       1,018         0.2%  $      10,180   $   10.00    $   10.00
2000..........................................           1         100           0          44,223      442.23(2)     511.94(2)
2001..........................................      --          --          --            --            --           --
2002..........................................           1       1,046         0.3          23,986       22.93        24.57
2003..........................................           2      80,300        19.4       2,141,828       26.67        36.16
2004..........................................           6     203,944        48.0       4,989,147       24.46        28.63
2005..........................................           1      49,000        11.6       1,456,155       29.72        32.47
2006..........................................           1      76,000        18.0       1,906,829       25.09        27.35
2007 and thereafter...........................           2      10,659         2.5         265,134       24.87        35.55
                                                       ---   ---------       -----   -------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE.....................          15     422,067       100.0%  $  10,837,482   $   25.68    $   30.51(3)
Unleased at 6/30/97...........................           0
                                                       ---   ---------       -----   -------------  -----------  -----------
    TOTAL.....................................                 422,067       100.0%
                                                             ---------       -----
                                                             ---------       -----


------------------------
(1) For comparison purposes, according to RELocate, the Direct Weighted Average Rental Rate for the direct Class B Grand Central South submarket (which, according to RELocate is the area bounded by 32nd Street to 40th Street, Fifth Avenue east to the East River) was $26.85 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 673 First Avenue.

(2) These rental rates reflect the lease of approximately 100 square feet of roof and office space at the Property for the placement of cellular telephone antennas and equipment.

(3) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    The aggregate undepreciated tax basis of depreciable real property at 673 First Avenue for Federal income tax purposes was $22,360,268 as of June 30, 1997. Depreciation and amortization are computed for Federal income tax purposes on the straight-line method over lives which range up to 39 years.

    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 673 First Avenue at this rate for the 1997-98 tax year is $1,225,561 (at a taxable assessed value of $12,168,000).

470 PARK AVENUE SOUTH

    470 Park Avenue South is comprised of two buildings, 468 Park Avenue South (a 17-story building) and 470 Park Avenue South (a 12-story building), that occupy the entire blockfront on the west side of Park Avenue South between East 31st and East 32nd Streets in the Park Avenue South/Flatiron submarket of the Manhattan office market. The buildings are joined together by a single lobby and common base building systems. 468 Park Avenue South was completed in 1912 and 470 Park Avenue South was completed in 1917. Various portions of the common areas of both buildings were substantially renovated in 1987, 1990 and 1994. SL Green acquired a 100% fee simple interest in the Property in 1986. Upon completion of the Formation Transactions, this fee simple interest will be transferred to the Company. The Property contains an aggregate of approximately 260,000 rentable square feet (including approximately 232,000 square feet of office space and approximately 28,000 square feet of retail space), with floor plates of approximately 8,400 square feet in the 468 building and floor plates of approximately 9,735 square feet in the 470 building.

    As of June 30, 1997, 99% of the rentable square footage in 470 Park Avenue South was leased (including space for leases that were executed as of June 30, 1997). The office space was 99% leased and the retail space was 100% leased. The following table sets forth certain information with respect to the Property:

                                                                                                           ANNUAL NET
                                                                                                            EFFECTIVE
                                                                                         ANNUALIZED RENT      RENT
                                                                                           PER LEASED      PER LEASED
YEAR-END                                                              PERCENT LEASED       SQUARE FOOT     SQUARE FEET
------------------------------------------------------------------  -------------------  ---------------  -------------
1997(1)...........................................................              99%         $   22.66       $   19.43
1996..............................................................              95              21.93           19.57
1995..............................................................              93              21.79           18.50
1994..............................................................              99              21.23           17.82
1993..............................................................              98              21.15           17.62
1992..............................................................              84              21.28           17.19

------------------------
(1) Information is as of June 30, 1997.

    As of June 30, 1997, 470 Park Avenue South was leased to 27 tenants operating in various industries, including financial services, publishing and general contracting, one of whom leased 10% or more of the Property's rentable square feet. A general contractor occupied approximately 27,870 square feet (approximately 11% of the Property) under a lease expiring on December 31, 2009 that provides for annualized base rent as of June 30, 1997 of approximately $621,000 (approximately $22.28 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.

    The following table sets out a schedule of the annual lease expirations at 470 Park Avenue South with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                                ANNUALIZED
                                                                                                                 RENT PER
                                                                                                    ANNUALIZED    LEASED
                                                                           PERCENTAGE               RENT PER    SQUARE FOOT
                                                               SQUARE          OF       ANNUALIZED   LEASED     OF EXPIRING
                                                 NUMBER        FOOTAGE       TOTAL         RENT      SQUARE       LEASES
                                                   OF            OF          LEASED         OF       FOOT OF       WITH
                                                EXPIRING      EXPIRING       SQUARE      EXPIRING   EXPIRING      FUTURE
YEAR OF LEASE EXPIRATION                         LEASES        LEASES         FOOT        LEASES    LEASES(1)    STEP-UPS
---------------------------------------------  -----------   -----------   ----------   ----------  ---------   -----------
June 30 through December 31, 1997............    --             --           --             --        --           --
1998.........................................        1           2,400         0.9      $   54,000   $22.50       $23.23
1999.........................................        3          18,800         7.2         439,760    23.39        24.44
2000.........................................        2          18,135         7.0         417,091    23.00        27.43
2001.........................................        3          19,271         7.4         478,038    24.81        28.53
2002.........................................        6          53,520        20.6       1,182,058    22.09        23.98
2003.........................................        5          61,062        23.5       1,311,933    21.49        26.58
2004.........................................        2          18,364         7.1         316,582    17.24        21.56
2005.........................................        1           9,735         3.7         198,096    20.35        22.40
2006.........................................        2          26,135        10.1         664,359    25.42        31.82
2007 and thereafter..........................        2          30,870        11.9         791,803    25.65        33.90
                                                   ---       -----------     -----      ----------  ---------   -----------
SUBTOTAL/WEIGHTED AVERAGE....................       27         258,292        99.4      $5,853,720   $22.66       $26.95(2)
Unleased at 6/30/97..........................                    1,637         0.6%
                                                   ---       -----------     -----      ----------  ---------   -----------
    TOTAL....................................                  259,929       100.0%
                                                             -----------     -----
                                                             -----------     -----


------------------------
(1) For comparison purposes, according to RELocate, the Direct Weighted Average Rental Rate for the direct Class B Park Avenue South/Flatiron submarket (which, according to RELocate, is the area bounded by the northside of 32nd Street, the southside of 20th Street, First Avenue and east to Fifth Avenue from 20th Street to 23rd Street and Broadway from 24th Street to 32nd Street) was $22.38 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 470 Park Avenue South.

(2) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    In 1987, 1990 and 1994, 470 Park Avenue South was substantially renovated by SL Green to upgrade the building's amenities and services to accommodate first class office use. The renovations were completed at a total cost of approximately $2.6 million and included a significant restoration of the exterior of the building, a new lobby, a cosmetic upgrade of the elevator cabs, modernization of the elevator machinery, new plumbing risers, electrical service upgrades, heating plant replacement, asbestos abatement, installation of a new roofing system and new windows and replacement of the bathrooms and HVAC systems on a floor by floor basis. Over the next 18 months, the Company anticipates replacing the sidewalk in front of the building, upgrading the elevators, completing a modest facade restoration and scraping and painting the windows, at an estimated aggregate cost of $337,000.

    The aggregate undepreciated tax basis of depreciable real property at 470 Park Avenue South for Federal income tax purposes was $15,006,453 as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.

    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 470 Park Avenue South at this rate for the 1997-98 tax year is $648,133 (at an assessed value of $6,435,000).

36 WEST 44TH STREET (THE BAR BUILDING)

    36 West 44th Street (the Bar Building) is comprised of two buildings, 36 West 44th Street (a 14-story building) and 35 West 43rd Street (a four-story building), located on the south side of West 44th Street through to the north side of West 43rd Street between Fifth and Avenue of the Americas in the Rockefeller Center submarket of the Manhattan office market. The buildings were completed in 1922 and, as discussed below, a renovation is scheduled for 1997/1998. The Property contains approximately 165,000 rentable square feet (including approximately 148,500 square feet of office space and approximately 16,500 square feet of retail space), with floor plates of approximately 12,000 square feet at the 44th Street building and floor plates of approximately 2,200 square feet at the 43rd Street building. A limited liability company owned by SL Green and an unaffiliated real estate fund (the "Bar Building Joint Venture") acquired non-performing mortgage indebtedness encumbering the Property from an institutional lender in October 1996 with the intent of obtaining a 100% economic interest in such Property. Pursuant to a subsequent agreement with the mortgagor, the Bar Building Joint Venture obtained the right to foreclose on the Bar Building no earlier than September 30, 1998. Upon recording of the conveyancing instruments, the Bar Building Joint Venture is required to pay to the mortgagor and/or its affiliates the sum of $350,000, and to pay the New York City and New York State Real Property Transfer Gains Taxes imposed upon recording of the conveyancing instruments. Upon completion of the Formation Transactions, the Company will acquire all of the mortgage indebtedness encumbering the Property (representing effectively a 100% economic interest therein) as well as such right of foreclosure. Upon exercising such right of foreclosure, the Company would obtain a leasehold interest (which expires in 2080) in the land and building at 35 West 43rd Street and fee simple title to the building at 36 West 44th Street. See "Risk Factors--The Company's Performance and Value are Subject to Risks Associated with the Real Estate Industry--The expiration of net leases could adversely affect the Company's financial condition."

    The Bar Building is centrally located on 44th Street between Fifth Avenue and Avenue of the Americas, in the heart of midtown Manhattan, a block that includes the headquarters of the Association of the Bar of the City of New York, the University of Pennsylvania Alumni Club, the Harvard Club, the Algonquin Hotel, the Royalton Hotel and the Mansfield Hotel. A new Sofitel hotel is planned for the vacant parcel of land located across the street from the Bar Building. This location is within two and one half blocks of Grand Central Terminal, four blocks of Rockefeller Center and five blocks of the Port Authority Bus Terminal, a major transportation hub for commuters from New Jersey.

    When SL Green first purchased its interest in the Bar Building in October 1996, approximately 35,000 square feet of space was vacant and approximately 70,000 square feet of space was subject to leases expiring within 18 months. The Property was nearing the end of a consensual foreclosure process during which little capital was spent on preventive maintenance or leasing incentives. Since the purchase of its interest, SL Green has implemented an aggressive leasing and marketing campaign in conjunction with a strategic property-wide renovation program. The Company is planning to spend $1.1 million over the next 18 months on this upgrade and renovation program at the Property, which expense will be funded out of the net proceeds of the Offering. Some of this work includes roof repair, facade restoration and steam cleaning, window upgrade, entrance and lobby upgrade, sidewalk replacement and public corridor renovations. As of July 15, 1997, approximately 14,000 square feet of space at the Property was vacant and approximately 64% of the expiring leases were renewed.

    As of June 30, 1997, approximately 89% of the rentable square footage in The Bar Building was leased. The office space was 89% leased and the retail space was 89% leased. As noted above, SL Green has commenced an aggressive leasing program at the Property and as of July 15, 1997, approximately 93% of the rentable square feet in the Property was leased. The following table sets forth certain information with respect to the Property:

                                                                                                           ANNUAL NET
                                                                                                            EFFECTIVE
                                                                                           ANNUALIZED         RENT
                                                                                         RENT PER LEASED   PER LEASED
YEAR-END                                                              PERCENT LEASED       SQUARE FOOT     SQUARE FOOT
------------------------------------------------------------------  -------------------  ---------------  -------------
1997(1)...........................................................              89%         $   28.33       $   24.74
1996..............................................................              78              29.28           25.98

------------------------
(1) Information is as of June 30, 1997.


    As of June 30, 1997, the Bar Building was leased to 58 tenants operating in various businesses, including legal, not-for-profit and the theater, one of whom occupied 10% or more of the rentable square footage at the Property. A professional organization for lawyers occupied approximately 16,777 square feet (approximately 10.2% of the Property) under two leases expiring on September 30, 1999 that provide for an aggregate annualized base rent as of June 30, 1997 of approximately $403,000 (approximately $24.00 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    The following table sets out a schedule of the annual lease expirations at The Bar Building with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):

                                                                                                                       ANNUALIZED
                                                                                                          ANNUALIZED    RENT PER
                                                                                                             RENT        LEASED
                                                                             PERCENTAGE                       PER      SQUARE FOOT
                                                                 SQUARE          OF          ANNUALIZED     LEASED     OF EXPIRING
                                                   NUMBER        FOOTAGE        TOTAL           RENT        SQUARE       LEASES
                                                     OF            OF          LEASED            OF         FOOT OF       WITH
                                                  EXPIRING      EXPIRING       SQUARE         EXPIRING     EXPIRING      FUTURE
YEAR OF LEASE EXPIRATION                           LEASES        LEASES         FEET           LEASES      LEASES(1)    STEP-UPS
---------------------------------------------  ---------------  ---------  ---------------  ------------  -----------  -----------
June 30 through December 31, 1997............            10        17,981          10.9     $    535,370   $   29.77    $   29.83
1998.........................................             5         5,136           3.1          145,810       28.39        28.39
1999.........................................             5        22,176          13.5          871,169       39.28        39.59
2000.........................................            12        25,824          15.7          732,869       28.38        29.14
2001.........................................             8        16,906          10.3          479,040       28.34        30.85
2002.........................................            10        31,251          19.0          699,803       22.39        23.10
2003.........................................             3         8,069           4.9          157,210       19.48        21.55
2004.........................................             2         9,982           6.1          277,754       27.83        29.36
2005.........................................        --            --            --              --           --           --
2006.........................................             2         8,095           4.9          209,407       25.87        28.74
2007 and thereafter..........................             1           700           0.4           31,272       44.67        83.30
                                                         --
                                                                ---------         -----     ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE....................            58       146,120          88.8%    $  4,139,704   $   28.33    $   29.52
                                                         --
                                                                                            ------------  -----------  -----------
Unleased at 6/30/97..........................                      18,664          11.2%
                                                                ---------         -----
    TOTAL....................................                     164,784         100.0%
                                                                ---------         -----
                                                                ---------         -----

------------------------
(1) For comparison purposes, according to RELocate, the Direct Weighted Average Rental Rate for the direct Class B Rockefeller Center submarket (which, according to RELocate, is the area between 40th Street to 59th Street along Avenue of the Americas and 40th Street to 52nd Street between 5th Avenue and Avenue of the Americas) was $27.38 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at the Bar Building. Additionally, the

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    Annualized Rent Per Leased Square Foot of Expiring Leases includes the effect of retail rental rates at this Property, which are generally higher than office rental rates. Excluding rental payments attributable to retail space at this Property, the weighted average Annualized Rent Per Leased Square Foot of Expiring Leases would be $27.23.

    The aggregate tax basis of the mortgage indebtedness encumbering The Bar Building for Federal income tax purposes was $11,444,247 as of June 30, 1997.


    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for The Bar Building at this rate for the 1997-98 tax year is $729,716 (at an assessed value of $7,245,000).


70 WEST 36TH STREET

    70 West 36th Street is a 16-story office building located on the south side of West 36th Street between Fifth Avenue and Sixth Avenue in the Garment submarket of the Manhattan office market. The building, situated between Grand Central Terminal and Penn Station, was completed in 1923 and various portions of the common areas were renovated in 1985, 1993 and 1994. SL Green acquired a 100% fee simple interest in the Property in 1984. Upon completion of the Formation Transaction, this fee simple interest will be transferred to the Company. The Property contains approximately 151,000 rentable square feet (including approximately 130,000 square feet of office space and approximately 21,000 square feet of retail space including the basement), with floor plates ranging from 6,500 square feet to 10,000 square feet. The Company's headquarters is located at 70 West 36th Street.

    As of June 30, 1997, approximately 98% of the rentable square footage in 70 West 36th Street was leased (including space for leases that were executed as of June 30, 1997). The office space was 98% leased and the retail space was 100% leased. The following table sets forth certain information with respect to the
Property:

                                                                                       ANNUAL NET
                                                                                        EFFECTIVE
                                                                     ANNUALIZED RENT      RENT
                                                                       PER LEASED      PER LEASED
YEAR-END                                          PERCENT LEASED       SQUARE FOOT     SQUARE FOOT
----------------------------------------------  -------------------  ---------------  -------------
1997(1).......................................              98%         $   18.90       $   16.13
1996..........................................              95              19.50           15.92
1995..........................................              94              21.13           16.08
1994..........................................              92              21.31           16.09
1993..........................................              89              21.99           16.59
1992..........................................              92              20.55           15.18

------------------------
(1) Information is as of June 30, 1997.


    As of June 30, 1997, 70 West 36th Street was leased to 38 tenants operating in various industries, including textiles, not-for-profit and advertising, one of whom occupied 10% or more of the rentable square footage at the Property. A textile company occupied approximately 16,222 square feet (approximately 10.8% of the Property) under one lease expiring on December 31, 2003 that provides for an aggregate annualized base rent as of June 30, 1997 of approximately $266,000 (approximately $16.40 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.

    The following table sets out a schedule of the annual lease expirations at 70 West 36th Street with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                                     ANNUALIZED
                                                                                                        ANNUALIZED    RENT PER
                                                                                                           RENT        LEASED
                                                                             PERCENTAGE                     PER      SQUARE FOOT
                                                                   SQUARE        OF        ANNUALIZED     LEASED     OF EXPIRING
                                                      NUMBER       FOOTAGE      TOTAL         RENT        SQUARE       LEASES
                                                        OF           OF        LEASED          OF         FOOT OF       WITH
                                                     EXPIRING     EXPIRING     SQUARE       EXPIRING     EXPIRING      FUTURE
YEAR OF LEASE EXPIRATION                              LEASES       LEASES       FEET         LEASES      LEASES(1)    STEP-UPS
-------------------------------------------------  -------------  ---------  -----------  ------------  -----------  -----------
June 30 through December 31, 1997................            2        2,227         1.5%  $     51,355   $   23.06    $   23.06
1998.............................................            7       24,314        16.2        494,338       20.33        20.68
1999.............................................            3        7,078         4.7        120,075       16.96        17.15
2000.............................................            2        7,245         4.8        141,864       19.58        19.95
2001.............................................            7       12,777         8.5        241,689       18.92        20.00
2002.............................................            5       16,011        10.7        298,838       18.66        19.59
2003.............................................            3       29,714        19.8        536,014       18.04        20.01
2004.............................................            1        2,589         1.7         57,585       22.24        22.24
2005.............................................            2        9,047         6.0        178,309       19.71        20.47
2006.............................................            3       18,356        12.4        328,461       17.89        23.42
2007 and thereafter..............................            3       18,559        12.4        347,458       18.72        19.00
                                                            --
                                                                  ---------       -----   ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE........................           38      147,917        98.4%  $  2,795,986   $   18.90    $   20.34
                                                            --
                                                                                          ------------  -----------  -----------
Unleased at 6/30/97                                                   3,059         1.6%
                                                                  ---------       -----
    TOTAL........................................                   150,976       100.0%
                                                                  ---------       -----
                                                                  ---------       -----


------------------------

(1) For comparison purposes, according to RELocate the Direct Weighted Average Rental Rate for the direct Class B Garment submarket (which, according to RELocate is the area from 32nd Street to 40th Street, west of Avenue of the Americas to the Hudson River) was $23.32 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 70 West 36th Street.

    In 1984, a complete renovation of 70 West 36th Street was commenced to convert the Property from a manufacturing loft building into an office building. The conversion included the creation of a new lobby and building entrance, installation of office quality public corridors and lavatories, steam cleaning and repainting of the Property's facade and upgrading and reconfiguration of the building's plumbing system and electric service. In addition, a monitored, state-of-the-art security system was installed for the building's entrance and all tenant spaces. In 1994, further renovations included a new heating plant, asbestos abatement and elevator modernization, including new cabs. The aggregate cost of these renovations was approximately $3 million.

    70 West 36th Street is located in the Fashion Center Business Improvement District (BID). The Fashion Center BID encompasses the area bordered to the north and south by 41st Street and 35th Street, respectively, and to the east and west by Avenue of the Americas and Ninth Avenue, respectively. The BID includes approximately 450 buildings with over 5,000 fashion-related tenants occupying more than 34 million square feet of office space. The Fashion Center BID provides a private, uniformed security force for on-street, five-day-per week surveillance and response and a private, uniformed sanitation force. In addition, the BID has been responsible for the implementation of various special projects in the area, including the construction of handicapped access curbs and the installation of enhanced street lighting.

    The aggregate undepreciated tax basis of depreciable real property at 70 West 36th Street for Federal income tax purposes was $6,660,097 as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.


    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 70 West 36th Street at this rate for the 1997-98 tax year, including the applicable BID tax, is $377,618 (at an assessed value of $3,645,000).


1414 AVENUE OF THE AMERICAS

    1414 Avenue of the Americas is a 19-story office building located on the southeast corner of Avenue of the Americas (Sixth Avenue) and West 58th Street in the Rockefeller Center submarket of the Manhattan office market. The building, situated one block from Central Park, was completed in 1923 and a renovation program is scheduled for 1997/1998. The program will include new windows, lobby and entrance as well as steam cleaning of the facade, at an estimated aggregate cost of $660,000. SL Green acquired a 100% fee simple interest in the Property in 1996. Upon completion of the Formation Transactions, such fee simple interest will be transferred to the Company. The Property contains approximately 111,000 rentable square feet (including approximately 103,000 square feet of office space and approximately 8,000 square feet of retail space), with floor plates of approximately 6,400 square feet on all but the top floor.

    Located on the easterly blockfront of Sixth Avenue between 57th and 58th Streets, the Property is at the heart of the Avenue of the Americas corridor which is host to many of world's most recognizable corporate names in domestic and international banking, legal services, manufacturing, securities, printing, publishing, advertising and communications. The Property also benefits from being strategically located one block north of 57th Street. 57th Street has become the focal point of the resurgence of high end and specialty retail development in New York in recent years. Warner Brothers recently expanded their successful company store on 57th Street and Fifth Avenue. In addition, the Nike Town Store recently opened on 57th Street between Fifth and Madison Avenues. High-profile theme retail restaurants such as the Harley Davidson Cafe, the Hard Rock Cafe, the Motown Cafe, Planet Hollywood and the Jekyll and Hyde Cafe have all also opened restaurant/theme stores on 57th Street and Avenue of the Americas. These developments have made the 57th Street corridor a major shopping and tourist destination which accommodates clientele generated by the area's concentration of businesses and tourist attractions.

    As of June 30, 1997, approximately 98% of the rentable square footage in 1414 Avenue of the Americas was leased (including space for leases that were executed as of June 30, 1997). The office space was 98% leased and the retail space was 100% leased. The following table sets forth certain information with respect to the Property:

                                                                                       ANNUAL NET
                                                                                        EFFECTIVE
                                                                     ANNUALIZED RENT      RENT
                                                                       PER LEASED      PER LEASED
YEAR-END                                          PERCENT LEASED       SQUARE FOOT     SQUARE FOOT
----------------------------------------------  -------------------  ---------------  -------------
1997(1).......................................              98%         $   30.85       $   30.87
1996..........................................              97              30.40           31.14

------------------------

(1) Information is as of June 30, 1997.

    As of June 30, 1997, 1414 Avenue of the Americas was leased to 31 tenants operating in various industries including financial services, shoe manufacturing and travel, two of whom occupied 10% or more of the rentable square footage at the Property. A shoe manufacturer and retailer occupied approximately 12,200 square feet (approximately 11% of the Property) under a lease expiring on September 30, 1998 that provides for annualized base rent as of June 30, 1997 of approximately $420,268 (approximately $34.45 per square foot) and a cancellation option that has been exercised and takes effect as of September 30, 1998.

All of the space subject to the expiration has been released to two tenants. In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    In addition, an entertainment product developer occupied approximately 13,975 square feet (approximately 12.6% of the Property) under a lease expiring on May 31, 2004 that provides for annualized base rent as of June 30, 1997 of approximately $305,725 (approximately $21.88 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    The following table sets out a schedule of the annual lease expirations at 1414 Avenue of the Americas with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults:


                                                                                                                     ANNUALIZED
                                                                                                        ANNUALIZED    RENT PER
                                                                                                           RENT        LEASED
                                                                             PERCENTAGE                     PER      SQUARE FOOT
                                                                   SQUARE        OF        ANNUALIZED     LEASED     OF EXPIRING
                                                      NUMBER       FOOTAGE      TOTAL         RENT        SQUARE       LEASES
                                                        OF           OF        LEASED          OF         FOOT OF       WITH
                                                     EXPIRING     EXPIRING     SQUARE       EXPIRING     EXPIRING      FUTURE
YEAR OF LEASE EXPIRATION                              LEASES       LEASES       FEET         LEASES      LEASES(1)    STEP-UPS
-------------------------------------------------  -------------  ---------  -----------  ------------  -----------  -----------
June 30 through December 31, 1997................            1          980         0.9%  $     20,409   $   20.83    $   23.83
1998.............................................            6       21,533(2)       19.3      854,107       39.67        40.45
1999.............................................            3       13,700        12.3        458,180       33.44        34.21
2000.............................................            3        5,300         4.8        141,968       26.79        30.30
2001.............................................            5       14,265        12.8        380,134       26.65        28.63
2002.............................................            2        4,400         4.0         98,349       22.35        26.26
2003.............................................            5       21,465        19.3        575,602       26.82        32.88
2004.............................................            1       13,975        12.6        355,950       25.47        30.35
2005.............................................            1        2,187         2.0         60,327       27.58        31.69
2006.............................................            2        3,100         2.8         82,600       26.65        38.73
2007 and thereafter..............................            2        8,346         7.5        342,375       41.02        58.09
                                                            --
                                                                  ---------       -----   ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE........................           31      109,251        98.1%  $  3,370,001   $   30.85    $   35.26(3)
                                                            --
                                                                                          ------------  -----------  -----------
Unleased at 6/30/97                                                   2,100         1.9%
                                                                  ---------       -----
    TOTAL........................................                   111,351       100.0%
                                                                  ---------       -----
                                                                  ---------       -----


------------------------


(1) For comparison purposes, according to RELocate the Direct Weighted Average Rental Rate for the direct Class B Rockefeller Center submarket (which, according to RELocate, is the area between 40th Street to 59th Street along Avenue of the Americas and 40th Street to 52nd Street between Fifth Avenue and Avenue of the Americas) was $27.38 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 1414 Avenue of the Americas. Additionally, the Annualized Rent Per Leased Square Foot of Expiring Leases includes the effect of retail rental rates at this Property, which are generally higher than office rental rates. Excluding rental payments attributable to retail space at this Property, the weighted average Annualized Rent Per Leased Square Foot of Expiring Leases would be $27.96.


(2) As noted above, 12,200 square feet of the space expiring during 1998 has been released to two tenants.

(3) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    The aggregate undepreciated tax basis of depreciable real property at 1414 Avenue of the Americas for Federal income tax purposes was $11,830,680 as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.

    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 1414 Avenue of the Americas at this rate for the 1997-98 tax year is $484,967 (at an assessed value of $4,815,000).

29 WEST 35TH STREET

    29 West 35th Street is a 12-story building located on the north side of West 35th Street between Fifth Avenue and Sixth Avenue in the Garment submarket of the Manhattan office market. The building, situated between Grand Central Terminal and Penn Station, was completed in 1911 and substantially renovated in 1985. SL Green acquired a 100% fee simple interest in the Property in 1983. Upon completion of the Formation Transactions, such fee simple interest will be transferred to the Company. The Property contains approximately 78,000 rentable square feet (including approximately 72,000 square feet of office space and approximately 6,000 square feet of retail space), with floor plates of approximately 6,500 square feet.

    As of June 30, 1997, approximately 92% of the rentable square footage in 29 West 35th Street was leased (including space for leases executed as of June 30, 1997). The office space was 90% leased and the retail space was 100% leased. The following table sets forth certain information with respect to the Property:

                                                                                     ANNUAL NET
                                                                                      EFFECTIVE
                                                                     ANNUALIZED         RENT
                                                                   RENT PER LEASED   PER LEASED
YEAR-END                                         PERCENT LEASED      SQUARE FOOT     SQUARE FOOT
----------------------------------------------  -----------------  ---------------  -------------
1997(1).......................................             92%        $   19.53       $   16.23

1996..........................................             92             21.06           15.60
1995..........................................             92             21.26           15.77
1994..........................................            100             19.90           15.77
1993..........................................             88             19.53           15.94
1992..........................................             92             19.13           15.75

------------------------

(1) Information is as of June 30, 1997.


    As of June 30, 1997, 29 West 35th Street was leased to eight tenants operating in the publishing, executive recruiting and specialty apparel industries, three of whom occupied 10% or more of the rentable square footage at the Property. A publishing company occupied approximately 19,500 square feet (approximately 25% of the Property) under three leases expiring on April 8, 2004 that provide for an aggregate annualized base rent as of June 30, 1997 of approximately $522,000 (approximately $26.77 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalation in excess of a base year amount.


    Also, a second publishing company occupied approximately 16,250 square feet (approximately 20.9% of the Property) under a lease expiring on December 31, 1999 that provides for annualized base rent as of June 30, 1997 of approximately $260,000 (approximately $16.00 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalation in excess of a base year amount.


    In addition, an executive recruiting firm occupied approximately 9,750 square feet (approximately 12.5% of the Property) under a lease expiring on August 14, 1998 that provides for annualized base rent as of June 30, 1997 of approximately $191,000 (approximately $19.59 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    The following table sets out a schedule of the annual lease expirations at 29 West 35th Street with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):

                                                                                                                       ANNUALIZED
                                                                                                          ANNUALIZED    RENT PER
                                                                                                             RENT        LEASED
                                                                               PERCENTAGE                     PER      SQUARE FOOT
                                                                    SQUARE         OF        ANNUALIZED     LEASED     OF EXPIRING
                                                      NUMBER        FOOTAGE       TOTAL         RENT        SQUARE       LEASES
                                                        OF            OF         LEASED          OF         FOOT OF       WITH
                                                     EXPIRING      EXPIRING      SQUARE       EXPIRING     EXPIRING      FUTURE
YEAR OF LEASE EXPIRATION                              LEASES        LEASES        FEET         LEASES      LEASES(1)    STEP-UPS
-------------------------------------------------  -------------  -----------  -----------  ------------  -----------  -----------
June 30 through December 31, 1997................       --            --           --            --           --           --
1998.............................................            1         9,750         12.5%  $    191,475   $   19.64    $   20.42
1999.............................................            1        16,250         20.9        260,585       16.04        16.04
2000.............................................       --            --           --            --           --           --
2001.............................................       --            --           --            --           --           --
2002.............................................            1         3,835          4.9         66,000       17.21        19.57
2003.............................................       --            --           --            --           --           --
2004.............................................            3        28,500         36.6        699,575       24.55        33.75
2005.............................................       --            --           --            --           --           --
2006.............................................       --            --           --            --           --           --
2007 and thereafter..............................            2        13,000         16.7        175,500       13.50        17.56
                                                            --
                                                                  -----------       -----   ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE........................            8        71,335         91.6%  $  1,393,135   $   19.53    $   24.18(2)
                                                            --
                                                            --
                                                                                            ------------  -----------  -----------
                                                                                            ------------  -----------  -----------
Unleased at 6/30/97..............................                      6,500          8.4%
                                                                  -----------       -----
    TOTAL........................................                     77,835        100.0%
                                                                  -----------       -----
                                                                  -----------       -----

------------------------

(1) For comparison purposes, according to RELocate, the Direct Weighted Average Rental Rate for the direct Class B Garment submarket (which, according to RELocate, is the area from 32nd Street to 40th Street west of Avenue of the Americas to the Hudson River) was $23.32 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 29 West 35th Street.

(2) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    In 1985, 29 West 35th Street was substantially renovated by SL Green at a total cost of approximately $1 million. The program included the renovation of the building's lobby, entrance and storefronts, modernization of the elevator equipment, including new cabs, new electric service and distribution, code compliant lavatories and fire protection system and a new roof and sidewalk.

    29 West 35th Street is located in the Fashion Center BID, which encompasses the area bordered to the north and south by 41st Street and 35th Street and to the east and west by Avenue of the Americas and Ninth Avenue, respectively. The BID includes approximately 450 buildings with over 5,000 fashion-related tenants occupying more than 34 million square feet of office space. The Fashion Center BID provides a private, uniformed security force for on-street, five-day-per week surveillance and response and a private, uniformed sanitation force. In addition, the BID has been responsible for the implementation of various special projects in the area, including the construction of handicapped access curbs and the installation of enhanced street lighting.

    The aggregate undepreciated tax basis of depreciable real property at 29 West 35th Street for Federal income tax purposes was $1,482,682 as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.

    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 29 West 35th Street at this rate for the 1997-98 tax year, including the applicable BID tax, is $176,689 (at an assessed value of $1,705,500).


ACQUISITION PROPERTIES


    1372 BROADWAY. The Company has contracted to acquire a 100% fee interest in 1372 Broadway from an unaffiliated seller. Pursuant to a contractual arrangement with the seller, the closing for the acquisition of such fee interest may not occur prior to January 1998. However, the Company has also contracted to acquire, at the time of the closing of the Offering, from an unaffiliated institutional lender, certain mortgage indebtedness that will effectively entitle the Company to receive all of the cash flow derived from the Property at such time. The aggregate purchase price for such fee interest and such mortgage indebtedness is approximately $54.14 million (including $440,000 in acquisition costs and $1.2 million in capital improvements). SL Green has been the leasing agent of this Property since June 1, 1997.


    1372 Broadway is a 21-story office building located on the northeast corner of West 37th Street in the Garment submarket of the Manhattan office market. The building, situated within four blocks of the Port Authority Bus Terminal and Penn Station, was completed in 1914 and a renovation is anticipated to commence in the fall of 1997. The Property contains approximately 508,000 rentable square feet (including approximately 475,000 square feet of office space, approximately 24,000 square feet of retail space and 9,000 square feet of mezzanine space), with floor plates ranging from 34,000 square feet to 11,000 square feet.

    The Property is located within five blocks of Times Square, arguably the most vibrant development area in New York City. Times Square has undergone large-scale redevelopment in recent years that has transformed the area into a popular family entertainment destination.

    The Company has targeted the Fall of 1997 for commencement of a $2 million capital improvement program geared toward enhancing the infrastructure and marketability of the Property. Included in this renovation is a new lobby, elevator cab modernization, freight elevator upgrade, facade restoration and cleaning, sidewalk replacement and asbestos abatement.

    As of June 30, 1997, approximately 84% of the rentable square footage in 1372 Broadway was leased (including space for leases that were executed as of June 30, 1997). The following table sets forth certain information with respect to the Property:

                                                                                                          ANNUAL NET
                                                                                            ANNUALIZED     EFFECTIVE
                                                                                               RENT          RENT
                                                                                            PER LEASED    PER LEASED
YEAR-END                                                                 PERCENT LEASED     SQUARE FOOT   SQUARE FOOT
---------------------------------------------------------------------  -------------------  -----------  -------------
1997(1)..............................................................              84%       $   22.47     $   21.57
1996.................................................................              89            22.05         21.20

------------------------
(1) Information is as of June 30, 1997.

    As of June 30, 1997, 1372 Broadway was leased to 32 tenants operating in various industries including financial services, textiles and retailing, three of whom occupied 10% or more of the rentable square footage at the Property. A shirt manufacturer occupied approximately 64,000 square feet (approximately 12.6% of the Property) under a lease expiring on July 31, 2005 that provides for annualized base rent as of June 30, 1997 of approximately $1.28 million (approximately $20.00 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.

    Also, a women's fashion retailer occupied approximately 58,975 square feet (approximately 11.6% of the Property) under a lease expiring on July 31, 2010 that provides for annualized base rent as of June 30, 1997 of approximately $1.17 million (approximately $19.84 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.



    In addition, a commercial bank occupied approximately 55,238 square feet (approximately 10.9% of the Property) under a lease expiring on March 31, 2000 that provides for annualized base rent as of June 30, 1997 of approximately $1.24 million (approximately $22.45 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    The following table sets out a schedule of the annual lease expirations at 1372 Broadway with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                                   ANNUALIZED
                                                                                                                    RENT PER
                                                                           PERCENTAGE                 ANNUALIZED     LEASED
                                                                 SQUARE        OF        ANNUALIZED    RENT PER    SQUARE FOOT
                                                     NUMBER      FOOTAGE      TOTAL         RENT        LEASED     OF EXPIRING
                                                       OF          OF        LEASED          OF       SQUARE FOOT  LEASES WITH
                                                    EXPIRING    EXPIRING     SQUARE       EXPIRING    OF EXPIRING    FUTURE
YEAR OF LEASE EXPIRATION                             LEASES      LEASES       FEET         LEASES     LEASES (1)    STEP-UPS
-------------------------------------------------  -----------  ---------  -----------  ------------  -----------  -----------
June 30 through December 31, 1997................           1         506         0.1%  $     11,119   $   21.97    $   21.97
1998.............................................           2       2,847         0.6        138,128       48.52        48.67
1999.............................................           5      10,266         2.0        233,683       22.76        23.66
2000.............................................           4      78,157        15.4      1,996,071       25.54        26.14
2001.............................................          --          --          --             --          --           --
2002.............................................           5      26,189         5.2        504,857       19.28        20.00
2003.............................................           1      20,500         4.0        429,987       20.97        21.97
2004.............................................      --          --          --            --           --           --
2005.............................................           2      98,167        19.3      1,871,498       19.06        21.41
2006.............................................           4       8,177         1.6        595,542       72.83        86.90
2007 and thereafter..............................           8     183,829        36.2      3,850,255       20.94        25.17
                                                   -----------  ---------  -----------  ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE........................          32     428,638        84.4%  $  9,631,140   $   22.47    $   25.31(2)
                                                   -----------                          ------------  -----------  -----------
Unleased at 6/30/97..............................                  79,300        15.6%
                                                                ---------  -----------
    TOTAL........................................                 507,938       100.0%
                                                                ---------  -----------
                                                                ---------  -----------


------------------------
(1) For comparison purposes, according to RELocate, the Direct Weighted Average Rental Rate for the direct Class B Garment submarket (which, according to RELocate is the area from 32nd Street to 40th Street, west of Avenue of the Americas to the Hudson River) was $23.32 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 1372 Broadway. Additionally, the Annualized Rent Per Leased Square Foot of Expiring Leases includes the effect of retail rental rates at this Property, which are generally higher than office rental rates. Excluding rental payments attributable to retail space at this Property, the weighted average Annualized Rent Per Leased Square Foot of Expiring Leases would be $20.36.

(2) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    1372 Broadway is located in the Fashion Center BID, which encompasses the area bordered to the north and south by 41st Street and 35th Street, respectively, and to the east and west by Avenue of the

Americas and Ninth Avenue, respectively. The BID includes approximately 450 buildings with over 5,000 fashion-related tenants occupying more than 34 million square feet of office space. The Fashion Center BID provides a private, uniformed security force for on-street, five-day-per week surveillance and response and a private, uniformed sanitation force. In addition, the BID has been responsible for the implementation of various special projects in the area, including the construction of handicapped access curbs and the installation of enhanced street lighting.

    The aggregate undepreciated tax basis of depreciable real property at 1372 Broadway for Federal income tax purposes was $52.5 million as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.


    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 1372 Broadway at this rate for the 1997-98 tax year, including the applicable BID tax, is $2,258,107 (at an assessed value of $21,793,000).



    1140 AVENUE OF THE AMERICAS. The Company has contracted to acquire a 100% interest in the leasehold position in 1140 Avenue of the Americas from an unaffiliated seller for an aggregate cash purchase price of approximately $21.3 million (including $50,000 of acquisition costs). The remaining term of the leasehold is in excess of 19 years, with an option to extend for a further 50 year term. See "Risk Factors--The Company's Performance and Value are Subject to Risks Associated with the Real Estate Industry--The expiration of net leases could adversely affect the Company's financial condition." 1140 Avenue of the Americas is a 22-story office building completed in 1926 and renovated in 1951 and located in the Rockefeller Center submarket of the Manhattan office market. The Property contains approximately 191,000 rentable square feet (including approximately 175,000 square feet of office space, approximately 7,600 square feet of retail space and 8,400 square feet of mezzanine space), with floor plates ranging from 3,500 square feet to 9,400 square feet.


    1140 Avenue of the Americas is centrally located at the northeast corner of West 44th Street and Avenue of the Americas, in the heart of midtown Manhattan, at the end of a block that includes the headquarters of the Association of the Bar of the City of New York, the University of Pennsylvania Alumni Club, the Harvard Club, the Algonquin Hotel, the Royalton Hotel and the Mansfield Hotel. A new Sofitel hotel is planned for a vacant parcel of land located on the block. The location is within three blocks of Grand Central Terminal, four blocks of Rockefeller Center and five blocks of the Port Authority Bus Terminal, a major transportation hub for commuters from New Jersey.

    As of June 30, 1997, approximately 98% of the rentable square footage in 1140 Avenue of the Americas was leased (including space for leases that were executed as of June 30, 1997). The following table sets forth certain information with respect to the Property:


                                                                                                          ANNUAL NET
                                                                                            ANNUALIZED     EFFECTIVE
                                                                                               RENT          RENT
                                                                                            PER LEASED    PER LEASED
YEAR-END                                                                 PERCENT LEASED     SQUARE FOOT   SQUARE FOOT
---------------------------------------------------------------------  -------------------  -----------  -------------
1997(1)..............................................................              98%       $   26.30     $   24.72
1996.................................................................              99            26.57         24.78


------------------------
(1) Information is as of June 30, 1997.


    As of June 30, 1997, 1140 Avenue of the Americas was leased to 39 tenants operating in various industries including executive placement, financial services and precious stones, one of whom occupied 10% or more of the rentable square footage at the Property. An executive placement firm occupied approximately 28,200 square feet (approximately 14.8% of the Property) under two leases expiring on September 30, 2005 and September 30, 2006, respectively, that provide for aggregate annualized base rent as of June 30, 1997 of approximately $714,000 (approximately $25.32 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.

    The following table sets out a schedule of the annual lease expirations at 1140 Avenue of the Americas with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):


                                                                                                                   ANNUALIZED
                                                                                                                    RENT PER
                                                                           PERCENTAGE                 ANNUALIZED     LEASED
                                                                 SQUARE        OF        ANNUALIZED    RENT PER    SQUARE FOOT
                                                     NUMBER      FOOTAGE      TOTAL         RENT        LEASED     OF EXPIRING
                                                       OF          OF        LEASED          OF       SQUARE FOOT  LEASES WITH
                                                    EXPIRING    EXPIRING     SQUARE       EXPIRING    OF EXPIRING    FUTURE
YEAR OF LEASE EXPIRATION                             LEASES      LEASES       FEET         LEASES     LEASES (1)    STEP-UPS
-------------------------------------------------  -----------  ---------  -----------  ------------  -----------  -----------
June 30 through December 31, 1997................           4      12,676         6.6%  $    319,419   $   25.20    $   25.20
1998.............................................           4       5,534         2.9        180,291       32.58        33.04
1999.............................................           8      22,119        11.6        541,252       24.47        24.47
2000.............................................           2      13,400         7.0        376,992       28.13        29.73
2001.............................................           5      22,198        11.6        690,325       31.10        31.50
2002.............................................      --          --          --            --           --           --
2003.............................................           5      17,819         9.3        449,036       25.20        29.30
2004.............................................           5      40,370        21.1        972,060       24.08        27.20
2005.............................................           3      17,498         9.2        425,385       24.31        29.08
2006.............................................           1      18,800         9.8        486,638       25.89        32.39
2007 and thereafter..............................           2      16,575         8.7        476,122       28.73        34.16
                                                          ---   ---------  -----------  ------------  -----------  -----------
SUBTOTAL/WEIGHTED AVERAGE........................          39     186,989        97.9%  $  4,917,520   $   26.30    $   29.12(2)
                                                          ---                           ------------  -----------  -----------
Unleased at 6/30/97..............................                   3,982         2.1%
                                                                ---------  -----------
    TOTAL........................................                 190,971       100.0%
                                                                ---------  -----------
                                                                ---------  -----------


------------------------

(1) For comparison purposes, according to RELocate the Direct Weighted Average Rental Rate for the direct Class B Rockefeller Center submarket (which, according to RELocate, is the area between 40th Street to 59th Street along Avenue of the Americas and 40th Street to 52nd Street between Fifth Avenue and Avenue of the Americas) was $27.38 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 1140 Avenue of the Americas. Additionally, the Annualized Rent Per Leased Square Foot of Expiring Leases includes the effect of retail rental rates at this Property, which are generally higher than office rental rates. Excluding rental payments attributable to retail space at this Property, the weighted average Annualized Rent Per Leased Square Foot of Expiring Leases would be $24.96.


(2) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    The aggregate undepreciated tax basis of depreciable real property at 1140 Avenue of the Americas for Federal income tax purposes was $21.2 million as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.


    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 1140 Avenue of the Americas at this rate for the 1997-98 tax year is $974,466 (at an assessed value of $9,675,000).


    50 WEST 23RD STREET. In June 1997, SL Green obtained an option from an unaffiliated seller to acquire a 100% fee interest in 50 West 23rd Street, a 333,000 rentable square foot 13-story Class B office building located on West 23rd Street between 5th Avenue and Avenue of the Americas in the Chelsea submarket of Manhattan. The cost of obtaining the option was $500,000 (to be credited against the purchase price) and the purchase price for the Property is approximately $36.0 million (including $50,000 of acquisition costs).

In connection with the Formation Transactions, the option will be assigned to the Operating Partnership at cost and will be exercisable through July 31, 1997. The term of the option is extendable for up to three successive one month periods (I.E., through October 31, 1997) at a cost of $100,000 per extension. Under the option terms, the closing must occur within 30 days after exercise of such option. Management of the Company intends to exercise the option and acquire the Property at the closing of the Offering. The Company intends to encumber the Property with an approximately $14 million first mortgage loan from LBHI at the time of closing of the Offering. See "The Properties--Mortgage Indebtedness."


    In addition to the foregoing, the contract of sale will provide that if, by the date 50 West 23rd Street is acquired by the Company, there has not been enacted into law a reduction in the federal income tax rate on capital gains in effect on the contract date, the Company will deposit in an escrow account the sum of $1.56 million. In the event there is enacted into law by April 16, 1998 a reduction in such rate applicable to gains recognized on or before January 2, 1998, a portion of such escrowed amount approximately equal to the differential between (i) the income tax payable by the seller on its capital gains attributable to the sale of this Property and (ii) the income tax that would have been payable on such gain in the event such reduction had been in effect at the time of sale, will be paid to the seller and the balance will be refunded to the Company.

    50 West 23rd Street was completed in 1892 and substantially renovated in 1992. The property contains approximately 333,000 rentable square feet (including approximately 324,000 square feet of office space and approximately 9,000 square feet of retail space), with floor plates ranging from 32,000 square feet to 6,500 square feet. The substantial renovation of 50 West 23rd Street in 1992, completed by the prior owner of the building at a cost of approximately $15.4 million, included (i) construction of a new lobby, (ii) overhaul of elevator mechanical systems, (iii) enhancement of electrical capacity, (iv) replacement of HVAC and plumbing systems, (v) installation of new windows, (vi) facade restoration and (vii) asbestos abatement.

    As of June 30, 1997, approximately 91% of the rentable square footage in 50 West 23rd Street was leased (including space for leases that were executed as of June 30, 1997). The office space was 91% leased and the retail space was 100% leased. The following table sets forth certain information with respect to the
Property:

                                                                                                          ANNUAL NET
                                                                                            ANNUALIZED     EFFECTIVE
                                                                                               RENT          RENT
                                                                                            PER LEASED    PER LEASED
YEAR-END                                                                 PERCENT LEASED     SQUARE FOOT   SQUARE FOOT
---------------------------------------------------------------------  -------------------  -----------  -------------
1997(1)..............................................................              91%       $   19.58     $   17.09
1996.................................................................              91            19.68         17.09

------------------------
(1) Information is as of June 30, 1997.


    As of June 30, 1997, 50 West 23rd Street was leased to 16 tenants operating in various industries including engineering, architecture and aerospace, three of whom occupied 10% or more of the rentable square footage at the Property. A naval architecture firm occupied approximately 64,700 square feet (approximately 19.3% of the Property) under a lease expiring on August 31, 2005, that provides for annualized base rent as of June 30, 1997 of approximately $1.25 million (approximately $19.39 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.



    In addition, a New York City agency occupied approximately 64,000 square feet (approximately 19.2% of the Property) under a lease expiring on June 30, 2010, that provides for annualized base rent as of June 30, 1997 of approximately $700,000 (approximately $10.94 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.


    Also, an engineering firm occupied approximately 53,600 square feet (approximately 16.1% of the Property) under a lease expiring on June 30, 2005, that provides for annualized base rent as of June 30,

1997 of approximately $1.1 million (approximately $20.02 per square foot). In addition to annualized base rent, this tenant pays real estate tax escalations and operating escalations in excess of a base year amount.

    The following table sets out a schedule of the annual lease expirations at 50 West 23rd Street with respect to leases executed as of June 30, 1997 for each of the next ten years and thereafter (assuming that no tenants exercise renewal or cancellation options and that there are no tenant bankruptcies or other tenant defaults):

                                                                                                            ANNUALIZED
                                                                                                             RENT PER
                                                                                              ANNUALIZED      LEASED
                                                                   PERCENTAGE                  RENT PER    SQUARE FOOT
                                                         SQUARE        OF        ANNUALIZED     LEASED     OF EXPIRING
                                            NUMBER       FOOTAGE      TOTAL         RENT        SQUARE        LEASES
                                              OF           OF        LEASED          OF         FOOT OF        WITH
                                           EXPIRING     EXPIRING     SQUARE       EXPIRING     EXPIRING       FUTURE
YEAR OF LEASE EXPIRATION                    LEASES       LEASES       FEET         LEASES      LEASES(1)     STEP-UPS
---------------------------------------  -------------  ---------  -----------  ------------  -----------  ------------
June 30 through December 31, 1997......            4       13,609         4.1%  $    440,691   $   32.38   $     32.39
1998...................................       --           --          --            --           --            --
1999...................................            1        2,800         0.8        128,958       46.06         46.06
2000...................................       --           --          --            --           --            --
2001...................................       --           --          --            --           --            --
2002...................................            1        3,008         0.9         97,080       32.27         39.05
2003...................................            1       11,510         3.4        206,724       17.96         21.31
2004...................................            2       28,700         8.6        507,653       17.69         17.95
2005...................................            3      141,477        42.4      3,320,426       23.47         24.98
2006...................................            1       21,230         6.4        297,220       14.00         16.00
2007 and thereafter....................            3       82,317        24.7        996,856       12.11         16.41
                                                  --
                                                        ---------       -----   ------------  -----------  ------------
Subtotal/Weighted Average..............           16      304,651        91.3%  $  5,995,608   $   19.68   $   21.90(2)
                                                  --
                                                                                ------------  -----------  ------------
Unleased at 6/30/97....................                    28,979         8.7%
                                                        ---------       -----
TOTAL..................................                   333,630       100.0%
                                                        ---------       -----
                                                        ---------       -----

------------------------
(1) For comparison purposes, according to RELocate the Direct Weighted Average Rental Rate for the direct Class B Chelsea submarket (which, according to RELocate, is the area from 14th Street to 33rd Street between 5th Avenue, from 14th Street to 23rd Street, and Broadway from 23rd Street to 33rd Street and the Hudson River), was $20.41 per square foot as of June 30, 1997. Direct Weighted Average Rental Rate represents the weighted average of asking rental rates for direct Class B space. Asking rental rates generally are higher than actual rental rates (which generally are not publicly available). Therefore, the Direct Weighted Average Rental Rate may not be representative of asking or actual rental rates at 50 West 23rd Street.

(2) The differential between Annualized Rent Per Leased Square Foot of Expiring Leases and Annualized Rent Per Leased Square Foot of Expiring Leases with Future Step-Ups is attributable to significant contractual step-ups in base rental rates that exist in certain leases at this Property.

    The aggregate undepreciated tax basis of depreciable real property at 50 West 23rd Street for Federal income tax purposes was $36.0 million as of June 30, 1997. Depreciation and amortization are computed on the straight-line method over 39 years.


    The current real estate tax rate for all Manhattan office properties is $10.072 per $100 of assessed value. The total annual tax for 50 West 23rd Street at this rate for the 1997-98 tax year is $969,027 (at an assessed value of $9,621,000).



THE OPTION PROPERTIES



    17 BATTERY PLACE. In July 1997, 17 Battery LLC, a limited liability company owned by Stephen L. Green, contracted to acquire from an unaffiliated seller an interest in 17 Battery Place for an aggregate purchase price of $59 million. 17 Battery Place contains 1.2 million rentable square feet and is comprised of two Class B office buildings, 17 Battery Place North, a 22-story building encompassing approximately

423,000 rentable square feet (the "North Building"), and 17 Battery Place South, a 31-story building (the "South Building") encompassing approximately 799,000 rentable square feet located at the intersection of Battery Place and West Street in the financial district of downtown Manhattan. SL Green has been leasing agent and property manager at 17 Battery Place since January 2, 1996.


    During the contract period, the seller of 17 Battery Place, with the assistance of 17 Battery LLC, will convert the South Building into two condominium units. One unit will be comprised of portions of the basement and the ground floor and floors 2 through 13 and will continue to function as office space (the "Office Unit"). The second unit will be comprised of floors 14 through 31 and will be redeveloped by the seller into a residential/hotel facility (the "Hotel Unit"). In addition, the North Building will continue to function as office space. Pursuant to the contract of sale, 17 Battery LLC, subject to the satisfactory completion of the condominium conversion, will acquire all of the North Building and the Office Unit (an aggregate of approximately 800,000 rentable square feet) but will have no interest in the Hotel Unit.


    As of June 30, 1997, the North Building and the South Building were 71% and 93% leased, respectively. Tenants include MCI Communications, the City of New York and New York Association for New Americans. 17 Battery LLC has agreed to keep vacant until December 31, 1998 an aggregate of 153,000 square feet of office space in the North Building and the Office Unit in order to accommodate the relocation of office tenants from the Hotel Unit.


    The Operating Partnership has been granted an option, exercisable over a 10 year period, to acquire from 17 Battery LLC its interest in the North Building and the Office Unit at a price equal to the aggregate of (i) sums paid by 17 Battery LLC for such interest, (ii) all financing and other costs and expenses incurred in connection with the acquisition or ownership by 17 Battery LLC of such interest and (iii) interest on all such sums from the date of incurrence.


    In addition to the foregoing, 17 Battery LLC has agreed during the 10 year option term, not to sell or otherwise transfer its interest in 17 Battery Place to any third party without providing 30 days prior notice to the Operating Partnership and offering to the Operating Partnership the right to (i) exercise its option under the aforementioned terms and sell its interest to such third party or (ii) retain such option following the sale to such third party. In the event the Operating Partnership elects not to exercise its option and a third party sale is consummated, 17 Battery LLC will pay to the Operating Partnership its net after tax profit from such sale (defined as the excess of the gross sales price for 17 Battery LLC's interest over the total of any outstanding mortgage or other encumbrance, the federal income tax payable by the members of 17 Battery LLC as a result of the sale as well as other transaction costs incurred in connection with such sale, including transfer taxes, closing adjustments, brokerage commissions, legal fees and accounting fees).


    110 EAST 42ND STREET. In August 1997, 110 Realty LLC, a limited liability company owned by Stephen L. Green, contracted to acquire from an unaffiliated seller the land and building located at 110 East 42nd Street for a purchase price of $30 million.



    110 East 42nd Street is an 18-story Class B office building containing approximately 250,000 rentable square feet. The property is located in midtown Manhattan on the south side of 42nd Street between Park and Lexington Avenues, directly opposite the main entrance to Grand Central Terminal (with additional frontage and entrances on the north side of 41st Street). As of June 30, 1997, the building was 93% leased. Major tenants include Greenpoint Savings Bank, Major League Soccer LLC and Morgan, Lewis & Bockius. The building was completed in 1921 as the headquarters of the Bowery Savings Bank and has been designated as a landmark structure by the Landmarks Commission of the City of New York.



    The Operating Partnership has been granted an option, exercisable over a 10 year period, to acquire from 110 Realty LLC its interest in 110 East 42nd Street at a price equal to the aggregate of (i) sums paid by 110 Realty LLC for such interest, (ii) all financing and other costs and expenses incurred in connection with the acquisition of ownership by 110 Realty LLC of such interest and (iii) interest on all such sums from the date of incurrence.



    In addition to the foregoing, 110 Realty LLC has agreed to substantially the same restrictions on and effects of a sale or transfer of its interest as described above with respect to 17 Battery LLC. Also, in the event that 110 Realty LLC or an entity in which it owns an interest acquires 110 East 42nd Street and at such time the Operating Partnership has not exercised its option, at any time prior to the expiration of the option period 110 Realty LLC shall, at the request of the Operating Partnership, enter into an option agreement containing commercially reasonable terms to sell 110 Realty LLC's interest in the property to the Operating Partnership for a purchase price equal to that set forth in (i), (ii) and (iii) of the paragraph above.



    Exercise of each of the options to acquire 17 Battery Place and 110 East 42nd Street by the Company is subject to approval by the independent Directors of the Company. Accordingly, there can be no assurance that either of such Properties will be acquired by the Company.


GENERAL TERMS OF LEASES IN THE MIDTOWN MARKETS

    Leases entered into for space in the Midtown Markets typically contain terms which may not be contained in leases in other U.S. office markets. The initial term of leases entered into for space in excess of 10,000 square feet in the Midtown Markets generally is ten to 15 years. The tenant often will negotiate an option to extend the term of the lease for one or two renewal periods of five years each. The base rent during the initial term often will provide for agreed upon increases periodically over the term of the lease. Base rent for renewal terms, and base rent for the final years of a long-term year lease (in those leases which do not provide an agreed upon rent during such final years), often is based upon a percentage of the fair market rental value of the premises (determined by binding arbitration in the event the landlord and the tenant are unable to mutually agree upon the fair market value) but not less than the base rent payable at the end of the prior period. Leases typically do not provide for increases in rent based upon increases in the consumer price index.

    In addition to base rent, the tenant also generally will pay the tenant's pro rata share of increases in real estate taxes and operating expenses for the building over a base year. In some leases, in lieu of paying additional rent based upon increases in building operating expenses, the tenant will pay additional rent based upon increases in the wage rate paid to porters over the porters' wage rate in effect during a base year.

    Electricity is most often supplied by the landlord either on a submetered basis or rent inclusion basis (i.e., a fixed fee is included in the rent for electricity, which amount may increase based upon increases in electricity rates or increases in electrical usage by the tenant). Base building services other than electricity (such as heat, air-conditioning and freight elevator service during business hours, and base building cleaning) typically are provided at no additional cost, with the tenant paying additional rent only for services which exceed base building services or for services which are provided other than during normal business hours.

    In a typical lease for a new tenant, the landlord, at its expense, will deliver the premises with all existing improvements demolished and any asbestos abated. The landlord also typically will provide a tenant improvement allowance, which is a fixed sum which the landlord will make available to the tenant to reimburse the tenant for all or a portion of the tenant's initial construction of its premises. Such sum typically is payable as work progresses, upon submission of invoices for the cost of construction. However, in certain leases (most often for relatively small amounts of space), the landlord will construct the premises for the tenant.

MORTGAGE INDEBTEDNESS

    Upon completion of the Offering, the Company expects to have outstanding approximately $46.5 million of indebtedness secured by four of the Properties.

    The Company currently is negotiating with each of its lenders (and the Property-owning entities are negotiating with each of their lenders) regarding the terms of the indebtedness that will be outstanding after the Offering. The following table sets forth the mortgage debt of the Company expected to be outstanding after completion of the Offering and the Formation Transactions and the Company's best estimate of the expected terms of such indebtedness.

MORTGAGE INDEBTEDNESS TO BE OUTSTANDING AFTER THE COMPLETION OF THE OFFERING (1)



                                                 ESTIMATED     EXPECTED      ESTIMATED    ESTIMATED    ESTIMATED
                                                 INTEREST      PRINCIPAL       ANNUAL     MATURITY    BALANCE AT
PROPERTY                                           RATE       BALANCE(1)    DEBT SERVICE    DATE       MATURITY
----------------------------------------------  -----------  -------------  ------------  ---------  -------------
673 First Avenue..............................        9.00%  $  18,618,630  $  3,151,579   12/13/03  $   2,020,021
470 Park Avenue South.........................        8.25      10,934,798     1,208,572   04/01/04      8,284,863
29 West 35th Street...........................        8.46       2,996,606       324,368   02/01/01      2,717,903
50 West 23rd Street (3).......................        7.50(4)    14,000,000    1,050,000   08/30/07     12,842,560
                                                             -------------  ------------             -------------
  Total.......................................               $  46,550,034  $  5,734,519             $  25,865,347
                                                             -------------  ------------             -------------
                                                             -------------  ------------             -------------


------------------------

(1) As noted above under "Use of Proceeds," it is currently expected that certain mortgage indebtedness described therein will be acquired and modified by LBHI at the closing of the Offering.


(2) As of August 1, 1997.



(3) The Company expects to encumber this Acquistion Property with a first mortgage loan from LBHI upon approximately the terms set forth in this table, with no amortization during the first five years.



(4) Estimated based upon current market interest rates.



CREDIT FACILITY



    Subject to negotiation of mutually satisfactory covenants and other terms, LBHI has agreed to provide the Company with a revolving $75 million Credit Facility that will be used to facilitate acquisitions and for working capital purposes. Although the Company expects that the Credit Facility will be established shortly after the completion of the Offering, there can be no assurance at this time as to whether the Company will be successful in obtaining the Credit Facility, or, if the Credit Facility is established, the terms governing the Credit Facility.


ENVIRONMENTAL MATTERS

    The Company engaged independent environmental consulting firms to perform Phase I environmental site assessments on the Properties, in order to assess existing environmental conditions. All of the Phase I assessments have been conducted since March 1997, except for the Bar Building, where a Phase I assessment was conducted in September 1996. All of the Phase I assessments met the ASTM Standard. Under the ASTM Standard, a Phase I environmental site assessment consists of a site visit, a historical record review, a review of regulatory agency data bases and records, interviews, and a report, with the purpose of identifying potential environmental concerns associated with real estate. The Phase I assessments conducted at the Properties also addressed certain issues that are not covered by the ASTM Standard, including asbestos, radon, lead-based paint and lead in drinking water. These environmental site assessments did not reveal any known environmental liability that the Company believes will have a material adverse effect on the Company's financial condition or results of operations or would represent a material environmental cost.

    The following summarizes certain environmental issues described in the Phase I environmental site assessment reports:

    The asbestos surveys conducted as part of the Phase I site assessments identified immaterial amounts of damaged, friable asbestos-containing material ("ACM") in isolated locations in three of the Core Properties (470 Park Avenue South, 29 West 35th Street and the Bar Building) and in the Acquisition Properties (1140 Avenue of the Americas and 1372 Broadway). At each of these Properties, the environmental consultant recommended abatement of the damaged, friable ACM. At all of the Properties except 50 West 23rd Street, non-friable ACM, in good condition, was identified. For each of these Properties, the consultant recommended preparation and implementation of an asbestos Operations and Maintenance ("O & M") program, to monitor the condition of ACM and to ensure that any ACM that becomes friable and damaged is properly addressed. The Company does not believe that any risks associated with ACM are likely to have a material adverse effect on the Company's business.

    The Phase I environmental site assessments identified minor releases of petroleum products at the Bar Building and at 70 West 36th Street. The consultant recommended implementation of certain measures to further investigate, and to clean up, these releases. The Company does not believe that any actions that may be required as a result of these releases will have a material adverse effect on the Company's business.

PROPERTY MANAGEMENT AND LEASING SERVICES

    The Company (through the Management Entities and the Leasing Corporation) will conduct its management and leasing business largely in the same manner as it currently is conducted by SL Green. SL Green currently provides management and leasing services for 29 properties (including the Properties in the Core Portfolio) in the New York metropolitan area. Of these properties, SL Green currently has an ownership interest in the six Properties in the Core Portfolio to be owned by the Company.

    SL Green's management and leasing business is an established office property management and leasing business with extensive experience. SL Green has been managing and leasing Manhattan office properties since 1981. SL Green seeks to provide tenants with a level of service more typically found in Class A properties. The Company's comprehensive tenant service program and property amenities have been designed to maximize tenant satisfaction and retention as well as to establish long-term relationships with its tenant base. See "Business and Growth Strategies" above.

    The Company believes that its fully integrated management structure enhances its ability to respond to tenant needs and permits the Company to maintain control over certain costs associated with the management and renovation of its properties. The Company maintains a staff of 40 professionals experienced in the management of Manhattan Class B office properties. This management team has developed a comprehensive knowledge of the Class B Manhattan office market, an extensive network of local tenant and other business relationships and is experienced in acquiring office properties and repositioning them into profitable Class B properties through intensive full service management and leasing efforts.

    In addition, the Company seeks to capitalize on its market position and relationships with an extensive network of brokers and tenants to implement a proactive leasing program. Management believes that its extensive knowledge of the Class B Manhattan office market enhances its ability to monitor, understand and anticipate the current and future space needs of tenants in its submarkets. See "Business and Growth Strategies" above.


    After the completion of the Offering and the Formation Transactions, the Company (through the Management LLC) will provide management and leasing services for the Properties to be owned by the Company as well as leasing services for a portion of the properties in which the Company will own no interest. In addition, it is anticipated that the Company (through the Management Corporation and the Leasing Corporation) will provide management and tenant representation services for properties in which the Company owns no interest and leasing services for a portion of such properties.


CONSTRUCTION SERVICES

    The Company (through the Construction Corporation and the Management Entities) will conduct the construction business largely in the same manner as it currently is conducted by SL Green. Construction services will be provided both as a part of the Company's management business and through the Construction Corporation as a general contractor.

    CONSTRUCTION MANAGEMENT AS PART OF MANAGEMENT SERVICE AGREEMENTS. A fee from 1.5% to 5% of costs incurred for capital improvements or tenant installations is paid to the Management Entities for construction management services. These services are comprised of (i) preconstruction scope of work development and preliminary cost estimating for the leasing department in connection with potential leasing transactions, plan review and approval of proposed tenant installation plans; coordination with property management with respect to tenant installation construction as it relates to building systems; and, coordination and supervision of tenant's architects, engineers and contractors in managed properties from the beginning of lease workletter negotiations through construction of the tenant's build-out to move-in and (ii) capital improvement programs, including major building renovations, system upgrades, local law compliance requirements, and completion of deferred maintenance items requiring replacement (rather than repair).

    GENERAL CONTRACTOR SERVICES PROVIDED THROUGH THE CONSTRUCTION
CORPORATION. The Construction Corporation will charge from 5% to 10% over the costs of construction for the building of tenant installations in properties managed and leased by the Management Entities and the Leasing Corporation. This service enables the leasing agent to offer "turn-key" and "prebuilt" spaces to prospective tenants who want to have space prepared for them to move into without having to go through the designing/building process, while holding down the costs of tenant improvements.

EMPLOYEES

    The Company initially intends to employ approximately 50 persons. Of such 50 employees, approximately 48 will be "home office" executive and administrative personnel and approximately two will be on-site management and administrative personnel. Following the completion of the Offering and the Formation Transactions, the Company currently expects that none of these employees will be represented by a labor union.

TRANSFER OF PROPERTIES

    Interests in the Properties in the Core Portfolio will be acquired by the Company (through the Operating Partnership) pursuant to agreements for contribution of interests (each a "Contribution Agreement"). The acquisitions are subject to all of the terms and conditions of such agreements. The holders of interests in the Property-owning entities (which own partial or complete interests in the individual Properties) will transfer their interests to entities controlled by the Company for cash or Units. The Company will assume all the rights, obligations and responsibilities of the contributors of interests. The transfer of ownership interests in each Property is subject to the completion of the Offering.

    The Contribution Agreements generally contain representations only with respect to the ownership of the interests by the holders thereof and certain other limited matters. Pursuant to a Supplemental Representations and Warranties Agreement (the "Supplemental Agreement"), certain SL Green entities will agree to indemnify the Company against certain breaches of representations and warranties made by such SL Green entities with respect to the Properties and the management, leasing and construction businesses being transferred to the Company for a period of 12 months following the completion of the Offering. The maximum aggregate liability of such SL Green entities under the Supplemental Agreement is limited to $20 million of the Units received by the SL Green entities in the Formation Transactions, with no liability being assumed until the aggregate liability exceeds $250,000. Recourse for any liabilities under the Supplemental Agreement will be limited to Units received by such SL Green entities in the Formation Transactions. Certain SL Green entities will pledge an aggregate of $20 million of Units (based on the initial public offering price of shares of Common Stock) to secure their indemnification obligations under the Supplemental Agreement.

ASSETS NOT BEING TRANSFERRED TO THE COMPANY


    In addition to the interests of SL Green in the Properties which are being acquired by the Company and the Option Properties, SL Green also owns interests in certain other properties which the Company will not acquire at the time of the completion of the Offering and the Formation Transactions. These interests are (i) a portion of a net leasehold interest scheduled to expire in 2000, in a substantially vacant showroom building located at 305 East 63rd Street in Manhattan which is slated for conversion to residential space, (ii) a one-third non-controlling interest in a loft building located at 133 West 21st Street in Manhattan substantially occupied by one tenant pursuant to leases scheduled to expire in the near term, (iii) the net leasehold of an office building located at 215 Park Avenue South in Manhattan, the equity in which is controlled by the leasehold mortgagee and which the Company believes has no value to SL Green,
(iv) interests in ground floor retail and other non-office commercial space in various predominantly residential buildings located in Manhattan (830/832 Broadway, 5 East 16th Street, 12 East 12th Street, 8 East 12th Street and 30 West 15th Street) and (v) an 89% interest in a warehouse/distribution center in Bethlehem, Pennsylvania.

    The Company also will not acquire at the time of the completion of the Offering any interest in certain office property service businesses currently conducted by companies which are owned by a son of Stephen L. Green. These services include office cleaning (and related) services and security services with respect to the Company's properties and properties in which the Company will not own any interest, as well as facilities management services with respect to third parties. The interests in these service businesses are not being transferred to the Company at the time of the completion of the Offering in order to maintain the Company's qualification as a REIT for Federal income tax purposes or because the Company does not believe such services are directly related or material to the Company's business strategy.

    After the completion of the Offering, the Company may retain two entities (both of which are owned by a son of Stephen L. Green) to provide cleaning and security services for the Properties. Such services would be provided to the Company at competitive rates. The Company expects these services would be provided under contracts with such SL Green entities with an initial one-year term, but will be terminable by either party upon 30 days' notice. Any actions with respect to the contracts to provide these services that may be taken by the Company in the future would need to be approved by a vote of the disinterested members of the Board of Directors of the Company. See "Policies With Respect To Certain Activities-- Conflict of Interest Policies." After the completion of the Offering, certain employees of the Management LLC will supervise the provision of cleaning and security services by SL Green entities with respect to the Company's properties.

COMPETITION

    All of the Properties are located in highly developed areas of midtown Manhattan that include a large number of other office properties. Manhattan is by far the largest office market in the United States and contains more rentable square feet than the next six largest central business district office markets in the United States combined. Of the total inventory of 378 million rentable square feet in Manhattan approximately 205 million rentable square feet is comprised of Class A office space and 173 million of Class B office space. Class A office properties are generally newer than Class B office properties, have higher finishes and command higher rental rates. Many tenants have been attracted to Class B properties in part because of their relatively less expensive rental rates and the tightening of the Class A office market in midtown Manhattan. See "Market Overview." Consequently, an increase in vacancy rates and/or a decrease in rental rates for Class A office space would likely have an adverse effect on rental rates for Class B office space. Also, the number of competitive Class B office properties in Manhattan (some of which are newer and better located) could have a material adverse effect on the Company's ability to lease office space at its properties, and on the effective rents the Company is able to charge. In addition, the Company may compete with other property owners that have greater resources than the Company. See "Risk Factors--Competition in its Marketplace Could Have an Adverse Impact on the Company's Results of Operations."

REGULATION

    GENERAL. Office properties in Manhattan are subject to various laws, ordinances and regulations, including regulations relating to common areas. The Company believes that each Property has the necessary permits and approvals to operate its business.

    AMERICANS WITH DISABILITIES ACT. The Company's properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of the Company's properties where such removal is readily achievable. The Company believes that the Properties are in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures with respect to the Properties to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and the Company will continue to assess its properties and to make alterations as appropriate in this respect.

    ENVIRONMENTAL MATTERS. Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. See "Risk Factors-- Liability for Environmental Matters Could Adversely Affect the Company's Financial Condition."

INSURANCE

    The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership could lose its capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt which is with recourse to the Operating Partnership, would remain obligated for any mortgage debt or other financial obligations related to the property. Any such loss would adversely affect the Company. Moreover, as a general partner of the Operating Partnership, the Company will generally be liable for any unsatisfied obligations other than non-recourse obligations. The Company believes that the Properties will be adequately insured; however no assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

LEGAL PROCEEDINGS

    The Company currently is not a party to any legal proceedings. Certain SL Green entities are parties to a variety of legal proceedings relating to their ownership of the Properties in the Core Portfolio and SL Green's activities with regard to its construction, management and leasing businesses, respectively, arising in the ordinary course of business. Because the Company may be acquiring certain of the Properties subject to associated liabilities, it may therefore become a successor party-in-interest to certain of these proceedings as a result of the Formation Transactions. The Company believes that substantially all of this liability is covered by insurance. All of these matters, taken together, are not expected to have a material adverse impact on the Company.

                                   MANAGEMENT

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

    The Board of Directors of the Company will be expanded immediately following the completion of the Offering to include the director nominees named below, each of whom has been nominated for election and has consented to serve. Upon election of the director nominees, a majority of directors will not be employees or affiliates of the Company or SL Green. Pursuant to the Company's Charter, the Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

    The following table sets forth certain information with respect to the directors, director nominees and executive officers of the Company immediately following the completion of the Offering:

NAME                                               AGE                                POSITION
---------------------------------------------      ---      ------------------------------------------------------------
Stephen L. Green.............................          59   Chairman of the Board, Chief Executive Officer and President
                                                            (term will expire in 2000)
David J. Nettina.............................          44   Executive Vice President, Chief Operating Officer and Chief
                                                            Financial Officer
Nancy Ann Peck...............................          53   Executive Vice President--Development and Operations
Steven H. Klein..............................          37   Executive Vice President--Acquisitions
Benjamin P. Feldman..........................          45   Executive Vice President, General Counsel, Secretary and
                                                            Director (term will expire in 1999)
Gerard Nocera................................          40   Executive Vice President--Leasing
Louis A. Olsen...............................          53   Senior Vice President--Finance
John H. Alschuler, Jr. ......................          49   Director Nominee (term will expire in 2000)
Edwin Thomas Burton, III.....................          54   Director Nominee (term will expire in 1998)
John S. Levy.................................          61   Director Nominee (term will expire in 1999)

    STEPHEN L. GREEN will serve as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Stephen L. Green founded S.L. Green Real Estate in 1980. Since then he has been involved in the acquisition of over 30 Manhattan office buildings containing in excess of four million square feet and the management of 50 Manhattan office buildings containing in excess of 10 million square feet. His clients have included Aldrich Eastman & Waltch, Bank of New York, CalPERS, Dai-lchi Kangyo Bank, and CS First Boston. Mr. Green is a Governor of the Real Estate Board of New York and an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York. Additionally, Mr. Green is a Co-Chairman of the Real Estate Tax Fairness Coalition. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. Mr. Green is the husband of Nancy A. Peck.

    DAVID J. NETTINA will serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Prior to joining SL Green, Mr. Nettina worked for The Pyramid Companies ("Pyramid"), based in Syracuse, NY, in various positions from March 1986 to June, 1997. From 1990 to 1997, Mr. Nettina was a partner and Chief Financial Officer of Pyramid. From 1989 to 1990, Mr. Nettina was a development partner at the Boston, MA office of Pyramid. Mr. Nettina was the Director of Corporate Finance of the Pyramid Development Group from 1987 to 1989. From 1986 to 1987, Mr.

Nettina was Chief Operating Officer of the Pyramid Management Group. Mr. Nettina served as President of Citibank (Maine), N.A. from 1983 to 1986. From 1980 to 1983, Mr. Nettina was Assistant Vice President of Citibank (NYS), N.A. in Rochester, NY. Mr. Nettina was in the U.S. Army from 1976 until he completed service as a Captain in 1980. Mr. Nettina received a B.S. degree in 1974 and a MBA in 1976 from Canisius College.

    NANCY ANN PECK will serve as Executive Vice President-Development and Operations of the Company. Since 1983, Ms. Peck has supervised redevelopment of the SL Green projects and has overseen the management and construction of all properties owned and managed by SL Green. Prior to joining SL Green, Ms. Peck served as project coordinator for projects valued in excess of $500 million, one of which was the renovation and conversion of the two million square foot American Furniture Mart in Chicago into a multi-use complex. Ms. Peck worked for McKeon Construction Corp., Paul Properties and Shelter Rock Holdings Corp. She recently was appointed to the Board of Directors of the Real Estate Board of New York, Management Division. Ms. Peck received a B.A. degree from the University of California at Berkeley and an MBA in finance from New York University Business School. She is the wife of Stephen L. Green.

    STEVEN H. KLEIN will serve as Executive Vice President-Acquisitions of the Company. Mr. Klein has overseen the Asset Management division of SL Green since 1991 and leads acquisition, sale and investment analysis decisions. Mr. Klein has played a major role in the redevelopment of SL Green's managed portfolio. Prior to joining SL Green, Mr. Klein worked at Gallin Realty Company in marketing and leasing. Mr. Klein received a B.A. degree from the University of Michigan.

    BENJAMIN P. FELDMAN will serve as Executive Vice President and General Counsel of the Company and as a Director of the Company. He has served as General Counsel of SL Green since 1987. Mr. Feldman handles the legal aspects of all leasing, financing and acquisition decisions. Prior to joining the Company, Mr. Feldman was vice-president and general counsel for Bruce Berger Realty. Mr. Feldman received a B.A. degree from Columbia University and a J.D. degree from Columbia University School of Law.

    GERARD NOCERA will serve as Executive Vice President-Leasing of the Company. Since 1991, Mr. Nocera has been responsible for the development and implementation of marketing and leasing programs at SL Green owned and managed properties. Prior to joining SL Green, Mr. Nocera worked for The Cohen Brothers as a landlord representative. Mr. Nocera is a member of the Real Estate Board of New York. Mr. Nocera received a B.A. degree from Duquesne University.

    LOUIS A. OLSEN will serve as Senior Vice President--Finance of the Company. Since 1988, Mr. Olsen has overseen all financial and accounting functions at SL Green. Before joining SL Green, Mr. Olsen was vice president and comptroller of the management division of Edward S. Gordon Company where he was responsible for the financial accounting of an 8 million square foot commercial office portfolio managed by Edward S. Gordon. Mr. Olsen also served for four years as vice president of Chase Manhattan Bank where he was responsible for financial reporting for the $200 million Real Estate Owned Portfolio. Mr. Olsen also worked as a manager in the real estate department at Peat, Marwick & Mitchell. Mr. Olsen received a B.S. degree in accounting from Bloomfield College and an M.B.A. degree in accounting and taxation from Fairleigh Dickenson University. Mr. Olsen is a licensed New York State Certified Public Accountant.

    JOHN H. ALSCHULER, JR. has served as President and the Partner-in-Charge of the New York office of Hamilton, Rabinowitz & Alschuler, Inc., ("HRA") a nationally recognized real estate and management consulting firm since 1996 and 1983, respectively. Mr. Alschuler has also been an Adjunct Assistant Professor in the Graduate Program in Real Estate at Columbia University since 1987. As President of HRA, Mr. Alschuler is currently advising the Government of Kuwait on the redevelopment of the main commercial district of Kuwait City. Mr. Alschuler is also advising the Governor of Massachusetts and the Board of the MBTA on the restructuring and privatization of the nation's second largest mass transit system. Mr. Alschuler also serves as the real estate advisor to the Guggenheim family and their foundation. Mr. Alschuler has advised a wide range of development clients, including Olympia & York, Maguire

Thomas Partners, Queens West Development Corporation and the Empire State Development Corporation. Mr. Alschuler has also advised many public organizations and elected officials, including the Mayor of New York City and the Governor of New York. Mr. Alschuler received a B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts of Amherst.

    EDWIN THOMAS BURTON, III has been Chairman of the Board of Trustees and a member of the Investment Advisory Committee of the Virginia Retirement System ("VRS") for state and local employees of the Commonwealth of Virginia ($25 billion in assets) since 1994. Mr. Burton also served as the Chairman of the VRS Special Committee on the sale of RF&P Corporation, a $570 million real estate company. He is also currently a visiting professor of commerce and economics at the University of Virginia, where he has received several awards of distinction. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the Board of Directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. From 1985 until 1987, Mr. Burton was a partner of First Capital Strategists, a partnership that managed security lending and investment activities for large endowment portfolios. Mr. Burton also served as a consultant to the American Stock Exchange from 1985 until 1986 and a senior vice president with Smith Barney (or its corporate predecessor) from 1976 until 1984. Mr. Burton currently serves on the Board of Directors of Capstar, a publicly traded hotel company and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton also serves as a member of the Children's Medical Center Committee of the University of Virginia Hospital Advisory Board, a member of the Jefferson Scholar Selection Committee at the University of Virginia, a board member of Madison House in Charlottesville, Virginia and a member of the Governor's Commission on Governmental Reform for the Commonwealth of Virginia. Mr. Burton received a B.A. and an M.A. in economics from Rice University and a Ph.D in economics from Northwestern University.

    JOHN S. LEVY is a private investor. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During this period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. During this period, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

COMMITTEES OF THE BOARD OF DIRECTORS

    EXECUTIVE COMMITTEE. Promptly following the completion of the Offering, the Board of Directors will establish an Executive Committee. Subject to the Company's conflict of interest policies, the Executive Committee will be granted the authority to acquire and dispose of real estate and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Partnership Agreement of the Operating Partnership, to cause the Operating Partnership to take such actions). The Executive Committee initially will consist of Stephen L. Green and at least two additional directors.

    AUDIT COMMITTEE. Promptly following the completion of the Offering, the Board of Directors will establish an Audit Committee. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee initially will consist of two or more independent directors.

    COMPENSATION COMMITTEE. Promptly following the completion of the Offering, the Board of Directors will establish a Compensation Committee consisting of at least two independent directors to establish remuneration levels for executive officers of the Company and to implement and administer the Company's stock option plans and any other incentive programs.

    The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

COMPENSATION OF DIRECTORS

    The Company intends to pay its non-employee directors annual compensation of $12,000 for their services. In addition, non-employee directors will receive a fee of $1,000 for each Board of Directors meeting attended (in person or by telephone). Non-employee directors will receive an additional fee of $500 for each committee meeting attended (in person or by telephone), unless the committee meeting is held on the day of a meeting of the Board of Directors. Non-employee directors also will be reimbursed for reasonable expenses incurred to attend director and committee meetings. Compensation and fees may be paid to non-employee directors in the form of cash or Common Stock, at the election of each such director. Officers of the Company who are directors will not be paid any director's compensation or fees. Pursuant to the Company's stock option plan, non-employee directors will receive, upon initial election to the Board of Directors, options to purchase 6,000 shares of Common Stock (at the initial public offering price or, if elected following the completion of the Offering, at the prevailing market price) which will vest after one year.

EXECUTIVE COMPENSATION

    The following table sets forth the annual base salary rates and other compensation expected to be paid in 1997 to the Company's Chief Executive Officer and each of the Company's other five most highly compensated executive officers.

                                                                                        1997 BASE
                                                                                       SALARY RATE       OPTIONS
NAME                                                         TITLE                         (1)        ALLOCATED (2)
-----------------------------------------  -----------------------------------------  --------------  -------------
Stephen L. Green.........................  Chairman of the Board, President and         $  250,000         --
                                           Chief Executive Officer
David J. Nettina.........................  Executive Vice President, Chief Operating    $  200,000         50,000
                                           Officer and Chief Financial Officer
Nancy A. Peck............................  Executive Vice President-- Development       $  150,000         50,000
                                           and Operations
Steven H. Klein..........................  Executive Vice President-- Acquisitions      $  175,000         50,000
Benjamin P. Feldman......................  Executive Vice President and General         $  150,000         50,000
                                           Counsel
Gerard Nocera............................  Executive Vice President--Leasing            $  175,000         50,000

------------------------

(1) Does not include bonuses that may be paid to the above individuals. See "--Incentive Compensation Plan" below.

(2) Upon the effective date of the Offering, options to purchase a total of 660,000 shares of Common Stock will be granted to officers and other employees of the Company under the Company's stock option plan at a price equal to the initial public offering price. See "--Stock Option and Incentive Plan" below."

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                          POTENTIAL REALIZABLE
                                                           PERCENT OF                                       VALUE AT ASSUMED
                                                              TOTAL                                      ANNUAL RATES OF SHARE
                                                           OPTIONS TO                                    PRICE APPRECIATION FOR
                                             OPTIONS       BE GRANTED        EXERCISE                         OPTION TERM
                                              TO BE       TO EMPLOYEES         PRICE      EXPIRATION   --------------------------
NAME                                       GRANTED(1)    IN FISCAL YEAR    PER SHARE(2)      DATE           5%           10%
-----------------------------------------  -----------  -----------------  -------------  -----------  ------------  ------------
Stephen L. Green.........................      --              --               --            --            --            --
David J. Nettina.........................      50,000             7.6%       $   20.00        -/-/07   $    628,895  $  1,593,742
Nancy A. Peck............................      50,000             7.6%       $   20.00        -/-/07   $    628,895  $  1,593,742
Benjamin P. Feldman......................      50,000             7.6%       $   20.00        -/-/07   $    628,895  $  1,593,742
Steven H. Klein..........................      50,000             7.6%       $   20.00        -/-/07   $    628,895  $  1,593,742
Gerard Nocera............................      50,000             7.6%       $   20.00        -/-/07   $    628,895  $  1,593,742

------------------------

(1) The options for one-third of the covered shares (disregarding fractional shares, if any) will become exercisable on each of the first, second and third anniversaries of the date of the grant.

(2) Based on the assumed initial public offering price. The exercise price per share will be the initial public offering price.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    Each of Stephen L. Green, Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen will enter into an employment and noncompetition agreement with the Company which will be effective as of the completion of the Offering. Each agreement will expire on the third anniversary of the closing of the Offering, unless otherwise extended, except that Mr. Olsen's agreement will expire on the first anniversary of the closing of the Offering, unless extended. Employment under the agreements may be terminated for "cause" by the Company for: (i) engagement in conduct that constitutes a felony,
(ii) breach of fiduciary duty, gross negligence or willful misconduct or other conduct against the best interests of the Company, (iii) a breach of material obligations or covenants under the agreement, or (iv) an uncured failure to substantially perform the duties provided for in such agreement. The employee may terminate his or her employment for "good reason," which includes (i) failure to be elected to offices with the same or substantially the same duties as provided for in the agreement, (ii) an uncured breach by the Company of its material obligations under the agreement, or (iii) a substantial adverse change in the nature or scope of the responsibility and authority provided in the agreement following a change-in-control of the Company. If employment is terminated by the Company "without cause" or by the employee "with good reason," then the employee is entitled to severance benefits for the remaining period of the agreement including (i) base salary paid on the same periodic payment dates provided for in the agreement, (ii) continuation of benefits provided for in the agreement and (iii) continuation of any rights of the employee under the Company's Stock Option Plan.

    The employment and noncompetition agreements will, subject to certain exceptions, prohibit each of such persons from engaging, directly or indirectly, during the term of his or her employment, in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any office real estate property within the New York City metropolitan area (the "Competitive Activities"). The exceptions include investments listed under "The Properties--Assets Not Being Transferred to the Company" and any investments in publicly traded real-estate entities representing less than 1% of the equity ownership of such entity. Pursuant to the agreements, each of such persons will devote substantially all of his or her business time to the Company. The employment and noncompetition agreement of Stephen L. Green will also, subject to certain exceptions, prohibit Mr. Green from engaging, directly or indirectly, during the Noncompetition Period in any Competitive Activities. The Noncompetition Period is the period beginning on the date of the termination of employment and ending on the later of (i) three years from the closing of the Offering and (ii) one year from the termination of his employment with the Company.

    David J. Nettina has entered into a similar employment and noncompetition agreement with the Company. Mr. Nettina's agreement also provides for a minimum yearly bonus of $100,000, the award of options to purchase at least 50,000 shares of Common Stock upon completion of the Offering (exercisable at the initial public offering price), the award of $200,000 worth of shares of Common Stock on each of the first, second and third anniversaries of his employment and customary relocation expenses. The definition of "good reason" in Mr. Nettina's agreement includes a change-in-control of the Company.

    In addition, pursuant to the terms of Mr. Nettina's employment agreement, Mr. Nettina will receive a loan from the Company to purchase shares of Common Stock to be issued under the Stock Option and Incentive Plan ("Stock Loan"). The principal amount of the Stock Loan will be $300,000. The Stock Loan will have a term of three years, accrue interest at the Federal mid-term "Applicable Federal Rate" ("AFR") as in effect from time to time, and will be secured by the Common Stock purchased and will otherwise be non-recourse. One-third of the Stock Loan (together with accrued interest on the Stock Loan) will be forgiven each year during the term of the Stock Loan provided that Mr. Nettina is then employed by the Company. In the event of a change-in-control of the Company, Mr. Nettina's death or permanent disability or termination of his employment by the Company without cause, the outstanding principal amounts of the Stock Loan will be forgiven in full. In the event Mr. Nettina leaves the employ of the Company or is terminated with cause, the outstanding amount of the Stock Loan will be immediately due and payable. The outstanding amount shall be equal to the amount then due and owing, pro rated for the number of months elapsed for the year in which termination occurs. Mr. Klein will receive a similar Stock Loan from the Company in the principal amount of $500,000, with a term of five years.

STOCK OPTION AND INCENTIVE PLAN

    Prior to the Offering, the Board of Directors will adopt, and the stockholders will approve, the 1997 Stock Option and Incentive Plan (the "Stock Option Plan"). On and after the closing of the Offering, the Stock Option Plan will be administered by the Compensation Committee of the Board of Directors. Officers and certain other employees of the Company and its subsidiaries generally will be eligible to participate in the Stock Option Plan. Non-employee Directors of the Company are eligible to receive stock options under the Stock Option Plan on a limited basis. See "--Compensation of Directors."

    The following summary of the Stock Option Plan is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Stock Option Plan authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of stock options in lieu of cash Directors' fees and employee bonuses, (iv) grants of shares of Common Stock, in lieu of cash compensation and (v) the making of loans to acquire shares of Common Stock, in lieu of compensation. The exercise price of stock options will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant in the case of ISOs; provided that, in the case of grants of NQSOs granted in lieu of cash Directors' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The Company has reserved 1,100,000 shares of Common Stock for issuance under the Stock Option Plan.

INCENTIVE COMPENSATION PLAN

    Prior to the completion of the Offering, the Company intends to establish an incentive compensation plan for key officers of the Company and the Company's subsidiaries and affiliates. This plan will provide for payment of cash bonuses to participating officers after an evaluation of the officer's performance and the overall performance of the Company has been completed. The Chief Executive Officer will make recommendations to the Compensation Committee of the Board of Directors, which will make the final determination for the award of bonuses in its sole discretion. The Compensation Committee will determine the amount of such bonuses, if any, for the Chief Executive Officer in its sole discretion.

401(k) PLAN

    Effective upon the completion of the Offering, the Company intends to maintain a 401(k) Savings/ Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

    The 401(k) Plan will permit eligible employees of the Company to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer, or (ii) any individual who, while a director of the Company and at the request of the Company serves or has served another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, member, partner or trustee of such corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability which such persons may incur by reason of his status as a present or former stockholder, director or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity, or
(ii) any individual who while a director of the Company and at the request of the Company serves or has served another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, member, partner or trustee of such corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such service. The Charter and the Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith, or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws, and
(ii) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Partnership Agreement also provides for indemnification and advance of expenses of the Company and its officers and directors to the same extent indemnification and advance of expenses is provided to officers and directors of the Company in the Charter and Bylaws, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Charter. See "Partnership Agreement--Liability and Indemnification."

                     STRUCTURE AND FORMATION OF THE COMPANY

THE OPERATING ENTITIES OF THE COMPANY

    Following the completion of the Offering and the Formation Transactions, the operations of the Company will be carried on through the Operating Partnership. The Formation Transactions were designed to (i) enable the Company to raise the necessary capital to acquire the Properties, repay certain mortgage indebtedness secured by certain of the Properties and establish a working capital reserve,
(ii) provide a vehicle for future acquisitions, (iii) enable the Company to comply with certain requirements under the Code (and the regulations promulgated by the IRS thereunder (the "Treasury Regulations")) relating to REITs, and (iv) preserve certain tax advantages for certain participants in the Formation Transactions.

    THE OPERATING PARTNERSHIP. Following the completion of the Offering and the Formation Transactions, substantially all of the Company's assets will be held by, and its operations conducted through, the Operating Partnership and its subsidiaries and affiliates. The Company is the sole general partner of the Operating Partnership and will have the exclusive power under the Partnership Agreement to manage and conduct the business of the Operating Partnership. Except with respect to the Lock-out Provisions, limited partners generally will have only limited consent rights. See "Partnership Agreement." The Board of Directors of the Company will manage the affairs of the Company by directing the affairs of the Operating Partnership. The Operating Partnership will continue until December 31, 2095, unless sooner dissolved or terminated. The Operating Partnership cannot be dissolved for a period of 50 years without the consent of the limited partners, except in connection with a sale of all or substantially all of its assets, which also requires the consent of the limited partners. See "Partnership Agreement." The Company's limited and general partner interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage interest therein and will entitle the Company to vote on substantially all matters requiring a vote of the limited partners.

    Following the completion of the Offering and the Formation Transactions, the Company initially will own an approximate 81.9% interest in the Operating Partnership. Certain participants in the Formation Transactions, including entities owned by Stephen L. Green, will own the remaining Units. The Operating Partnership anticipates that it will acquire additional properties in exchange for Units in the future, in which case partners in the partnerships that own such properties will become limited partners of the Operating Partnership.

    After the completion of the Offering and the Formation Transactions, the Operating Partnership expects to make regular quarterly cash distributions to its partners (including the Company) in proportion to their percentage interests in the Operating Partnership. The Company, in turn, will pay cash dividends to its stockholders in an amount per share of Common Stock equal to the amount distributed by the Operating Partnership per Unit. In addition, after a holding period of up to two years following the completion of the Offering, and at any time thereafter (for as long as the Operating Partnership is in existence and subject to compliance with the securities laws and the ownership limits of the Company's organizational documents), limited partners in the Operating Partnership will be able to have their Units redeemed by the Operating Partnership. In the event that the Company elects to acquire Units in exchange for shares of Common Stock upon the exercise of a redemption right by a limited partner, each such acquisition will increase the Company's percentage ownership interest in the Operating Partnership and will decrease the aggregate percentage ownership interest of the limited partners (other than the Company) in the Operating Partnership.

    THE MANAGEMENT CORPORATION. In order to maintain the Company's qualification as a REIT while realizing income from management contracts with third parties, all of the management operations with respect to properties in which the Company will not own 100% of the interest will be conducted through the Management Corporation. The Company, through the Operating Partnership, will own 100% of the non-voting common stock (representing 95% of the total equity) of the Management Corporation. Through dividends on its equity interest, the Operating Partnership expects to receive substantially all of the cash flow from the Management Corporation's operations. All of the voting common stock of the Management Corporation (representing 5% of the total equity) will be held by the Service Corporation LLC. This controlling interest will give The Service Corporation LLC the power to elect all directors of the Management Corporation.


    THE MANAGEMENT LLC. All of the management and leasing operations with respect to the Properties and properties to be acquired by the Company, as well as leasing operations with respect to a portion of the properties not owned by the Company, will be conducted through the Management LLC. The Operating Partnership will own a 100% interest in the Management LLC.



    THE LEASING CORPORATION. In order to maintain the Company's qualification as a REIT while realizing income from leasing and tenant representation services performed for third parties, leasing operations with respect to a portion of the properties in which the Company will not own 100% of the interest, as well as tenant representation services for all of such properties, will be conducted through the Leasing Corporation. The Company, through the Operating Partnership, will own 100% of the non-voting common stock (representing 95% of the total equity) of the Leasing Corporation. Through dividends on its equity interest, the Operating Partnership expects to receive substantially all of the cash flow from the Leasing Corporation's operations. All of the voting common stock of the Leasing Corporation (representing 5% of the total equity) will be held by the Service Corporation LLC. This controlling interest will give the Service Corporation LLC the power to elect all directors of the Leasing Corporation.


    THE CONSTRUCTION CORPORATION. In order to maintain the Company's qualification as a REIT while realizing income from construction services all of the Company's construction operations will be conducted through the Construction Corporation. The Company, through the Operating Partnership, will own 100% of the non-voting common stock (representing 95% of the total equity) of the Construction Corporation. Through dividends on its equity interest, the Operating Partnership expects to receive substantially all of the cash flow from the Construction Corporation's operations. All of the voting common stock of the Construction Corporation (representing 5% of the total equity) will be held by the Service Corporation LLC. This controlling interest will give the Service Corporation LLC the power to elect all directors of the Construction Corporation.

FORMATION TRANSACTIONS

    The following Formation Transactions have been consummated or will be consummated concurrently with the completion of the Offering.


    - The Company was organized as a Maryland corporation and the Operating Partnership was organized as a Delaware limited partnership in June 1997. In connection with the formation of the Company, certain members of SL Green management (Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) were issued an aggregate of 553,616 shares of Common Stock for total consideration of $3,831 in cash (the aggregate par value amount of such stock at the time of issuance).


    - LBHI entered into the LBHI Loan with Green Realty LLC pursuant to which LBHI agreed to loan up to $46 million to acquire interests in the Core Portfolio and the Acquisition Properties, to fund property related operating expenses, to fund organizational expenses of the Company and to purchase Treasury Securities. The LBHI Loan is secured by partnership interests in certain Property-owning entities and the Treasury Securities.


    - The Company will sell 10,100,000 shares of Common Stock in the Offering and will contribute the net proceeds therefrom to the Operating Partnership in exchange for 10,100,000 Units (which, including the issuance of Common Stock to Victor Capital and to the members of SL Green management referred to herein, will represent approximately an 81.9% economic interest in the Operating Partnership after the Offering).



    - The Operating Partnership will receive a contribution of its interests in the Core Portfolio as well as 100% of the non-voting common stock of (representing 95% of the economic interest in) the

      Service Corporations from the Property-owning entities, the partners or members of such entities and the holders of interests in the Service Corporations. As consideration therefor, the Operating Partnership will issue to such entities, partners or members and holders 2,383,284 Units (having an aggregate value of approximately $47.7 million, based on the assumed initial offering price) approximately and $6.4 million.

    - The management and leasing business of SL Green with respect to the Properties in which the Company will have a 100% ownership interest and the tenant representation business with respect to certain properties not owned by the Company will be transferred to the Management LLC.


    - The Operating Partnership will be granted (i) an option from 17 Battery LLC to acquire its interest in 17 Battery Place, a property containing approximately 800,000 rentable square feet of office space in downtown Manhattan from an unaffiliated seller for a purchase price of approximately $59 million in cash and (ii) an option from 110 Realty LLC to acquire its interest in 110 East 42nd Street, an office building containing approximately 250,000 rentable square feet in midtown Manhattan from an unaffiliated seller for a purchase price of approximately $30 million in cash. See "The Properties--The Option Properties."


    - The Operating Partnership will acquire interests in the Acquisition Properties for an aggregate purchase price of approximately $113.0 million (including a $1.6 million escrow account established in connection with the acquisition of 50 West 23rd Street), to be funded with net proceeds from the Offering and mortgage financing.

    - The Operating Partnership will use approximately $82.3 million of net proceeds from the Offering to repay mortgage debt encumbering the Core Portfolio and the LBHI Loan (including approximately $9.4 million in proceeds drawn under the LBHI Loan to fund purchase of the Acquisition Properties).

    - The Company will issue to Victor Capital 85,600 shares of restricted Common Stock and the Operating Partnership will pay $900,000 (funded with borrowings under the LBHI Loan and proceeds from the Offering) to Victor Capital as consideration for financial advisory services rendered to the Company in connection with the Formation Transactions.

    No independent third-party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the Units and other consideration received in the Formation Transactions by persons or entities contributing interests in the Core Portfolio and the Service Corporations to the Operating Partnership is equivalent to the fair market value of such interests.

CONSEQUENCES OF THE OFFERING AND THE FORMATION TRANSACTIONS

    The Offering and the Formation Transactions will have the following consequences:

    - The Operating Partnership directly or indirectly will own substantially all of the interests in the Properties currently owned by SL Green and its affiliates.

    - The purchasers of the Common Stock offered in the Offering will own approximately 93.7% of the outstanding Common Stock.


    - The Company will be the general partner of, and will own approximately 81.9% of the ownership interests in, the Operating Partnership and 95% of the equity in the Service Corporations.


    If all limited partners in the Operating Partnership were to exchange their Units for Common Stock immediately after the completion of the Offering (notwithstanding the provision of the Partnership Agreement which prohibits such exchange for up to two years following the completion of the Offering), but subject to the Ownership Limit, then the participants in the Formation Transactions would beneficially own approximately 18.1% of the outstanding shares of Common Stock.

    See "Risk Factors--Conflicts of Interest in the Formation Transactions and the Business of the Company Could Adversely Affect the Company" and "Principal Stockholders."

BENEFITS TO RELATED PARTIES

    Certain affiliates of the Company will realize certain material benefits in connection with the Formation Transactions and the Offering, including the following:


    - Certain continuing investors (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) will receive 2,383,284 Units in consideration for their interests in the Properties, Property-owning entities and the management, leasing and construction businesses of SL Green with a total value of approximately $47.7 million, based on the assumed initial public offering price (representing approximately 18.1% of the equity of the Company on a fully-diluted basis).


    - The Operating Partnership will use $20 million to repay a portion of the LBHI Loan that was made to Green Realty LLC and invested in Treasury Securities pledged as collateral therefor (which, upon repayment of the LBHI Loan, will be released for the benefit of Stephen L. Green).


    - Certain members of SL Green management (Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) own an aggregate of 553,616 shares of restricted Common Stock that initially will have a value of $11.1 million, based on the assumed initial public offering price.



    - Certain members of SL Green management (Stephen L. Green, David J. Nettina, Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen) will become officers and/or directors of the Company. In addition, each of such persons will enter into employment and noncompetition agreements with the Company. See "Management--Employment and Noncompetition Agreements." Also, the Company will grant to directors, officers and employees of the Company options to purchase an aggregate of 660,000 shares of Common Stock at the initial public offering price under the Company's stock option and incentive plan, subject to certain vesting requirements. In addition, pursuant to the terms of their employment agreements, Messrs. Nettina and Klein will receive loans to purchase Common Stock to be issued under such plan in the principal amount of $300,000 and $500,000, respectively. See "Management."



    - The structure of the Formation Transactions will provide the Unit recipients (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) the opportunity for deferral of the tax consequences of their contribution to the Operating Partnership of their interest in the Properties, Property-owning entities and Service Corporations.


    - The Service Corporation LLC will own all of the voting stock of each of the Service Corporations (representing a 5% equity interest therein).


    - Pursuant to the Lock-out Provisions, the Company will be restricted in its ability to sell, or reduce the amount of mortgage indebtedness on, two of the Properties (673 First Avenue and 470 Park Avenue South) for up to 12 years following the completion of the Offering, which could enable certain participants in the Formation Transactions (including Stephen L. Green, members of his immediate family and unaffiliated partners in the Property-owning entities) to defer certain tax consequences associated with the Formation Transactions.


    - Persons or entities receiving Units in the Formation Transactions (including entities owned by Stephen L. Green) will have registration rights with respect to shares of Common Stock issued in exchange for Units.

    See "Risk Factors--Conflicts of Interests in the Formation Transactions and the Business of the Company Could Adversely Affect the Company," "Management" and "Certain Relationships and Transactions."

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Directors and may be amended or revised from time to time by the Board of Directors without a vote of the stockholders, except that (i) the

Company cannot change its policy of holding its assets and conducting its business only through the Operating Partnership and its affiliates without the consent of the holders of Units as provided in the Partnership Agreement, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of a majority of the outstanding shares of Common Stock.

INVESTMENT POLICIES

    INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Company will conduct all of its investment activities through the Operating Partnership and its affiliates. The Company's primary business objective is to maximize total return to stockholders through growth in distributable cash flow and appreciation in the value of its assets. For a discussion of the Properties and the Company's corporate and growth strategies, see "The Properties" and "Business and Growth Strategies." In general, it is the Company's policy to acquire assets primarily for income.

    The Company expects to pursue its investment objectives primarily through the direct or indirect ownership by the Operating Partnership of the Properties and other acquired office properties. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. Furthermore, the Company currently intends to invest in or develop commercial office properties, primarily in midtown Manhattan. However, future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. The Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment or development activities in a manner which is consistent with the maintenance of its status as a REIT for Federal income tax purposes. In addition, the Company may purchase or lease income-producing commercial properties and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate or other properties, in whole or in part, if and when circumstances warrant.

    The Company also may participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, may add flexibility in structuring its portfolio. The Company will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

    Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to the Common Stock. Investments also are subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

    INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's business objectives emphasize equity investments in commercial real estate, the Company may, in the discretion of the Board of Directors, invest in mortgages and other types of equity real estate interests consistent with the Company's qualification as a REIT. In that regard, upon completion of the Formation Transactions, the Company will acquire mortgage interests in the Bar Building and 1372 Broadway which will provide the Company with substantially all control over, and economic interest derived from, such Properties. Although the Company does not presently intend to emphasize investments in mortgages or deeds of trust, it may invest in non-performing mortgages on an opportunistic basis in order to acquire an equity interest in the underlying property or in participating or convertible mortgages if the Company concludes that it would be in the Company's interest to do so. Investments in real estate mortgages are subject to the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable an investor to recoup its full investment.

    SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, securities of other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "Material Federal Income Tax Consequences--Taxation of the Company." No such investment will be made, however, unless the Board of Directors determines that the proposed investment would not cause the Company or the Operating Partnership to be an "investment company" within the meaning of the 1940 Act. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities if such investments would be consistent with the Company's investment policies.

DISPOSITION POLICIES

    The Company does not currently intend to dispose of any of the Properties, although it reserves the right to do so, subject to the Lock-out Provisions, if, based upon management's periodic review of the Company's portfolio, the Board of Directors determines that such action would be in the best interests of the Company. The tax consequences of the disposition of the Properties may, however, influence the decision of certain directors and executive officers of the Company who hold Units as to the desirability of a proposed disposition. See "Risk Factors--Conflicts of Interests in the Formation Transactions and the Business of the Company Could Adversely Affect the Company" and "--Limitations on Ability to Sell or Reduce the Mortgage Indebtedness on Certain Properties Could Adverseley Affect the Value of the Common Stock."

    Any decision to dispose of a Property must be approved by a majority of the Board of Directors (and in accordance with the applicable partnership agreement). In addition, under the Lock-out Provisions contained in the Partnership Agreement, the Company may not sell (except in certain events, including certain transactions that would not result in the recognition of any gain for tax purposes) 673 First Avenue and 470 Park Avenue South during the Lock-out Period without, in the case of either Property, the consent of holders of 75% of the Units originally issued to limited partners in the Operating Partnership who immediately prior to completion of the Formation Transactions owned direct or indirect interests in such Property that remain outstanding at the time of such vote (other than Units held by the Company and excluding any such Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise). The Lock-out Provisions apply even if it would otherwise be in the best interest of the stockholders for the Company to sell one or more of these three Properties.

FINANCING POLICIES

    As a general policy, the Company intends to limit its total consolidated indebtedness, and its pro rata share of unconsolidated indebtedness, so that at the time any debt is incurred, the Company's Debt Ratio does not exceed 50%. Upon the completion of the Offering and the Formation Transactions, the Debt Ratio of the Company will be approximately 15.0%. The Charter and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its Properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Stock, growth and acquisition opportunities and other factors. Accordingly, the Company may increase its Debt Ratio beyond the limits described above. If this policy were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distributions to stockholders.

    The Company has established its debt policy relative to the total market capitalization of the Company computed at the time the debt is incurred, rather than relative to the book value of its assets, a ratio that is frequently employed, because it believes the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. Total market capitalization, however, is subject to greater fluctuation than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Moreover, due to fluctuations in the value of the Company's portfolio of properties over time, and since any measurement of the Company's total consolidated indebtedness, and its pro rata share of unconsolidated indebtedness incurred, to total market capitalization is made only at the time debt is incurred, the Debt Ratio could exceed the 50% level.

    The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

    Although the Company will consider factors other than total market capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the Debt Ratio, or any other measure of asset value, at the time the debt is incurred or at any other time will be consistent with any particular level of distributions to stockholders.

CONFLICT OF INTEREST POLICIES

    Certain holders of Units, including Stephen L. Green, will incur adverse tax consequences upon the sale of certain of the Properties to be owned by the Company at the completion of the Formation Transactions and on the repayment of indebtedness which are different from the tax consequences to the Company and persons who purchase shares of Common Stock in the Offering. Consequently, such holders may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. In addition, pursuant to the Lock-out Provisions, the Operating Partnership may not sell or reduce the mortgage indebtedness on 673 First Avenue and 470 Park Avenue South for up to 12 years following completion of the Offering, even if such sale or reduction in mortgage indebtedness would be in the best interests of the Company's stockholders. Subject to the Lock-out Provisions, the limited partners of the Operating Partnership have agreed that in the event of a conflict in the fiduciary duties owed by the Company to its stockholders and by the General Partner to such limited partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interest of the Company's stockholders. See "Partnership Agreement."

    The Company has adopted certain policies and entered into agreements with its executive officers designed to eliminate or minimize certain potential conflicts of interest. See "Management--Employment and Noncompetition Agreements." In that regard, the Company has adopted a policy that, without the approval of a majority of the disinterested Directors, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons.

    In addition, the Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. There can be no assurance, however, that these policies and provisions or these agreements always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that may fail to reflect fully the interests of all stockholders.

    See "Risk Factors--Conflicts of Interest in the Formation Transactions and the Business of the Company Could Adversely Affect the Company."

INTERESTED DIRECTOR AND OFFICER TRANSACTIONS

    Under Maryland law, a contract or other transaction between the Company and a director or between the Company and any other corporation or other entity in which a director is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof if (i) the transaction or contract is authorized, approved or ratified by the board of directors or a committee of the board, after disclosure of the common directorship or interest, by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or by a majority of the votes cast by disinterested stockholders, or (ii) the transaction or contract is fair and reasonable to the Company.

    Under Delaware law (where the Operating Partnership is formed), the Company, as general partner, has a fiduciary duty to the Operating Partnership and, consequently, such transactions also are subject to the duties of care and loyalty that the Company, as general partner, owes to limited partners in the Operating Partnership (to the extent such duties have not been eliminated pursuant to the terms of the Partnership Agreement). The Company will adopt a policy which requires that all contracts and transactions between the Company, the Operating Partnership or any of its subsidiaries, on the one hand, and a director or executive officer of the Company or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors. Where appropriate in the judgment of the disinterested directors, the Board of Directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although the Board of Directors will have no obligation to do so.

BUSINESS OPPORTUNITIES

    Pursuant to Maryland law, each director is obligated to offer to the Company any business opportunity (with certain limited exceptions) that comes to him and that the Company reasonably could be expected to have an interest in pursuing. After the Formation Transactions, SL Green will continue to own interests in certain other properties as well as entities that will provide cleaning (and related) services to office properties and security services to office properties, including the Properties. The Company will not have any interest in these properties or businesses. See "The Properties--Assets Not Being Transferred to the Company."

POLICIES WITH RESPECT TO OTHER ACTIVITIES

    The Company and the Operating Partnership have authority to offer Common Stock, Preferred Stock, Units, preferred Units or options to purchase capital stock or Units in exchange for property and to repurchase or otherwise acquire its Common Stock or Units or other securities in the open market or otherwise and may engage in such activities in the future. Except in connection with the Formation Transactions, the Company has not issued Common Stock, Units or any other securities in exchange for property or any other purpose, and the Board of Directors has no present intention of causing the Company to repurchase any Common Stock. The Company may issue Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors without the need for stockholder approval. See "Capital Stock--Preferred Stock." The Company has not engaged in trading, underwriter or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purposes of exercising control, and does not intend to do so. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in the best interest of the Company to qualify as a REIT and such determination is approved by a majority vote of the Company's stockholders, as required by the Charter. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Directors without a vote of the stockholders.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

FORMATION TRANSACTIONS

    The terms of the acquisitions of interests in the Properties and the Service Corporations by the Operating Partnership are described in "Structure and Formation of the Company--Formation Transactions."

CLEANING SERVICES

    First Quality Maintenance, L.P. ("First Quality") provides cleaning and related services with respect to the Properties. First Quality is owned by Gary Green, a son of Stephen L. Green. First Quality also provides additional services directly to tenants on a separately negotiated basis. The aggregate amount of fees to First Quality for services provided (excluding services provided directly to tenants) was approximately $188,000 in 1994, $164,000 in 1995 and $296,000 in 1996. After the completion of the Offering, the Company may retain First Quality to provide cleaning and related services for the Company's properties at market rates. In addition, the cleaning entity will continue to have the non-exclusive opportunity to provide cleaning and related services to individual tenants at the Company's properties on a basis separately negotiated with any tenant seeking such additional services. The cleaning entity will provide such services to individual tenants pursuant to agreements on customary terms (including at market rates). First Quality leases 3,740 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2005 and provides for annual rental payments of approximately $68,660.

SECURITY SERVICES

    Classic Security LLC ("Classic Security") provides security services with respect to the Properties. Classic Security is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees for such services was approximately $24,000 in 1996 (no fees were paid to such entity in 1994 or 1995). After the completion of the Offering, Classic Security may continue to provide security services for the Company's properties at market rates.

RELATED PARTY TRANSACTIONS

    During 1996, HRA, a real estate and management consulting firm of which John
H. Alschuler, Jr., a director nominee of the Company, is the President provided consulting services for the Leasing Corporation. HRA negotiated certain New York City benefit programs for Information Builders, Inc., a tenant that was represented by the Leasing Corporation in connection with its relocation from 1250 Broadway to 2 Penn Plaza. For such services, HRA was paid a total of $128,962.99 by the Leasing Corporation.

                             PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE AGREEMENT OF LIMITED PARTNERSHIP OF THE OPERATING PARTNERSHIP (THE "PARTNERSHIP AGREEMENT"), INCLUDING THE DESCRIPTIONS OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PARTNERSHIP AGREEMENT, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

OPERATIONAL MATTERS

    GENERAL. Holders of Units (other than the Company in its capacity as general partner) will hold a limited partnership interest in the Operating Partnership, and all holders of Units (including the Company in its capacity as general partner) will be entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. Each Unit generally will receive distributions in the same amount paid on each share of Common Stock. See "Distributions."

    Holders of Units will have the rights to which limited partners are entitled under the Partnership Agreement and, to the extent not limited by the Partnership Agreement, the Delaware Revised Uniform

Limited Partnership Act (the "Act"). The Units have not been and are not expected to be registered pursuant to any Federal or state securities laws or listed on any exchange or quoted on any national market system. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

    PURPOSES, BUSINESS AND MANAGEMENT. The purpose of the Operating Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

    The Company, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances discussed below. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units.

    The Company may not conduct any business other than the business of the Operating Partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by the Company in its capacity as a limited partner in the Operating Partnership).

    DISTRIBUTIONS. The Partnership Agreement provides for the quarterly distribution of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the Company and the limited partners in proportion to their percentage interests in the Operating Partnership. "Available Cash" is generally defined as net income plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the limited partners are entitled to any preferential or disproportionate distributions of Available Cash.

    BORROWING BY THE OPERATING PARTNERSHIP. The Company is authorized to cause the Operating Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Operating Partnership. Such debt may be secured by mortgages, deeds of trust, liens or encumbrances on properties of the Operating Partnership. The Company also may cause the Operating Partnership to borrow money to enable the Operating Partnership to make distributions, including distributions in an amount sufficient to permit the Company, as long as it qualifies as a REIT, to avoid the payment of any Federal income tax. See "Policies with Respect to Certain Activities--Financing Policies." Pursuant to the Lock-out Provisions, the Operating Partnership may not, earlier than one year prior to its maturity, repay the mortgage indebtedness on 673 First Avenue or 470 Park Avenue South and may not consent to any such prepayment of mortgage indebtedness on 673 First Avenue or 470 Park Avenue South (other than pursuant to scheduled amortization) during the Lock-out Period without, in the case of each such Property, the consent of holders of 75% of the Units originally issued to limited partners in the Operating Partnership who immediately prior to completion of the Formation Transactions owned direct or indirect interests in such Property that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by the Company and excluding any such Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise) unless the repayment is in connection with either a refinancing of the outstanding debt (on a basis that is nonrecourse to the Operating Partnership and providing for the least amount of principal amortization that is available on commercially reasonable terms and permitting certain guarantees by the holders of the Units originally issued with respect to the affected Property) or an involuntary sale pursuant to foreclosure of a mortgage securing the debt (or other similar event). In addition, during the Lock-out Period, the Company is obligated to use commercially reasonable efforts, commencing one year prior to the stated maturity, to refinance at maturity (on a basis that is nonrecourse to the Operating Partnership and providing for the least amount of principal amortization that is available on commercially reasonable terms and permitting certain guarantees by the holders of the Units originally issued with respect to the affected Property) the mortgage indebtedness secured by each of these two Properties at not less than the principal amount outstanding on the maturity date. Finally, during the Lock-out Period, the Company may not incur debt secured by either of these two Properties if the amount of the new debt would exceed the greater of 75% of the value of the Property securing the debt or the amount of existing debt being refinanced (plus the costs associated therewith).

    REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES. The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners in the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for substantially all expenses it incurs relating to the ongoing operation of the Company and offerings of Units or shares of Common Stock (or rights, options, warrants or convertible or exchangeable securities).

    Except as expressly permitted by the Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

    SALES OF ASSETS. Under the Partnership Agreement, the Company generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold, subject to the Lock-out Provisions. A sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (including Units held by the Company), but also is subject to the Lock-out Provisions.

    Under the Lock-out Provisions, the Operating Partnership may not sell or otherwise dispose of 673 First Avenue or 470 Park Avenue South (or any direct or indirect interest therein) during the Lock-out Period (except pursuant to a sale or other disposition of all or substantially all of the Operating Partnership's assets approved as described below, an involuntary sale pursuant to foreclosure of a mortgage secured by one of these Properties or a bankruptcy proceeding, and certain transactions, including a "Section 1031 like-kind exchange," that would not result in the recognition of any gain for tax purposes by the holders of Units issued in the Formation Transactions with respect to these Properties) without, in the case of each such Property, the consent of holders of 75% of the Units originally issued to limited partners in the Operating Partnership who immediately prior to the completion of the Formation Transactions owned direct or indirect interests in such Property that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by the Company and excluding any such Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise). Under the Lock-out Provisions, a sale or other disposition of all or substantially all of the assets of the Operating Partnership during the Lock-out Period generally would require the approval of the holders, as a group, of 75% of the aggregate Units originally issued with respect to 673 First Avenue and 470 Park Avenue South that remain outstanding (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by the Company and excluding any such Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise). The consent requirement under the Lockout Provisions, however, would not apply in the event of a merger or consolidation involving the Operating Partnership and substantially all of its assets if (i) the transaction would not result in the recognition of any gain with respect to the Units originally issued with respect to 673 First Avenue and 470 Park Avenue South, (ii) the Lock-out Provisions would continue to apply with respect to each of these two Properties, and (iii) the surviving entity agrees to a number of restrictions and conditions for the benefit of the holders of such Units designed to preserve the benefit of certain provisions and restrictions in the Partnership Agreement for the holders of such Units.

    NO REMOVAL OF THE GENERAL PARTNER. The Partnership Agreement provides that the limited partners may not remove the Company as general partner of the Operating Partnership with or without cause (unless neither the General Partner nor its parent entity is a "public company," in which case the General Partner may be removed for cause).

    ISSUANCE OF LIMITED PARTNERSHIP INTERESTS. The Company is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue Units to the Company, to the limited partners or to other persons for such consideration and upon such terms and conditions as the Company deems appropriate. The Operating Partnership also may issue partnership interests in different series or classes, which may be senior to the Units. If Units are issued to the Company, then the Company must issue shares of Common Stock and must contribute to the Operating Partnership the proceeds received by the Company from such issuance. In addition, the Company may cause the Operating Partnership to issue to the Company partnership interests in different series or classes of equity securities, which may be senior to the Units, in connection with an offering of securities of the Company having substantially similar rights upon the contribution of the proceeds therefrom to the Operating Partnership. Consideration for partnership interests may be cash or any property or other assets permitted by the Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

    AMENDMENT OF THE PARTNERSHIP AGREEMENT. Generally, the Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners (including the Company) holding a majority of the Units. Certain provisions regarding, among other things, the rights and duties of the Company as general partner or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the Units not held by the Company. Notwithstanding the foregoing, the Company, as general partner, has the power, without the consent of the limited partners, to amend the Partnership Agreement in certain circumstances. Certain amendments that would affect the fundamental rights of a limited partner must be approved by the Company and each limited partner that would be adversely affected by such amendment. In addition, any amendment that would affect the Lock-out Provisions with respect to 673 First Avenue or 470 Park Avenue South during the Lock-out Period would require, in the case of each such Property affected by the Amendment, the consent of holders of 75% of the Units originally issued with respect to such Property that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by the Company and excluding any such Units the adjusted tax basis of which has been increased, in the hands of the holder or any predecessor holder thereof, to reflect fair market value through a taxable disposition or otherwise).

    DISSOLUTION, WINDING UP AND TERMINATION. The Operating Partnership will continue until December 31, 2095, unless sooner dissolved and terminated. The Operating Partnership will be dissolved prior to the expiration of its term, and its affairs wound up upon the occurrence of the earliest of: (i) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (ii) the sale of all or substantially all of the Operating Partnership's assets and properties (subject to the Lock-out Provisions during the Lockout Period); (iii) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Act; (iv) the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company); and (v) on or after January 1, 2046, at the option of the Company, in its sole and absolute discretion. Upon dissolution, the Company, as general partner, or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

LIABILITY AND INDEMNIFICATION

    LIABILITY OF THE COMPANY AND LIMITED PARTNERS. The Company, as general partner of the Operating Partnership, is liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. The Company is not liable for the nonrecourse obligations of the Operating Partnership. Assuming that a limited partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement and the Act, the liability of a limited partner for obligations of the Operating Partnership under the Partnership Agreement and the Act will be limited, subject to certain exceptions, generally to the loss of such limited partner's investment in the Operating Partnership represented by his Units. The Operating Partnership will operate in a manner that the Company deems reasonable, necessary or appropriate to preserve the limited liability of the limited partners.

    EXCULPATION AND INDEMNIFICATION OF THE COMPANY. The Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the Company carried out its duties in good faith. In addition, the Company is not responsible for any misconduct or negligence on the part of its agents, provided the Company appointed such agents in good faith.

    The Partnership Agreement also provides for indemnification (including, in certain circumstances, the advancement of expenses) of the Company, the directors and officers of the Company and such other persons as the Company may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses that are actually (or will be) incurred by such person in connection with a proceeding in which any such person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

TRANSFERS OF INTERESTS

    RESTRICTIONS ON TRANSFER OF THE COMPANY'S INTEREST. The Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of its assets, in which (i) the limited partners in the Operating Partnership either will receive, or will have the right to receive, substantially the same consideration as holders of shares of Common Stock, and
(ii) such transaction has been approved by the holders of a majority of the interests in the Operating Partnership (including interests held by the Company). The Lock-out Provisions do not apply to a sale or other transfer by the Company of its interests as a partner in the Operating Partnership, but they would apply to transfers of assets of the Operating Partnership undertaken during the Lock-out Period in connection with or as part of any such transaction by the Company. See "--Operational Matters--Sales of Assets" above.

    RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS. For up to two years after the completion of the Offering, a limited partner may not transfer any of his rights as a limited partner without the consent of the Company, which consent the Company may withhold in its sole discretion. Any attempted transfer in violation of this restriction will be void ab initio and without any force or effect. Beginning two years after the completion of the Offering, limited partners (other than the Company) will be permitted to transfer all or any portion of their Units without restriction as long as they satisfy certain requirements set forth in the Partnership Agreement. In addition, limited partners will be permitted to dispose of their Units following the expiration of up to a two-year period following the completion of the Offering by exercising the redemption right described below. See "--Redemption of Units" below.

    The right of any permitted transferee of Units to become a substituted limited partner is subject to the consent of the Company, which consent the Company may withhold in its sole and absolute discretion. If the Company does not consent to the admission of a transferee of Units as a substituted limited partner, then the transferee will succeed to all economic rights and benefits attributable to such Units (including the redemption right described below), but will not become a limited partner or possess any other rights of limited partners (including the right to vote).

    REDEMPTION OF UNITS. Subject to certain limitations and exceptions, holders of Units (other than the Company) have the right to have each of their Units redeemed by the Operating Partnership at any time beginning two years after the completion of the Formation Transactions. Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the redemption right, as described below, the limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a share of Common Stock on the NYSE for the ten trading days before the day on which the redemption notice was given to the Operating Partnership of exercise of the redemption right. In lieu of the Operating Partnership's acquiring the Units for cash, the Company will have the right (except as described below, if the Common Stock is not publicly traded) to elect to acquire the Units directly from a limited partner exercising the redemption right, in exchange for either cash or shares of Common Stock, and, upon such acquisition, the Company will become the owner of such Units. The redemption generally will occur on the tenth business day after the notice to the Operating Partnership, except that no redemption or exchange can occur if delivery of shares of Common Stock would be prohibited either under the provisions of the Company's Charter designed primarily to protect the Company's qualification as a REIT or under applicable Federal or state securities laws as long as the shares of Common Stock are publicly traded. See "Capital Stock--Restrictions on Transfer--Ownership Limits."

    In the event that the Common Stock is not publicly traded but another entity whose stock is publicly traded owns more than 50% of the capital stock of the Company (referred to as the "Parent Entity"), the redemption right will be determined by reference to the publicly traded stock of the Parent Entity and the Company will have the right to elect to acquire the Units to be redeemed for publicly traded stock of the Parent Entity. In the event that the Common Stock is not publicly traded and there is no Parent Entity with publicly traded stock, the redemption right will be based upon the fair market value of the Operating Partnership's assets at the time the redemption right is exercised (as determined in good faith by the Company based upon a commercially reasonable estimate of the amount that would be realized by the Operating Partnership if each asset of the Operating Partnership were sold to an unaffiliated purchaser in an arm's length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction), and the Company and the Operating Partnership will be obligated to satisfy the redemption right in cash (unless the redeeming partner, in such partner's sole and absolute discretion, consents to the receipt of Common Stock), payable on the thirtieth business day after notice was given to the Operating Partnership of exercise of the redemption right.

FIDUCIARY DUTY

    The limited partners have agreed, subject to the Lock-out Provisions, that in the event of a conflict in the fiduciary duties owed by the Company to its stockholders and by the General Partner to such limited partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Company's stockholders.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock (or Common Stock for which Units are exchangeable) by
(i) each director (and director nominee) of the Company, (ii) each executive officer of the Company, (iii) all directors (including director nominees) and executive officers of the Company as a group, and (iv) each person or entity which is expected to be the beneficial owner of 5% or more of the outstanding shares of Common Stock immediately following the completion of the Offering. Except as indicated below, all of such Common Stock is owned directly, and the indicated person or entity has sole voting and investment power. The extent to which a person will hold shares of Common Stock as opposed to Units is set forth in the footnotes below.

                                                                        NUMBER OF
                                                                    SHARES AND UNITS                   PERCENT OF
                                                                      BENEFICIALLY      PERCENT OF     ALL SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                      OWNED        ALL SHARES(1)  AND UNITS(2)
------------------------------------------------------------------  -----------------  -------------  -------------
Stephen L. Green (3)..............................................       2,140,784            16.6%          16.3%
David Nettina (4).................................................          15,000             0.1%           0.1%
Nancy A. Peck (4).................................................         197,720             1.8%           1.5%
Steven H. Klein (4)(5)............................................         104,088             1.0%           0.8%
Benjamin P. Feldman (4)(6)........................................         118,632             1.1%           0.9%
Gerard Nocera (4).................................................          79,088             0.7%           0.6%
Louis A. Olsen (4)................................................          79,088             0.7%           0.6%
Edwin Thomas Burton, III..........................................               0             N/A            N/A
John S. Levy......................................................               0             N/A            N/A
John H. Alschuler, Jr.............................................               0             N/A            N/A
All directors, director nominees and executive officers as a group
  (10 persons)....................................................       2,734,400            21.2%          20.8%

------------------------

(1) Assumes 10,779,216 shares of Common Stock outstanding immediately following the Offering. Assumes that all Units held by the person (and no other person) are redeemed for shares of Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(2) Assumes a total of 13,162,500 shares of Common Stock and Units outstanding immediately following the Offering (10,779,216 shares of Common Stock and 2,383,284 Units, which may be redeemed for cash or shares of Common Stock under certain circumstances). Assumes that all Units held by the person are redeemed for shares of Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that all of the Units held by other persons are redeemed for shares of Common Stock.

(3) Represents Units issued in the Formation Transactions.

(4) Represents shares of restricted Common Stock.

(5) All of such shares are held by Mr. Klein through family trusts of which he is the managing member.

(6) All of such shares are held by Mr. Feldman through a family trust of which he is the managing member.

                                 CAPITAL STOCK

GENERAL

    The Company's Charter provides that the Company may issue up to 100 million shares of common stock, $.01 par value per share ("Common Stock"), 25 million shares of preferred stock, $.01 par value per share ("Preferred Stock"), and 75 million shares of excess stock, $.01 par value per share ("Excess Stock"). Upon completion of the Offering, 10,779,216 shares of Common Stock will be issued and outstanding (12,294,216 shares if the Underwriters' over-allotment option is exercised in full) and no shares of Preferred Stock will be issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

    All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter regarding Excess Stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

    Subject to the provisions of the Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding Excess Stock, shares of Common Stock will have equal dividend, liquidation and other rights.

    The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

PREFERRED STOCK

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of Preferred Stock of any series. Prior to issuance of shares of each series the Board is required by the MGCL and the Charter to set, subject to the provisions of the Charter regarding Excess Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any Preferred Stock.

EXCESS STOCK

    For a description of Excess Stock, see "--Restrictions on Transfer."

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock or Preferred Stock and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

    The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first taxable year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first taxable year) or during a proportionate part of a shorter taxable year. Pursuant to the Code, Common Stock held by certain types of entities, such as pension trusts qualifying under
Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, partnerships, trusts and corporations, will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer Requirement (I.E., the beneficial owners of such entities will be counted as persons). See "Material Federal Income Tax Consequences." In order to protect the Company against the risk of losing it status as a REIT due to a concentration of ownership among its stockholders, the Charter, subject to certain exceptions, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% (the "Ownership Limit") of the aggregate number or value of the Company's outstanding shares of Common Stock. In the event the Company issues Preferred Stock, it may, in the Articles Supplementary creating such Preferred Stock, determine a limit on the ownership of such stock. Any direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company.

    Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void ab initio with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting Excess Stock prior to the discovery by the Company that shares of capital stock have been transferred in violation of the provisions of the Company's Charter shall be rescinded as void ab initio. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock converted into such Excess Stock would be permitted under the Ownership Limit. If such transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into Excess Stock or, if the original transferee-stockholder did not give value for such shares (E.G., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of capital stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owned by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statue, rule or regulation, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the shares of Excess Stock and to hold the shares of Excess Stock on behalf of the Company.

    In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (E.G., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The Company may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. The Company may pay the amount of such reductions to the trustee for the benefit of the Charitable Beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

    These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

    All certificates representing shares of stock will bear a legend referring to the restrictions described above.

    Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock of the company as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interest of the Company.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

    CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND THE CHARTER AND BYLAWS OF THE COMPANY, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

    The Charter and the bylaws of the Company (the "Bylaws") contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Charter and the Bylaws, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See also "Capital Stock--Restrictions on Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF DIRECTORS; OTHER PROVISIONS

    The Company's Charter provides for the Board of Directors to be divided into three classes of directors, with each class to consist as nearly as possible of an equal number of directors. The term of office of the first class of directors will expire at the 1998 annual meeting of stockholders; the term of the second class of directors will expire at the 1999 annual meeting of stockholders; and the term of the third class will expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders, the class of directors to be elected at such meeting will be elected for a three-year term, and the directors in the other two classes will continue in office. Because stockholders will have no right to cumulative voting for the election of directors, at each annual meeting of stockholders the holders of a majority of the shares of Common Stock will be able to elect all of the successors to the class of directors whose term expires at that meeting.

    The Company's Charter also provides that, except for any directors who may be elected by holders of a class or series of capital stock other than the Common Stock, directors may be removed only for cause and only by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast for the election of directors. Vacancies on the Board of Directors may be filled by the affirmative vote of the remaining directors and, in the case of a vacancy resulting from the removal of a director, by the stockholders by a majority of the votes entitled to be cast for the election of directors. A vote of stockholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and director removal provisions. Under the Charter, the power to amend the Bylaws of the Company is vested exclusively in the Board of Directors, and the stockholders do not have any power to adopt, alter or repeal the Bylaws absent amendment to the Charter to confer such power. These provisions may make it more difficult and time-consuming to change majority control of the Board of Directors of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

    Because the Board of Directors will have the power to establish the preferences and rights of additional series of capital stock without stockholder vote, the Board of Directors may afford the holders of any series of senior capital stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of any such senior capital stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors, however, currently does not contemplate the issuance of any series of capital stock other than shares of Common Stock.

    See "Management--Directors, Director Nominees and Executive Officers" for a description of the limitations on liability of directors of the Company and the provisions for indemnification of directors and officers provided for under applicable Maryland law and the Charter.

BUSINESS COMBINATION STATUTE

    The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested stockholder and requires a super majority vote for such transactions after the end of the five-year period.

    For this purpose, "interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation, and affiliates and associates of the Maryland corporation (which are, generally, any entities controlling, controlled by, or under common control with, the Maryland corporation) which owned beneficially, directly or indirectly, 10% or more of the outstanding voting stock of such Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder that is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. The Company has opted out of the business combination provisions of the MGCL, but the Board of Directors may elect to adopt these provisions of the MGCL in the future.

CONTROL SHARE ACQUISITION STATUTE

    Maryland law imposes certain limitations on the voting rights in a "control share acquisition." The MGCL considers a "control share acquisition" to occur at each of the 20%, 33 1/3% and 50% acquisition levels, and requires the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to capital stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made by means of the submission of an "acquiring person statement," but only if the acquiring person (i) posts a bond for the cost of a meeting (not including the expenses of opposing approval of the voting rights) and (ii) submits a definitive financing agreement with respect to the proposed control share acquisition to the extent that financing is not provided by the acquiring person. In addition, unless its charter or bylaws provide otherwise, the statute gives a Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an acquiring person statement is not delivered to the corporation within 10 days following an actual control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares that result in the acquiring persons having majority voting power, then minority stockholders have certain appraisal rights. An acquisition of shares may be exempted from the control share statute, provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. The Company has opted out of the control share provisions of the MGCL, but the Board of Directors may elect to adopt these provisions of the MGCL in the future.

AMENDMENTS TO THE CHARTER

    The Charter, including its provisions on classification of the Board of Directors, restrictions on transferability of shares of Common Stock and removal of directors, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, the provisions of the Charter relating to authorized shares of stock and the classification and reclassification of shares of Common Stock and Preferred Stock may be amended by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of the Company provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(A) pursuant to the Company's notice of the meeting, (B) by the Board of Directors or (C) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of the stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (A) pursuant to the Company's notice of the meeting,
(B) by the Board of Directors or (C) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER
  AND BYLAWS

    The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interests.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

    The Charter authorizes the Board of Directors to create and issue rights entitling the holders thereof to purchase from the Company shares of capital stock or other securities or property. The times at which and terms upon which such rights are to be issued would be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. This provision is intended to confirm the Board of Directors' authority to issue share purchase rights, which might have terms that could impede a merger, tender offer or other takeover attempt, or other rights to purchase shares or securities of the Company or any other corporation.

                        SHARES AVAILABLE FOR FUTURE SALE

GENERAL

    Upon the completion of the Offering, the Company will have outstanding 10,779,216 shares of Common Stock (12,294,216 shares if the Underwriters' overallotment option is exercised in full). In addition, 2,383,284 shares of Common Stock are reserved for issuance upon exchange of Units. The shares of Common Stock issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Charter. See "Capital Stock--Restrictions on Transfer." The shares of Common Stock received by the participants in the Formation Transactions or acquired by any participant in redemption of Units (the "Restricted Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "--Registration Rights," the Company has granted certain holders registration rights with respect to their shares of Common Stock.

    In general, under Rule 144, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    The Company has established a stock option plan for the purpose of attracting and retaining highly qualified directors, executive officers and other key employees. See "Management--Stock Option and Incentive Plan" and "--Compensation of Directors." The Company intends to issue options to purchase approximately 660,000 shares of Common Stock to directors, officers and certain key employees prior to the completion of the Offering and has reserved 440,000 additional shares for future issuance under the plan. On or prior to the expiration of the initial 12-month period following the completion of the Offering, the Company expects to file a registration statement with the Commission with respect to the shares of Common Stock issuable under these plans, which shares may be resold without restriction, unless held by affiliates.

    Prior to the Offering, there has been no public market for the Common Stock. Trading of the Common Stock on the New York Stock Exchange is expected to commence immediately following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors--Other Risks of Ownership of Common Stock Could Adversely Affect the Trading Price of the Common Stock" and "Partnership Agreement--Transfers of Interests."

REGISTRATION RIGHTS

    The Company has granted the participants in the Formation Transactions who received Units in the Formation Transactions certain registration rights with respect to the shares of Common Stock owned by them or acquired by them in connection with the exercise of the redemption right under the Partnership Agreement. These registration rights require the Company to register all such shares of Common Stock upon request. The Company will bear expenses incident to its registration requirements under the registration rights, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, relating to such shares.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion summarizes the material Federal income tax consequences that are generally applicable to all prospective stockholders of the Company. The specific tax consequences of owning Common Stock will vary for stockholders because of the different circumstances of stockholders and the discussion contained herein does not purport to address all aspects of Federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. Therefore, it is imperative that a stockholder review the following discussion and consult with his own tax advisors to determine the interaction of his individual tax situation with the anticipated tax consequences of owning Common Stock.

    The information in this section and the opinions of Brown & Wood LLP are based on the Code, existing and proposed Treasury Regulations thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to stockholders. Any such change could apply retroactively to transactions preceding the date of change. The Company and the Operating Partnership do not plan to obtain any rulings from the IRS concerning any tax issue with respect to the Company. Thus, no assurance can be provided that the opinions and statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged. The following description does not constitute tax advice.

    This summary does not give a detailed discussion of state, local or foreign tax considerations. Except where indicated, the discussion below describes general Federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized Federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

    As used in this section, the term "Company" refers solely to SL Green Realty Corp. and the term "Operating Partnership" refers solely to SL Green Operating Partnership, L.P.

    PROSPECTIVE STOCKHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO SUCH STOCKHOLDERS' RESPECTIVE PERSONAL TAX SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

TAXATION OF THE COMPANY

    GENERAL. The Company will make an election to be taxed as a REIT under Sections 856 through 860 of the Code effective for its taxable year ending December 31, 1997. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code and the Company intends to continue to operate in such a manner. Although the Company has been structured so as to qualify to be treated as a REIT, no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

    In the opinion of Brown & Wood LLP, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to meet the requirements for qualification and taxation as a REIT. This opinion is based on various assumptions relating to the organization and operation of the Company, the Operating Partnership, the Management LLC, the Management Corporation (together with the Management LLC, the "Management Entities"), the Leasing Corporation and the Construction Corporation and upon certain representations made by the Company, the Operating Partnership, the Management Entities, the Leasing Corporation and the Construction Corporation as to certain relevant factual matters, including matters related to the organization and expected manner of operation of the Company, the Operating Partnership, the Property-owning entities, the Management Entities, the Leasing Corporation and the Construction Corporation. Moreover, such qualification and taxation as a REIT will depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and diversity of stock ownership, the various qualification tests imposed under the Code (discussed below). Brown & Wood LLP will not review compliance with these tests on a continuing basis. Accordingly, no assurance can be given that the Company will satisfy such tests on a continuing basis. See "--Failure to Qualify" below.

    The following is a general summary of the material Code provisions that govern the Federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex.


    If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on net income that it distributes currently to stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to Federal income and excise tax in certain circumstances, including the following. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, the Company will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than dispositions of foreclosure property and, as a result of the Taxpayer Relief Act of 1997, enacted on August 5, 1997 (the "Taxpayer Relief Act"), effective for the Company's taxable year ending December 31, 1998, dispositions of property that occur due to an involuntary conversion) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company fails to satisfy either the 75% gross income test or the 95% gross income test (both of which are discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in" gain (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (the "Built-In Gain Rule").


    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Section 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and
(vi), however, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. The Company anticipates issuing sufficient shares of Common Stock in the Offering with sufficient diversity of ownership to allow the Company to satisfy conditions (v) and (vi) immediately following the Offering. In addition, the Company intends to comply with Treasury regulations requiring it to ascertain the actual ownership of its outstanding shares. The Taxpayer Relief Act eliminates the rule that a failure to comply with these regulations will result in a loss of REIT status. Instead, a failure to comply with the regulations will result in a fine. This provision will be effective for the Company's taxable year ending December 31, 1998. In addition, the Company's Charter will include restrictions regarding the transfer of its shares of capital stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. See "Capital Stock--Restrictions on Transfer."


    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year will be the calendar year.


    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for Federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of the REIT itself. (A qualified REIT subsidiary is a corporation all of the capital stock of which has been owned by the REIT from the commencement of such corporate existence. The Taxpayer Relief Act eliminates the requirement that a REIT own a qualified REIT subsidiary from the commencement of its corporate existence. This change will be effective for the Company's taxable year ending December 31, 1998.) Similarly, a single member limited liability company owned by the REIT or by the Operating Partnership is disregarded as a separate entity for Federal income tax purposes.


    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that for purposes of the gross income tests and asset tests the REIT will be deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests, that they have in the hands of the Partnership. Thus, the Company's proportionate share of the assets, liabilities and items of gross income of the Operating Partnership will be treated as assets, liabilities and items of gross income of the Company for purposes of applying the requirements described herein.

    INCOME TESTS. In order to maintain qualification as a REIT, three gross income tests must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, gain from the sale or other disposition of stock or securities held for less than one year, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of Properties and other assets acquired in the Formation Transactions will be deemed to have commenced on the date of the Formation Transactions. The Taxpayer Relief Act repeals the 30% gross income test for taxable years beginning after its enactment on August 5, 1997. Thus, the 30% gross income test will apply only to the Company's taxable year ending December 31, 1997.



    Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, in order for rents received with respect to a property to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an "independent contractor" who is adequately compensated and from whom the Company derives no income. The "independent contractor" requirement, however, does not apply to the extent the services provided by the REIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." The Taxpayer Relief Act provides a DE MINIMIS rule for non-customary services which is effective for taxable years beginning after August 5, 1997. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the Company's direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property." This provision will be effective for the Company's taxable year ending December 31, 1998.


    The Company does not anticipate charging rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales consistent with the rule described above). The Company does not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

    The Company will provide certain services with respect to the Properties, but the Company believes (and has represented to Brown & Wood LLP) that all such services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy only, so that the provision of such services will not jeopardize the qualification of rent from the Properties as "rents from real property." In rendering its opinion on the Company's ability to qualify as a REIT, Brown & Wood LLP is relying on such representations. In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ "independent contractors" to provide such services.

    The Operating Partnership may receive certain types of income, including rent from Related Party Tenants, with respect to the properties it owns that will not qualify under the 75% or 95% gross income test. In particular, dividends on the Operating Partnership's stock in the Service Corporations will not qualify under the 75% gross income test. The Company believes, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

    The Management LLC will receive managements fees from the Operating Partnership with respect to properties that are wholly-owned by the Operating Partnership. In the opinion of Brown & Wood LLP, such fees will not constitute gross income of the Operating Partnership.

    If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet any such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its Federal corporate income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed in "--General" above, even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income. Moreover, these relief provisions are unavailable if the Company fails the 30% gross income test.

    ASSET TESTS. The Company must also satisfy three tests relating to the nature of its assets at the close of each quarter of its taxable year. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by the Operating Partnership or any partnerships in which the Operating Partnership owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (i.e., at least five-year) public debt offering of the Company), cash, cash items and government securities. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets. Third, of the investments not included in the 75% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

    Based on the foregoing, the 5% test must generally be met for any quarter in which the Company acquires securities of an issuer. Thus, this requirement must be satisfied not only on the date the Company acquires securities of the Service Corporations, but also each time the Company increases its ownership of securities of a Service Corporation (including as a result of increasing its interest in the Operating Partnership as limited partners exercise their redemption rights).

    The Operating Partnership will own all of the non-voting stock of each of the Service Corporations, which stock represents 95% of the equity of the Service Corporations. See "Structure and Formation of the Company--The Operating Entities of the Company--The Service Corporations." By virtue of its ownership of Units, the Company will be considered to own its pro rata share of the assets of the Operating Partnership, including the securities of the Service Corporations described above. The Operating Partnership will not own more than 10% of the voting securities of the Service Corporations and, therefore, the Company will not own more than 10% of the voting securities of the Service Corporations. In addition, the Company and senior management believe that the Company's pro rata share of the value of the securities of the Service Corporations will not exceed, for each Service Corporation, as of the completion of the Offering, 5% of the total value of the Company's assets. The Company's belief is based in part upon its analysis of the anticipated operating cash flows of the Service Corporations. There can be no assurance, however, that the IRS will not contend that the value of the securities of a Service Corporation exceeds the 5% value limitation. Brown & Wood LLP, in rendering its opinion regarding the qualification of the Company as a REIT, will rely on the conclusions of the Company and its senior management as to the value of the securities of the Service Corporations.

    As noted above, the 5% value requirement must be satisfied at or within 30 days after the end of each quarter during which the Company increases its (direct or indirect) ownership of securities of the Service Corporations (including as a result of increasing its interest in the Operating Partnership). Although the

Company plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps always will be successful or will not require a reduction in the Operating Partnership's overall interest in a Service Corporation.

    Although currently the IRS will not rule regarding compliance with the 10% voting securities test, in the opinion of Brown & Wood LLP the Company's proposed structure will meet the current statutory requirements with respect to the 10% voting securities test.


    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (A) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income (including, as a result of the Taxpayer Relief Act of 1997, INTER ALIA cancellation of indebtedness and original issue discount income. Such distributions must be paid during the taxable year to which they relate (or during the following taxable year, if declared before the Company timely files its tax return for the preceding year and paid on or before the first regular dividend payment after such declaration). To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular corporate capital gains rates and ordinary income tax rates. Furthermore, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income of such year, (ii) 95% of its REIT capital gain income for such year and
(iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed. In addition, if the Company disposes of any asset subject to the Built-In Gain Rule during its Recognition Period, the Company will be required to distribute at least 95% of the built-in gain (after tax), if any, recognized on the disposition.


    The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, it is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other noncash charges in the computing of REIT taxable income. Moreover, the Partnership Agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to make distributions to its partners of amounts sufficient to permit the Company to meet these distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at REIT taxable income of the Company, or due to an excess of nondeductible expenses such as principal amortization or capital expenditures over noncash deductions such as depreciation. In the event that such circumstances do occur, then in order to meet the 95% distribution requirement, the Company may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Company would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

    FAILURE TO QUALIFY. If the Company fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

    Distributions to stockholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor will the Company be required to make distributions. If the Company makes distributions, such distributions will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits. Subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction.

TAXATION OF STOCKHOLDERS


    TAXATION OF DOMESTIC STOCKHOLDERS. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Taxpayer Relief Act provides that, beginning with the Company's taxable year ending December 31, 1998, if the Company elects to retain and pay income tax on any net long term capital gain, domestic stockholders of the Company would include in their income as long term capital gain their proportionate share of such net long term capital gain. A domestic stockholder would also receive a refundable tax credit for such stockholder's proportionate share of the tax paid by the REIT on such retained capital gains and an increase in its basis in the stock of the REIT in an amount equal to the difference between the undistributed long term capital gains and the amount of tax paid by the REIT. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares of Common Stock, but rather will reduce the adjusted basis of a stockholder's shares of Common Stock. To the extent that such distributions exceed the stockholder's adjusted basis in his shares of Common Stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares of Common Stock are a capital asset in the hands of the stockholder.


    Any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, if the dividend is actually paid by the Company during January of the following calendar year.

    Stockholders may not include in their individual income tax returns net operating losses or capital losses of the Company. In addition, distributions from the Company and gain from the disposition of shares of Common Stock will not be treated as "passive activity" income and, therefore, stockholders will not be able to use passive losses to offset such income.

    In general, any loss upon a sale or exchange of shares of Common Stock by a stockholder which has held such shares of Common Stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gains.

    BACKUP WITHHOLDING. The Company will report to its domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. The United States Treasury has recently issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

    In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders which fail to certify their non foreign status to the Company. See "--Taxation of Foreign Stockholders" below.

    TAXATION OF TAX-EXEMPT STOCKHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, the dividend income from the Common Stock will not be UBTI to a tax-exempt stockholder, provided that the tax-exempt stockholder has not held its shares of Common Stock as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt stockholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as UBTI as to any trust which is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code (a "qualified trust") and which holds more than 10% (by value) of the interests in the REIT. A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the application of a "look-through" exception to the "not closely held" requirement applicable to qualified trusts, and (ii) either (A) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (B) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income (less direct expenses related thereto) of the REIT from unrelated trades or businesses (determined as if the REIT were a qualified trust) to (ii) the total gross income (less direct expenses related thereto) of the REIT. A de minimis exception applies where this percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock contained in the Charter, the Company does not expect to be classified as a "pension held REIT."

    TAXATION OF FOREIGN STOCKHOLDERS. The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in shares of Common Stock, including any reporting requirements.

    ORDINARY DIVIDENDS. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by the Company of U.S. real property interests (discussed below) and other than distributions designated by the Company as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions to foreign stockholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. However, if income from the investment in the shares of Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the stockholder is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Stockholder, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or its future equivalent) with the Company claiming that the distributions are "effectively connected" income.

    Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under proposed Treasury Regulations, not currently in effect, however, a Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements.

    RETURN OF CAPITAL. Distributions in excess of current and accumulated earnings and profits of the Company, which are not treated as attributable to the gain from disposition by the Company of a U.S. real property interest, will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares of Common Stock, but rather will reduce the adjusted basis of such shares of Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares of Common Stock, they will give rise to tax liability if the Non-U.S. Stockholder otherwise would be subject to tax on any gain from the sale or disposition of its shares of Common Stock, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

    CAPITAL GAIN DIVIDENDS. For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the same capital gain rates applicable to U.S. stockholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard to whether such distributions are designated by the Company as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend.

    COMMON STOCK SALES. Gain recognized by a Non-U.S. Stockholder upon a sale or exchange of shares of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and that therefore the sale of shares of Common Stock will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares of Common Stock is treated as "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

    Although the Company anticipates that it will qualify as a domestically controlled REIT, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to so qualify. If the Company were not a domestically controlled REIT, whether or not a Non-U.S. Stockholder's sale of shares of Common Stock would be subject to tax under FIRPTA would depend on whether or not the shares of Common Stock were regularly traded on an established securities market (such as the NYSE, on which the Company has applied for the listing of the shares of Common Stock) and on the size of the selling Non-U.S. Stockholder's interest in the Company. If the gain on the sale of shares of Common Stock were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such shares of Common Stock may be required to withhold 10% of the gross purchase price.

OTHER TAX CONSIDERATIONS

    EFFECT OF TAX STATUS OF OPERATING PARTNERSHIP AND OTHER ENTITIES ON REIT QUALIFICATION. All of the Company's significant investments are held through the Operating Partnership. The Operating Partnership may hold interests in certain Properties through Property-owning entities. The Operating Partnership and the Property-owning entities, as well as the Management LLC, involve special tax considerations. These tax considerations include: (i) allocations of income and expense items of the Operating Partnership and the Property-owning entities, which could affect the computation of taxable income of the Company, (ii) the status of the Operating Partnership, the Property-owning entities and the Management LLC as partnerships or entities that are disregarded as entities separate from their owners (as opposed to associations taxable as corporations) for income tax purposes and (iii) the taking of actions by the Operating Partnership or any of the Property-owning entities that could adversely affect the Company's qualification as REIT.

    In the opinion of Brown & Wood LLP, based on certain representations of the Company and the Operating Partnership, for Federal income tax purposes, the Operating Partnership will be treated as a partnership and neither the Management LLC nor any of the Property-owning entities will be treated as an association taxable as a corporation. If, however, the Operating Partnership or any of such other entities were treated as an association taxable as a corporation, the Company would fail to qualify as a REIT for a number of reasons.

    The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for classification as a REIT. In this regard, the Company will control the operation of the Operating Partnership through its rights as the sole general partner of the Operating Partnership.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes (i.e., the partnership's basis is equal to the adjusted basis of the contributing partner in the property), rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will be funded by way of contributions of appreciated property to the Operating Partnership in the Formation Transactions. Consequently, the Operating Partnership Agreement will require such allocations to be made in a manner consistent with Section 704(c) of the Code and the regulations thereunder (the "Section 704(c) Regulations").

    The Section 704(c) Regulations require partnerships to use a "reasonable method" for allocation of items affected by Section 704(c) of the Code and outline three methods which may be considered reasonable for these purposes. The Operating Partnership intends to use the "traditional method" of Section 704(c) allocations, which is the least favorable method from the Company's perspective because of certain technical limitations. Under the traditional method, depreciation with respect to a contributed Property for which there is a Book-Tax Difference first will be allocated to the Company and other partners who did not have an interest in such Property until they have been allocated an amount of depreciation equal to what they would have been allocated if the Operating Partnership had purchased such property for its fair market value at the time of contribution. In addition, if such a Property is sold, gain equal to the Book-Tax Difference at the time of sale will be specially allocated to the Purchaser who contributed the Property. These allocations will tend to eliminate the Book-Tax Differences with respect to the contributed Properties over the life of the Operating Partnership. However, they may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. This could cause the Company (i) to be allocated lower amounts of depreciation deduction for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) to be allocated lower amounts of taxable loss in the event of a sale of such contributed interests in the Properties at a book loss, than the economic or book loss allocated to the Company as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. These allocations possibly might adversely affect the Company's ability to comply with REIT distribution requirements, although the Company does not anticipate that this will occur. These allocations may also affect the earnings and profits of the Company for purposes of determining the portion of distributions taxable as a dividend income. See "--Taxation of U.S. Stockholders". The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased its interests in the Properties at their agreed values.

    Interests in the Properties purchased by the Operating Partnership for cash simultaneously with or subsequent to the admission of the Company to the Operating Partnership initially will have a tax basis equal to their fair market value. Thus, Section 704(c) of the Code will not apply to such interests.

    SERVICE CORPORATIONS. A portion of the amounts to be used by the Operating Partnership to fund distributions to stockholders is expected to come from the Service Corporations, through dividends on non-voting stock of the Service Corporations to be held by the Operating Partnership. The Service Corporations will not qualify as REITs and thus will pay Federal, state and local income taxes on their net income at normal corporate rates. To the extent that the Service Corporations are required to pay Federal, state and local income taxes, the cash available for distribution to the Company's stockholders will be reduced accordingly.

    As described above, the value of the securities of any Service Corporation held by the Operating Partnership cannot exceed 5% of the value of the Operating Partnership's assets at a time when the Company is considered to acquire additional securities of the Service Corporation. See "--Taxation of the Company--Asset Tests." This limitation may restrict the ability of the Service Corporations to increase the sizes of their businesses unless the value of the assets of the Operating Partnership is increasing at a commensurate rate.

STATE AND LOCAL TAX


    The Company and its stockholders may be subject to state and local tax in states and localities in which it does business or owns property. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the Federal income tax treatment described above.

                                  UNDERWRITING

    The underwriters of the Offering (the "Underwriters"), for whom Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated and Prudential Securities Incorporated are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part) to purchase from the Company and the Company has agreed to sell to each Underwriter, the aggregate number of shares of Common Stock set forth below opposite the name of each such Underwriter.

                                                                                   NUMBER OF
                                  UNDERWRITER                                        SHARES
--------------------------------------------------------------------------------  ------------
Lehman Brothers Inc.............................................................
Donaldson, Lufkin & Jenrette Securities Corporation.............................
Legg Mason Wood Walker, Incorporated............................................
Prudential Securities Incorporated..............................................

                                                                                  ------------
    Total.......................................................................    10,100,000
                                                                                  ------------
                                                                                  ------------

    The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of Common Stock are subject to certain conditions, and that if any of the shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all of the shares agreed to be purchased by the Underwriters under the Underwriting Agreement must be so purchased.

    The Company has been advised that the Underwriters propose to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain selected dealers who may include the Underwriters at such public offering price less a
selling concession not in excess of $         per share. The selected dealers
may reallow a concession not in excess of $         per share to certain brokers
or dealers. After the Offering, the public offering price, the concession to selected dealers and the reallowance may be changed by the Representatives.

    The Company has granted to the Underwriters an option to purchase up to an additional 1,515,000 shares of Common Stock at the public offering price less the aggregate underwriting discounts and commissions shown on the cover page of this Prospectus, solely to cover overallotments, if any. Such option may be exercised at any time within 30 days after the date of the Underwriting Agreement. To the extent that such option is exercised, each Underwriter will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

    The Company has agreed that it will not, without the prior written consent of Lehman Brothers Inc., offer for sale, contract to sell, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than shares offered hereby, shares issued pursuant to the Stock Option Plan and any Units or shares of Common Stock that may be issued in connection with any acquisition of a property), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to the Stock Option Plan), for a period of 180 days after the date of this Prospectus.

    In addition, certain SL Green entities and certain officers of the Company have agreed that they will not, without the prior written consent of the Company and Lehman Brothers Inc., subject to certain exceptions, offer for sale, contract to sell, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of Common Stock or Units received by them in connection with the Formation Transactions or the Offering, for an initial period of one year after the date of this Prospectus, after which time one-third of such Common Stock or Units held by each such entity or person shall no longer be subject to such restrictions and an additional one-third thereof shall be released from such restrictions on each of the second and third anniversaries of the date of this Prospectus. Also, Victor Capital has agreed to similar restrictions with respect to the shares of Common Stock received by it in connection with the Formation Transactions for a period of one year after the date of this Prospectus.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to the payments they may be required to make in respect thereto.

    The Underwriters do not intend to confirm sales of Common Stock to any account over which they exercise discretionary authority.

    Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, are distribution rates and financial characteristics of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Properties in recent periods), estimates of future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Midtown Markets and the economy as a whole. The initial price per share to the public set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors.

    The shares of Common Stock have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "SLG."

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with the offering, I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described herein.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


    Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various investment banking and other services for the Company, for which customary compensation has been, and will be, received. The Company will pay an advisory fee equal to 0.75% of the gross proceeds of the Offering (including any exercise of the Underwriters' overallotment option) to Lehman for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT. In connection with the Offering, an affiliate of Lehman Brothers Inc. will receive $39.6 million of the net proceeds in repayment of amounts outstanding under the LBHI Loan. In addition, LBHI is expected to provide the Operating Partnership with a $14 million mortgage loan secured by 50 West 23rd Street and will receive an administrative fee of up to .02% in connection with a line of credit being arranged for the Company in anticipation of the establishment of the Credit Facility by the Company and LBHI. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "The Properties--Credit Facility" and "Certain Relationships and Transactions."


    Although the Conduct Rules of the National Association of Securities Dealers, Inc. exempt REITs from the conflict of interest provisions thereof, because Lehman Brothers Inc. and certain of its affiliates will receive more than 10% of the net proceeds of the Offering in payment of the financial advisory fee and in repayment of currently outstanding indebtedness, the Underwriters have determined to conduct the Offering in accordance with the applicable provisions of Rule 2720 of the Conduct Rules. In accordance with these requirements, Prudential Securities Incorporated (the "Independent Underwriter") is assuming the responsibilities of acting as "qualified independent underwriter," and will recommend the maximum initial public offering price for the Common Stock in compliance with the requirements of the Conduct Rules. In connection with the Offering, the Independent Underwriter is performing due diligence investigations and is reviewing and participating in the preparation of this Prospectus and the Registration Statement of which this Prospectus forms a part. The initial public offering price of the Common Stock will be no higher than the price recommended by the Independent Underwriter.

    The Underwriters have reserved for sale at the public offering price up to 505,000 shares of Common Stock to directors, officers, employees and consultants of the Company, their business affiliates and related parties who have expressed an interest in purchasing shares. The number of shares available for sale to the general public will be reduced to the extent such persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the others have been offered hereby.

                                    EXPERTS

    The balance sheet of SL Green Realty Corp. as of June 12, 1997, the combined financial statements of the SL Green Predecessor as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, the combined financial statements of the uncombined joint ventures of the SL Green Predecessor as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, the statements of revenues and certain expenses for each of the Properties at (i) 36 West 44th Street, (ii) 1372 Broadway, (iii) 1140 Avenue of the Americas and (iv) 50 West 23rd Street in the Borough of Manhattan for the year ended December 31, 1996 and the statement of revenues and certain expenses for the property at 1414 Avenue of the Americas in the Borough of Manhattan for the year ended

December 31, 1995, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in these reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The Rosen Market Study was prepared for the Company by Rosen Consulting Group, which is a real estate consulting firm with significant expertise relating to the New York metropolitan area economy and the Manhattan office market and the various submarkets therein. Information relating to the New York economy and the Manhattan office market set forth on "Market Overview" is derived from the Rosen Market Study and is included in reliance on the Rosen Consulting Group's authority as experts on such matters.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock and certain tax matters will be passed upon for the Company by Brown & Wood LLP. In addition, the description of Federal income tax consequences under the heading "Material Federal Income Tax Consequences" is based upon the opinion of Brown & Wood LLP. Certain legal matters will be passed upon for the Underwriters by Rogers & Wells, New York, New York. Rogers & Wells may rely on the opinion of Brown & Wood LLP as to certain matters of Maryland law.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S -11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission as its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http:/www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Company intends to file an application to list the Common Stock on the New York Stock Exchange and, if the Common Stock is listed on the New York Stock Exchange, similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company intends to furnish its stockholders with annual reports containing audited combined financial statements and a report thereon by independent certified public accountants.

                           GLOSSARY OF SELECTED TERMS

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "ACMS" means asbestos containing materials.

    "ADA" means the Americans with Disabilities Act, as amended.

    "ACQUISITION PROPERTIES" means the three office properties described under "The Properties--Acquisition Properties" which the Company has contracted to acquire on or after completion of the Offering.

    "BIDS" means Business Improvement Districts (public/private ventures that provide security, sanitation and other services within their boundaries).

    "BOOK-TAX DIFFERENCE" means the difference between the fair market value of a contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.

    "BYLAWS" means the Company's bylaws, as supplemented or amended.

    "CHARTER" means the Company's articles of incorporation, as supplemented or amended.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" means shares of the Company's Common Stock, $.01 par value per share.

    "COMPANY" means SL Green Realty Corp., a Maryland corporation, and one or more of its subsidiaries (including the Operating Partnership), and the predecessors thereof or, as the context may require, SL Green Realty Corp. only or the Operating Partnership only.

    "CONSTRUCTION CORPORATION" means Emerald City Construction Corp., the corporation which following completion of the Offering will conduct the construction business with respect to properties in which the Company has no ownership interest.

    "CORE PORTFOLIO" means the six office properties that will be acquired by the Company from SL Green upon completion of the Offering.

    "CREDIT FACILITY" means the revolving credit facility which the Company expects to establish in order to facilitate acquisitions of properties and for working capital purposes.

    "EXCESS STOCK" means the separate class of stock of the Company into which shares of stock of the Company owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

    "FORMATION TRANSACTIONS" means the transactions described in "Structure and Formation of the Company--Formation Transactions."

    "401(K) PLAN" means the Company's Section 401(k) Savings/Retirement Plan.

    "FUNDS FROM OPERATIONS" means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

    "GAAP" means generally accepted accounting principles.

    "INTERESTED STOCKHOLDER" means, with respect to the business combination provisions of the MGCL, any person who beneficially owns 10% or more of the voting power of a corporation's shares.

    "IRA" means an individual retirement account or annuity.

    "IRS" means the United States Internal Revenue Service.


    "LEASING CORPORATION" means S.L. Green Leasing, Inc. (formerly S.L. Green Realty, Inc.), the corporation which following completion of the Offering will conduct the leasing business with respect to properties in which the Company has no interest.


    "LOCK-OUT PERIOD" means the period, up to 12 years following the completion of the Offering, during which the Lock-out Provisions will be in effect.

    "LOCK-OUT PROVISIONS" means the limitations on the ability of the Company to sell, or reduce the amount of mortgage indebtedness on, two of the Properties (673 First Avenue and 470 Park Avenue South) for up to 12 years following the completion of the Offering, except in certain circumstances.

    "MANAGEMENT CORPORATION" means S.L. Green Management Corp., the corporation which following completion of the Offering will conduct the management business with respect to properties in which the Company has no ownership interest.

    "MANAGEMENT ENTITIES" means the Management Corporation and the Management
LLC.

    "MANAGEMENT LLC" means the limited liability company to which SL Green will transfer its management and leasing business with respect to the Properties owned by the Company as well as the tenant representation business with respect to certain properties not owned by the Company.

    "MGCL" means the Maryland General Corporation Law.

    "NAREIT" means the National Association of Real Estate Investment Trusts.

    "1940 ACT" means the Investment Company Act of 1940, as amended.

    "NON-U.S. STOCKHOLDERS" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders.

    "OFFERING" means this offering of shares of Common Stock of the Company pursuant to and as described in this Prospectus.

    "OPERATING PARTNERSHIP" means SL Green Operating Partnership, L.P., a Delaware limited partnership.

    "OWNERSHIP LIMIT" means the restriction contained in the Company's Charter providing that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provision of the Code, more than 9.0% of the aggregate number or value of shares of Common Stock of the Company.

    "PARENT ENTITY" means an entity whose stock is publicly traded and which owns more than 50% of the capital stock of the Company.

    "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

    "PCBS" means polychlorinated biphenyls.

    "PREFERRED STOCK" means one or more classes of Preferred Stock of the Company as designated and issued by the Board of Directors from time to time.

    "PROPERTIES" means the eight Class B properties located in midtown Manhattan in which the Company will own interests upon completion of the Offering.

    "REIT" means a real estate investment trust as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

    "RELATED PARTY TENANT" means, for purposes of determining whether rents received by the Company will qualify as "rents from real property" for satisfying the gross income requirements for a REIT, a tenant in which the Company, or an owner of 10% or more of the Company, directly or constructively has at least a 10% ownership interest.

    "RESTRICTED SHARES" means the shares of Common Stock received by the participants in the Formation Transactions or acquired by any participant in the Formation Transactions as a result of the redemption of Units.

    "SECTION 704(c) REGULATIONS" means the regulations promulgated by the IRS under Section 704(c) of the Code.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SERVICE CORPORATIONS" means the Management Corporation, the Leasing Corporation and the Construction Corporation.

    "STOCK OPTION PLAN" means the 1997 Stock Option and Incentive Plan.

    "TREASURY REGULATIONS" means the regulations promulgated by the IRS under the Code.

    "TRUSTEE" means the trustee appointed by the Company, but not affiliated with the Company, who will name a charitable trust for the benefit of a charitable organization to receive any shares of Common Stock purportedly transferred to a stockholder in violation of the applicable Ownership Limit or Existing Holder Limit.

    "UBTI" means unrelated business taxable income.

    "UNDERWRITERS" means the underwriters of the Offering, for whom Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Legg Mason Wood Walker, Incorported and Prudential Securities Incorporated are acting as representatives.

    "UNITS" means units of partnership interest in the Operating Partnership.

    "UPREIT" means a REIT conducting business through a partnership.

                         INDEX TO FINANCIAL STATEMENTS


SL GREEN REALTY CORP.

Pro Forma Combined Financial Statements (unaudited)..................................        F-3
    Pro Forma Combined Balance Sheet as of June 30, 1997.............................        F-4
    Pro Forma Combined Statement of Income for the Six Months Ended
      June 30, 1997..................................................................        F-5
    Pro Forma Combined Statement of Income for the Year Ended December 31, 1996......        F-6
    Notes to Pro Forma Combined Financial Information................................        F-7
Historical
    Report of Independent Auditors...................................................       F-20
    Balance Sheet as of June 12, 1997................................................       F-21
    Notes to Balance Sheet...........................................................       F-22

THE SL GREEN PREDECESSOR

Combined Financial Statements
    Report of Independent Auditors...................................................       F-25
    Combined Balance Sheets as of June 30, 1997 (unaudited) and
      December 31, 1996 and 1995.....................................................       F-26
    Combined Statements of Operations for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and the Years Ended December 31, 1996, 1995, and 1994...............       F-27
    Combined Statements of Owners' Deficit for the Six Months Ended June 30, 1997
     (unaudited) and the Years Ended December 31, 1996, 1995, and 1994...............       F-28
    Combined Statements of Cash Flows for the Six Months Ended June 30, 1997
      and 1996 (unaudited) and the Years Ended December 31, 1996, 1995, and 1994.....       F-29
    Notes to the Combined Financial Statements.......................................       F-30

    Schedule III
    Real Estate and Accumulated Depreciation as of December 31, 1996.................       F-40

Uncombined Joint Ventures--Combined Financial Statements
    Report of Independent Auditors...................................................       F-42
    Combined Balance Sheets as of June 30, 1997 (unaudited) and
      December 31, 1996 and 1995.....................................................       F-43
    Combined Statements of Operations for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and the Years Ended December 31, 1996, 1995, and 1994...............       F-44
    Combined Statements of Owners' Deficit for the Six Months Ended June 30, 1997
     (unaudited) and Years Ended December 31, 1996, 1995, and 1994...................       F-45
    Combined Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996
     (unaudited) and the Years Ended December 31, 1996, 1995, and 1994...............       F-46
    Notes to the Combined Financial Statements.......................................       F-47

    Schedule III
    Real Estate and Accumulated Depreciation as of December 31, 1996.................       F-57

1414 AVENUE OF THE AMERICAS

    Report of Independent Auditors................................................       F-59
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1996 (unaudited) and the Year Ended December 31, 1995..............       F-60
    Notes to Statement of Revenues and Certain Expenses...........................       F-61

36 WEST 44TH STREET

    Report of Independent Auditors................................................       F-63
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996..............       F-64
    Notes to Statement of Revenues and Certain Expenses...........................       F-65

1372 BROADWAY

    Report of Independent Auditors................................................       F-67
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996..............       F-68
    Notes to Statement of Revenues and Certain Expenses...........................       F-69

1140 AVENUE OF THE AMERICAS

    Report of Independent Auditors................................................       F-71
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996..............       F-72
    Notes to Statement of Revenues and Certain Expenses...........................       F-73

50 WEST 23RD STREET

    Report of Independent Auditors................................................       F-75
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996..............       F-76
    Notes to Statement of Revenues and Certain Expenses...........................       F-77

                             SL GREEN REALTY CORP.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The pro forma balance sheet of the Company as of June 30, 1997 has been prepared as if the Offering and Formation Transactions had been consummated on June 30, 1997. The pro forma statements of income for the six months ended June 30, 1997 and for the year ended December 31, 1996 are presented as if the completion of the Offering and the Formation Transactions occurred at January 1, 1996 and the effect thereof was carried foward through the six month period ended June 30, 1997.

    The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Formation Transactions and the Offering on such date or at the beginning of the period indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. The pro forma combined financial statements should be read in conjunction with the combined financial statements of SL Green Predecessor included elsewhere herein.

                             SL GREEN REALTY CORP.

                        PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                 ACQUISITION      EQUITY
                                    SL GREEN         OF        CONVERSION OF
                                  PREDECESSOR   PARNERSHIPS'      SERVICE                   ACQUISITION   FINANCING    PRO FORMA
                                   HISTORICAL     INTERESTS    CORPORATIONS   THE OFFERING  PROPERTIES   ADJUSTMENTS  ADJUSTMENTS
                                      (A)            (B)            (C)           (D)           (E)          (F)          (G)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
ASSETS :
  Commercial real estate
    property at cost............
  Land..........................   $    7,719     $   4,079                                  $  22,267                 $      60
  Buildings and improvements....       36,014        70,523                                     89,170                       229
  Property under capital lease..                     12,208                                      4,592
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
                                       43,733        86,810                                    116,029                       289
      Less accumulated
        depreciation............       (6,251)      (14,638)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
                                       37,482        72,172                                    116,029                       289
  Cash and cash equivalents.....        1,221        (6,434)     $    (529)    $  183,711     (103,597)   $ (45,678)     (21,691)
  Restricted cash...............        1,685         2,305
  Receivables...................        1,107            12           (944)
  Related party receivables.....        1,658            26           (783)
  Deferred rents receivable.....        1,383         9,690
  Investment in partnerships....        1,176        (1,176)
  Deferred lease fees and loan
    costs.......................        1,561         2,887           (214)                                    (107)
  Other assets..................        2,319         2,792           (657)                      1,560
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
      Total assets..............   $   49,592     $  82,274      $  (3,127)    $  183,711    $  13,992    $ (45,785)   $ (21,402)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
LIABILITIES AND EQUITY :
  Mortgage loans payable........   $   26,646     $  57,725                                               $ (37,638)
  Accrued interest payable......          109        10,851                                                 (10,863)
  LBHI loan payable.............        7,000           530                                  $   9,400      (16,930)
  Capitalized lease
    obligations.................                     14,374                                      4,592
  Deferred land lease payable...                     12,021
  Accrued expenses and accounts
    payable.....................        1,171           576      $    (768)
  Accounts payable to related
    parties.....................        1,298           503         (1,298)
  Excess of distributions and
    share of losses over amounts
    invested in:
        Partnerships............       18,007       (18,007)
        Service Corporations....                                       879
  Security deposits.............        1,683         2,390
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
      Total liabilities.........       55,914        80,963         (1,187)                     13,992      (65,431)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
  Minority interest in Operating
    Partnership.................
  Common stock..................                                               $      108                              $       1
  Additional paid-in capital....
  Owners' equity (deficit)......       (6,322)        1,311         (1,940)       183,603                    19,646      (21,403)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
      Total equity..............       (6,322)        1,311         (1,940)       183,711                    19,646      (21,402)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
      Total liabilities and
        equity..................   $   49,592     $  82,274      $  (3,127)    $  183,711    $  13,992    $ (45,785)   $ (21,402)
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------
                                  ------------  -------------  -------------  ------------  -----------  -----------  -----------

                                    MINORITY
                                    INTEREST
                                  IN OPERATING
                                  PARTNERSHIP
                                   ADJUSTMENT     COMPANY
                                      (H)        PRO FORMA
                                  ------------  -----------
ASSETS :
  Commercial real estate
    property at cost............
  Land..........................                 $  34,125
  Buildings and improvements....                   195,936
  Property under capital lease..                    16,800
                                  ------------  -----------
                                                   246,861
      Less accumulated
        depreciation............                   (20,889)
                                  ------------  -----------
                                                   225,972
  Cash and cash equivalents.....                     7,003
  Restricted cash...............                     3,990
  Receivables...................                       175
  Related party receivables.....                       901
  Deferred rents receivable.....                    11,073
  Investment in partnerships....                         0
  Deferred lease fees and loan
    costs.......................                     4,127
  Other assets..................                     6,014
                                  ------------  -----------
      Total assets..............                 $ 259,255
                                  ------------  -----------
                                  ------------  -----------
LIABILITIES AND EQUITY :
  Mortgage loans payable........                 $  46,733
  Accrued interest payable......                        97
  LBHI loan payable.............                         0
  Capitalized lease
    obligations.................                    18,966
  Deferred land lease payable...                    12,021
  Accrued expenses and accounts
    payable.....................                       979
  Accounts payable to related
    parties.....................                       503
  Excess of distributions and
    share of losses over amounts
    invested in:
        Partnerships............                         0
        Service Corporations....                       879
  Security deposits.............                     4,073
                                  ------------  -----------
      Total liabilities.........                    84,251
                                  ------------  -----------
  Minority interest in Operating
    Partnership.................   $   31,656       31,656
  Common stock..................                       109
  Additional paid-in capital....      143,239      143,239
  Owners' equity (deficit)......     (174,895)           0
                                  ------------  -----------
      Total equity..............      (31,656)     143,348
                                  ------------  -----------
      Total liabilities and
        equity..................   $        0    $ 259,255
                                  ------------  -----------
                                  ------------  -----------

                             SL GREEN REALTY CORP.

                      PRO FORMA COMBINED INCOME STATEMENT


                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                  (UNAUDITED)


                             (DOLLARS IN THOUSANDS)


                                                                            EQUITY
                                          SL GREEN     ACQUISITION OF     CONVERSION
                                         PREDECESSOR    PARTNERSHIPS'       SERVICE       ACQUISITION     FINANCING         PRO
                                         HISTORICAL       INTERESTS      CORPORATIONS     PROPERTIES     ADJUSTMENTS       FORMA
                                             (I)             (J)              (K)             (L)            (M)        ADJUSTMENTS
                                        -------------  ---------------  ---------------  -------------  -------------  -------------
REVENUES:
  Rental revenue......................    $   2,800       $  10,579                        $   9,639
  Escalations and reimbursement
    revenues..........................          456             725                            1,293
  Management revenues.................          966                        $    (966)
  Leasing commissions.................        3,088                           (1,563)
  Construction revenues...............            8                               (8)
  Investment income...................
  Other income........................           16                              (11)          1,532
  Equity in Service Corporations
    income............................                                           382
                                             ------         -------           ------          ------    -------------  -----------
      Total revenues..................        7,334          11,304           (2,166)         12,464
                                             ------         -------           ------          ------    -------------  -----------
  Share of net loss from uncombined
    joint ventures....................          564            (564)
                                             ------         -------           ------          ------    -------------  -----------
EXPENSES:
  Operating expenses..................        1,625           2,099             (696)          2,683
  Ground rent.........................                        1,938
  Interest............................          713           4,163                              189      $  (2,079)
  Depreciation and amortization.......          599           1,939              (47)          1,146            (10)     $     3(N)
  Real estate taxes...................          482           1,461                            2,135
  Marketing, general and
    administrative....................        1,835                           (1,235)                                        828(O)
                                             ------         -------           ------          ------    -------------  -----------
      Total expenses..................        5,254          11,600           (1,978)          6,153         (2,089)         831
                                             ------         -------           ------          ------    -------------  -----------
    Income (loss) before minority
      interest and extraordinary
      item............................        1,516             268             (188)          6,311          2,089         (831)
  Minority interest in operating
    partnership.......................                                                                                    (1,659)(P)
                                             ------         -------           ------          ------    -------------  -----------
    Income (loss) before extraordinary
      item............................    $   1,516       $     268            ($188)    $     6,311    $     2,089    $  (2,490)
                                             ------         -------           ------          ------    -------------  -----------
                                             ------         -------           ------          ------    -------------  -----------
    Income per common share (Q).......


                                        COMPANY PRO
                                           FORMA
                                        -----------
REVENUES:
  Rental revenue......................   $  23,018
  Escalations and reimbursement
    revenues..........................       2,474
  Management revenues.................           0
  Leasing commissions.................       1,525
  Construction revenues...............           0
  Investment income...................
  Other income........................       1,537
  Equity in Service Corporations
    income............................         382
                                        -----------
      Total revenues..................      28,936
                                        -----------
  Share of net loss from uncombined
    joint ventures....................
                                        -----------
EXPENSES:
  Operating expenses..................       5,711
  Ground rent.........................       1,938
  Interest............................       2,986
  Depreciation and amortization.......       3,630
  Real estate taxes...................       4,078
  Marketing, general and
    administrative....................       1,428
                                        -----------
      Total expenses..................      19,771
                                        -----------
    Income (loss) before minority
      interest and extraordinary
      item............................       9,165
  Minority interest in operating
    partnership.......................      (1,659)
                                        -----------
    Income (loss) before extraordinary
      item............................  $    7,506
                                        -----------
                                        -----------
    Income per common share (Q).......  $     0.70
                                        -----------
                                        -----------

                             SL GREEN REALTY CORP.

                      PRO FORMA COMBINED INCOME STATEMENT


                               FOR THE YEAR ENDED
                               DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                           ACQUISITION        EQUITY
                                            SL GREEN           OF          CONVERION OF
                                           PREDECESSOR    PARTNERSHIPS'       SERVICE      ACQUISITION    FINANCING      PRO FORMA
                                           HISTORICAL       INTERESTS      CORPORATIONS    PROPERTIES    ADJUSTMENTS    ADJUSTMENTS
                                               (A)             (B)              (C)            (D)           (E)            (F)
                                          -------------  ---------------  ---------------  -----------  -------------  -------------
REVENUES:
  Rental revenue........................    $   4,199       $  20,985                       $  19,154
  Escalations and reimbursement
    revenues............................        1,051           2,304                           3,274
  Management revenues...................        2,336                        $  (2,336)
  Leasing commissions...................        2,372                           (1,115)
  Construction revenues.................          101                             (101)
  Investment income.....................                           15
  Other income..........................          123              13              (92)           906
  Equity in Service Corporations
    income..............................
                                          -------------       -------          -------     -----------  -------------  -------------
    Total revenues......................       10,182          23,317           (3,644)        23,334
                                          -------------       -------          -------     -----------  -------------  -------------
  Share of net loss from uncombined
    joint ventures......................        1,408          (1,408)             504
                                          -------------       -------          -------     -----------  -------------  -------------

EXPENSES:
  Operating expenses....................        3,197           4,608           (1,522)         6,016
  Ground rent...........................                        3,925
  Interest..............................        1,357           7,743                             379     $  (3,621)
  Depreciation and amortization.........          975           3,812              (92)         2,292           (13)     $       5
  Real estate taxes.....................          703           3,189                           4,356
  Marketing, general and
    administrative......................        3,250                           (2,264)                                      1,657
                                          -------------       -------          -------     -----------  -------------  -------------
    Total expenses......................        9,482          23,277           (3,878)        13,043        (3,634)         1,662
                                          -------------       -------          -------     -----------  -------------  -------------
    Income (loss) before minority
      interest and extraordinary item...         (708)          1,448             (270)        10,291         3,634         (1,662)
  Minority interest
    in Operating Partnership (G)........                                                                                    (2,305)
                                          -------------       -------          -------     -----------  -------------  -------------
    Income (loss)
      before extraordinary item.........    ($    708)      $   1,448        ($    270)     $  10,291     $   3,634      $  (3,967)
                                          -------------       -------          -------     -----------  -------------  -------------
                                          -------------       -------          -------     -----------  -------------  -------------
    Income per common share(H)..........


                                            COMPANY
                                           PRO FORMA
                                          -----------
REVENUES:
  Rental revenue........................   $  44,338
  Escalations and reimbursement
    revenues............................       6,629
  Management revenues...................
  Leasing commissions...................       1,257
  Construction revenues.................           0
  Investment income.....................          15
  Other income..........................         950
  Equity in Service Corporations
    income..............................
                                          -----------
    Total revenues......................      53,189
                                          -----------
  Share of net loss from uncombined
    joint ventures......................         504
                                          -----------
EXPENSES:
  Operating expenses....................      12,299
  Ground rent...........................       3,925
  Interest..............................       5,858
  Depreciation and amortization.........       6,979
  Real estate taxes.....................       8,248
  Marketing, general and
    administrative......................       2,643
                                          -----------
    Total expenses......................      39,952
                                          -----------
    Income (loss) before minority
      interest and extraordinary item...      12,733
  Minority interest
    in Operating Partnership (G)........      (2,305)
                                          -----------
    Income (loss)
      before extraordinary item.........   $  10,428
                                          -----------
                                          -----------
    Income per common share(H)..........   $    0.97
                                          -----------
                                          -----------

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


              ADJUSTMENTS TO THE PRO FORMA COMBINED BALANCE SHEET

    (A) To reflect the SL Green Predecessor historical combined balance sheet as of June 30, 1997. The real estate and other assets and the assumption of liabilities and deficit of the SL Green Predecessor will be transferred at their historical amounts to the Operating Partnership.


    (B) To reflect 673 First Avenue, 470 Park Avenue South and 29 West 35th Street (the "Equity Properties") as consolidated entities rather than as uncombined joint ventures as a result of the acquisition of 100% of the partnerships' interests and to record payment of transfer costs on the transfer of the properties to the Operating Partnership. The Company will account for interests acquired from third parties (the other partners), by the purchase method.


                                                                                               ACQUISITION OF THIRD PARTY
                                                                                                  PARTNERSHIP INTERESTS
                                                ELIMINATE                                 -------------------------------------
                                               HISTORICAL   UNCOMBINED     RECLASSIFY         673          470          29
                                                 AMOUNTS       TOTAL        AND OTHER      FIRST AVE    PARK AVE     WEST 35TH
                                               -----------  -----------  ---------------  -----------  -----------  -----------
ASSETS:
  Commercial real estate property at cost,
    net......................................                $  57,955                     $   8,859    $   3,106    $   2,252
  Cash and cash equivalents..................                    1,663                        (5,449)        (260)      (2,388)
  Restricted cash............................                    1,305                         1,000
  Receivables................................                               $      12
  Related party receivables..................                                      26
  Deferred rents receivable..................                   14,881                        (2,880)      (1,458)        (853)
  Investment in partnerships.................   $  (1,176)
  Deferred lease fees and loan costs.........                    4,337                          (900)        (395)        (155)
  Other assets...............................                    2,300            492
                                               -----------  -----------           ---     -----------  -----------  -----------
    Total assets.............................   $  (1,176)   $  82,441      $     530      $     630    $     993    $  (1,144)
                                               -----------  -----------           ---     -----------  -----------  -----------
                                               -----------  -----------           ---     -----------  -----------  -----------
LIABILITIES AND EQUITY:......................
  Mortgage loans payable.....................                $  63,724                     $  (5,649)   $    (350)
  Accrued interest payable...................                   16,329                        (1,834)      (3,644)
  LBHI Loan payable..........................                               $     530
  Capitalized lease obligations..............                   14,374
  Deferred land lease payable................                   11,996                            25
  Accrued expenses and accounts payable......                      576
  Accounts payable to related parties........                      628                                       (125)
  Excess of distributions and share of losses
    over amounts invested in partnerships....   $ (18,007)
  Security deposits..........................                    2,390
                                               -----------  -----------           ---     -----------  -----------  -----------
    Total liabilities........................     (18,007)     110,017            530         (7,458)      (4,119)
                                               -----------  -----------           ---     -----------  -----------  -----------
  Total equity (deficit).....................      16,831      (27,576)                        8,088        5,112    $  (1,144)
                                               -----------  -----------           ---     -----------  -----------  -----------
    Total liabilities and equity.............   $  (1,176)   $  82,441      $     530      $     630    $     993    $  (1,144)
                                               -----------  -----------           ---     -----------  -----------  -----------
                                               -----------  -----------           ---     -----------  -----------  -----------


                                                  TOTAL
                                               ADJUSTMENTS
                                               -----------
ASSETS:
  Commercial real estate property at cost,
    net......................................   $  72,172
  Cash and cash equivalents..................      (6,434)
  Restricted cash............................       2,305
  Receivables................................          12
  Related party receivables..................          26
  Deferred rents receivable..................       9,690
  Investment in partnerships.................      (1,176)
  Deferred lease fees and loan costs.........       2,887
  Other assets...............................       2,792
                                               -----------
    Total assets.............................   $  82,274
                                               -----------
                                               -----------
LIABILITIES AND EQUITY:......................
  Mortgage loans payable.....................   $  57,725
  Accrued interest payable...................      10,851
  LBHI Loan payable..........................         530
  Capitalized lease obligations..............      14,374
  Deferred land lease payable................      12,021
  Accrued expenses and accounts payable......         576
  Accounts payable to related parties........         503
  Excess of distributions and share of losses
    over amounts invested in partnerships....     (18,007)
  Security deposits..........................       2,390
                                               -----------
    Total liabilities........................      80,963
                                               -----------
  Total equity (deficit).....................       1,311
                                               -----------
    Total liabilities and equity.............      82,274
                                               -----------
                                               -----------



    The purchase price for each third party interest acquired is as follows:



                                                                     UNITS
                                                         CASH     IN DOLLARS     TOTAL
                                                       ---------  -----------  ---------
673 First Avenue.....................................  $   4,033               $   4,033
470 Park Avenue South................................         25   $     450         475
29 West 35th Street..................................      2,326                   2,326
                                                       ---------       -----   ---------
                                                       $   6,384   $     450   $   6,834
                                                       ---------       -----   ---------
                                                       ---------       -----   ---------

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


    (C) To reflect adjustments required to record the Company's investments in the Service Corporations pursuant to the equity method of accounting. As a result of the Formation Transactions the Company will not own the majority of the voting stock of the Service Corporations but will continue to exercise significant influence due to the following:

        --Substantially all of the economic benefits flow to the Company (who will own 100% of the non-voting common stock representing 95% of the total equity).

        --The Company and the Service Corporations have common officers and employees.
        --The owners of a majority of the voting stock of the Service Corporations have not contributed substantial equity to the Service Corporations.
        --The views of the Company's management influence the operations of the Service Corporations.

    The adjustment is as follows:


                                                           MANAGEMENT
                                            HISTORICAL         FEE         ADJUSTED        EQUITY
                                              SERVICE      ADJUSTMENT       SERVICE      CONVERSION       TOTAL
              BALANCE SHEET                CORPORATIONS        (A)       CORPORATIONS        (B)       ADJUSTMENT
-----------------------------------------  -------------  -------------  -------------  -------------  -----------
ASSETS:
Cash and cash equivalents................    $     529                     $     529                    $    (529)
Receivables..............................          944                           944                         (944)
Related party receivables................          783                           783                         (783)
Deferred lease fees and loan costs.......          214                           214                         (214)
Other assets.............................          657                           657                         (657)
                                                ------    -------------       ------    -------------  -----------
  Total Assets...........................    $   3,127                     $   3,127                    $  (3,127)
                                                ------    -------------       ------    -------------  -----------
                                                ------    -------------       ------    -------------  -----------
LIABILITIES AND EQUITY:
Accrued expenses and accounts payable....    $     768                           768                    $    (768)
Accounts payable to related parties......        3,115      $  (1,817)         1,298                       (1,298)
Excess share of losses over amounts
  invested in Service Corporations.......                                                 $     879           879
                                                ------    -------------       ------    -------------  -----------
  Total liabilities......................        3,883         (1,817)         2,066            879        (1,187)
Equity...................................         (756)         1,817          1,061           (879)       (1,940)
                                                ------    -------------       ------    -------------  -----------
  Total liabilities and equity...........    $   3,127      $      --      $   3,127      $       0     $  (3,127)
                                                ------    -------------       ------    -------------  -----------
                                                ------    -------------       ------    -------------  -----------



(a) Management fees charged to the individual predecessors payable to the management corporations are eliminated in the combined historical financial statement. The excess share of losses over amounts invested in the Service Corporations is computed after elimination of management fees as follows:



Equity after elimination of management fees..........................  $    (756)
Adjustment to reflect elimination of management fees related to
  acquisition of additional partnership interests....................       (169)
                                                                       ---------
    Total adjusted equity............................................  $    (925)
                                                                       ---------
                                                                       ---------
  Excess share of losses over amounts invested in Service
    Corporations at 95 percent interest..............................  $    (879)
                                                                       ---------
                                                                       ---------

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



    (D) To reflect the issuance of 10,100,000 shares of common stock at an assumed price of $20 per share which is reduced by the underwriting discount of $12,625, an advisory fee of $1,514 payable to Lehman Brothers Inc. and estimated other costs of the Offering of $4,150.



    (E) To reflect the acquisition of the respective properties at cost which represents the purchase price plus estimated closing costs of 1372 Broadway, 1140 Avenue of the Americas and 50 West 23rd Street as follows:



                                                                                 1140           50          TOTAL
                                                                   1372        AVENUE OF       WEST      ACQUISITION
                                                                 BROADWAY    THE AMERICAS   23RD STREET  PROPERTIES
                                                                -----------  -------------  -----------  -----------
ASSETS ACQUIRED
Land..........................................................   $  10,828    $     4,242    $   7,197   $    22,267
Building......................................................      43,312         17,023       28,835        89,170
Property under capital lease..................................                      4,592                      4,592
                                                                -----------  -------------  -----------  -----------
    Net Property..............................................      54,140         25,857       36,032       116,029
Other assets-escrow...........................................                                   1,560         1,560
                                                                -----------  -------------  -----------  -----------
                                                                 $  54,140    $    25,857    $  37,592   $   117,589
                                                                -----------  -------------  -----------  -----------
                                                                -----------  -------------  -----------  -----------
SOURCES OF FUNDS
Cash..........................................................   $  47,440    $    19,265    $  36,892   $   103,597
Capitalized lease obligations.................................                      4,592                      4,592
LBHI loan payable.............................................       6,700          2,000          700         9,400
                                                                -----------  -------------  -----------  -----------
                                                                 $  54,140    $    25,857    $  37,592   $   117,589
                                                                -----------  -------------  -----------  -----------
                                                                -----------  -------------  -----------  -----------


    (F) To reflect the following financing transactions:

    - Repayment of certain mortgage loans, payment of prepayment penalties and write off of deferred financing costs.

    - Cancellation of portions of mortgage loans and accrued interest due to negotiations with the mortgage holders regarding the value of the collateral and the likelihood of repayment at par of the entire principal amount together with accrued interest.

    - Payment of mortgage fees which are capitalized and amortized over the remaining lives of the loans transferred from the SL Green Predecessor to the Company.

    - Repayment of portions of the LBHI Loan which were borrowed in connection with the purchase of additional partnership interests and the Acquisition Properties.

    - Borrowings under the LBHI Loan to pay a portion of the prepayment penalty on the 1414 Avenue of the Americas mortgage.

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



    - Borrowings under a new mortgage loan and the payment of loan fees which will be capitalized and amortized over the life of the loan are summarized as follows.


                                              470         29          36         70         1414
                                   673       PARK        WEST        WEST       WEST       AVENUE         NEW
                                  FIRST     AVENUE       35TH        44TH       36TH       OF THE      MORTGAGE      LBHI
                                 AVENUE      SOUTH      STREET      STREET     STREET     AMERICAS       LOAN        LOAN
                                ---------  ---------  -----------  ---------  ---------  -----------  -----------  ---------
Cash and cash equivalents.....  $  (1,389) $ (13,162)  $     (30)  $ (10,200) $  (6,568)  $ (11,059)   $  13,860   $ (17,130)
                                ---------  ---------         ---   ---------  ---------  -----------  -----------  ---------
                                ---------  ---------         ---   ---------  ---------  -----------  -----------  ---------
Deferred lease fees and loan
 costs:.......................
Financing costs capitalized...  $     390  $     111   $      30                                       $     140
Amortization of deferred
 financing costs..............        (25)        (7)         (4)                                            (14)
Deferred financing costs
 written off..................                                                $    (260)  $    (468)
                                ---------  ---------         ---   ---------  ---------  -----------  -----------  ---------
    Net deferred lease fees
      and loan costs..........  $     365  $     104   $      26   $          $    (260)  $    (468)   $     126
                                ---------  ---------         ---   ---------  ---------  -----------  -----------
                                ---------  ---------         ---   ---------  ---------  -----------  -----------
Mortgage loans payable:
Loans funded..................                                                                         $  14,000
Loans repaid (A)..............  $  (1,000) $ (13,042)              $ (10,200) $  (6,568)  $  (9,878)
Loans forgiven (B)............    (10,300)      (650)
                                ---------  ---------               ---------  ---------  -----------  -----------
    Net mortgage loans
      payable.................  $ (11,300) $ (13,692)              $ (10,200) $  (6,568)  $  (9,878)   $  14,000
                                ---------  ---------               ---------  ---------  -----------  -----------
                                ---------  ---------               ---------  ---------  -----------  -----------
Accrued interest payable:
  Accrued interest paid.......             $      (9)                                     $    (109)
  Accrued interest forgiven
    (B).......................  $  (3,771)    (6,974)
                                ---------  ---------                                     -----------
    Net accrued interest
      payable.................  $  (3,771) $  (6,983)                                     $    (109)
                                ---------  ---------                                     -----------
                                ---------  ---------                                     -----------
LBHI loan payable:
  funded......................                                                            $     200
  repaid......................                                                                                     $ (17,130)
                                                                                         -----------               ---------
    Net LBHI Loan.............                                                            $     200                $ (17,130)
                                                                                         -----------               ---------
                                                                                         -----------               ---------
Equity:
  Increase for forgiveness of
    debt......................  $  14,072  $   7,624
  Decrease due to buyout of
    profit participation......                                                            $  (1,272)
  Decrease due to deferred
    loan costs................                                                $    (260)       (468)
  Decrease due to amortization
    of loan costs.............        (25)        (7)  $      (4)                                      $     (14)
                                ---------  ---------         ---              ---------  -----------  -----------
    Net equity................  $  14,047  $   7,617   $      (4)             $    (260)  $  (1,740)   $     (14)
                                ---------  ---------         ---              ---------  -----------  -----------
                                ---------  ---------         ---              ---------  -----------  -----------


                                   TOTAL
                                 PRO FORMA
                                ADJUSTMENT
                                -----------
Cash and cash equivalents.....   $  45,678
                                -----------
                                -----------
Deferred lease fees and loan
 costs:.......................
Financing costs capitalized...   $     671
Amortization of deferred
 financing costs..............         (50)
Deferred financing costs
 written off..................        (728)
                                -----------
    Net deferred lease fees
      and loan costs..........   $    (107)
                                -----------
                                -----------
Mortgage loans payable:
Loans funded..................   $  14,000
Loans repaid (A)..............     (40,688)
Loans forgiven (B)............     (10,950)
                                -----------
    Net mortgage loans
      payable.................   $ (37,638)
                                -----------
                                -----------
Accrued interest payable:
  Accrued interest paid.......   $    (118)
  Accrued interest forgiven
    (B).......................     (10,745)
                                -----------
    Net accrued interest
      payable.................   $ (10,863)
                                -----------
                                -----------
LBHI loan payable:
  funded......................   $     200
  repaid......................     (17,130)
                                -----------
    Net LBHI Loan.............   $ (16,930)
                                -----------
                                -----------
Equity:
  Increase for forgiveness of
    debt......................   $  21,696
  Decrease due to buyout of
    profit participation......      (1,272)
  Decrease due to deferred
    loan costs................        (728)
  Decrease due to amortization
    of loan costs.............         (50)
                                -----------
    Net equity................   $  19,646
                                -----------
                                -----------


------------------------


(A) In anticipation of the establishment of the Credit Facility and in order to satisfy all New York State Tax requirements and to mitigate costs to the Company, it is currently expected that Lehman Brothers Holdings Inc. will acquire certain of the mortgage indebtedness and the proceeds from the Offering intended to repay such indebtedness will be deposited into an escrow account.



(B) In connection with the Formation Transactions, the Company will recognize an extraordinary gain on the forgiveness of the debt of approximately $20,000.

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


    (G) To reflect the following pro forma transaction:


        --Distribution of excess working capital from the building accounts to partners.



        --$20,000 of the offering proceeds will be used by the Operating Partnership to repay a portion of a loan made to a company indirectly owned by Stephen L. Green, which loan was transferred to the Operating Partnership in connection with the transfer thereto by Stephen L. Green of his ownership interests, which has been accounted for as a distribution to Stephen L. Green.


        --Payment of real property transfer taxes which are capitalized and amortized over the life of the commercial property.

        --Initial capitalization of SL Green Realty Corp.


                                                                                                   INITIAL
                                                 470 PARK    70 WEST   1414 AVENUE              CAPITALIZATION  TOTAL PRO
                                     673 FIRST    AVENUE      36TH       OF THE                  OF SL GREEN      FORMA
                                      AVENUE       SOUTH     STREET     AMERICAS    LBHI LOAN   REALTY CORP.   ADJUSTMENT
                                    -----------  ---------  ---------  -----------  ----------  -------------  -----------

Cash and cash equivalents:
  Preformation distributions to
    partners......................   $    (403)  $  (1,000)                                                     $  (1,403)
  Repayment of LBHI loan..........                                                  $  (20,000)                   (20,000)
  Payment of real property
    transfer costs................                          $    (124)  $    (165)                                   (289)
  Initial Company
    capitalization................                                                                $       1             1
                                         -----   ---------  ---------       -----   ----------  -------------  -----------
Net (decrease) in cash and cash
 equivalents......................   $    (403)  $  (1,000) $    (124)  $    (165)  $  (20,000)   $       1     $ (21,691)
                                         -----   ---------  ---------       -----   ----------  -------------  -----------
                                         -----   ---------  ---------       -----   ----------  -------------  -----------
Land..............................                          $      11   $      49                               $      60
Buildings and improvements........                                113         116                                     229
                                                            ---------       -----                              -----------
                                                                  124         165                                     289
                                                            ---------       -----                              -----------
Equity:
Decreases for distributions to
 partners.........................   $    (403)  $  (1,000)                                                        (1,403)
Decrease for distribution.........                                                  $  (20,000)                   (20,000)
Common stock......................                                                                $       1             1
                                         -----   ---------                          ----------  -------------  -----------
(Decrease) increase to equity.....        (403)     (1,000)                            (20,000)                   (21,402)
                                         -----   ---------  ---------       -----   ----------  -------------  -----------
Net adjustment....................   $    (403)  $  (1,000) $    (124)  $    (165)  $  (20,000)   $       1     $ (21,691)
                                         -----   ---------  ---------       -----   ----------  -------------  -----------
                                         -----   ---------  ---------       -----   ----------  -------------  -----------



In connection with the formation of the Company a financial advisor will receive 85,600 shares of common stock at a value of $20 per share which will be accounted for as Offering costs in the amount of $1,712. The accounting is as follows:



Common stock/additional paid-in-capital.....................  $   1,712
Offering costs..............................................     (1,712)
                                                              ---------
                                                              $       0
                                                              ---------
                                                              ---------

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



(H) Reflects the elimination of accumulated deficit against additional paid in capital and the establishment of limited partners' interest (18.1%) in the Operating Partnership as follows:



Total owners' equity......................................  $ 174,895
Limited partners' percentage ownership interest in the net
 assets of the Operating Partnership......................      18.1%
                                                            ---------
Limited partners' interest in the Operating Partnership...  $  31,656
                                                            ---------
                                                            ---------



ADJUSTMENTS TO THE PRO FORMA COMBINED INCOME STATEMENT FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1997



    (I) To reflect the SL Green Predecessor historical combined statement of operations for the six months ended June 30, 1997.



    (J) To reflect the six months ended June 30, 1997 operations of 673 First Avenue, 470 Park Avenue South, 29 West 35th Street and 36 West 44th Street (the "Equity Properties") as consolidated entities rather than equity method investees due to the acquistion 100% of the partnership interests.



                                                            ACQUISITION OF PARTNERSHIP INTERESTS AND FAIR
                                                                       MARKET VALUE ADJUSTMENTS
                                 ELIMINATE                --------------------------------------------------
                                HISTORICAL   UNCOMBINED       673          470          29           36          TOTAL
                                  AMOUNTS       TOTAL      FIRST AVE    PARK AVE     WEST 35TH    WEST 44TH   ADJUSTMENTS
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
REVENUES:
Rental revenue(a).............                $  10,203    $     194    $     120    $      50    $      12    $  10,579
Escalations and reimbursement
 revenues.....................                      725                                                              725
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total revenues............                   10,928          194          120           50           12       11,304
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
Equity in net loss of
 investees....................   $    (564)                                                                         (564)
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
EXPENSES:
Operating expenses(b).........                    2,448         (162)         (98)         (27)         (62)       2,099
Real estate taxes                                 1,461                                                            1,461
Ground rent(c)................                    1,913           25                                               1,938
Interest......................                    4,163                                                            4,163
Depreciation and
 amortization(c)..............                    1,982           19          (51)          (9)          (2)       1,939
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total expenses............                   11,967         (118)        (149)         (36)         (64)      11,600
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Income before minority
      interest................   $     564    $  (1,039)   $     312    $     269    $      86    $      76    $     268
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------


------------------------

(a) Rental income is adjusted to reflect straight line amounts as of the acquisition date.

(b) Operating expenses are adjusted to eliminate management fees paid to the Service Corporations (Management fee income received by the Service Corporations was also eliminated.)

(c) Ground rent and depreciation and amortization were adjusted to reflect the purchase of the assets.

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



    (K) To reflect the six months operations of the Service Corporations pursuant to the equity method of accounting.



                                                             LEASING       EXPENSES
                                              HISTORICAL   COMMISSIONS   ATTRIBUTABLE       EQUITY
                                               SERVICE     ATTRIBUTABLE     TO REIT       CONVERSION        TOTAL
                                             CORPORATIONS     TO LLC          (A)             (B)        ADJUSTMENT
                                             ------------  ------------  -------------  ---------------  -----------
STATEMENT OF OPERATIONS:
Management revenue.........................   $      966                                                  $    (966)
Leasing commissions........................        3,088    $   (1,525)                                      (1,563)
Construction revenues......................            8                                                         (8)
Equity in net income of Service
 Corporations..............................                                                $    (382)           382
Other income...............................           11                                                        (11)
                                             ------------  ------------        -----           -----     -----------
  Total revenue............................        4,073        (1,525)                         (382)        (2,166)
                                             ------------  ------------        -----           -----     -----------
EXPENSES
Operating expenses.........................          696                                                       (696)
Depreciation and amortization..............           47                                                        (47)
Marketing, general and administrative......        1,835                   $    (600)                        (1,235)
                                             ------------  ------------        -----           -----     -----------
  Total expenses...........................        2,578                        (600)                        (1,978)
                                             ------------  ------------        -----           -----     -----------
  Income (loss)............................   $    1,495    $   (1,525)    $     600       $    (382)     $    (188)
                                             ------------  ------------        -----           -----     -----------
                                             ------------  ------------        -----           -----     -----------


------------------------


(a) Expenses are allocated to the Service Corporations and the Management LLC based upon the job functions of the employees.



(b) The Equity in net income of the Service Corporations is computed as follows:



Historical Service Corporations income.....................  $   1,495
Adjustment for management fees eliminated in the combined
  historical financial statements due to acquisition of
  partnerships interests...................................       (169)
Leasing commissions attributable to Management LLC.........     (1,525)
Expenses attributable to REIT..............................        600
                                                             ---------
Income.....................................................  $     401
                                                             ---------
                                                             ---------
Equity in net income of Service Corporations at 95
  percent..................................................  $     382
                                                             ---------
                                                             ---------



    (L) To reflect the operations of 1372 Broadway, 1140 Avenue of the Americas and 50 West 23rd Street for the six months ended June 30, 1997. Historical rental revenue was adjusted for straight line rents as of the acquisition date, historical operating expenses were reduced for management fees, the capitalized land

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

lease on 1140 Avenue of the Americas was recorded, and depreciation and amortization based on cost was recorded.

                               1372 BROADWAY                     1140 AVENUE OF THE AMERICAS           50 WEST 23RD STREET
                  ---------------------------------------  ---------------------------------------  --------------------------
                  HISTORICAL    ADJUSTMENT     PRO FORMA   HISTORICAL    ADJUSTMENT     PRO FORMA   HISTORICAL    ADJUSTMENT
                  -----------  -------------  -----------  -----------  -------------  -----------  -----------  -------------
Revenues:
Rental revenue..   $   4,054     $     455     $   4,509    $   2,178     $     181     $   2,359    $   2,597     $     174
Escalations &
  reimbursement
  revenue.......         561                         561          346                         346          386
Other income....       1,483                       1,483           48                          48            1
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----
  Total
    revenue.....       6,098           455         6,553        2,572           181         2,753        2,984           174
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----
Expenses:
Operating
  expenses......       1,337          (142)        1,195          992          (102)          890          689           (91)
Interest on
  capital
  lease.........                                                                189           189
Depreciation &
  amortization..                       541           541                        245           245                        360
Real estate
  taxes.........       1,098                       1,098          519                         519          518
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----
  Total
    expenses....       2,435           399         2,834        1,511           332         1,843        1,207           269
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----
Income before
  minority
  interest......   $   3,663     $      56     $   3,719    $   1,061     $    (151)    $     910    $   1,777     $     (95)
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----
                  -----------        -----    -----------  -----------        -----    -----------  -----------        -----


                                  TOTAL
                   PRO FORMA    PRO FORMA
                  -----------  -----------
Revenues:
Rental revenue..   $   2,771    $   9,639
Escalations &
  reimbursement
  revenue.......         386        1,293
Other income....           1        1,532
                  -----------  -----------
  Total
    revenue.....       3,158       12,464
                  -----------  -----------
Expenses:
Operating
  expenses......         598        2,683
Interest on
  capital
  lease.........                      189
Depreciation &
  amortization..         360        1,146
Real estate
  taxes.........         518        2,135
                  -----------  -----------
  Total
    expenses....       1,476        6,153
                  -----------  -----------
Income before
  minority
  interest......   $   1,682    $   6,311
                  -----------  -----------
                  -----------  -----------



    (M) To reflect the changes in interest expense as the result of financing transactions and the related adjustments to deferred financing expense (see note
(F)).


                                                                                                                     NEW
                                                 470         29           36           70            1414         MORTGAGE
                                 673 1ST AVE     PAS       W 35TH       W 44TH       W 36TH      AVE. AMERICAS      LOAN
                                 -----------  ---------  -----------  -----------  -----------  ---------------  -----------
Interest.......................   $    (799)  $    (645)               $    (461)   $    (253)     $    (460)     $     539
Depreciation and
  amortization.................          25           6   $       4                       (36)           (23)            14
                                                                 --
                                      -----   ---------                    -----        -----          -----          -----
    Total expenses.............        (774)       (639)          4         (461)        (289)          (483)           553
                                                                 --
                                      -----   ---------                    -----        -----          -----          -----
    Income before minority
      interest.................   $     774   $     639   $      (4)   $     461    $     289      $     483      $    (553)
                                                                 --
                                                                 --
                                      -----   ---------                    -----        -----          -----          -----
                                      -----   ---------                    -----        -----          -----          -----


                                   TOTAL
                                 ---------
Interest.......................  $  (2,079)
Depreciation and
  amortization.................        (10)

                                 ---------
    Total expenses.............     (2,089)

                                 ---------
    Income before minority
      interest.................  $   2,089

                                 ---------
                                 ---------



    (N) To reflect for 70 West 36th Street and 1414 Avenue of the Americas, depreciation expense adjustments for real property transfer taxes capitalized which are amortized over the remaining life of the commercial property (see note
(G)).

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                                 JUNE 30, 1997



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



    (O) To reflect the net increase in marketing, general and administrative expenses related to operations of a public company which include the following:



Officers' compensation and related costs.....................  $     384
Professional fees............................................        175
Directors' fees and insurance................................        150
Printing and distribution costs..............................         75
Other........................................................         44
                                                               ---------
                                                               $     828
                                                               ---------
                                                               ---------



The additional officers' compensation and related costs are attributable primarily to Employment Agreements with the officers as further described under the caption "Employment and Non Competition Agreement."



    (P) Represents the 18.1% interest of the minority in the Operating Partnership.



    (Q) Pro Forma net income per common share is based upon 10,779,216 shares of common stock expected to be outstanding after the Offering. As each Operating Partnership Unit is redeemable for cash, or at the company's election, for one share of common stock, the calculation of earnings per share upon redemption will be unaffected as unitholders and stockholders share equally on a per unit and per share basis in the net income of the Company. In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Management does not believe the adoption of Statement No. 128 will have a material impact on earnings per share.

                             SL GREEN REALTY CORP.



               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION



                               DECEMBER 31, 1996



                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



   ADJUSTMENTS TO THE PRO FORMA COMBINED INCOME STATEMENT FOR THE YEAR ENDED
                               DECEMBER 31, 1996


    (A) To reflect the SL Green Predecessor historical combined statement of operations for the year ended December 31, 1996.

    (B) To reflect 673 First Avenue, 470 Park Avenue South, 29 West 35th Street and 36 West 44th Street (the "Equity Properties") as consolidated entities rather than as uncombined joint ventures due to the acquisition of 100% of the partnerships' interests.

                                                  ELIMINATE
                                                 HISTORICAL   UNCOMBINED       673          470          29           36
                                                   AMOUNTS       TOTAL      FIRST AVE    PARK AVE     WEST 35TH    WEST 44TH
                                                 -----------  -----------  -----------  -----------  -----------  -----------
Revenues
Rental revenue.................................   $  17,386                 $     334    $     183    $     146    $   2,936
Escalations and reimbursement revenues.........       1,488                                                              816
Investment income..............................          15
Other income...................................          13
                                                 -----------  -----------  -----------       -----        -----   -----------
    Total revenues.............................      18,902                       334          183          146        3,752
                                                 -----------  -----------  -----------       -----        -----   -----------
Equity in net loss of uncombined joint
 ventures......................................                $  (1,408)
                                                 -----------  -----------  -----------       -----        -----   -----------
Expenses
Operating expenses.............................       3,964                      (316)        (206)         (68)       1,234
Real estate taxes..............................       2,316                                                              873
Ground rent....................................       3,756                       100                                     69
Interest.......................................       7,743
Depreciation and amortization..................       3,580                        40          (99)         (22)         313
                                                 -----------  -----------  -----------       -----        -----   -----------
    Total expenses.............................      21,359                      (176)        (305)         (90)       2,489
                                                 -----------  -----------  -----------       -----        -----   -----------
    Income (loss)..............................   $  (2,457)   $   1,408    $     510    $     488    $     236    $   1,263
                                                 -----------  -----------  -----------       -----        -----   -----------
                                                 -----------  -----------  -----------       -----        -----   -----------


                                                     TOTAL
                                                  ADJUSTMENTS
                                                 -------------
Revenues
Rental revenue.................................    $  20,985
Escalations and reimbursement revenues.........        2,304
Investment income..............................           15
Other income...................................           13
                                                 -------------
    Total revenues.............................       23,317
                                                 -------------
Equity in net loss of uncombined joint
 ventures......................................       (1,408)
                                                 -------------
Expenses
Operating expenses.............................        4,608
Real estate taxes..............................        3,189
Ground rent....................................        3,925
Interest.......................................        7,743
Depreciation and amortization..................        3,812
                                                 -------------
    Total expenses.............................       23,277
                                                 -------------
    Income (loss)..............................    $   1,448
                                                 -------------
                                                 -------------


    (C) To reflect adjustments to record the Company's share in the net income of the Service Corporations pursuant to the equity method of accounting for the year ended December 31, 1996. As a result of the Formation Transactions the Company will not own any voting stock of the Service Corporations but will continue to exercise significant influence due to the following:


    - Substantially all of the economic benefits flow to the Company (who will own 100% of the non-voting common stock representing 95% of the total equity)


    - The Company and the Service Corporations have common officers and employees

    - The owners of a majority of the voting stock of the Service Corporations have not contributed substantial equity to the Service Corporations

    - The views of the Company's management influence the operations of the Service Corporations

                             SL GREEN REALTY CORP.
               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                               DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


    The adjustment is as follows:


                                                              LEASING
                                                            COMMISSIONS      EXPENSES
                                             HISTORICAL    ATTRIBUTABLE    ATTRIBUTABLE      EQUITY
                                               SERVICE          TO              TO         CONVERSION      TOTAL
                                            CORPORATIONS        LLC            REIT            (A)      ADJUSTMENTS
                                            -------------  -------------  ---------------  -----------  -----------
REVENUE:
Management revenue........................    $   2,336                                                  $  (2,336)
Leasing commissions.......................        2,372      $  (1,257)                                     (1,115)
Construction revenue......................          101                                                       (101)
Other income..............................           92                                                        (92)
                                            -------------  -------------        ------     -----------  -----------
    Total revenue.........................        4,901         (1,257)                                     (3,644)
Equity in net loss of Service
 Corporations.............................                                                  $     504          504
                                            -------------  -------------        ------     -----------  -----------
EXPENSES:
Operating expenses........................        1,522                                                     (1,522)
Depreciation and amortization.............           92                                                        (92)
Marketing, general and administration.....        3,250                      $    (986)                     (2,264)
                                            -------------  -------------        ------     -----------  -----------
    Total expenses........................        4,864                           (986)                     (3,878)
                                            -------------  -------------        ------     -----------  -----------
    Income (loss).........................    $      37      $  (1,257)      $     986      $     504    $    (270)
                                            -------------  -------------        ------     -----------  -----------
                                            -------------  -------------        ------     -----------  -----------



(a) The equity in net loss of Service Corporations is computed as follows:



Historical Service Corporations income.............................  $      37
Adjustment for management fees eliminated in the combined
 historical financial statements due to acquisition of
 partnerships' interests...........................................       (297)
Leasing commissions attributable to Management LLC.................     (1,257)
Expenses attributable to REIT......................................        986
                                                                     ---------
  Loss.............................................................  $    (531)
                                                                     ---------
                                                                     ---------
Equity in net loss of investees at 95 percent......................  $    (504)
                                                                     ---------
                                                                     ---------


    (D) To reflect the operations of 1372 Broadway, 1140 Avenue of the Americas and 50 West 23rd Street for the year ended December 31, 1996. Historical rental revenue was adjusted for straight line rents as of the acquisition date, historical operating expenses were reduced for management fees, the capitalized land lease on 1140 Avenue of the Americas and depreciation and amortization are based on cost.

                             SL GREEN REALTY CORP.
               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                               DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                  1372 BROADWAY                     1140 AVENUE OF THE AMERICAS           50 WEST 23RD STREET
                     ---------------------------------------  ---------------------------------------  --------------------------
                     HISTORICAL    ADJUSTMENT     PRO FORMA   HISTORICAL    ADJUSTMENT     PRO FORMA   HISTORICAL    ADJUSTMENT
                     -----------  -------------  -----------  -----------  -------------  -----------  -----------  -------------
REVENUES:
Rental revenue.....   $   8,580     $     656     $   9,236    $   4,265     $     286     $   4,551    $   5,357     $      10
Escalations &
 reimbursement
 revenue...........       1,842                       1,842          716                         716          716
Other income.......         690                         690          204                         204           12
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----
    Total revenue..      11,112           656        11,768        5,185           286         5,471        6,085            10
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----
EXPENSES:
Operating
 expenses..........       3,257          (459)        2,798        2,177          (275)        1,902        1,511          (195)
Interest on capital
 lease.............                                                                379           379
Depreciation &
 amortization......                     1,082         1,082                        490           490                        720
Real estate taxes..       2,343                       2,343        1,007                       1,007        1,006
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----
    Total
      expenses.....       5,600           623         6,223        3,184           594         3,778        2,517           525
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----
Income before
 minority
 interest..........   $   5,512     $      33     $   5,545    $   2,001     $    (308)    $   1,693    $   3,568     $    (515)
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----
                     -----------       ------    -----------  -----------        -----    -----------  -----------        -----


                                   TOTAL PRO
                      PRO FORMA      FORMA
                     -----------  -----------
REVENUES:
Rental revenue.....   $   5,367    $  19,154
Escalations &
 reimbursement
 revenue...........         716        3,274
Other income.......          12          906
                     -----------  -----------
    Total revenue..       6,095       23,334
                     -----------  -----------
EXPENSES:
Operating
 expenses..........       1,316        6,016
Interest on capital
 lease.............                      379
Depreciation &
 amortization......         720        2,292
Real estate taxes..       1,006        4,356
                     -----------  -----------
    Total
      expenses.....       3,042       13,043
                     -----------  -----------
Income before
 minority
 interest..........   $   3,053    $  10,291
                     -----------  -----------
                     -----------  -----------


    (E) To eliminate interest expense and amortization of deferred financing costs related to mortgage loans paid off or forgiven, to reflect amortization of deferred financing cost related to the transfer of mortgage debt to the Company and to record interest and amortization of deferred finance costs related to the new mortgage.

                                                                                 AMORTIZATION OF
                                                                     INTEREST       DEFERRED
                                                                      EXPENSE    FINANCING COSTS
                                                                     ---------  -----------------
673 First Avenue...................................................  $  (1,571)     $      49
470 Park Avenue South..............................................     (1,537)            13
29 West 35th Street................................................                         8
36 West 44th Street................................................       (234)
70 West 36th Street................................................       (911)           (62)
1414 Avenue of the Americas........................................       (446)           (28)
New mortgage interest..............................................      1,078              7
                                                                     ---------            ---
                                                                     $  (3,621)     $     (13)
                                                                     ---------            ---
                                                                     ---------            ---

    (F) To reflect depreciation and amortization expense related to the real property transfer taxes incurred to transfer title of 70 West 36th Street and 1414 Avenue of the Americas to the Company and to reflect the net increase in marketing, general and administrative expenses related to operations of a public company.

                             SL GREEN REALTY CORP.
               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                               DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



    The additional marketing, general and adminsitrative expenses consist of the following:



Officers' compensation and related costs............................  $     768
Professional fees...................................................        350
Directors' fees and insurance.......................................        300
Printing and distribution costs.....................................        150
Other...............................................................         89
                                                                      ---------
                                                                      $   1,657
                                                                      ---------
                                                                      ---------



    The additional officers' compensation and related costs are attributable primarilty to employment agreements with the officers as further described under the caption "Employment and Non-Competition Agreement."


    (G) Represents the 18.1% interest of the minority in the Operating Partnership.

    (H) Pro Forma net income per common share is based upon 10,779,216 shares of common stock expected to be outstanding after the Offering. As each Operating Partnership unit is redeemable for cash, or at the company's election, for one share of common stock, the calculation of earnings per share upon redemption will be unaffected as unitholders and stockholders share equally on a per unit and per share basis in the net income of the Company. In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Management does not believe the adoption of Statement No. 128 will have a material impact on earnings per share.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SL Green Realty Corp.

    We have audited the accompanying balance sheet of SL Green Realty Corp. as of June 12, 1997. This balance sheet is the responsibility of SL Green Realty Corp. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet presents fairly, in all material respects, the financial position of SL Green Realty Corp. at June 12, 1997 in conformity with generally accepted accounting principles.

                                    /S/ Ernst & Young LLP

New York, New York
June 12, 1997

                             SL GREEN REALTY CORP.

                                 BALANCE SHEET

                                 JUNE 12, 1997

                                            ASSETS

Cash (NOTE 1).......................................................................  $   1,000
                                                                                      ---------
Total assets........................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Commitments and contingencies (NOTE 3)
Common stock, $.01 par value, 100,000,000 shares authorized, 1,000 shares issued and
  outstanding (NOTES 1, 2 AND 3)....................................................  $      10
Paid in capital.....................................................................        990
Retained earnings (NOTE 2)
                                                                                      ---------
Total liabilities and stockholder's equity..........................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                            See accompanying notes.

                             SL GREEN REALTY CORP.

                             NOTES TO BALANCE SHEET

                                 JUNE 12, 1997

1. ORGANIZATION AND FORMATION TRANSACTIONS

FORMATION AND INITIAL PUBLIC OFFERING

    SL Green Realty Corp. (the "Company"), a Maryland corporation, and SL Green Operating Partnership, L.P., (the "Operating Partnership"), were formed in June 1997 for the purpose of combining the commercial real estate business of S.L. Green Properties, Inc. and its affiliated partnerships and entities ("SL Green"). The Operating Partnership will receive a contribution of interests in the real estate properties as well as 95% of the economic interest in the management, leasing and construction companies (the "Service Corporations"). The Company expects to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended; and will operate as a fully integrated, self-administered, self-managed REIT. A REIT is a legal entity that holds real estate interests and, through payments of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.

    The Company has authorized the issuance of up to 100 million shares of Common Stock, $.01 par value per share, 75 million shares of Excess Stock, at $.01 par value per share, and 25 million shares of Preferred Stock, par value $.01 per share. In connection with the formation of the Company, the Company issued 1,000 shares of Common Stock to Stephen L. Green at $1 per share, for an aggregate consideration of $1,000 consisting of cash. At the conclusion of the Offering such shares of stock will be repurchased by the Company at cost. As of June 12, 1997, no shares of Excess Stock or Preferred Stock are issued and outstanding. The Company expects to issue 10,100,000 shares of its Common Stock to the public through a public offering (the "Offering"). In addition, the Company expects to issue to its executive officers approximately 553,616 shares, as founders' shares.

    Substantially all of the Company's assets will be held by, and its operations conducted through, the Operating Partnership, a newly formed Delaware limited partnership. The Company will be the sole managing general partner of the Operating Partnership. Continuing investors will expect to hold, in the aggregate, a 18.1% limited partnership interest in the Operating Partnership.

MANAGEMENT

    In order to maintain the Company's qualification as a REIT while realizing income from management leasing and construction contracts from third parties, all of the management operations with respect to properties in which the Company will not own 100% of the interest will be conducted through the Service Corporations. The Company, through the Operating Partnership, will own 100% of the non-voting common stock (representing 95% of the total equity) of the Service Corporations. Through dividends on its equity interest, the Operating Partnership expects to receive substantially all of the cash flow from the Service Corporations' operations. All of the voting common stock of the Service Corporations (representing 5% of the total equity) will be held by an SL Green affiliate. This controlling interest will give the SL Green affiliate the power to elect all directors of the Service Corporations. All of the management and leasing with respect to the properties to be contributed and to be acquired by the Company will be conducted through the Management LLC. The Operating Partnership will own a 100% interest in the Management LLC. The Company will account for its investment in the Service Corporations on the equity basis of accounting on the basis that it will have significant influence with respect to management and operations. For further description, see the caption "Structure and Formation of the Company".

                             SL GREEN REALTY CORP.

                             NOTES TO BALANCE SHEET

                                 JUNE 12, 1997

1. ORGANIZATION AND FORMATION TRANSACTIONS (CONTINUED)
PARTNERSHIP AGREEMENT

    In accordance with the partnership agreement of the Operating Partnership (the "Operating Partnership Agreement"), all allocations of distributions and profits and losses are to be made in proportion to the percentage ownership interests of their respective partners. As the managing general partner of the Operating Partnership, the Company will be required to take such reasonable efforts, as determined by it in its sole discretion, to cause the Operating Partnership to distribute sufficient amounts to enable the payment of sufficient distributions by the Company to avoid any federal income or excise tax at the Company level as a consequence of a sale of a SL Green property.

    Under the Operating Partnership agreement each limited partner will have the right to redeem limited partnership interest for cash, or if the Company so elects shares of common stock, as described further under the caption "Partnership Agreement Transfer of Interest--Redemption of Units".

INITIAL PUBLIC OFFERING AND USE OF PROCEEDS

    The net cash proceeds to be received by the Company from the Offering (after deducting underwriting discounts) are estimated to be approximately $189.4 million. Of this amount the Company expects that approximately $42.7 million to repay mortgage indebtedness encumbering the properties, including $1.9 million for prepayment penalties and other financing fees and expenses, approximately $6.4 million to purchase the direct or indirect interests of certain participants in the Formation Transactions in the properties, approximately $99.0 million to acquire properties (including a $1.6 million escrow account established in connection with the acquisition of 50 W. 23rd Street), approximately $6.1 million to pay certain expenses incurred in the Formation Transactions, $27.5 million to repay the LBH Inc. Loan (excluding $2.5 million and $200,000 borrowed under the loan to fund offering expenses and prepayment penalties, respectively), and $9.4 million to acquire properties), $1.5 million to fund the advisory fee payment to Lehman Brothers, Inc. and $6.2 million to fund capital expenditures and general working capital needs.

    If the underwriters' over-allotment option to purchase 1.515 million shares of Common Stock is exercised, the Company will use the additional net proceeds (estimated to be approximately $28.2 million if the option is exercised in full) to acquire an additional interest in the Operating Partnership which will be used to acquire additional properties and/or for working capital.

2. STOCKHOLDER'S EQUITY

COMMON STOCK

    The authorized capital stock of the Company will consist of 200,000,000 shares of capital stock, $.01 par value, of which 100 million shares initially will be designated as shares of Common Stock. Under the Company's Charter, the Board of Directors will have authority to issue, without any further action by the stockholders, shares of capital stock in one or more series having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the Board of Directors may determine.

                             SL GREEN REALTY CORP.

                             NOTES TO BALANCE SHEET

                                 JUNE 12, 1997

2. STOCKHOLDER'S EQUITY (CONTINUED)
RETAINED EARNINGS

    The Company has not engaged in any operations from inception in 1997.

3. COMMITMENTS AND CONTINGENCIES

STOCK OPTION AND INCENTIVE PLAN

    The Company intends to adopt a stock option plan designed to attract, retain and motivate executive officers of the Company and other key employees and the plan will authorize the issuance of shares of common stock pursuant to options granted under the plan, as described further under the caption "Stock Option and Incentive Plan."

INCENTIVE COMPENSATION PLAN

    The Company intends to establish an incentive compensation plan for key officers of the Company and its subsidiaries and affiliates. This plan will provide for payment of cash bonuses to participating officers after an evaluation of the officer's performance and the overall performance of the Company. The Compensation Committee of Board of Directors will make the determination for the award of the bonuses.

EMPLOYMENT AGREEMENTS

    The Company will enter into employment and non-competition agreements with certain executive officers, as described further under the caption "Employment and Non-Competition Agreements."

CREDIT FACILITY


    Subject to negotiation of mutually satisfactory covenants and other terms, Lehman Brothers Holdings Inc. has agreed to provide the Company a revolving $75 million Credit Facility that will be used to facilitate acquisitions and for working capital purposes. Although the Company expects that the Credit Facility will be established shortly after the completion of the Offering, there can be no assurance at this time as to whether the Company will be successful in obtaining the Credit Facility, or, if the Credit Facility is established, the terms governing the Credit Facility.

                         REPORT OF INDEPENDENT AUDITORS

The Partners, Members and Stockholders
SL Green Predecessor

    We have audited the accompanying combined balance sheets of SL Green Predecessor as of December 31, 1996 and 1995, and the related combined statements of operations, owners' deficit and cash flows for each of the three years in the period ended December 31, 1996. We have also audited the financial statement schedule listed on the Index to Financial Statements included in the Prospectus. These financial statements and financial statement schedule are the responsibility of SL Green Predecessor's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of SL Green Predecessor at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          /S/ Ernst & Young LLP

New York, New York
April 16, 1997, except for
Note 9, as to which date is
May 27, 1997

                              SL GREEN PREDECESSOR

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)


                                                                                                DECEMBER 31,
                                                                                            --------------------
                                                                                              1996       1995
                                                                 JUNE 30, 1997              ---------  ---------
                                                     -------------------------------------
                                                     HISTORICAL    PRO FORMA    PRO FORMA
                                                     -----------  ADJUSTMENT   -----------
                                                     (UNAUDITED)  -----------  (UNAUDITED)
                                                                  (UNAUDITED)
ASSETS
Commercial real estate properties, at cost (NOTE 4)
Land...............................................   $   7,719                 $   7,719   $   4,465  $   1,517
Buildings and improvements.........................      36,014                    36,014      21,819     14,042
                                                     -----------               -----------  ---------  ---------
                                                         43,733                    43,733      26,284     15,559
Less accumulated depreciation......................      (6,251)                   (6,251)     (5,721)    (5,025)
                                                     -----------               -----------  ---------  ---------
                                                         37,482                    37,482      20,563     10,534
Cash and cash equivalents..........................       1,221    $ (20,000)     (18,779)        476        619
Restricted cash....................................       1,685                     1,685       1,227        664
Receivables........................................       1,107                     1,107         914        383
Related party receivables (NOTE 7).................       1,658                     1,658       1,186      1,016
Deferred rents receivable..........................       1,383                     1,383       1,265        904
Investment in uncombined joint venture (NOTE 2)....       1,176                     1,176       1,730        369
Deferred costs, net (NOTE 3).......................       1,561                     1,561       1,371        449
Other assets.......................................       2,319                     2,319       1,340      1,146
                                                     -----------  -----------  -----------  ---------  ---------
Total assets.......................................   $  49,592    $ (20,000)   $  29,592   $  30,072  $  16,084
                                                     -----------  -----------  -----------  ---------  ---------
                                                     -----------  -----------  -----------  ---------  ---------
LIABILITIES AND OWNERS' DEFICIT
Mortgage notes payable (NOTE 4)....................   $  33,646                 $  33,646   $  16,610  $  12,700
Accrued interest payable (NOTE 4)..................         109                       109          90      2,894
Accounts payable and accrued expenses..............       1,171                     1,171       1,037        756
Accounts payable to related parties (NOTE 7).......       1,298                     1,298       2,213      2,092
Excess of distributions and share of losses over
  investments in uncombined joint ventures (NOTE
  2)...............................................      18,007                    18,007      17,300     15,826
Security deposits..................................       1,683                     1,683       1,227        664
                                                     -----------               -----------  ---------  ---------
Total liabilities..................................      55,914                    55,914      38,477     34,932
Commitments, contingencies and other matters (NOTES
  6, 8, 9 AND 10)
Owners' deficit....................................      (6,322)   $ (20,000)     (26,322)     (8,405)   (18,848)
                                                     -----------  -----------  -----------  ---------  ---------
Total liabilities and owners' deficit..............   $  49,592    $ (20,000)   $  29,592   $  30,072  $  16,084
                                                     -----------  -----------  -----------  ---------  ---------
                                                     -----------  -----------  -----------  ---------  ---------


                            See accompanying notes.

                              SL GREEN PREDECESSOR

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,            YEAR ENDED DECEMBER 31,
                                                 --------------------  -------------------------------
                                                   1997       1996       1996       1995       1994
                                                 ---------  ---------  ---------  ---------  ---------
                                                     (UNAUDITED)
Revenues
  Rental revenue...............................  $   2,800  $   1,315  $   4,199  $   2,416  $   2,605
  Escalation and reimbursement revenues........        456        285      1,051        758        802
  Management revenues, including $299 (June
    1997 (unaudited)), $447 (1996), $449
    (1995), and $531 (1994) from affiliates
    (NOTE 7)...................................        966      1,063      2,336      2,260      1,959
  Leasing commissions..........................      3,088      1,282      2,372        897        890
  Construction revenues, net, including $6
    (June 1997 (unaudited)), $35 (1996), $82
    (1995), and $134 (1994) from affiliates
    (NOTE 7)...................................          8         39        101        233        344
  Other income.................................         16        114        123     --         --
                                                 ---------  ---------  ---------  ---------  ---------
Total revenues.................................      7,334      4,098     10,182      6,564      6,600
                                                 ---------  ---------  ---------  ---------  ---------
Share of net loss from uncombined joint
  ventures (NOTE 2)............................        564        817      1,408      1,914      1,423
                                                 ---------  ---------  ---------  ---------  ---------
Expenses
  Operating expenses...........................      1,625      1,230      3,197      2,505      2,009
  Interest (NOTE 4)............................        713        442      1,357      1,212      1,555
  Depreciation and amortization................        599        406        975        775        931
  Real estate taxes............................        482        232        703        496        543
  Marketing, general and administrative........      1,835      2,029      3,250      3,052      2,351
                                                 ---------  ---------  ---------  ---------  ---------
Total expenses.................................      5,254      4,339      9,482      8,040      7,389
                                                 ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item........      1,516     (1,058)      (708)    (3,390)    (2,212)
Extraordinary income on forgiveness of debt
  (NOTE 4).....................................     --         --          8,961     --         --
                                                 ---------  ---------  ---------  ---------  ---------
Net income (loss)..............................  $   1,516  $  (1,058) $   8,253  $  (3,390) $  (2,212)
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------

                            See accompanying notes.

                              SL GREEN PREDECESSOR

                     COMBINED STATEMENTS OF OWNERS' DEFICIT

                             (DOLLARS IN THOUSANDS)


BALANCE AT JANUARY 1, 1994........................................................  $ (13,487)
  Distributions...................................................................     --
  Contributions...................................................................        178
  Net loss for the year ended December 31, 1994...................................     (2,212)
                                                                                    ---------
BALANCE AT DECEMBER 31, 1994......................................................    (15,521)
  Distributions...................................................................     --
  Contributions...................................................................         63
  Net loss for the year ended December 31, 1995...................................     (3,390)
                                                                                    ---------
BALANCE AT DECEMBER 31, 1995......................................................    (18,848)
  Distributions...................................................................       (552)
  Contributions...................................................................      2,742
  Net income for the year ended December 31, 1996.................................      8,253
                                                                                    ---------
BALANCE AT DECEMBER 31, 1996......................................................     (8,405)
  Distributions (Unaudited).......................................................       (286)
  Contributions (Unaudited).......................................................         25
  Other--reclassification of investment in joint venture to combined property, net
  Note 1..........................................................................        828
  Net income for the six months ended June 30, 1997 (Unaudited)...................      1,516
                                                                                    ---------
BALANCE AT JUNE 30, 1997 (UNAUDITED)..............................................  $  (6,322)
                                                                                    ---------
                                                                                    ---------


                            See accompanying notes.

                              SL GREEN PREDECESSOR
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,            YEAR ENDED DECEMBER 31,
                                                                      --------------------  -------------------------------
                                                                        1997       1996       1996       1995       1994
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...................................................  $   1,516  $  (1,058) $   8,253  $  (3,390) $  (2,212)
Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities
  Depreciation and amortization.....................................        599        406        975        775        931
  Share of net loss from uncombined joint ventures..................        744        992      1,763      2,249      1,800
  Deferred rents receivable.........................................        (80)      (334)      (362)        87       (424)
  Extraordinary gain on the forgiveness of debt.....................     --         --         (8,961)    --         --
Changes in operating assets and liabilities:
  Restricted cash...................................................        (42)        64       (563)       (38)       (64)
  Receivables.......................................................       (112)       (96)      (531)        47       (117)
  Related party receivables.........................................       (472)      (131)      (170)      (299)       157
  Deferred costs....................................................       (191)       (25)    (1,108)      (465)       171
  Other assets......................................................         12         96       (287)      (858)     1,253
  Accounts payable and accrued expenses.............................         22       (417)       280       (180)    (1,034)
  Accounts payable to related parties...............................       (915)       629        121        948        (69)
  Security deposits payable                                                  40        (64)       564         29         90
  Accrued interest payable..........................................         19         (7)       298        861        457
                                                                      ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) operating activities.................      1,140         55        272       (234)       939
                                                                      ---------  ---------  ---------  ---------  ---------
INVESTING ACTIVITIES
Additions to land, buildings and improvements.......................       (206)      (111)   (10,725)      (369)      (389)
Contributions to partnership investments............................        (25)      (537)    (1,650)       (63)      (178)
Distributions from partnership investments..........................         86     --         --         --         --
                                                                      ---------  ---------  ---------  ---------  ---------
Net cash used in investing activities...............................       (145)      (648)   (12,375)      (432)      (567)
                                                                      ---------  ---------  ---------  ---------  ---------
FINANCING ACTIVITIES
Proceeds from mortgage notes payable................................     --         --         16,680     --         --
Payments of mortgage notes payable..................................       (164)       (80)    (6,910)    --         --
Cash distributions to owners........................................       (286)      (175)      (552)    --         --
Cash contributions from owners......................................         25        538      2,742         63        178
                                                                      ---------  ---------  ---------  ---------  ---------
Net cash (used in) provided by financing activities.................       (425)       283     11,960         63        178
                                                                      ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents................        570       (310)      (143)      (603)       550
Cash transfer related to Praedium Bar Associates, LLC presented as a
  combined entity...................................................        185     --         --         --         --
Cash and cash equivalents at beginning of period....................        476        619        619      1,222        672
                                                                      ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period..........................  $   1,231  $     309  $     476  $     619  $   1,222
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Supplemental cash flow disclosures
Interest paid.......................................................  $     694  $     449  $   1,059  $     351  $   1,098
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Income taxes paid                                                     $  --      $  --      $  --      $      35  $      31
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------


    Supplemental schedule of non cash investing and financing activities:
(unaudited)

    On June 30, 1997 the remaining interest of Praedium Bar Associates, LLC ("Praedium Bar") was purchased by an affiliate of Stephen L. Green. In connection with the purchase, as of June 30, 1997, the investment in Praedium Bar has been presented as a combined entity (see note 1). The assets, liabilities and owners' equity of Praedium Bar as of June 30, 1997 are as follows:


Commercial real estate properties, net...................................................  $  14,383
Total assets.............................................................................     16,174
Mortgage notes payable...................................................................     10,200
Total liabilities........................................................................     10,831
Owners' equity...........................................................................      5,343
Less net investment in Praedium Bar and net purchase accounting adjustments..............      4,515
                                                                                           ---------
Reclassification of investment in joint venture to combined property, net................  $     828
                                                                                           ---------
                                                                                           ---------


                            See accompanying notes.

                              SL GREEN PREDECESSOR

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    SL Green Predecessor is engaged in the business of owning, managing, leasing, acquiring and repositioning of Class B office properties in Manhattan, New York.

PROPOSED TRANSACTIONS

    Concurrently with the consummation of an initial public offering of SL Green Realty Corp., (the "REIT") Common Stock (the "Offering"), which is expected to be completed in 1997, the REIT and a newly formed limited partnership, SL Green Operating Partnership, L.P. (the "Operating Partnership"), together with the partners and members of the affiliated partnerships of the SL Green Predecessor and other parties which hold ownership interests in the properties (collectively, the "Participants"), will engage in certain formation transactions (the "Formation Transactions"). The Formation Transactions are designed to (i) enable the REIT to raise the necessary capital to acquire the remaining interests in the Properties (see note 2), repay certain mortgage debt relating thereto and pay other indebtedness, (ii) enable the REIT to acquire properties, (iii) fund costs, capital expenditures, and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the REIT to comply with certain requirements under the Federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve certain tax advantages for certain Participants.

    The operations of the REIT will be carried on primarily through the Operating Partnership in order to assist the REIT and the Participants in forming the REIT under the Internal Revenue Code of 1986. The REIT will be the sole general partner in the Operating Partnership. The Operating Partnership will receive a contribution of interests in the real estate properties sold, as well as 95% of the economic interest in the management, leasing and construction companies (the "Service Corporations") for third party properties, in exchange for units of limited partnership interests in the Operating Partnership and/or cash. The REIT will be fully integrated, self-administered and self-managed.

PRINCIPLES OF COMBINATION


    The SL Green Predecessor is not a legal entity but rather a combination of real estate properties and affiliated real estate management, construction and leasing entities under common control and management of Stephen L. Green; and interests owned and managed by Stephen L. Green in entities accounted for on the equity method (see note 2) that are organized as partnerships and a limited liability company. The entities included in this financial statement have been combined for only the periods that they were under common control and management. All significant intercompany transactions and balances have been eliminated in combination.


    Capital contributions, distributions and profits and losses are allocated in accordance with the terms of the applicable agreements.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The accompanying combined financial statements include partnerships and corporations which are under common control as follows:

                                                                    STEPHEN L. GREEN
              ENTITY                     PROPERTY/SERVICE         PERCENTAGE OWNERSHIP       OWNERSHIP TYPE
----------------------------------  --------------------------  -------------------------  ------------------
Office Property Entities
  64-36 Realty Associates           70 West 36th Street                        95%(A)      General partner
  1414 Management Associates, LP    1414 Avenue of the                        100%
                                    Americas                                               General partner
Service Corporations
  SL Green Management, Corp.        Management                                100%         Sole shareholder
  SL Green Leasing, Inc.            Management and leasing                    100%         Sole shareholder
  Emerald City Construction Corp.   Construction                              100%         Sole shareholder

(A) The minority interest is not material.


    On June 30, 1997, the majority owner of SL Green Predecessor purchased the remaining 90% interest in Praedium Bar Associates LLC, which was funded by a loan from Lehman Brothers Holdings Inc., which as of that date is included in the combined financial statements (unaudited) (see note 2).


    For the entities accounted for on the equity method, the SL Green Predecessor's records its investments in partnerships and limited liability company at cost and adjusts the investment accounts for its share of the entities' income or loss and for cash distributions and contributions.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE

    Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The SL Green Predecessor, adopted SFAS No. 121 in the first quarter of 1996. Through March 31, 1997 (unaudited) and December 31,1996 no indicators of impairment were present and no impairment losses have been recorded in any of the periods presented.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) DEPRECIATION OF REAL ESTATE PROPERTIES

    Depreciation and amortization is computed on the straight-line method as follows.

                   CATEGORY                                          TERM
----------------------------------------------  ----------------------------------------------
Building                                        40 years
Building improvements                           remaining life of the building
Furniture and fixtures                          four to seven years
Tenant improvements                             remaining life of the lease

    Depreciation expense amounted to $788, $579 and $638 in 1996, 1995 and 1994 respectively. For the unaudited three months ended June 30, 1997 depreciation expense amounted to $488.

CASH AND CASH EQUIVALENTS

    The SL Green Predecessor considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

    Restricted cash consists of security deposits.

REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying combined balance sheets. Contractually due but unpaid rents are included in receivables on the accompanying combined balance sheets.

DEFERRED LEASE COSTS

    Deferred lease costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight-line basis over the initial lease term or renewal period as appropriate.

DEFERRED FINANCING COSTS

    Deferred financing costs are amortized over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced before maturity.

DEFERRED OFFERING COSTS

    The SL Green Predecessor have incurred costs related to its proposed offering. The deferred offering costs will be charged to the equity of the REIT at the time of the completion of the public offering.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES

    The partnerships in the SL Green Predecessor are not taxpaying entities for Federal income tax purposes, and, accordingly, no provision or credit has been made in the accompanying financial statements for Federal income taxes. Owners' allocable shares of taxable income or loss are reportable on their income tax returns. The management, leasing and construction entities are C-Corporations, which have had minimal income during the three years ended December 31, 1996 and therefore have paid minimal federal and state income taxes.

CREDIT RISK

    Management of the SL Green Predecessor performs on going credit evaluation of its tenants and requires certain tenants to provide security deposits. Although the SL Green Predecessors' buildings are all located in Mid-town Manhattan, the tenants operate in various industries and there is no dependence upon any single tenant.

CAPITALIZATION

    The Service Corporations (three) each have 200 shares of no par value common stock authorized and issued for $1,000, with no related additional paid in capital at December 31, 1996 and 1995.

INTERIM UNAUDITED FINANCIAL INFORMATION

    The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements as of June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth herein.


    The June 30, 1997 financial statements reflects a pro forma adjustment, with respect to the proposed formation of the REIT. The pro forma adjustments reflect $20,000 of the Offering proceeds will be used by the Operating Partnership to repay a portion of a loan made to a company indirectly owned by Stephen L. Green, which loan will be transferred to the Operating Partnership in connection with the transfer thereto by Stephen L. Green of his ownership interests, which has been accounted for as a distribution to Stephen L. Green.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

2. INVESTMENT IN UNCOMBINED JOINT VENTURES

    The SL Green Predecessor's investments in three partnerships and a limited liability company, have been accounted for under the equity method since control is shared with other parties. The investment in partnerships and limited liability company are as follows:

                                                                         GREEN GROUP
          PARTNERSHIPS/LIMITED                                           PERCENTAGE
            LIABILITY COMPANY                    PROPERTY                 OWNERSHIP           OWNERSHIP TYPE
-----------------------------------------  ---------------------  -------------------------  -----------------
673 First Realty Company.................  673 First Avenue                      67%         Co-general
                                                                                             partner
470 Park South Associates, LP............  470 Park Avenue South                 65%         Co-general
                                                                                             partner
29/35 Realty Associates, LP..............  29 West 35th Street                 21.5%         Co-general
                                                                                             partner
Praedium Bar Associates, LLC.............  36 West 44th Street                   10%(A)      Has veto rights
  ("Praedium Bar")                                                                           relating to sale
                                                                                             and financing

------------------------

(A) Praedium Bar acquired the first mortgage related to the property in October, 1996 which provides for substantially all the economic interest in the property and has the sole right to purchase the fee interest, (the property deed is in escrow), for a nominal cost; accordingly SL Green Predecessor has accounted for Praedium Bar investment as a ownership interest in the property. On June 30, 1997, the majority owner of SL Green Predecessor purchased the remaining 90% interest in Praedium Bar Associates, LLC for $6.3 million (unaudited).

    Condensed combined financial statements of the partnerships and the limited liability company, are as follows:

                                                                                DECEMBER 31,
                                                                JUNE 30,    --------------------
                                                                  1997        1996       1995
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
CONDENSED BALANCE SHEETS
Commercial real estate property, net.........................   $  57,955   $  72,958  $  61,092
Deferred rent receivable.....................................      14,881      14,860     14,337
Cash and cash equivalents, including restricted cash of
  $1,305 (June 1997 (unaudited)) $1,588 (1996) and $1,205
  (1995).....................................................       2,968       3,811      3,275
Deferred costs and other assets..............................       6,637       7,271      6,196
                                                               -----------  ---------  ---------
Total assets.................................................   $  82,441   $  98,900  $  84,900
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------
Mortgages and accrued interest payable.......................   $  80,053   $  90,245  $  80,750
Obligations under capital lease..............................      14,374      14,265     14,060
Deferred rent payable........................................      11,996      11,459     10,387
Accounts payable and other liabilities.......................       3,594       4,560      3,475
Owners' deficit
  SL Green Predecessor.......................................     (16,831)    (15,570)   (15,457)
  Other partners.............................................     (10,745)     (6,059)    (8,315)
                                                               -----------  ---------  ---------
Total owners' deficit........................................     (27,576)    (21,629)   (23,772)
                                                               -----------  ---------  ---------
Total liabilities and owner's deficit........................   $  82,441   $  98,900  $  84,900
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

2. INVESTMENT IN UNCOMBINED JOINT VENTURES (CONTINUED)

                                                    SIX MONTHS ENDED
                                                        JUNE 30,            YEAR ENDED DECEMBER 31,
                                                  --------------------  -------------------------------
                                                    1997       1996       1996       1995       1994
                                                  ---------  ---------  ---------  ---------  ---------
                                                      (UNAUDITED)
CONDENSED STATEMENTS OF OPERATIONS
Rental revenue and escalations..................  $  10,928  $   8,750  $  18,874  $  17,934  $  18,235
Other revenue...................................     --         --             28         18        129
                                                  ---------  ---------  ---------  ---------  ---------
Total revenues..................................     10,928      8,750     18,902     17,952     18,364
                                                  ---------  ---------  ---------  ---------  ---------
Interest........................................      4,163      3,767      7,743      7,785      7,721
Depreciation and amortization...................      1,982      1,740      3,580      3,768      3,401
Operating and other expenses....................      5,822      4,659     10,036      9,552      9,750
                                                  ---------  ---------  ---------  ---------  ---------
Total expenses..................................     11,967     10,166     21,359     21,105     20,872
                                                  ---------  ---------  ---------  ---------  ---------
Loss before outside partner's interest..........     (1,039)    (1,416)    (2,457)    (3,153)    (2,508)
Elimination of inter-company management fees....        180        175        355        335        377
Other partner share of the loss.................        295        424        694        904        708
                                                  ---------  ---------  ---------  ---------  ---------
Loss allocated to the SL Green Predecessor......  $    (564) $    (817) $  (1,408) $  (1,914) $  (1,423)
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------

    There are several business relationships with related parties which involve management, leasing and construction fee revenues and maintenance expense. Transactions relative to the aforementioned condensed combined statements of operations and balance sheets for the equity investees include the following before elimination of intercompany transactions:

                                        SIX MONTHS ENDED
                                            JUNE 30,            YEAR ENDED DECEMBER 31,
                                      --------------------  -------------------------------
                                        1997       1996       1996       1995       1994
                                      ---------  ---------  ---------  ---------  ---------
                                          (UNAUDITED)
Management fee expenses.............  $     348  $     293  $     622  $     563  $     624
Leasing commission expenses.........        293        167        218         48         80
Construction fees...................      1,186        180        185        376        809
Maintenance expenses................        151        122        227        132        164

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)

                               DECEMBER 31, 1996

3. DEFERRED COSTS

    Deferred costs consist of the following:


                                                              JUNE 30,
                                                                1997        1996       1995
                                                             -----------  ---------  ---------
                                                             (UNAUDITED)
Deferred financing.........................................   $   1,001   $     982  $     206
Deferred lease.............................................       1,709       1,613      1,365
Deferred offering..........................................         214          87     --
                                                             -----------  ---------  ---------
                                                                  2,924       2,682      1,571
Less accumulated amortization..............................      (1,363)     (1,311)    (1,122)
                                                             -----------  ---------  ---------
                                                              $   1,561   $   1,371  $     449
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------


4. MORTGAGE NOTES PAYABLE

    The mortgage notes payable collateralized by the respective properties and assignment of leases at June 30, 1997 and December 31, 1996 and 1995 are as follows:

                                                            MORTGAGE       ACCRUED
                                                             PAYABLE      INTEREST      MORTGAGE       ACCRUED      MORTGAGE
                               MORTGAGE NOTES               JUNE 30,      JUNE 30,       PAYABLE      INTEREST       PAYABLE
PROPERTY                     WITH FIXED INTEREST              1997          1997          1996          1996          1995
------------------  -------------------------------------  -----------  -------------  -----------  -------------  -----------
                                                                  (UNAUDITED)
1414 Avenue of the  First mortgage note with interest
  Americas          payable at 7.875%, due June 1,
                    2006(A)..............................   $   9,878     $     109     $   9,946     $      90     $  --
                                                           -----------        -----    -----------          ---    -----------
                    Total Fixed Rate Notes...............       9,878           109         9,946            90        --
                                                           -----------        -----    -----------          ---    -----------

                               MORTGAGE NOTES
                           WITH VARIABLE INTEREST
                    -------------------------------------
70 W 36th Street    First mortgage note with interest
                    payable at LIBOR plus 2%, due January
                    29, 2001.............................       6,568        --             6,664        --            12,700(B)
                                                           -----------        -----    -----------          ---    -----------
36 W 44th Street    First mortgage note with interest
                    based on LIBOR plus 3.4%, due
                    September 30, 1998...................      10,200        --            --            --            --
                                                           -----------        -----    -----------          ---    -----------
                    Note payable to Lehman Brothers
                    Holdings Inc., with interest based on
                    LIBOR plus 2.75%, due at the close of
                    the Formation Transaction(C).........       7,000            --            --            --            --
                    Total Variable Rate Notes............      23,768        --             6,664        --            12,700
                                                           -----------        -----    -----------          ---    -----------
                    Total Mortgage Notes Payable.........   $  33,646     $     109     $  16,610     $      90     $  12,700
                                                           -----------        -----    -----------          ---    -----------
                                                           -----------        -----    -----------          ---    -----------


                      ACCRUED
                     INTEREST
PROPERTY               1995
------------------  -----------

1414 Avenue of the
  Americas
                     $  --
                    -----------
                        --
                    -----------

70 W 36th Street

                         2,894(B)
                    -----------
36 W 44th Street

                        --
                    -----------

                            --
                         2,894
                    -----------
                     $   2,894
                    -----------
                    -----------


------------------------------

(A) SL Green Predecessor does not have the right to prepay the principal balance of the mortgage, in whole or in part, prior to May 31, 2004. If the mortgage is prepaid prior to May 31, 2004 a prepayment fee will be required based upon the greater of 1% of the outstanding principal balance of the mortgage or yield maintenance as defined by the mortgage agreement.

(B) In January, 1996, the first mortgage was bifurcated into a first and second mortgage; the second mortgage was acquired by an unrelated entity for no consideration. In December 1996 the holder of the second mortgage on 70 West 36th Street forgave the indebtedness for no consideration; as a result SL Green Predecessor recognized extraordinary income of $8,961.


(C) The Lehman Brothers Holdings Inc. loan is secured by partnership interests in certain Property-owning entities.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


4. MORTGAGE NOTES PAYABLE (CONTINUED)

PRINCIPAL MATURITIES

    Combined aggregate principal maturities of mortgages and notes payable as of December 31, 1996 are as follows:

1997...............................................................  $     330
1998...............................................................        341
1999...............................................................        353
2000...............................................................        367
2001...............................................................      6,085
Thereafter.........................................................      9,134
                                                                     ---------
                                                                     $  16,610
                                                                     ---------
                                                                     ---------

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the SL Green Predecessor could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    Cash equivalents and variable rate mortgages are carried at amounts which reasonably approximate their fair values.

    Estimated fair value is based on anticipated settlements in connection with the REIT formation, interest rates and other related factors currently available to the SL Green Predecessor for issuance of debt with similar terms and remaining maturities. The fair value for each mortgage approximates its carrying amount.

    Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

6. RENTAL INCOME

    The Properties are being leased to tenants under operating leases with expiration dates ranging from 1997 to 2011. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse the SL Green Predecessor for increases in certain operating costs and real estate taxes above their base year costs.

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


6. RENTAL INCOME (CONTINUED)
Approximate future minimum rents to be received over the next five years and thereafter for leases in effect at December 31, 1996 are as follows:

1997...............................................................  $   5,000
1998...............................................................      5,000
1999...............................................................      4,000
2000...............................................................      4,000
2001...............................................................      3,000
Thereafter.........................................................     11,000
                                                                     ---------
                                                                     $  32,000
                                                                     ---------
                                                                     ---------

7. RELATED PARTY TRANSACTIONS

    There are several business relationships with related parties, entities owned by Stephen L. Green or relatives of Stephen L. Green exclusive of the uncombined joint ventures (see note 2) which involve management, leasing, and construction fee revenues, rental income and maintenance expenses in the ordinary course of business. Transactions include the following:

                                                     SIX MONTHS ENDED                    YEAR ENDED
                                                         JUNE 30,                       DECEMBER 31,
                                             --------------------------------  -------------------------------
                                                  1997             1996          1996       1995       1994
                                             ---------------  ---------------  ---------  ---------  ---------

                                                       (UNAUDITED)
Management revenues........................     $     131        $      65     $     180  $     221  $     284
Leasing commission revenues................            39               27            37         36         64
Construction fees..........................           241              244            25         69        107
Rental income..............................            42               14            33         25     --
Maintenance expense........................            75               24            93         32         24

    Amounts due from related parties consist of:

                                                                                DECEMBER 31,
                                                                 JUNE 30    --------------------
                                                                  1997        1996       1995
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
SL Green Properties Inc......................................   $     924   $     507  $     517
First Quality Maintenance....................................         180         160        374
250 PAS, Associates, LP......................................         373         363     --
Officers.....................................................         181         156        125
                                                               -----------  ---------  ---------
                                                                $   1,658   $   1,186  $   1,016
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

    Due to related parties, represents amounts due to SL Green Properties Inc.

8. BENEFIT PLAN

    The building employees of the individual partnerships are covered by multi-employer defined benefit pension plans and post-retirement health and welfare plans. Contributions to these plans amounted to $30,

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


8. BENEFIT PLAN (CONTINUED)
$7 and $7 in 1996, 1995 and 1994, respectively; and $24 for the six months ended June 30, 1997. Separate actuarial information regarding such plans is not made available to the contributing employers by the union administrators or trustees, since the plans do not maintain separate records for each reporting unit.

9. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    On May 23, 1997 SL Green Predecessor entered into an agreement to purchase a mortgage, which is encumbered by the property located at 1372 Broadway, Manhattan New York, for approximately $52 million (with the right to acquire the fee interest for no additional consideration subsequent to December 31, 1997). On May 27, 1997 SL Green Predecessor entered into an agreement to purchase the net lease on the property located at 1140 Avenue of the Americas, Manhattan New York, for approximately $20.9 million. It is anticipated that both transactions will close at the time of the Offering. In June 1997, SL Green Predecessor acquired an option to acquire 50 West 23rd Street at a purchase price of approximately $36.0 million. It is anticipated that SL Green Predecessor will acquire the Property, within thirty days after the closing.

CONTINGENCIES

    SL Green Predecessor is party to a variety of legal proceedings relating to the ownership of the properties and it's activities with regard to its construction, management and leasing businesses, arising in the ordinary course of business. SL Green Predecessor's management believes that substantially all of these liabilities are covered by insurance. All of these matters, taken together, are not expected to have a material adverse impact on the SL Green Predecessor's financial position, results of operations or cash flows .

10. ENVIRONMENTAL MATTERS

    The management of SL Green Predecessor believes that the properties are in compliance in all material respects with applicable federal, state and local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that management believes would have a material adverse impact on SL Green Predecessor's financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

11. SUBSEQUENT EVENTS

    Lehman Brothers Holdings Inc. ("LBHI"), an affiliate of Lehman Brothers Inc., entered into a credit agreement with Green Realty LLC, an affiliate of SL Green Predecessor, pursuant to which LBHI agreed to loan to Green Realty LLC up to $35 million (the "LBHI Loan") which will be used to acquire the remaining interests in the investment partnerships (see note 2) and certain acquisition properties, to fund property related operating expenses, to fund organizational expenses of the REIT and to purchase short-term United States Treasury Instruments. The LBHI Loan is secured by certain partnerships interest in SL Green Predecessor, the treasury securities and the stock of SL Green Properties Inc., an affiliate of SL Green Predecessor, and has been guaranteed by SL Green Management Corp. and SL Green Properties, Inc. On June 25, 1997 the LBHI Loan was increased up to $46 million (unaudited).

                              SL GREEN PREDECESSOR
             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                         COLUMN D
                                                                    -------------------
                                                   COLUMN C          COST CAPITALIZED
                                             --------------------
                                                                       SUBSEQUENT TO
                                                 INITIAL COST           ACQUISITION
          COLUMN A              COLUMN B     --------------------   -------------------
----------------------------  -------------          BUILDING AND          BUILDING AND
        DESCRIPTION            ENCUMBRANCE    LAND   IMPROVEMENTS   LAND   IMPROVEMENTS
----------------------------  -------------  ------  ------------   ----   ------------
70 West 36th St.,                   $ 6,664  $1,517    $ 7,700       $0       $7,063
  New York, NY                 (1 mortgage)

1414 Avenue of the Americas,         10,036   2,948      6,790        0          266
  New York, NY                 (1 mortgage)
                              -------------  ------  ------------   ----      ------
                              (1)   $16,700  $4,465    $14,490       $0       $7,329
                              -------------  ------  ------------   ----      ------
                              -------------  ------  ------------   ----      ------


                                                                                                     COLUMN E
                                                                                          ------------------------------

                                                                                          GROSS AMOUNT AT WHICH CARRIED

                                                                                                AT CLOSE OF PERIOD
          COLUMN A                                                                        ------------------------------
----------------------------                                                                      BUILDING AND
        DESCRIPTION                                                                        LAND   IMPROVEMENTS    TOTAL
----------------------------                                                              ------  ------------   -------
70 West 36th St.,                                                                         $1,517    $14,763      $16,280
  New York, NY
1414 Avenue of the Americas,                                                               2,948      7,056       10,004
  New York, NY
                                                                                          ------  ------------   -------
                                                                                          $4,465    $21,819      $26,284
                                                                                          ------  ------------   -------
                                                                                          ------  ------------   -------


                               COLUMN F       COLUMN G
          COLUMN A            -----------   ------------
----------------------------  ACCUMULATED     DATE OF
        DESCRIPTION           DEPRECIATION  CONSTRUCTION
----------------------------  -----------   ------------
70 West 36th St.,               $5,625
  New York, NY
1414 Avenue of the Americas,        96
  New York, NY
                              -----------
                                $5,721
                              -----------
                              -----------


                                                                        COLUMN I
                                                           COLUMN H  ---------------
          COLUMN A                                         --------   LIFE ON WHICH
----------------------------                                 DATE    DEPRECIATION IS
        DESCRIPTION                                        ACQUIRED     COMPUTED
----------------------------                               --------  ---------------
70 West 36th St.,                                          12/19/84     Various
  New York, NY
1414 Avenue of the Americas,                               6/18/96      Various
  New York, NY


------------------------
(1) Encumbrance includes accrued interest of $90

                              SL GREEN PREDECESSOR

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


    The changes in real estate for the three years ended December 31, 1996 are as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
Balance at beginning of period...............................  $  15,559  $  15,190  $  14,801
Improvements.................................................     10,725        369        389
                                                               ---------  ---------  ---------
Balance at end of period.....................................  $  26,284  $  15,559  $  15,190
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1996 was approximately $26,284.

    The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures, for the three years ended December 31, 1996 are as follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Balance at beginning of period...................................  $   5,025  $   4,508  $   3,930
Depreciation for period..........................................        696        517        578
                                                                   ---------  ---------  ---------
Balance at end of period.........................................  $   5,721  $   5,025  $   4,508
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

The Partners, Members and Stockholders
SL Green Predecessor

    We have audited the accompanying combined balance sheets of the uncombined joint ventures of SL Green Predecessor as of December 31, 1996 and 1995 and the related combined statements of operations, owners' deficit and cash flows for each of the three years in the period ended December 31, 1996. We have also audited the financial statement schedule listed on the Index to financial statements included in the Prospectus. These financial statements and financial statement schedule are the responsibility of SL Green Predecessor's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly in all material respects, the combined financial position of the uncombined joint ventures of SL Green Predecessor at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information required to be set forth therein.

                                          /S/ Ernst & Young LLP

New York, New York
April 16, 1997

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                DECEMBER 31,
                                                                JUNE 30,    --------------------
                                                                  1997        1996       1995
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
                           ASSETS
Commercial real estate properties, at cost (NOTES 2 AND 5):
    Land.....................................................   $   3,666   $   6,366  $   3,666
    Buildings and improvements...............................      64,355      75,307     63,224
    Property under capital lease.............................      12,208      12,208     12,208
                                                               -----------  ---------  ---------
                                                                   80,229      93,881     79,098
    Less accumulated depreciation............................     (22,274)    (20,923)   (18,006)
                                                               -----------  ---------  ---------
                                                                   57,955      72,958     61,092
Cash and cash equivalents....................................       1,663       2,223      2,070
Restricted cash..............................................       1,305       1,588      1,205
Deferred rents receivable....................................      14,881      14,860     14,337
Deferred costs, net (NOTE 3).................................       4,337       4,812      4,771
Other assets.................................................       2,300       2,459      1,425
                                                               -----------  ---------  ---------
Total assets.................................................   $  82,441   $  98,900  $  84,900
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------
               LIABILITIES AND OWNERS' DEFICIT
Mortgages and note payable (NOTE 2)..........................   $  63,724   $  74,827  $  66,301
Accrued interest payable (NOTE 2)............................      16,329      15,418     14,449
Obligations under capital lease (NOTE 5).....................      14,374      14,265     14,060
Deferred rent payable........................................      11,996      11,459     10,387
Accounts payable and accrued expenses........................         576       1,200        432
Accounts payable to related parties (NOTE 6).................         628         688        779
Security deposits............................................       2,390       2,672      2,264
                                                               -----------  ---------  ---------
Total liabilities............................................     110,017     120,529    108,672
Commitments, contingencies and other comments
  (NOTES 5, 7, 8 AND 9)
Owners' deficit:
  SL Green Predecessor.......................................     (16,831)    (15,570)   (15,457)
  Other partners.............................................     (10,745)     (6,059)    (8,315)
                                                               -----------  ---------  ---------
Total owners' deficit........................................     (27,576)    (21,629)   (23,772)
                                                               -----------  ---------  ---------
Total liabilities and owners' deficit........................   $  82,441   $  98,900  $  84,900
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

                            See accompanying notes.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,            YEAR ENDED DECEMBER 31,
                                           --------------------  -------------------------------
                                             1997       1996       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
Revenues:
  Rental revenue (NOTE 5)................  $  10,203  $   8,239  $  17,386  $  16,519  $  16,559
  Escalation and reimbursement revenues
    (NOTE 5).............................        725        511      1,488      1,415      1,676
  Other income...........................     --         --             28         18        129
                                           ---------  ---------  ---------  ---------  ---------
Total revenues...........................     10,928      8,750     18,902     17,952     18,364
                                           ---------  ---------  ---------  ---------  ---------

Expenses:
  Operating expenses:
    Other................................      1,949      1,314      3,115      2,931      3,014
    Related parties......................        499        415        849        695        788
  Real estate taxes......................      1,461      1,064      2,316      2,183      2,215
  Rent expense (NOTE 5)..................      1,913      1,866      3,756      3,743      3,733
  Interest (NOTE 2)......................      4,163      3,767      7,743      7,785      7,721
  Depreciation and amortization..........      1,982      1,740      3,580      3,768      3,401
                                           ---------  ---------  ---------  ---------  ---------
Total expenses...........................     11,967     10,166     21,359     21,105     20,872
                                           ---------  ---------  ---------  ---------  ---------
Net loss.................................  $  (1,039) $  (1,416) $  (2,457) $  (3,153) $  (2,508)
                                           ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------

                            See accompanying notes.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                     COMBINED STATEMENTS OF OWNERS' DEFICIT

                             (DOLLARS IN THOUSANDS)

                                                              SL GREEN &
                                                               RELATED     ALL OTHER
                                                               ENTITIES    PARTNERS
                                                             ------------  ---------
BALANCE AT JANUARY 1, 1994.................................     $(11,649)  $  (7,384) $ (19,033)
  Distributions............................................       --          --         --
  Contributions............................................          178         619        797
  Net loss for the year ended December 31, 1994............       (1,800)       (708)    (2,508)
                                                             ------------  ---------  ---------

BALANCE AT DECEMBER 31, 1994...............................      (13,271)     (7,473)   (20,744)
  Distributions............................................       --          --         --
  Contributions............................................           63          62        125
  Net loss for the year ended December 31, 1995............       (2,249)       (904)    (3,153)
                                                             ------------  ---------  ---------

BALANCE AT DECEMBER 31, 1995...............................      (15,457)     (8,315)   (23,772)
  Distributions............................................       --          (1,150)    (1,150)
  Contributions............................................        1,650       4,100      5,750
  Net loss for the year ended December 31, 1996............       (1,763)       (694)    (2,457)
                                                             ------------  ---------  ---------

BALANCE AT DECEMBER 31, 1996...............................      (15,570)     (6,059)   (21,629)
  Distributions (unaudited)................................          (86)       (314)      (400)
  Other--reclassification of joint venture to combined
    property                                                        (880)     (4,463)    (5,343)
  Contributions (unaudited)................................          450         385        835
  Net loss for the six months ended June 30, 1997
    (unaudited)............................................         (745)       (294)    (1,039)
                                                             ------------  ---------  ---------

BALANCE AT JUNE 30, 1997 (UNAUDITED).......................     $(16,831)  $ (10,745) $ (27,576)
                                                             ------------  ---------  ---------
                                                             ------------  ---------  ---------

                            See accompanying notes.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)


                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,            YEAR ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                       (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                                           $  (1,039) $  (1,416) $  (2,457) $  (3,153) $  (2,508)
Adjustments to reconcile net loss to net cash provided by (used
  in) operating activities:
  Depreciation and amortization..................................      1,982      1,740      3,580      3,768      3,401
  Deferred rents receivable......................................       (271)      (217)      (524)      (370)      (985)
  Other..........................................................         93     --         --         --         --
Changes in operating assets and liabilities:
  Restricted cash................................................       (133)        49       (383)        70         90
  Deferred costs.................................................       (326)      (261)      (705)       (54)      (640)
  Other assets...................................................       (363)       171     (1,033)       (75)       432
  Accounts payable and accrued expenses..........................       (511)       (55)       768       (192)      (757)
  Accounts payable to related parties............................        (60)       (26)       (91)      (124)      (353)
  Security deposits..............................................        133        104        409       (102)      (315)
  Accrued interest on mortgage notes payable.....................        911        702        969      1,781      1,585
                                                                   ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) operating activities..............        416        791        533      1,549        (50)
                                                                   ---------  ---------  ---------  ---------  ---------
INVESTING ACTIVITIES
Additions to land, buildings and improvements....................       (969)      (422)    (4,583)      (690)    (1,963)
                                                                   ---------  ---------  ---------  ---------  ---------
Net cash used in investing activities............................       (969)      (422)    (4,583)      (690)    (1,963)
                                                                   ---------  ---------  ---------  ---------  ---------
FINANCING ACTIVITIES
Proceeds from mortgage notes payable.............................     --         --         --         --         11,899
Payments of mortgage notes payable...............................       (903)      (815)    (1,674)    (1,531)   (13,176)
Cash distributions to owners.....................................       (400)    (1,150)    (1,150)    --         --
Cash contributions from owners...................................        835        550      5,750        125        797
Capitalized lease obligations....................................        646        636      1,277      1,532      1,628
                                                                   ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) financing activities..............        178       (779)     4,203        126      1,148
                                                                   ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents.............       (375)      (410)       153        985       (865)
Cash transfer related to Praedium Bar Associates, LLC presented
  as a combined entity...........................................       (185)    --         --         --         --
Cash and cash equivalents at beginning of period.................      2,223      2,070      2,070      1,085      1,950
                                                                   ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period.......................  $   1,663  $   1,660  $   2,223  $   2,070  $   1,085
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Supplemental cash flow disclosures
Interest paid....................................................  $   3,252  $   3,065  $   6,774  $   6,004  $   6,136
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Supplemental schedule of non cash investing and financing
  activities: (unaudited)
  Assumption of mortgage in connection with property
    acquisition..................................................     --         --      $  10,200     --         --
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------


    On June 30, 1997 the remaining interest of Praedium Bar Associates, LLC ("Praedium Bar") was purchased by an affiliate of Stephen L. Green. In connection with the purchase as of June 30, 1997, the assets and liabilities of Praedium Bar have been excluded from the financial statements of the uncombined joint ventures of SL Green Predecessor and have been presented in the combined financial statements of SL Green Predecessor. The assets, liabilities and owners' equity of Praedium Bar as of June 30, 1997 are as follows:

Commercial real estate property, net.....................................................  $  14,383
Total assets.............................................................................     16,174
Mortgage notes payable...................................................................     10,200
Total liabilities........................................................................     10,831
Owners' equity...........................................................................      5,343

                            See accompanying notes.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                          NOTES TO COMBINED STATEMENTS


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    The uncombined joint ventures of SL Green Predecessor are engaged in the business of owning, managing and leasing, and repositioning Class B office properties in Manhattan, New York.

PROPOSED TRANSACTIONS

    Concurrently with the consummation of an initial public offering of SL Green Realty Corp. (the "REIT") Common Stock (the "Offering"), which is expected to be completed in 1997 the REIT and a newly formed limited partnership, SL Green Operating Partnership, L.P. (the "Operating Partnership"), together with the partners and members of the affiliated partnerships of the SL Green Predecessor and other parties which hold ownership interests in the properties (collectively, the "Participants"), will engage in certain formation transactions (the "Formation Transactions"). The Formation Transactions are designed to (i) enable the REIT to raise the necessary capital to acquire the remaining interests in the properties and repay certain mortgage debt relating thereto and pay other indebtedness, (ii) enable the REIT to acquire properties,
(iii) fund costs, capital expenditures, and working capital, (iv) provide a vehicle for future acquisitions, (v) enable the REIT to comply with certain requirements under the Federal income tax laws and regulations relating to real estate investment trusts, and (vi) preserve certain tax advantages for certain Participants.

    The operations of the REIT will be carried on primarily through the Operating Partnership in order to assist the REIT and the Participants in forming the REIT under the Internal Revenue Code of 1986. The REIT will be the sole general partner in the Operating Partnership. The Operating Partnership will receive a contribution of interests in the real estate properties as well as 95% of the economic interest in the management, leasing and construction companies (the "Service Corporations") which service third party properties, in exchange for units of limited partnership interests in the Operating Partnership and/or cash. The REIT will be fully integrated self-administered and self-managed.

PRINCIPLES OF COMBINATION

    The uncombined joint ventures of the SL Green Predecessor is not a legal entity but rather a combination of real estate properties (collectively, the "Properties") and interests in entities that are organized as partnerships and a limited liability company. The operations of the properties are included in the financial statements of the SL Green Predecessor from the date of acquisition and management. All significant intercompany transactions and balances have been eliminated in combination.

    Capital contributions, distributions and profits and losses are allocated to the owners in accordance with the terms of the applicable agreements.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The joint ventures included in the accompanying combined financial statements include partnerships and a limited liability company which are managed but not controlled by the SL Green Predecessor, are as follows:

PARTNERSHIPS/LIMITED                                                  SL GREEN PREDECESSOR
LIABILITY COMPANY                                    PROPERTY         PERCENTAGE OWNERSHIP      OWNERSHIP TYPE
--------------------------------------------  ----------------------  ---------------------  ---------------------
673 First Realty Company....................  673 First Avenue                  67.0%           Co-general partner
29/35 Realty Associates, LP.................  29 West 35th Street               21.5%           Co-general partner
470 Park South Associates, LP...............  470 Park Avenue South             65.0%           Co-general partner
Praedium Bar Associates, LLC................  36 West 44th Street               10.0%(A)     Has veto rights
  ("Praedium Bar")                                                                           relating to sale and
                                                                                             financing

(A) Praedium Bar acquired the first mortgage related to the property in October, 1996 which provides for substantially all the economic interest in the property and has the sole right to purchase the fee interest, (the property deed is in escrow), for a nominal cost; accordingly SL Green Predecessor has accounted for Praedium Bar investment as an ownership in the property. On June 30, 1997, the majority owner of SL Green Predecessor purchased the remaining 90% interest in Praedium Bar Associates, LLC for $6.3 million (unaudited).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE

    Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The SL Green Predecessor adopted SFAS No. 121 in the first quarter of 1996. Through June 30, 1997 (unaudited), December 31, 1996 no indicators of impairment were present and no impairment losses have been recorded in any of the periods presented.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) DEPRECIATION OF REAL ESTATE PROPERTIES

    Depreciation and amortization is computed on the straight-line method as follows:

CATEGORY                                                             TERM
----------------------------------------------  ----------------------------------------------
Building......................................  40 years
Property under capital lease..................  49 years
Building improvements.........................  remaining life of the building
Tenant improvements...........................  remaining life of the lease

    Depreciation expense including the amortization of the capital lease amounted to $2,917, $2,999 and $2,869 in 1996, 1995 and 1994 respectively. For the unaudited six months ended June 30, 1997 depreciation expense amounted to $1,594.

CASH AND CASH EQUIVALENTS

    The SL Green Predecessor considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

    Restricted cash consists of security deposits.

REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying combined balance sheets. Contractually due but unpaid rents are included in other assets on the accompanying combined balance sheets. Certain lease agreements provide for reimbursement of real estate taxes, insurance and certain common area maintenance costs and rental increases tied to increases in certain economic indexes.

DEFERRED LEASE COSTS

    Deferred lease costs consist of fees and direct costs incurred to initiate and renew operating leases, and are amortized on a straight-line basis over the initial lease term or renewal period as appropriate.

DEFERRED FINANCING COSTS

    Deferred financing costs are amortized over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is retired before maturity.

CAPITALIZED INTEREST

    Interest for borrowings used to fund development and construction is capitalized to individual property costs.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RENT EXPENSE--LAND

    Rent expense is recognized on a straight-line basis over the initial term of the lease. The excess of the rent expense recognized over the amounts contractually due pursuant to the underlining lease is included in the deferred lease payable in the accompanying combined balance sheets.

INCOME TAXES

    The entities in the SL Green Predecessor are not taxpaying entities for Federal income tax purposes, and, accordingly, no provision or credit has been made in the accompanying financial statements for Federal income taxes. Owners' allocable shares of taxable income or loss are reportable on their income tax returns.

CONCENTRATION OF REVENUE AND CREDIT RISK

    Approximately 60% of the SL Green Predecessor's revenue for the three years ended December 31, 1996 were derived from 673 First Avenue. The loss or a material decrease in revenues from this building for any reason may have a material adverse effect on the SL Green Predecessor. In addition approximately 30% of the SL Green Predecessor's revenue for the three years ended December 31, 1996 were derived from three tenants, (Society of NY Hospital, Kallir, Phillips, Ross, Inc. and UNICEF), which lease space in the 673 First Avenue building.

    Management of the SL Green Predecessor performs on going credit evaluations of its tenants and requires certain tenants to provide security deposits.

INTERIM UNAUDITED FINANCIAL INFORMATION

    The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth herein.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


2. MORTGAGE NOTES PAYABLE

    The mortgage notes payable collateralized by the respective properties and assignment of leases at December 31, 1996 and 1995 and June 30, 1997 are as follows:

                                                    MORTGAGE     ACCRUED
                                                     PAYABLE    INTEREST    MORTGAGE   ACCRUED  MORTGAGE   ACCRUED
                         MORTGAGE NOTES WITH FIXED  JUNE 30,    JUNE 30,    PAYABLE    INTEREST PAYABLE    INTEREST
PROPERTY                         INTEREST             1997        1997        1996      1996      1995      1995
--------------------------------------------------  ---------   ---------   --------   -------  --------   -------
                                                         (UNAUDITED)
29 W 35th Street         First mortgage note with
                           interest payable at
                           8.464%, due February 1,
                           2001                      $ 3,008     $    21    $ 3,040    $   21   $ 3,096    $   28
673 First Avenue         First mortgage note with
                           interest payable at
                           9.0%, due December 13,
                           2003                       18,740       --        19,439      --      20,736      --
470 Park Avenue South    First mortgage note with
                           interest payable at
                           8.25%, due April 1,
                           2004                       10,985          77     11,132        77    11,407        78
470 Park Avenue South    Second mortgage note with
                           interest payable at
                           10.0%, due October 31,
                           1999                        1,042           8      1,067         9     1,113      --
(A) 470 Park Avenue South Third mortgage note with
                           interest payable at
                           10.98%, due September
                           30, 2001                   13,000      10,618     13,000    10,204    13,000    10,376
                                                    ---------   ---------   --------   -------  --------   -------
                         Total Fixed Rate Notes       46,775      10,724     47,678    10,311    49,352    10,482
                                                    ---------   ---------   --------   -------  --------   -------


                            MORTGAGE NOTES WITH
                             VARIABLE INTEREST
                         -------------------------
36 W 44th Street         First mortgage note with
                           interest based on LIBOR
                           + 3.4%, due September
                           30, 1998                    --          --        10,200      --       --         --
673 First Avenue         Second mortgage note with
                           interest based on
                           adjusted LIBOR rate, as
                           defined by the mortgage
                           agreement, or Prime +
                           1.0%, due January 1,
                           2014                       15,180       5,107     15,180     4,574    15,180      --
                                                    ---------   ---------   --------   -------  --------
                         Total Variable Rate Notes    15,180       5,107     25,380     4,574    15,180      --
                                                    ---------   ---------   --------   -------  --------

                              UNSECURED NOTE
                         -------------------------
673 First Avenue         Unsecured note with
                           interest based on Prime
                           plus1.0%, due January
                           1, 2014                     1,769         498      1,769       533     1,769     3,967
                                                    ---------   ---------   --------   -------  --------   -------
                         Total Unsecured Note          1,769         498      1,769       533     1,769     3,967
                                                    ---------   ---------   --------   -------  --------   -------
                         Total Mortgage and Note
                           Payable                   $63,724     $16,329    $74,827    $15,418  $66,301    $14,449
                                                    ---------   ---------   --------   -------  --------   -------
                                                    ---------   ---------   --------   -------  --------   -------

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


2. MORTGAGE NOTES PAYABLE (CONTINUED)
An analysis of the mortgages is as follows:

                                                    MORTGAGE     ACCRUED
                                                     PAYABLE    INTEREST    MORTGAGE   ACCRUED  MORTGAGE   ACCRUED
                                                     JUNE 30     JUNE 30    PAYABLE    INTEREST PAYABLE    INTEREST
MORTGAGE TYPE                                         1997        1997        1996      1996      1995      1995
--------------------------------------------------  ---------   ---------   --------   -------  --------   -------
                                                         (UNAUDITED)
First mortgages                                      $32,733     $    98    $43,811    $   98   $35,239    $  106
Second mortgages                                      16,222       5,115     16,247     4,583    16,293      --
Third mortgage                                        13,000      10,618     13,000    10,204    13,000    10,376
Unsecured note                                         1,769         498      1,769       533     1,769     3,967
                                                    ---------   ---------   --------   -------  --------   -------
                                                     $63,724     $16,329    $74,827    $15,418  $66,301    $14,449
                                                    ---------   ---------   --------   -------  --------   -------
                                                    ---------   ---------   --------   -------  --------   -------

------------------------

(A) 470 PARK AVENUE SOUTH

    The third mortgage requires the monthly payment of minimum interest at 6%. The difference between the minimum interest and the base interest of 10.98% may be deferred until the maturity of the mortgage. The mortgage requires additional interest of 50% of adjusted gross revenue, as defined in the mortgage agreement, of the property for the applicable loan year. If the total loan balance exceeds 90% of the appraised value in lieu of payments of additional interest all of the adjusted gross revenue shall be paid and applied as a reduction of the principal indebtedness until such time as the loan balance is reduced to 90% of the appraised value. Upon payment of the outstanding principal balance at maturity or on another date shared appreciation interest, as defined in the mortgage agreement will be due. The holder of the mortgage is entitled to an annual rate of return on the mortgage of 13%. If the annual rate of return is less than 13%, the share appreciation interest will be increased to the percentage necessary to provide the mortgage holder with such return. Additional interest of $19 and $55 were due in 1996 and 1994 respectively. These amounts were unpaid as of December 31, 1996.

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


2. MORTGAGE NOTES PAYABLE (CONTINUED)

PRINCIPAL MATURITIES

    Combined aggregate principal maturities of mortgages and notes payable as of December 31, 1996 are as follows:

1997...............................................................  $   1,841
1998...............................................................     12,208
1999...............................................................      2,183
2000...............................................................      3,216
2001...............................................................      4,448
Thereafter.........................................................     50,931
                                                                     ---------
                                                                     $  74,827
                                                                     ---------
                                                                     ---------

3. DEFERRED COSTS

    Deferred costs consist of the following:

                                                  JUNE 30,
                                                    1997        1996       1995
                                                 -----------  ---------  ---------
                                                 (UNAUDITED)
Deferred financing.............................   $   3,135   $   3,372  $   3,108
Deferred lease.................................       7,465       7,415      7,001
                                                 -----------  ---------  ---------
                                                     10,600      10,787     10,109
Less accumulated amortization..................      (6,263)     (5,975)    (5,338)
                                                 -----------  ---------  ---------
                                                  $   4,337   $   4,812  $   4,771
                                                 -----------  ---------  ---------
                                                 -----------  ---------  ---------

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the SL Green Predecessor could realize on disposition of financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    Cash equivalents and variable rate mortgages are carried at amounts which reasonably approximate their fair values.

    Estimated fair value is based on anticipated settlement in connection with the REIT formation, interest rates and other related factors currently available to the SL Green Predecessor for issuance of debt with similar terms and remaining maturities. The fair value by mortgage type as of December 31, 1996 is as follows:

MORTGAGE TYPE                                                     CARRYING AMOUNT   FAIR VALUE
----------------------------------------------------------------  ----------------  -----------
First Mortgages.................................................     $   43,811      $  44,369
Second Mortgages................................................         16,247          6,067
Third Mortgages.................................................         13,000         12,000
Unsecured Note..................................................          1,769              0

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


4. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

5. LEASE AGREEMENTS

OPERATING LEASE

    The SL Green Predecessor is the lessor and sub-lessor of commercial buildings under operating leases with expiration dates ranging from 1997 to 2031. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse the SL Green Predecessor for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for leases in effect at December 31, 1996 are as follows:

1997..............................................................  $  18,466
1998..............................................................     18,463
1999..............................................................     18,713
2000..............................................................     18,468
2001..............................................................     18,188
Thereafter........................................................     54,085
                                                                    ---------
                                                                    $ 146,383
                                                                    ---------
                                                                    ---------

CAPITAL LEASE

    In April 1988, the SL Green Predecessor entered into a lease agreement for property at 673 First Avenue in New York City, which has been capitalized for financial statement purposes. Land was estimated to be approximately 70% of the fair market value of the property. The portion of the lease attributed to land is classified as an operating lease and the remainder as a capital lease. The initial lease term is 49 years with an option for an additional 26 years. Beginning in lease year 11 and 25, the lessor is entitled to additional rent as defined by the lease agreement.

    Future minimum rental payments under two land operating leases as of December 31, 1996 were as follows:

1997..............................................................  $   2,753
1998..............................................................      2,753
1999..............................................................      2,753
2000..............................................................      2,870
2001..............................................................      3,103
Thereafter........................................................    156,820
                                                                    ---------
                                                                    $ 171,052
                                                                    ---------
                                                                    ---------

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


5. LEASE AGREEMENTS (CONTINUED)
    Rent expense amounted to approximately $3.7 million for each year ended December 31, 1996, 1995 and 1994, respectively. For the unaudited six months ended June 30, 1997 rent expense amounted to approximately $1,913.

CAPITAL LEASE--BUILDING

    Leased property consists of the following:

                                                  JUNE 30,
                                                    1997        1996       1995
                                                 -----------  ---------  ---------
                                                 (UNAUDITED)
Building.......................................   $  12,208   $  12,208  $  12,208
Less accumulation amortization.................       2,222       2,035      1,785
                                                 -----------  ---------  ---------
Leased property, net...........................   $   9,986   $  10,173  $  10,423

    Future minimum payments under the capitalized building lease, including the present value of net minimum lease payments as of December 31, 1996 are as follows:

1997..............................................................  $   1,140
1998..............................................................      1,140
1999..............................................................      1,140
2000..............................................................      1,177
2001..............................................................      1,290
Thereafter........................................................     64,176
                                                                    ---------
Total minimum lease payments......................................     70,063
Amount representing interest......................................    (55,798)
                                                                    ---------
Present value of net minimum capital lease payments...............  $  14,265
                                                                    ---------
                                                                    ---------

6. RELATED PARTY TRANSACTIONS

    There are several business relationships with related parties which involve management, leasing, and construction fee revenues and maintenance expenses in the ordinary course of business. Transactions include the following:

                                     SIX MONTHS ENDED
                                         JUNE 30,                YEAR ENDED DECEMBER 31,
                                   --------------------  ---------------------------------------
                                     1997       1996       1996         1995           1994
                                   ---------  ---------  ---------  -------------  -------------
                                       (UNAUDITED)
Management expenses..............  $     348  $     293  $     622    $     563      $     624
Leasing commission's.............        293        167        218           48             80
Construction fees................      1,186        180        185          376            809
Maintenance expenses.............        151        122        227          132            164

                          UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

                    NOTES TO COMBINED STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


6. RELATED PARTY TRANSACTIONS (CONTINUED)
    Amounts due to related parties consist of:

                                                                         DECEMBER 31,
                                                        JUNE 30,     --------------------
                                                          1997         1996       1995
                                                      -------------  ---------  ---------
                                                       (UNAUDITED)
SL Green Management, Corp...........................    $     503    $     512  $     503
Other partners......................................          125          176        276
                                                            -----    ---------  ---------
                                                        $     628    $     688  $     779
                                                            -----    ---------  ---------
                                                            -----    ---------  ---------

7. BENEFIT PLAN

    The building employees of the individual partnerships are covered by multi-employer defined benefit pension plans and post-retirement health and welfare plans. Contributions to these plans amounted to $42, $30 and $32 in 1996, 1995 and 1994, respectively; and $27 for the six months ended June 30, 1997. Separate actuarial information regarding such plans is not made available to the contributing employers by the union administrators or trustees, since the plans do not maintain separate records for each reporting unit.

8. CONTINGENCIES

    SL Green Predecessor is party to a variety of legal proceedings relating to the ownership of the properties and SL Green Predecessor activities with regard to its construction, management and leasing businesses respectively, arising in the ordinary course of business. SL Green Predecessor management believes that substantially all of these liabilities are covered by insurance. All of these matters, taken together, are not expected to have a material adverse impact on the uncombined joint venture of SL Green Predecessor's, financial position, results of operations or cash flows.

9. ENVIRONMENTAL MATTERS

    The management of SL Green Predecessor believes that the properties are in compliance in all material respects with applicable federal, state and local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that management believes would have a material adverse impact on SL Green Predecessor's financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

                        THE UNCOMBINED JOINT VENTURES OF

                              SL GREEN PREDECESSOR

       SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

                               DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                                           COLUMN D
                                                                     --------------------
                                                   COLUMN C            COST CAPITALIZED
                                             ---------------------
                                                                        SUBSEQUENT TO
                                                 INITIAL COST            ACQUISITION
          COLUMN A              COLUMN B     ---------------------   --------------------
----------------------------  -------------          BUILDINGS AND          BUILDINGS AND
        DESCRIPTION            ENCUMBRANCE    LAND   IMPROVEMENTS    LAND   IMPROVEMENTS
----------------------------  -------------  ------  -------------   ----   -------------
673 First Avenue,                   $39,193) $    0     $12,208       $0       $28,509
New York, NY                   (2 mortgages

29 West 35th Street                   3,061)    216       1,945        0         2,539
New York, New York              (1 mortgage

470 Park Avenue South                35,489)  3,450      22,184        0         9,015
New York, New York             (3 mortgages

36 West 44th Street                  10,200)  2,700      11,115        0             0
New York, New York              (1 mortgage
                              -------------  ------  -------------   ----   -------------
                                (1) $87,943  $6,366     $47,452       $0       $40,063
                              -------------  ------  -------------   ----   -------------
                              -------------  ------  -------------   ----   -------------


                                                                                                       COLUMN E
                                                                                            -------------------------------

                                                                                             GROSS AMOUNT AT WHICH CARRIED

                                                                                                  AT CLOSE OF PERIOD
          COLUMN A                                                                          -------------------------------
----------------------------                                                                        BUILDINGS AND
        DESCRIPTION                                                                          LAND   IMPROVEMENTS     TOTAL
----------------------------                                                                ------  -------------   -------
673 First Avenue,                                                                           $    0     $40,717      $40,717
New York, NY
29 West 35th Street                                                                            216       4,484        4,700
New York, New York
470 Park Avenue South                                                                        3,450      31,199       34,649
New York, New York
36 West 44th Street                                                                          2,700      11,115       13,815
New York, New York
                                                                                            ------  -------------   -------
                                                                                            $6,366     $87,515      $93,881
                                                                                            ------  -------------   -------
                                                                                            ------  -------------   -------


                               COLUMN F       COLUMN G
          COLUMN A            -----------   ------------
----------------------------  ACCUMULATED     DATE OF
        DESCRIPTION           DEPRECIATION  CONSTRUCTION
----------------------------  -----------   ------------
673 First Avenue,               $ 9,723
New York, NY
29 West 35th Street               1,765
New York, New York
470 Park Avenue South             9,369
New York, New York
36 West 44th Street                  66
New York, New York
                              -----------
                                $20,923
                              -----------
                              -----------


                                                                        COLUMN I
                                                           COLUMN H  ---------------
          COLUMN A                                         --------   LIFE ON WHICH
----------------------------                                 DATE    DEPRECIATION IS
        DESCRIPTION                                        ACQUIRED     COMPUTED
----------------------------                               --------  ---------------
673 First Avenue,                                          4/28/88      Various
New York, NY
29 West 35th Street                                        6/21/83      Various
New York, New York
470 Park Avenue South                                      9/15/86      Various
New York, New York
36 West 44th Street                                        10/01/96     Various
New York, New York


------------------------

(1) Encumbrance includes accrued interest of $14,885 and excludes principal and interest of an unsecured note of $2,302.

                        THE UNCOMBINED JOINT VENTURES OF
                              SL GREEN PREDECESSOR

       SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996


    The changes in real estate for the three years ended December 31, 1996 are as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
Balance at beginning of period...............................  $  79,098  $  78,408  $  76,445
Improvements.................................................     14,783        690      1,963
                                                               ---------  ---------  ---------
Balance at end of period.....................................  $  93,881  $  79,098  $  78,408
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1996 was $81,673.

    The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures, for the three years ended December 31, 1996 are as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
Balance at beginning of period...............................  $  18,006  $  15,007  $  12,138
Depreciation for period......................................      2,917      2,999      2,869
                                                               ---------  ---------  ---------
Balance at end of period.....................................  $  20,923  $  18,006  $  15,007
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

To the Partners, Members, and Shareholders of
SL Green Realty Corp.

    We have audited the statement of revenues and certain expenses of the property at 1414 Avenue of the Americas as described in Note 1, for the year ended December 31, 1995. The financial statement is the responsibility of management of 1414 Avenue of the Americas. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of SL Green Realty Corp. and is not intended to be a complete presentation of 1414 Avenue of the Americas' revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 1414 Avenue of the Americas, as described in Note 1 for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

New York, New York
May 2, 1997

                          1414 AVENUE OF THE AMERICAS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                                     NOTE 1

                                                                         YEAR ENDED      SIX MONTHS ENDED
                                                                      DECEMBER 31, 1995    JUNE 30, 1996
                                                                      -----------------  -----------------
                                                                                            (UNAUDITED)
Revenues
  Rental revenue....................................................      $   3,325          $   1,663
  Escalations and reimbursement revenue.............................            212                 72
  Other income......................................................         --                    299
                                                                             ------             ------
Total revenues......................................................          3,537              2,034
                                                                             ------             ------

Certain Expenses
  Property taxes....................................................            685                339
  Cleaning and security.............................................            351                159
  Utilities.........................................................            300                101
  Payroll and expenses..............................................            205                105
  Management fees...................................................            161                 63
  Repairs and maintenance...........................................             84                 86
  Other operating expenses..........................................             52                 29
                                                                             ------             ------
Total certain expenses..............................................          1,838                882
                                                                             ------             ------

Revenues in excess of certain expenses..............................      $   1,699          $   1,152
                                                                             ------             ------
                                                                             ------             ------

                            See accompanying notes.

                          1414 AVENUE OF THE AMERICAS

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION

    Presented herein is the statement of revenues and certain expenses related to the operations of 1414 Avenue of the Americas, (the "Property"), located in the borough of Manhattan in New York City.

    The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the SL Green Realty Corp. in the proposed future operations of the aforementioned property. Items excluded consist of interest, ground rent, amortization and depreciation.

    On June 23, 1996, the SL Green Predecessor purchased the Property and the underlining land lease.

2. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

    The Property is leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $208 and $58 (unaudited) for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

4. CONCENTRATION OF REVENUE

    Approximately 22% and 23% of 1414 Avenue of the Americas' revenue for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively were derived from two tenants.

5. MANAGEMENT AGREEMENTS

    During 1995 and the period ended June 23, 1996 the Property was managed by SL Green Management Corp. as agent. During the period from January 1, 1995 to April 30, 1995 the management fee was based on four percent (4%) of gross collections of which 25% percent of the management fee has been accrued and is payable when the net cash flow of the Property exceeds one million dollars. From May 1, 1995 to June 23, 1996 the management fee was based on three percent (3%) of gross collections from the Property.

6. LEASE AGREEMENTS

    The Property is being leased to tenants under operating leases with term expiration dates ranging from 1996 to 2010. The minimum rental amounts due under the leases are generally subject to scheduled fixed increases. The leases generally also require that the tenants reimburse the Property for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum

                          1414 AVENUE OF THE AMERICAS

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1995

6. LEASE AGREEMENTS (CONTINUED)
rents to be received over the next five years and thereafter for non-cancelable operating leases as of December 31, 1995 (exclusive of renewal option periods) are as follows:

1996...............................................................  $   3,165
1997...............................................................      3,189
1998...............................................................      2,923
1999...............................................................      2,167
2000...............................................................      1,932
Thereafter.........................................................      6,972
                                                                     ---------
                                                                     $  20,348
                                                                     ---------
                                                                     ---------

    Prior to the acquisition, the Property was the lessee of a triple net ground lease with term expiration date of 2036. The minimum rental amounts due under the ground lease is subject to scheduled fixed increases. The ground lease requires that the tenant is responsible for the payment for all expenses. In connection with the acquisition of the property and underlining land on June 23, 1996, by SL Green Predecessor the ground lease was terminated.

7. INTERIM UNAUDITED FINANCIAL INFORMATION

    The financial statement for the six months ended June 30, 1996 is unaudited, however, in the opinion of management all adjustments, (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period is not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners, Members, and Shareholders of
SL Green Realty Corp.

    We have audited the statement of revenues and certain expenses of the property at 36 West 44th Street ("Bar Building") as described in Note 1, for the year ended December 31, 1996. The financial statement is the responsibility of management of the Bar Building. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of SL Green Realty Corp. and is not intended to be a complete presentation of the Bar Building's revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Bar Building, as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

New York, New York
May 7, 1997

                              36 WEST 44TH STREET

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                                     NOTE 1

                                                                                 YEAR ENDED      SIX MONTHS ENDED
                                                                              DECEMBER 31, 1996    JUNE 30, 1997
                                                                              -----------------  -----------------
                                                                                                    (UNAUDITED)
Revenues
  Rental revenue............................................................      $   3,599          $   1,547
  Escalation and reimbursement revenue......................................            980                471
  Other income..............................................................             53                 30
                                                                                     ------             ------
Total revenues..............................................................          4,632              2,048
                                                                                     ------             ------
Certain Expenses
  Property taxes............................................................            872                413
  Cleaning and security.....................................................            838                250
  Utilities.................................................................            358                165
  Professional fees.........................................................            133                 42
  Payroll and expenses......................................................             74                131
  Management fees...........................................................             61                 61
  Repairs and maintenance...................................................             40                 46
  Ground rent...............................................................             93                 46
  Other operating expenses..................................................            100                 69
                                                                                     ------             ------
Total certain expenses......................................................          2,569              1,223
                                                                                     ------             ------
Revenues in excess of certain expenses......................................      $   2,063          $     825
                                                                                     ------             ------
                                                                                     ------             ------

                            See accompanying notes.

                              36 WEST 44TH STREET

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION

    Presented herein is the statement of revenues and certain expenses related to the operations of the Bar Building, (the "Property"), located in the borough of Manhattan in New York City.

    The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the SL Green Realty Corp. in the proposed future operations of the aforementioned Property. Items excluded consist of interest, amortization and depreciation.

    On September 30, 1996 Praedium Bar Associates, LLC ("Praedium") acquired the mortgage secured by the property and SL Green Predecessor acquired its interest in Praedium.

2. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

    The Property is leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts due over amounts so recognized pursuant to the underlying leases amounted to approximately $60 and $29 (unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

4. CONCENTRATION OF REVENUE

    Approximately 11% and 13% of the Bar Building's revenue for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, was derived from one tenant.

5. MANAGEMENT AGREEMENTS

    There was no management fee incurred for the period January 1, through June 28, 1996. The compensation for management services incurred from June 28, through September 30, 1996 included an initial one time start-up fee of $7,500 and thereafter, a monthly fixed fee of $7,500. For the period of October 1, through December 31, 1996 the management fee was based on three percent (3%) of gross receipts from the Property.

6. LEASE AGREEMENTS

    The Property is being leased to tenants under operating leases with term expiration dates ranging from 1997 to 2006. The minimum rental amounts due under the leases are generally subject to scheduled fixed increases. The leases generally also require that the tenants reimburse the Property for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum

                              36 WEST 44TH STREET

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

6. LEASE AGREEMENTS (CONTINUED)
rents to be received over the next five years and thereafter for non-cancelable operating leases as of December 31, 1996 (exclusive of renewal option periods) are as follows:

1997...............................................................  $   2,886
1998...............................................................      2,335
1999...............................................................      2,110
2000...............................................................      1,434
2001...............................................................        859
Thereafter.........................................................      1,163
                                                                     ---------
                                                                     $  10,787
                                                                     ---------
                                                                     ---------

    The Property is the lessee of a triple net ground lease with term expiration date of 2080. The minimum rental amounts due under the ground lease is subject to scheduled increases, based on 33% of the percentage increase in the Consumer Price Index. The ground lease requires that the tenant is responsible for the payment for all expenses. Approximate future minimum rents to be paid over the next five years and thereafter for the ground lease as of December 31, 1996 are as follows:

1997................................................................  $      93
1998................................................................         93
1999................................................................         93
2000................................................................         93
2001................................................................         93
Thereafter..........................................................      7,347
                                                                      ---------
                                                                      $   7,812
                                                                      ---------
                                                                      ---------

7. RELATED PARTY TRANSACTIONS

    There are several business relationships with related parties which involve management, leasing and maintenance expenses. Transactions include the following:

                                                              YEAR ENDED          SIX MONTHS ENDED
                                                           DECEMBER 31, 1996        JUNE 30, 1997
                                                         ---------------------  ---------------------
                                                                                     (UNAUDITED)
Leasing commission's...................................        $      40              $      98
Management fees........................................               31                     61
Cleaning and security..................................                6                     42

8. INTERIM UNAUDITED FINANCIAL INFORMATION

    The financial statement for the six months ended June 30, 1997 is unaudited, however, in the opinion of management all adjustments, (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period is not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners, Members, and Shareholders of
SL Green Realty Corp.

    We have audited the statement of revenues and certain expenses of the property at 1372 Broadway, as described in Note 1, for the year ended December 31, 1996. The financial statement is the responsibility of management of 1372 Broadway. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of SL Green Realty Corp. and is not intended to be a complete presentation of 1372 Broadways' revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 1372 Broadway, as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

New York, New York
May 2, 1997

                                 1372 BROADWAY

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                                     NOTE 1

                                                                                                 SIX MONTHS ENDED
                                                                                                   JUNE 30, 1997
                                                                                 YEAR ENDED      -----------------
                                                                              DECEMBER 31, 1996
                                                                              -----------------     (UNAUDITED)
Revenues
  Rental revenue (net)......................................................      $   8,580          $   4,054
  Escalations and reimbursement revenue.....................................          1,842                562
  Other income..............................................................            690              1,483
                                                                                     ------             ------
Total revenues..............................................................         11,112              6,099
                                                                                     ------             ------
Certain Expenses
  Property taxes............................................................          2,343              1,098
  Utilities.................................................................          1,287                491
  Management fees...........................................................            459                142
  Marketing, general, and administrative....................................            335                144
  Repairs and maintenance...................................................            950                462
  Insurance.................................................................             77                 32
  Security..................................................................            149                 66
                                                                                     ------             ------
Total certain expenses......................................................          5,600              2,435
                                                                                     ------             ------
Revenues in excess of certain expenses......................................      $   5,512          $   3,664
                                                                                     ------             ------
                                                                                     ------             ------

                            See accompanying notes.

                                 1372 BROADWAY

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION

    Presented herein is the statement of revenues and certain expenses related to the operations of 1372 Broadway (the "Property"), located in the New York City garment district, which is principally leased by garment, banking, and retail tenants.

    The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the SL Green Realty Corp. in the proposed future operations of the aforementioned property. Items excluded consist of interest, amortization and depreciation.

2. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

    The Property is being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $22 and $(117) (unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997 respectively.

4. MANAGEMENT AGREEMENTS

    The Property, as of July 1, 1997, is managed by Axiom Real Estate Management ("Axiom"), Inc. for a fixed annual amount of $37 plus an allocation of overhead costs which were approximately $354 in 1996. Prior to May 1, 1997, the Property was managed by Winthrop Management for a fee of 5% of gross rental receipts.

5. INSURANCE COSTS

    Insurance costs represent 1372 Broadway's portion of an umbrella policy held by Winthrop Management.

                                 1372 BROADWAY

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

6. LEASE AGREEMENTS

    The Property is being leased to tenants under operating leases with expiration dates ranging from 1997 to 2010. Most leases contain renewal options at the election of the lessee. The lease agreements generally contain provisions for reimbursements of real estate taxes and operating expenses over base year amounts. Future minimum lease receipts under non-cancelable operating leases as of December 31, 1996 (exclusive of renewal option periods) were as follows:

1997...............................................  $   8,253
1998...............................................      8,389
1999...............................................      8,421
2000...............................................      7,505
2001...............................................      7,084
Thereafter.........................................     36,787
                                                     ---------
                                                     $  76,439
                                                     ---------
                                                     ---------

7. CONCENTRATION OF REVENUE

    Approximately 42% and 40% of 1372 Broadway's revenue for the year ended December 31, 1996 and for the six months ended June 30, 1997 were derived from three tenants.

8. CONTINGENCY

    As of March 12, 1996, 1372 Broadway has been in legal proceedings related to grievances filed by the Service Employees International Union for allegedly violating the terms of their agreement for cleaning services. At this time management can not estimate the loss, if any, associated with this litigation.

9. INTERIM UNAUDITED FINANCIAL INFORMATION

    The financial statement for the six months ended June 30, 1997 is unaudited, however, in the opinion of management all adjustments, (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period is not necessarily indicative of the results to be obtained for a full fiscal year.

10. SUBSEQUENT EVENT

    On January 31, 1997, a tenant entered into an agreement whereby certain space leased by the tenant was terminated for a fee of $1,350.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners, Members, and Shareholders of
SL Green Realty Corp.

    We have audited the statement of revenues and certain expenses of the property at 1140 Avenue of the Americas, as described in Note 1, for the year ended December 31, 1996. The financial statement is the responsibility of management of 1140 Avenue of the Americas. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of S.L. Green Realty Corp. and is not intended to be a complete presentation of 1140 Avenue of the Americas' revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 1140 Avenue of the Americas, as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

New York, New York

May 23, 1997

                          1140 AVENUE OF THE AMERICAS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                                     NOTE 1

                                                                                 YEAR ENDED      SIX MONTHS ENDED
                                                                              DECEMBER 31, 1996    JUNE 30, 1997
                                                                              -----------------  -----------------
                                                                                                    (UNAUDITED)
Revenues
  Rental revenue............................................................      $   4,265          $   2,178
  Escalations and reimbursement revenue.....................................            716                346
  Other income..............................................................            204                 48
                                                                                    -------            -------
Total revenues..............................................................          5,185              2,572
                                                                                    -------            -------
Certain Expenses
  Property taxes............................................................          1,007                519
  Utilities.................................................................            720                259
  Cleaning and security.....................................................            551                281
  Payroll and expenses......................................................            241                137
  Management fees...........................................................            205                102
  Repairs and maintenance...................................................            180                 69
  Professional fees.........................................................            107                 61
  Interest--capital lease...................................................             56                 28
  Lease expense.............................................................             14                  7
  Insurance.................................................................             53                 21
  Other operating expenses..................................................             50                 27
                                                                                    -------            -------
Total certain expenses......................................................          3,184              1,511
                                                                                    -------            -------

Revenues in excess of certain expenses......................................      $   2,001          $   1,061
                                                                                    -------            -------
                                                                                    -------            -------

                            See accompanying notes.

                          1140 AVENUE OF THE AMERICAS

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION

    Presented herein is the statement of revenues and certain expenses related to the operations of 1140 Avenue of the Americas, (the "Property"), located in the borough of Manhattan in New York City.

    The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the SL Green Realty Corp. in the proposed future operations of the aforementioned property. Items excluded consist of non-capital lease interest, amortization and depreciation.

2. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

    The Property is leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts due pursuant to the underlying leases over amounts so recognized amounted to approximately $59 and $54 (unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

4. CONCENTRATION OF REVENUE

    Approximately 10% of 1140 Avenue of the Americas' revenue for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively was derived from one tenant.

5. MANAGEMENT AGREEMENTS

    During 1996 and the period ended June 30, 1997 the Property was managed by Murray Hill Property Management, Inc. During the period from January 1, 1996 to June 30, 1997 the management and asset management fees were based on three percent (3%) and one percent (1%) of gross collections from the Property, respectively.

6. LEASE AGREEMENTS

    The Property is being leased to tenants under operating leases with term expiration dates ranging from 1997 to 2007. The minimum rental amounts due under the leases are generally subject to scheduled fixed increases. The leases generally also require that the tenants reimburse the Property for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum

                          1140 AVENUE OF THE AMERICAS

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

6. LEASE AGREEMENTS (CONTINUED)
rents to be received over the next five years and thereafter for non-cancelable operating leases as of December 31, 1996 (exclusive of renewal option periods) are as follows:

1997...............................................................  $   4,439
1998...............................................................      4,210
1999...............................................................      3,813
2000...............................................................      3,327
2001...............................................................      2,826
Thereafter.........................................................      7,638
                                                                     ---------
                                                                     $  26,253
                                                                     ---------
                                                                     ---------

    The Property operates under a net ground lease with a term expiration date of 2016, with an option to renew for an additional 50 years. The minimum rental amounts due under the ground lease is subject to increases every 21 years based on four and a half percent (4 1/2%) of the fair and reasonable market value of the unencumbered land. The ground lease requires that the tenant is responsible for the payment for all expenses. The current annual rent for the period commencing January 1, 1997 through December 31, 2016 was in arbitration due to a disagreement relating to the market value of the land and has been recently resolved in the amount of approximately $380 (unaudited).

7. INTERIM UNAUDITED FINANCIAL INFORMATION

    The financial statement for the six months ended June 30, 1997 is unaudited, however, in the opinion of management all adjustments, (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period is not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners, Members, and Shareholders of
SL Green Realty Corp.

    We have audited the statement of revenues and certain expenses of the property at 50 West 23rd Street, as described in Note 1, for the year ended December 31, 1996. The financial statement is the responsibility of management of 50 West 23rd Street. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of SL Green Realty Corp. and is not intended to be a complete presentation of 50 West 23rd Street's revenues and expenses.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 50 West 23rd Street, as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

New York, New York
May 29, 1997

                              50 WEST 23RD STREET

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                                    (NOTE 1)

                                                                                                    SIX MONTHS
                                                                                  YEAR ENDED      ENDED JUNE 30,
                                                                               DECEMBER 31, 1996       1997
                                                                               -----------------  ---------------
                                                                                                    (UNAUDITED)
REVENUES
  Rental revenue.............................................................      $   5,357         $   2,597
  Escalations and reimbursement revenue......................................            716               386
  Other income...............................................................             12                 1
                                                                                      ------            ------
Total revenues...............................................................          6,085             2,984
                                                                                      ------            ------
CERTAIN EXPENSES
  Property taxes.............................................................          1,006               518
  Utilities..................................................................            241               115
  Management fees............................................................            195                91
  Marketing, general, and administrative.....................................            129                53
  Repairs and maintenance....................................................            808               362
  Insurance..................................................................             37                19
  Security...................................................................            101                49
                                                                                      ------            ------
Total certain expenses.......................................................          2,517             1,207
                                                                                      ------            ------
Revenues in excess of certain expenses.......................................      $   3,568         $   1,777
                                                                                      ------            ------
                                                                                      ------            ------

                            See accompanying notes.

                              50 WEST 23RD STREET

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

1. BASIS OF PRESENTATION

    Presented herein is the statement of revenues and certain expenses related to the operations of 50 West 23rd Street (the "Property"), located in the borough of Manhattan in New York City, which is principally leased by government, professional, and retail tenants.

    The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the SL Green Realty Corp. in the proposed future operations of the aforementioned property. Items excluded consist of interest, amortization and depreciation.

2. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

    The Property is being leased to tenants under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $50 and $127 (unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997 respectively.

4. MANAGEMENT AGREEMENTS

    The Property has been managed by Montrose Realty Corp., a related party to the seller, since May 1, 1989 for a fee of 3% of all rent, escalation rent and additional rent, and any other proceeds received from the Property.

5. LEASE AGREEMENTS

    The Property is being leased to tenants under operating leases with term expiration dates ranging from 1997 to 2010. Most leases contain renewal options at the election of the lessee. The lease agreements generally contain provisions for reimbursements of real estate taxes and operating expenses over base year amounts. Future minimum lease receipts under non-cancelable operating leases as of December 31, 1996 (exclusive of renewal option periods) were as follows (in thousands):

1997...............................................  $   5,097
1998...............................................      5,387
1999...............................................      4,735
2000...............................................      4,719
2001...............................................      3,986
Thereafter.........................................     13,845
                                                     ---------
                                                     $  37,769
                                                     ---------
                                                     ---------

                              50 WEST 23RD STREET

                             (DOLLARS IN THOUSANDS)


                               DECEMBER 31, 1996

6. CONCENTRATION OF REVENUE

    Approximately 53% and 55% of 50 West 23rd Street's revenue for the year ended December 31, 1996 and the six months ended June 30, 1997 was derived from three tenants.

7. RELATED PARTY TRANSACTIONS

    Legal fees of $120 were paid to a firm, certain partners of which are affiliated with the general partner of the seller. Of such amount, $76 was included in professional fees for the year ended December 31, 1996.

8. INTERIM UNAUDITED FINANCIAL INFORMATION

    The statement of revenues and certain expenses for the six months ended June 30, 1996 is unaudited, however, in the opinion of management all adjustments, (consisting solely of normal recurring adjustments), necessary for a fair presentation of this financial statement for the interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

               [PHOTOGRAPH OF 70 WEST 36TH STREET WITH
               CAPTION NOTING THE ADDRESS]



               [PHOTOGRAPH OF OFFICE SPACE LOBBY AT 470
               PARK AVENUE SOUTH WITH CAPTION NOTING
               THE ADDRESS]



               [PHOTOGRAPH OF 50 WEST 23RD STREET WITH
               CAPTION NOTING THE ADDRESS AND FOOTNOTE
               IDENTIFYING THE PROPERTY AS AN ACQUISITION
               PROPERTY]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                           SUMMARY TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           1
Risk Factors...................................          13
The Company....................................          29
Business and Growth Strategies.................          31
Use of Proceeds................................          37
Distributions..................................          39
Capitalization.................................          43
Dilution.......................................          44
Selected Financial Information.................          46
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          48
Market Overview................................          56
The Properties.................................          64
Management.....................................          96
Structure and Formation of the Company.........         104
Policies with Respect to Certain Activities....         107
Certain Relationships and Transactions.........         112
Partnership Agreement..........................         112
Principal Stockholders.........................         118
Capital Stock..................................         119
Certain Provisions of Maryland Law and the
  Company's Charter and Bylaws.................         123
Shares Available for Future Sale...............         126
Material Federal Income Tax Consequences.......         127
Underwriting...................................         138
Experts........................................         140
Legal Matters..................................         141
Additional Information.........................         141
Glossary of Selected Terms.....................         142
Index to Financial Statements..................         F-1


                            ------------------------

    UNTIL             , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               10,100,000 SHARES

                                     [LOGO]

                             SL GREEN REALTY CORP.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                                             , 1997

                             ---------------------

                                LEHMAN BROTHERS

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                             LEGG MASON WOOD WALKER
                                  INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table itemizes the expenses incurred by the Company in connection with the Offering. All amounts are estimated except for the Registration Fee and the NASD Fee.

Registration Fee................................................  $  70,394
NASD Fee........................................................     23,730
New York Stock Exchange Listing Fee.............................    123,100
Printing and Engraving Expenses.................................    350,000
Legal Fees and Expenses.........................................    800,000
Accounting Fees and Expenses....................................    650,000
Blue Sky Fees and Expenses......................................     10,000
Financial Advisory Fee..........................................  2,045,000
Environmental and Engineering Expenses..........................     35,000
Miscellaneous...................................................     42,776
                                                                  ---------
        Total...................................................  $4,150,000
                                                                  ---------
                                                                  ---------

ITEM 31. SALES TO SPECIAL PARTIES

    See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

    Upon Formation of the Registrant, Stephen L. Green was issued 1,000 shares of Common Stock for total consideration of $1,000 in cash in order to provide the initial capitalization of the Registrant. These shares will be repurchased by the Registrant at cost upon completion of the Offering. In connection with the Formation Transactions, certain officers of the Registrant were issued an aggregate of 553,616 shares of Common Stock for total consideration of $3,831 in cash. The issuance of securities described in this Item 32 were made in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's officers and directors are and will be indemnified under Maryland and Delaware law, the Charter and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Company's Charter requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under Maryland law.

    The Company's Bylaws require it to indemnify (a) any present or former director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.

    In addition, the Company's Bylaws require the Company to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to a proceeding by reason of his service as a director or officer provided that the Company shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written understanding by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws also (i) permit the Company to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

    Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director of officer of the Company shall be liable to the Company or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in a proceeding that the director's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter has incorporated the provisions of such law limiting the liability of directors and officers.

    The Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its organizational documents, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under their organizational documents.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not Applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements, all of which are included in the Prospectus:

SL GREEN REALTY CORP.
Pro Forma Combined Financial Statements (unaudited)
Pro Forma Combined Balance Sheet as of June 30, 1997
    Pro Forma Combined Statement of Income for the Six Months Ended
      June 30, 1997
    Pro Forma Combined Statement of Income for the Year Ended December 31, 1996 Notes to Pro Forma Combined Financial Information

Historical
Report of Independent Auditors
    Balance Sheet as of June 12, 1997
    Notes to Balance Sheet

THE SL GREEN PREDECESSOR
Combined Financial Statements

    Report of Independent Auditors
    Combined Balance Sheets as of June 30, 1997 (unaudited) and

      December 31, 1996 and 1995
    Combined Statements of Operations for the Six Months Ended June 30, 1997 and
      1996 (unaudited) and the Years Ended December 31, 1996, 1995, and 1994 Combined Statements of Owners' Deficit for the Six Months Ended June 30, 1997
      (unaudited) and the Years Ended December 31, 1996, 1995, and 1994
    Combined Statements of Cash Flows for the Six Months Ended June 30, 1997 and
      1996 (unaudited) and the Years Ended December 31, 1996, 1995, and 1994 Notes to the Combined Financial Statements

    Schedule III
    Real Estate and Accumulated Depreciation as of December 31, 1996

Uncombined Joint Ventures--Combined Financial Statements

    Report of Independent Auditors
    Combined Balance Sheets as of June 30, 1997 (unaudited) and December 31,
    1996
      and 1995
    Combined Statements of Operations for the Six Months Ended June 30, 1997 and
      1996 (unaudited) and the Years Ended December 31, 1996, 1995, and 1994 Combined Statements of Owners' Deficit for the Six Months Ended June 30, 1997
      (unaudited) and Years Ended December 31, 1996, 1995, and 1994
    Combined Statements of Cash Flows for the Six Months Ended June 30, 1997 and
      1996 (unaudited) and the Years Ended December 31, 1996, 1995, and 1994 Notes to the Combined Financial Statements

    Schedule III
    Real Estate and Accumulated Depreciation as of December 31, 1996

1414 AVENUE OF THE AMERICAS
Report of Independent Auditors
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1996 (unaudited) and the Year Ended December 31, 1995

    Notes to Statement of Revenues and Certain Expenses

36 WEST 44TH STREET
Report of Independent Auditors
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996

    Notes to Statement of Revenues and Certain Expenses

1372 BROADWAY
Report of Independent Auditors
    Statement of Revenues and Certain Expenses for the Six Months Ended
      June 30, 1997 (unaudited) and the Year Ended December 31, 1996

    Notes to Statement of Revenues and Certain Expenses

1140 AVENUE OF THE AMERICAS
Report of Independent Auditors
    Statement of Revenues and Certain Expenses for the Six Months Ended June 30,
    1997   (unaudited) and the Year Ended December 31, 1996

    Notes to Statement of Revenues and Certain Expenses

50 WEST 23RD STREET
Report of Independent Auditors
    Statement of Revenues and Certain Expenses for the Six Months Ended June 30, 1997
      (unaudited) and the Year Ended December 31, 1996

    Notes to Statement of Revenues and Certain Expenses

    (b) Exhibits


      1.1  Form of Underwriting Agreement among Lehman Brothers Inc., Donaldson, Lufkin &
             Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated and Prudential
             Securities Incorporated, as representatives of the several Underwriters, the Company and the Operating Partnership*
      3.1  Articles of Incorporation of the Company*
      3.2  Bylaws of the Company*
      4.1  Specimen Share Certificate*
      5.1  Opinion of Brown & Wood LLP regarding the validity of the securities being registered
      8.1  Opinion of Brown & Wood LLP regarding tax matters
     10.1  Form of Agreement of Limited Partnership of the Operating Partnership*
     10.2  Form of Articles of Incorporation and Bylaws of the Management Corporation*
     10.3  Form of Articles of Incorporation and Bylaws of the Leasing Corporation*
     10.4  Form of Articles of Incorporation and Bylaws of the Construction Corporation*
     10.5  Form of Employment and Noncompetition Agreement among the Executive Officers and the
             Company*
     10.6  Employment and Noncompetition Agreement between David J. Nettina and the Company*
     10.7  Form of Registration Rights Agreement between the Company and the persons named therein*
     10.8  1997 Stock Option and Incentive Plan*
     10.9  Supplemental Representations and Warranties Agreement among the Company, the Operating
             Partnership, and certain SL Green entities*
    10.10  Omnibus Contribution Agreement*
    10.11  Contract of Sale for 29 West 35th Street*
    10.12  Contract of Sale for 470 Park Avenue South*
    10.13  Option Agreement relating to 17 Battery Place*
    10.14  LBHI Loan Agreement*
    10.15  Option Agreement relating to 110 East 42nd Street
    10.16  Form of Credit Facility documentation between the Company and LBHI
    10.17  Form of Loan Agreement documentation between the Company and LBHI
     21.1  List of Subsidiaries*
     23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)
     23.2  Consent of Ernst & Young LLP
     23.3  Consent of Rosen Consulting Group
     24.1  Power of Attorney (included on the signature page at page II-6 hereof)*
     27.1  Financial Data Schedule*
     99.1  Consent of Edwin T. Burton, III to be named as a proposed director*
     99.2  Consent of John S. Levy to be named as a proposed director*
     99.3  Consent of John H. Alschuler, Jr. to be named as a proposed director*
     99.4  Rosen Market Study*


------------------------


 *  Previously filed.

ITEM 36. UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery of each purchaser.

        (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 11th day of August, 1997.


                                          SL GREEN REALTY CORP.

                                                                   *
                                          BY: __________________________________

                                                     Stephen L. Green
                                                 Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 11th day of August, 1997.



                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------  ------------------

                          *                             Chief Executive Officer, President
     -------------------------------------------          and Chairman of the Board of
                   Stephen L. Green                       Directors (principal executive
                                                          officer)

                          *                             Executive Vice President, Chief
     -------------------------------------------          Financial Officer and Chief
                   David J. Nettina                       Operating Officer (principal
                                                          financial officer and principal
                                                          accounting officer)

               /s/ BENJAMIN P. FELDMAN                  Director                                August 11, 1997
     -------------------------------------------
                 Benjamin P. Feldman

                          *                             Director
     -------------------------------------------
                   Steven H. Klein



*By:               /s/ BENJAMIN P. FELDMAN                                              August 11,
           --------------------------------------                                             1997
                     Benjamin P. Feldman
                      ATTORNEY-IN-FACT